UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CEDAR REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

928 Carmans Road

Massapequa, New York 11758

April 21, 2022

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Cedar Realty Trust, Inc., a Maryland corporation (“Cedar” or the “Company”), which will be held on May 27, 2022 at 10:00 a.m., Eastern Time (the “special meeting”). Due to the continuing public health impact of the COVID-19 pandemic and to support the health and well-being of our stockholders and other participants at the special meeting, the special meeting will be held virtually. To access the virtual special meeting, you should visit www.virtualshareholdermeeting.com/CDR2022SM. You will be required to enter a control number, included on your proxy card, voting instruction form or other notice that you may receive, which will allow you to participate in the virtual meeting.

At the special meeting, holders of our common stock will be asked to consider and vote on a proposal to sell the Company and substantially all of its assets (the “Transactions”), which will be effected by the sale by the Company of a portfolio of 33 grocery-anchored shopping centers to DRA Fund X-B LLC and KPR Centers LLC or their designees, followed by the acquisition by Wheeler Real Estate Investment Trust, Inc. of the Company and the balance of its assets by way of an all-cash merger transaction. It is anticipated that the total amount of cash to be returned to holders of our common stock as a result of the Transactions will be approximately $29.00 per share. The exact amount of net proceeds available for distribution in connection with the Transactions is subject to customary real estate prorations applicable to sales of commercial real estate, payment by the Company of specified leasing costs, all applicable transaction costs and expenses, and satisfaction of other Company liabilities and indebtedness.

Our Board of Directors (the “Board”) has unanimously approved the Transactions and the definitive agreements governing the terms of the Transactions, and has declared that the Transactions are advisable and in the best interests of Cedar and its stockholders. The Board unanimously recommends that holders of the Company’s common stock vote to approve the Transactions.

The proxy statement describes the Transactions and the related agreements and provides specific information concerning the special meeting. In addition, you may obtain information about the Company from documents filed with the Securities and Exchange Commission. We urge you to read the entire proxy statement carefully, including the annexes, as it sets forth the details of the agreements and other important information related to the Transactions.

Your vote is very important, regardless of the number of shares you own. The Transactions cannot be completed unless approved by the affirmative vote of two-thirds of all votes entitled to be cast at the special meeting. If you fail to vote, it will have the same effect as a vote “AGAINST” approval of the Transactions. Whether or not you plan to virtually attend the special meeting, to ensure your representation at the special meeting, we urge you to submit a proxy to authorize your shares to be voted in advance of the special meeting by using one of the methods described in the proxy statement. If you hold your shares in “street name,” you should instruct your broker, bank, trust or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank, trust or other nominee.

On behalf of the Board, thank you for your continued support.

Very truly yours,

Gregg Gonsalves Chairman of the Board	Bruce J. Schanzer President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Transactions, passed upon the merits or fairness of the Transactions or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated April 21, 2022 and is first being mailed to stockholders on or about April 21, 2022.

CEDAR REALTY TRUST, INC.

928 Carmans Road

Massapequa, New York 11758

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Cedar Realty Trust, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Cedar Realty Trust, Inc., a Maryland corporation (“Cedar” or the “Company”), will be held virtually on May 27, 2022 at 10:00 a.m., Eastern time. Due to the continuing public health impact of the COVID-19 pandemic and to support the health and well-being of our stockholders and other participants at the special meeting, the special meeting will be a virtual meeting of stockholders. To access the virtual special meeting, you should visit www.virtualshareholdermeeting.com/CDR2022SM. You will be required to enter a control number, included on your proxy card, voting instruction form or other notice that you may receive, which will allow you to participate in the virtual meeting. You will not be able to attend the special meeting physically in person.

The special meeting will be held for the following purposes:

1.

To consider and vote on a proposal to approve the sale of the Company and substantially all of its assets (the “Transactions”), which will be effected by the sale by the Company of a portfolio of 33 grocery-anchored shopping centers to DRA Fund X-B LLC and KPR Centers LLC, followed by the acquisition by Wheeler Real Estate Investment Trust, Inc. of the Company and the balance of its assets by way of an all-cash merger transaction between the Company and a Wheeler subsidiary.

2.	To approve, on an advisory (non-binding) basis, specified compensation that may become payable to certain named executive officers of the Company in connection with the Transactions; and

3.	To approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Transactions.

The holders of our common stock, par value $0.06 per share, at the close of business on April 18, 2022 (the “record date”) are entitled to notice of and to vote at the special meeting or at any adjournment or postponement of the special meeting. All holders of our common stock will vote together as a single class, and each stockholder is entitled to one vote for each share of common stock held on the record date.

The Company’s Board of Directors (the “Board”) has unanimously approved the Transactions and the definitive agreements relating thereto, and has declared that the Transactions are advisable and in the best interests of Cedar and its stockholders. The Board unanimously recommends that stockholders vote “FOR” the proposal to approve the Transactions, “FOR” the advisory (non-binding) proposal to approve specified compensation that may become payable to certain named executive officers in connection with the Transactions, and “FOR” the adjournment proposal.

Your vote is important, regardless of the number of shares of common stock you own. The Transactions cannot be completed unless approved by the affirmative vote of two-thirds of all votes entitled to be cast at the special meeting. If you fail to vote, it will have the same effect as a vote “AGAINST” approval of the Transactions. Whether or not you intend to attend the special meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the special meeting virtually and vote during the meeting, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your broker, bank, trust or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank, trust or other nominee. Your broker, bank, trust or other nominee cannot vote on any of the proposals, including the proposal to approve the transactions, without your instructions.

No dissenters’ or appraisal rights will be available with respect to the Transactions, including any rights of an objecting stockholder contemplated by Sections 3-201 et seq. of the Maryland General Corporation Law.

If you have any questions or need assistance voting your shares, please contact the Company’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll-free from the U.S. or Canada: (877) 750-9498

From other locations please dial: +1 (412) 232-3651

Banks and Brokers may call collect: (212) 750-5833

By order of the Board of Directors.

Very truly yours,

Jennifer Bitterman

SECRETARY

SUMMARY

This summary discusses the material information contained in this proxy statement and may not contain all the information that is important to you with respect to the Transactions and the other matters being considered at the special meeting. We encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement, as this summary may not contain all of the information that may be important to you. The items in this summary include page references directing you to a more complete description of that topic in this proxy statement.

In this proxy statement, all references to:

•	“we,” “us,” “our,” the “Company,” and “Cedar” refer to Cedar Realty Trust, Inc., a Maryland corporation;

•	the “Board” refer to the board of the directors of the Company;

•	“Grocery Anchored Purchasers” refers, collectively, to DRA Fund X-B LLC and KPR Centers LLC and their respective designees;

•

“asset purchase agreement” refers to the Asset Purchase and Sale Agreement, dated as of March 2, 2022, by and among the Grocery Anchored Purchasers, DRA Growth and Income Master Fund X-B, LLC, the Company and the Company’s subsidiaries named therein;

•

“merger agreement” refers to the Agreement and Plan of Merger, dated as of March 2, 2022, by and among Wheeler Real Estate Investment Trust, Inc., WHLR Merger Sub Inc., WHLR OP Merger Sub LLC, the Company and Cedar Realty Trust Partnership, L.P., as amended by the First Amendment to Agreement and Plan of Merger, dated April 19, 2022;

•	“Transaction Agreements” refers to the asset purchase agreement and the merger agreement; and

•	“common stock” refers to the common stock, par value $0.06 per share, of the Company.

The Parties to the Transactions (Page 20)

Cedar Realty Trust, Inc.

Cedar Realty Trust, Inc., a Maryland corporation that has elected to qualify as a real estate investment trust (“REIT”) for federal income tax purposes, focuses primarily on the ownership, operation and redevelopment of grocery-anchored shopping centers in high-density urban markets from Washington, D.C. to Boston. At December 31, 2021, the Company owned and managed a portfolio of 50 operating properties (excluding properties “held for sale”) totaling 7.3 million square feet of gross leasable area. Our principal executive office is located at 928 Carmans Road, Massapequa, New York 11758 and our telephone number at that address is (516) 767-6492. Our website address is www.cedarrealtytrust.com. The information contained in, or that may be accessed through, our website is not intended to be incorporated into this proxy statement. Our shares of common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “CDR.”

Cedar Realty Trust Partnership, L.P.

Cedar Realty Trust Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), is the entity through which the Company conducts substantially all of its business and owns (either directly or through subsidiaries) substantially all of its assets. At December 31, 2021, the Company owned a 99.4% general and limited partnership interest in, and was the sole general partner of, the Operating Partnership. The Operating Partnership’s principal executive office is located at 928 Carmans Road, Massapequa, New York 11758 and its telephone number is (516) 767-6492.

DRA Fund X-B LLC and DRA Growth and Income Master Fund X-B, LLC

DRA Growth and Income Master Fund X-B, LLC and DRA Fund X-B LLC are Funds managed by DRA Advisors LLC (“DRA”). DRA Advisors LLC is a New York-based registered investment advisor with approximately 89 employees specializing in real estate investment management services for institutional and private investors, including pension funds, university endowments, sovereign wealth funds, foundations, and insurance companies. Since DRA was founded in 1986, the firm has opened additional offices in Miami and San Francisco while acquiring over $36 billion of real estate. The acquisitions include 82 million square feet of industrial, 63 million square feet of office, 83 million square feet of retail and 76,000 multifamily units. As of December 31, 2021, DRA has $11.7 billion in gross assets under management. DRA’s principal executive office is located at 575 Fifth Avenue, 38th Floor, New York, New York 10017 and its telephone number is (212) 697-4740.

KPR Centers LLC

KPR Centers LLC (“KPR”), together with its affiliates, is a vertically-integrated commercial real estate investment, development and management company with regional offices in Florida, New Hampshire, New York and Pennsylvania. Established in 2003, KPR has a defined strategy of acquiring and improving retail properties, with a primary focus on grocery-anchored shopping centers and power villages in select submarkets within the eastern United States. KPR maintains in-house leasing, management and development operations and is currently active in 15 states. KPR’s principal executive office is located at 254 West 31st Street, 4th Floor, New York, New York 10001 and its telephone number is (212) 710-9360.

Wheeler Real Estate Investment Trust, Inc.

Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (“Wheeler”), is a fully-integrated, self-managed commercial real estate investment trust (REIT) that owns, leases and operates income-producing retail properties with a primary focus on grocery-anchored centers. Substantially all of Wheeler’s assets are held by, and all of Wheeler’s operations are conducted through, its operating partnership (Wheeler REIT, L.P.). At December 31, 2021, Wheeler owned 98.59% of the operating partnership. Wheeler’s principal executive office is located at 2529 Virginia Beach Blvd., Virginia Beach, Virginia, 23452 and its telephone number at that address is (757) 627-9088.

WHLR Merger Sub Inc.

WHLR Merger Sub Inc. (“Merger Sub”) is a Maryland corporation and a wholly owned subsidiary of Wheeler, with principal executive offices located at 2529 Virginia Beach Blvd., Virginia Beach, Virginia, 23452, and telephone number (757) 627-9088. It was formed for the purpose of engaging in the transactions contemplated by the merger agreement. Pursuant to the merger agreement, Merger Sub will merge with and into the Company, with Merger Sub ceasing to exist and the Company being the surviving entity.

WHLR OP Merger Sub LLC

WHLR OP Merger Sub LLC (“OP Merger Sub”) is a Delaware limited liability company and a wholly owned subsidiary of Merger Sub, with principal executive offices located at 2529 Virginia Beach Blvd., Virginia Beach, Virginia, 23452, and telephone number (757) 627-9088. It was formed for the purpose of engaging in the transactions contemplated by the merger agreement. Pursuant to the merger agreement, OP Merger Sub will merge with and into the Operating Partnership, with OP Merger Sub ceasing to exist and the Operating Partnership being the surviving entity.

The Special Meeting (Page 22)

The special meeting of stockholders of the Company will be held on May 27, 2022 at 10:00 a.m., Eastern Time, in a virtual-only meeting format. To access the virtual special meeting, you should visit www.virtualshareholdermeeting.com/CDR2022SM. You will be required to enter a control number, included on your proxy card, voting instruction form or other notice that you may receive, which will allow you to participate in the virtual meeting and vote your shares of common stock if you are a Company stockholder as of the record date. Please see the section of this proxy statement entitled “The Special Meeting” for additional information on the special meeting, including how to vote your shares of common stock. At the special meeting, you will be asked to consider and vote on:

•	a proposal to approve the Transactions contemplated by the asset purchase agreement and the merger agreement;

•	a proposal to approve, on an advisory (non-binding) bases, specified compensation that may become payable to our named executive officers in connection with the Transactions; and

•

a proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Transactions contemplated herein.

Pursuant to the Maryland General Corporation Law, no other business except those matters included in the notice of the special meeting of stockholders may be acted upon by the stockholders at the special meeting. However, if any other matter should properly come before the special meeting, the persons appointed by you in your proxy will vote on those matters in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with their discretion. We are not currently aware of any other business to come before the special meeting.

Record Date and Quorum (Page 23)

The holders of record of our common stock as of the close of business on April 18, 2022 (the record date for determination of stockholders entitled to notice of and to vote at the special meeting), are entitled to receive notice of and to vote at the special meeting or at any adjournment or postponement of the special meeting. The holders of the Company’s preferred stock are not entitled to vote at the special meeting. Each common stockholder is entitled to one vote for each share of common stock held on the record date. As of the record date, there were 13,640,067 shares of common stock outstanding and entitled to vote at the special meeting. The presence at the special meeting, virtually or by proxy, of the holders of our common stock entitled to cast a majority of all the votes entitled to be cast as of the close of business on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to a later date.

Voting and Proxies (Page 23)

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, via the Internet, by returning the enclosed proxy card by mail, or by voting virtually at the special meeting. If you intend to submit your proxy by telephone or via the Internet, you must do so no later than the date and time indicated on the applicable proxy card. Even if you plan to attend the virtual special meeting, if you hold shares of common stock in your own name as the stockholder of record, please vote your shares by completing, signing, dating and returning the enclosed proxy card or by using the telephone number printed on your proxy card or by using the Internet voting instructions printed on your proxy card.

If you are a stockholder of record and you return your signed proxy card but do not indicate how you wish to vote, your shares will be voted “FOR” the proposal to approve the Transactions, “FOR” the proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to our named executive officers in connection with the Transactions, and “FOR” the adjournment proposal.

If your shares of common stock are held in “street name,” you should instruct your broker, bank, trust or other nominee on how to vote such shares of common stock using the instructions provided by your broker, bank, trust or other nominee. If your shares of common stock are held in “street name,” you must obtain a legal proxy from such broker, bank, trust or other nominee in order to vote in person at the special meeting. If you fail to provide your broker, bank, trust or other nominee with instructions on how to vote your shares of common stock, your broker, bank, trust or other nominee will not be able to vote such shares at the special meeting.

Required Vote (Page 23)

The Transactions must be approved by the affirmative vote of two-thirds of all votes entitled to be cast at the special meeting. A failure to vote your shares of common stock, an abstention from voting or, if your shares of common stock are held in “street name,” failure to give voting instructions to your broker, bank, trust or other nominee, will have the same effect as a vote “AGAINST” the proposal to approve the Transactions.

Approval of each of the advisory (non-binding) proposal on specified compensation payable to the Company’s named executive officers in connection with the Transactions and the adjournment proposal requires the affirmative vote of a majority of votes cast on such proposal at the special meeting. Abstentions will not be considered votes cast at the special meeting and, therefore, will have no effect on the voting results for these proposals. If your shares of common stock are held in “street name,” failure to give voting instructions to your broker, bank, trust or other nominee will also have no effect on the voting results for these proposals.

Revocation of Proxies (Page 23)

A stockholder of record may revoke his or her proxy at any time before the vote is taken at the special meeting by:

•

submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company; or

•	attending the virtual special meeting and voting pursuant to the instructions provided herein.

Attending the virtual special meeting without taking one of the actions described above will not in itself revoke your proxy.

If you hold your shares in “street name” through a broker, bank, trust or other nominee, you will need to follow the instructions provided to you by your broker, bank, trust or other nominee in order to revoke your voting instructions or submit new voting instructions.

The Transactions (Pages 27-66)

On March 2, 2022, the Company entered into definitive agreements providing for the sale of the Company and substantially all of its assets (the “Transactions”), which will be effected by the sale by the Company, pursuant to the terms of the asset purchase agreement, of a portfolio of 33 grocery-anchored shopping centers to the Grocery-Anchored Purchasers for a cash purchase price of $840.0 million, less the outstanding principal balance of any assumed mortgage debt (the “Grocery-Anchored Portfolio Sale”), following which Wheeler will acquire the Company and the remainder of the Company’s shopping center assets by way of an all-cash merger transaction that values the remaining portfolio at $291.3 million. The merger agreement provides that OP Merger

Sub will merge with and into the Operating Partnership (“Partnership Merger”), with the Operating Partnership as the surviving entity, and immediately following the Partnership Merger, Merger Sub will merge with and into the Company (the “Company Merger” and together with the Partnership Merger, the “Mergers”), with the Company as the surviving entity (the “Surviving Company”). The articles of incorporation and bylaws of the Company immediately prior to the Company Merger will be the articles of incorporation and bylaws of the Surviving Company immediately after the Company Merger.

Closing Dividend and Merger Consideration. It is anticipated that the total amount of cash to be returned to holders of Company common stock as a result of the Transactions will be approximately $29.00 per share/unit. Specifically, prior to the consummation of the Mergers, the Board will declare one or more special dividends (the “Closing Dividend”) payable to record holders of the Company’s common stock and common units of limited partnership interest in the Operating Partnership (“OP Units”) in an aggregate amount equal to the net proceeds available for distribution from all prior sales of assets by the Company and its subsidiaries, including the Grocery-Anchored Portfolio Sale, less certain amounts described below. To the extent two of the Company’s redevelopment projects have not been separately sold to third parties, the Grocery-Anchored Portfolio Sale will also include the acquisition by the Grocery-Anchored Purchasers of the redevelopment assets for an additional aggregate purchase price of up to $80.5 million. In addition, in connection with consummation of the Mergers, each share of Company common stock and each OP Unit issued and outstanding immediately prior to the effective time of the Mergers will be converted into the right to receive cash merger consideration (the “merger consideration”) in an amount equal to $130.0 million divided by the total number of outstanding shares of Company common stock and OP Units.

The exact amount of net proceeds available for distribution through the Closing Dividend is subject to customary real estate prorations as of the closing date for the Grocery-Anchored Portfolio Sale, payment by the Company of specified leasing costs, all applicable transaction costs and expenses, and satisfaction of other Company liabilities and indebtedness. Accordingly, while we currently anticipate that the total amount of cash returned to holders of Company common stock by way of the Closing Dividend and merger consideration will be approximately $29.00 per share, it is possible that the total amount received may be more or less than $29.00 per share. The Company will issue a press release specifying the exact amount of the Closing Dividend prior to the effective time of the Mergers.

Anticipated Time of Closing. We currently expect to consummate the Transactions by the end of the second quarter of 2022, subject to receipt of the approval of the Company’s stockholders at the special meeting and the satisfaction or waiver of the other conditions to closing described in the Transaction Agreements. The Company currently anticipates that the closing of the Grocery-Anchored Portfolio Sale and the subsequent closing of the Mergers will occur as close in time to each other as practicable and that stockholders will receive the Closing Dividend and the merger consideration at or about the same time. We cannot assure you, however, that there will not be any delay between closing of the Grocery-Anchored Portfolio Sale and the Mergers. The “outside date” for closing specified in the asset purchase agreement for the Grocery-Anchored Portfolio Sale is July 30, 2022, and the “outside date” for closing specified in the merger agreement for the Mergers is August 30, 2022 (subject to possible extension for up to an additional 60 days under certain circumstances). The Board will determine the record and payment date for the Closing Dividend at its sole discretion (but in any event, the record and payment date will be prior to the effective times of the Mergers).

Recommendation of the Board (Page 41) and Reasons for the Transactions (Page 39)

Our Board has unanimously approved the Transaction Agreements and the Transactions, and has declared the Transactions advisable and in the best interests of Cedar and its stockholders. The Board unanimously recommends that stockholders vote “FOR” the proposal to approve the Transactions.

The Board further unanimously recommends that stockholders vote FOR” the advisory (non-binding) proposal to approve specified compensation that may become payable to our named executive officers in connection with the Transactions, and FOR” the adjournment proposal.

For the factors considered by our Board in reaching its decision to approve the Transactions, see “The Transactions—Reasons for the Transactions” beginning on page 37 of this proxy statement.

Opinion of the Board of Directors’ Financial Advisor (Page 41 and Annex C)

In connection with the Transactions, the Board’s financial advisor, Jones Lang LaSalle Securities, LLC, referred to below as JLL Securities, delivered a written opinion, dated March 2, 2022, to the Board as to the fairness, from a financial point of view and as of such date, to the holders of common stock (other than shares of common stock held by any direct or indirect wholly owned subsidiary of Wheeler, Merger Sub or any wholly owned subsidiary of Cedar immediately prior to the effective time) of the anticipated $29.00 per share consideration to be received by such holders in connection with the Transactions.

The full text of JLL Securities’ written opinion, dated March 2, 2022, is attached as Annex C to this proxy statement and sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken by JLL Securities in rendering its opinion, and is hereby incorporated by reference thereto in its entirety. JLL Securities delivered its opinion to the Board for the benefit and use of the Board in connection with and for purposes of its evaluation of the per share consideration from a financial point of view. JLL Securities’ opinion did not address any other terms or other aspects or implications of the Transactions or related transactions and no opinion or view was expressed as to the relative merits of the Transactions or related transactions in comparison to other strategies or transactions that might be available to Cedar or in which Cedar might engage or as to the underlying business decision of Cedar to proceed with or effect the Transactions or any related transaction. JLL Securities also expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the Transactions, any related transactions or any other matter.

Interests of Cedar’s Directors and Executive Officers in the Transactions (Page 53)

The Company’s directors and executive officers have interests in the Transactions that may be different from, or in addition to, the interests of the Company’s stockholders generally. These interests include:

•	the Company’s executive officers and directors hold equity-based awards that will be afforded the treatment described immediately above under “Treatment of Capital Stock and Company Equity Awards”;

•

the Company’s executive officers are party to existing employment and executive agreements with the Company that provide for severance in the case of a qualifying termination of employment within specified periods following a change in control, which will include completion of the Transactions; and

•

the Company’s directors and executive officers are entitled to continued indemnification and insurance coverage following the Transactions pursuant to the Transaction Agreements. Please see the section of this proxy statement titled “The Transactions Agreement—Indemnification of Directors and Officers and Insurance.”

These interests are discussed in more detail in the section entitled “The Transactions—Interests of Cedar’s Directors and Executive Officers in the Transactions”. The members of the Board were aware of and considered these interests in reaching the determination to approve the Transaction Agreements and deem the Transaction Agreements and the Transactions to be advisable, fair to and in the best interests of the Company and its stockholders, and in recommending that stockholders vote to approve the Transactions.

Material U.S. Federal Income Tax Consequences (Page 60)

We intend to treat the distribution of the Closing Dividend as a dividend distribution to holders of shares of common stock to the extent of the Company’s current and accumulated earnings and profits. The receipt of cash in exchange for our common stock pursuant to the Company Merger will be a taxable transaction for U.S. federal income tax purposes. You should consult your tax advisors regarding the particular tax consequences to you of the exchange of our common stock for cash pursuant to the Company Merger in light of your particular circumstances (including the application and effect of any state, local or non-U.S. income and other tax laws). For further discussion, see “The Transactions—Material U.S. Federal Income Tax Consequences.”

Litigation Related to the Transactions (Page 66)

On April 5, 2022, a purported stockholder of the Company filed a complaint against the Company and the Board in the United States District Court for the Eastern District of New York, entitled Stein v. Cedar Realty Trust, Inc. et. al., Civil Action No. 22-cv-1944. On April 6, 2022, another purported stockholder of the Company filed a complaint against the Company and the Board in the United States District Court for the Eastern District of New York, entitled Wang v. Cedar Realty Trust, Inc. et. al., Civil Action No. 22-cv-1975. On April 18, 2022, another purported stockholder of the Company filed a complaint against the Company and the Board in the United States District Court for the Eastern District of New York, entitled Whitfield v. Cedar Realty Trust, Inc. et. al., Civil Action No. 22-cv-02204. Also on April 18, 2022, a purported stockholder filed a complaint against the Company and the Board in the United States District Court for the Eastern District of Pennsylvania, entitled Waterman v. Cedar Realty Trust, Inc. et. al., Civil Action No. 22-cv-01489. In each action, the complaint alleges violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in connection with the proposed Transactions. The complaints generally allege that the preliminary proxy statement on Schedule 14A filed by the Company with the SEC on April 5, 2022 omits material information regarding financial projections, the financial analysis conducted by JLL Securities in connection with its fairness opinion, conflicts of interest on behalf of JLL Securities and BofA Securities, and the terms of BofA Securities’ engagement. The complaints seek, among other things, an injunction preventing the consummation of the Transactions, or, in the event the Transactions are consummated, to recover damages resulting from defendants’ alleged violations of the Exchange Act.

On April 8, 2022, several purported holders of Company Preferred Stock filed a putative class action complaint against the Company, the Board, and Wheeler in Montgomery County Circuit Court, Maryland (Case No. C-15-CV-22-00152). The complaint alleges on behalf of a putative class of holders of Company Preferred Stock, among other things, claims for breach of contract against the Company and the Board with respect to the articles supplementary governing the terms of the Company Preferred Stock, breach of fiduciary duty against the Board, and tortious interference and aiding and abetting breach of fiduciary duty against Wheeler. The complaint seeks, among other things, a declaration that the holders of Company Preferred Stock are entitled to a Liquidation Preference as set forth in the articles supplementary governing the terms of the Company Preferred Stock, compensatory damages, and an injunction enjoining the merger with Wheeler, and an injunction enjoining the distribution to the Company’s common shareholders of the proceeds of any of the Transactions pending a determination of the merits of plaintiffs’ claims.

We believe that the respective allegations asserted against defendants in the lawsuits are without merit. Similar lawsuits may be filed in the future in connection with the proposed Transactions.

Treatment of Capital Stock and Compensatory Awards (Page 70)

Capital Stock. Upon completion of the Mergers, the issued and outstanding shares of the Company’s common stock will be cancelled and converted into the right to receive the merger consideration described above. Following the Mergers, the Company’s common stock will no longer be publicly traded. The Company’s currently outstanding 7.25% Series B Preferred Stock and 6.50% Series C Preferred Stock (collectively, the “Company Preferred Stock”) will remain outstanding as shares of preferred stock in the Surviving Company following the Mergers and will not be exchanged for preferred shares of Wheeler. Both classes of Company Preferred Stock are expected to remain listed on the New York Stock Exchange following closing of the Mergers, and the Surviving Company will continue to be an independent filer of periodic reports with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended.

Restricted Stock Awards. In connection with the closing of the Transactions, each restricted stock award granted under the Company’s equity plans that is outstanding immediately prior to the Mergers will become fully vested and nonforfeitable and the holder thereof will have the right to receive the Closing Dividend and merger consideration.

As preferred stock of the Surviving Company in the Mergers, the Company Preferred Stock will remain senior to Wheeler and all of Wheeler’s securityholders following completion of the Mergers with respect to the cash generated from the Remainco assets. For the year ended December 31, 2021, these assets generated net operating income in excess of $19 million, which the Company anticipates will be exceeded for full-year 2022, based on current leasing activity. In 2021, the aggregate Company Preferred Stock dividend was approximately $10.8 million.

Restricted Stock Units. In connection with the closing of the Transactions, each award of restricted stock units outstanding under the Company’s equity plan that is subject to performance-based vesting will fully vest in accordance with it terms and convert into the respective number of shares of Company common stock underlying such award and the holder thereof will have the right to receive the Closing Dividend and the merger consideration.

Covenants (Page 76)

The Transaction Agreements each contain customary interim operating covenants applicable to the Company and its applicable subsidiaries during the period between the date of the Transaction Agreements and the applicable closing date, which covenants provide, generally, that the Company must use its commercially reasonable efforts to conduct its operations in the ordinary course of business consistent with past practice and maintain its properties consistent with past practice, ordinary wear and tear excepted. In addition, the Transaction Agreements each provide for a number of additional covenants and agreements between the parties, including, among other things:

•	providing access to the Grocery-Anchored Purchasers and Wheeler, as the case may be, to the relevant Company properties and books and records, pursuant to customary terms and conditions;

•

in the case of the asset purchase agreement, customary covenants for real estate transactions, including covenants relating to obtaining title insurance, delivery of tenant estoppels and subordination, non-disturbance and attornment agreements, and obtaining mortgage lender consent, as applicable;

•

payment by the Company and its subsidiaries at or prior to closing of specified leasing costs (currently estimated to be approximately $48.0 million, in the aggregate) with respect to certain properties, including unpaid leasing, brokerage or other commissions, tenant improvement costs or allowances, landlord’s work/base building work, inducements or concessions and legal fees;

•	the coordination of press releases and other public announcements or filings relating to the Transactions;

•

the preparation and filing of all forms, registrations and notices required under, and the seeking of any consents, authorizations or other approvals required under, any law or by any governmental entity in connection with the Transactions and the other transactions contemplated under the Transaction Agreements; and

•	certain tax matters.

Acquisition Proposals; No Solicitation (Page 77)

Under the Transaction Agreements, the Company has agreed to cease any solicitations, discussions, negotiations or communications with any person with respect to any alternative acquisition proposals and not to solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer, request or proposal that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal, and, subject to certain exceptions, is not permitted to enter into discussions or negotiations concerning, or provide non-public information to a third party in connection with, any alternative acquisition proposals. However, the Company may, prior to obtaining the approval of the Transactions by the Company’s stockholders, engage in discussions or negotiations and provide non-public information to a third party which has made an unsolicited written bona fide acquisition proposal (whether for the Company as a whole or for any subset of its assets) if the Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such proposal constitutes, or could reasonably be expected to lead to, a “superior proposal” (as defined in the applicable Transaction Agreement). Likewise, prior to the approval of the Transactions by the Company’s stockholders, the Board may withhold, withdraw, qualify or modify its recommendation that the Company’s stockholders approve the Transactions or recommend or otherwise declare advisable any superior proposal, subject to complying with notice and other specified conditions, including giving the Grocery-Anchored Purchasers and/or Wheeler, as the case may be, the opportunity to propose revisions to the terms of the applicable agreement during a match right period.

No Financing Conditions (Page 78)

The respective obligations of the Grocery-Anchored Purchasers and of Wheeler and its affiliates under the Transaction Agreements are not subject to any financing condition or contingency whatsoever (other than in connection with lender consent to assumption by the Grocery-Anchored Purchasers of certain existing mortgage debt). The obligations of the Grocery-Anchored Purchasers under the asset purchase agreement are unconditionally guaranteed by the DRA Growth and Income Master Fund X-B, LLC. In addition, as of the date of the merger agreement, Wheeler has delivered to the Company copies of an executed debt commitment letter pursuant to which the lenders party thereto have committed, subject to the terms and conditions contained in such letter, to provide debt financing in an aggregate amount up to $130.0 million to enable Wheeler to consummate the Mergers and make payments required under and in connection with the merger agreement.

Conditions to the Transactions (Page 79)

Each party’s obligations to effect the Transactions pursuant to the Transaction Agreements are subject to the satisfaction or, to the extent permitted by law, waiver of various conditions, including the following:

•	the respective representations and warranties of the parties being true and correct (subject to certain materiality exceptions);

•	compliance in all material respects by each party with their respective covenants;

•	the absence of any law prohibiting or order preventing the consummation of the Mergers;

•	the absence of the occurrence of a “Company Material Adverse Effect” (as defined in the Transaction Agreements);

•	approval of the Transactions by the affirmative vote of two-thirds of all votes entitled to be cast at the special meeting; and

•

receipt by Wheeler, in the case of the merger agreement, of a tax opinion from the Company’s counsel to the effect that the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust.

Termination of the Agreements (Page 79)

Each of the asset purchase agreement and merger agreement may be terminated by a party thereto in certain circumstances, including if (i) the applicable transaction is not completed by a specified date (July 30, 2022 in the case of the asset purchase agreement, and August 30, 2022 in the case of the merger agreement), subject to certain limitations (and, in the case of the merger agreement, possible extension for up to an additional 60 days under certain circumstances), (ii) in the case of the merger agreement, a court or governmental authority of competent jurisdiction has issued an order, judgment, injunction, ruling, writ or decree permanently enjoining or otherwise permanently prohibiting the relevant transactions, (iii) the Company’s stockholders fail to approve the Transactions, or (iv) the other party breaches its representations, warranties or covenants set forth in the relevant agreement, which results in the failure of a closing condition, subject in certain cases, to the right of the breaching party to cure the breach. The Company may also terminate each of the asset purchase agreement and merger agreement to enter into one or more definitive agreements with third parties that provide for the implementation of a “superior proposal” (as defined in the applicable agreement), and the Grocery-Anchored Purchasers and/or Wheeler, as the case may be, may terminate the asset purchase agreement or merger agreement, as the case may be, if the Board withdraws its recommendation to the Company’s stockholders to vote to approve the Transactions.

Termination Fees (Page 80)

If either the asset purchase agreement or merger agreement is terminated in certain specified circumstances, including by the Company in order to enter into a definitive agreement providing for a “superior proposal”, if the Board withdraws its recommendation in favor of the Transactions, or if the Company’s stockholders fail to approve the Transactions and the Company enters into a definitive agreement for the Company as a whole or a subset of its assets with a third party within twelve months of termination, the Company will be required to pay a termination fee of, in the case of the asset purchase agreement, $7.0 million plus up to $3.5 million in expense reimbursement costs and, in the case of the merger agreement, $5.0  million.

Market Price of the Company’s Common Stock (Page 85)

Our common stock is listed on the NYSE under the trading symbol “CDR.” The closing sale price of our common stock on March 2, 2022, which was the last trading day before the Transactions were publicly announced, was $24.88 per share. On April 20, 2022, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our common stock was $28.30 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.

No Dissenters’ Rights of Appraisal (Page 88)

The Company is organized as a corporation under Maryland law. Under the Maryland General Corporation Law, because shares of our common stock were listed on the New York Stock Exchange (which we refer to as the “NYSE”) on the record date for determining stockholders entitled to vote at the special meeting, our stockholders who object to the Transactions do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder in connection with the Transactions. However, Cedar stockholders can vote against the Transactions contemplated by the Transaction Agreements.

As of the close of business on the record date, there were 13,640,067 shares of common stock outstanding and entitled to vote, held by 4,834 stockholders of record.

Where You Can Find Additional Information (Page 89)

You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the website maintained by the SEC at www.sec.gov.

If you have any questions about this proxy statement, the special meeting or the Transactions, or if you would like additional copies of this proxy statement, please contact our proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll-free from the U.S. or Canada: (877) 750-9498

From other locations please dial: +1 (412) 232-3651

Banks and Brokers may call collect: (212) 750-5833

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE TRANSACTIONS

The following questions and answers address briefly some questions you may have regarding the special meeting, the Transaction Agreements and the Transactions. These questions and answers may not address all questions that may be important to you as a Cedar stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:

On March 2, 2022, the Company entered into definitive agreements providing for the sale of the Company and substantially all of its assets (the “Transactions”). These agreements and applicable law require a stockholder vote in order to complete the contemplated Transactions.

Q:	What are the proposed Transactions?

A:

The sale of the Company and substantially all of its assets will be effected by the sale by the Company of a portfolio of 33 grocery-anchored shopping centers to the Grocery-Anchored Purchasers for an aggregate cash purchase price of $840.0 million (less the outstanding principal balance of any assumed mortgage debt), followed by the acquisition by Wheeler of the Company and the balance of the Company’s assets by way of an all-cash merger transaction that values the remaining portfolio at $291.3 million.

Q:	What will I receive in the Transactions?

A:

It is anticipated that the total amount of cash to be returned to holders of Company common stock as a result of the Transactions will be approximately $29.00 per share/unit. Specifically, prior to the consummation of the Mergers, the Board will declare one or more special dividends (the “Closing Dividend”) payable to record holders of the Company’s common stock and holders of OP Units in an aggregate amount equal to the net proceeds available for distribution from all prior sales of assets by the Company and its subsidiaries, including the Grocery-Anchored Portfolio Sale, less certain amounts described below as determined in accordance with the merger agreement. To the extent two of the Company’s redevelopment projects have not been separately sold to third parties, the Grocery-Anchored Portfolio Sale will also include the acquisition by the Grocery-Anchored Purchasers of these redevelopment assets for an additional aggregate purchase price of up to $80.5 million. In addition, in connection with consummation of the Mergers, each share of Company common stock and each OP Unit issued and outstanding immediately prior to the effective time of the Mergers (the “effective time”) will be converted into the right to receive cash merger consideration in an amount equal to $130.0 million divided by the total number of outstanding shares of Company common stock and OP Units.

The exact amount of net proceeds available for distribution through the Closing Dividend is subject to customary real estate prorations as of the closing date for the Grocery-Anchored Portfolio Sale, payment by the Company of specified leasing costs, all applicable transaction costs and expenses, and satisfaction of other Company liabilities and indebtedness. Accordingly, while we currently anticipate that the total amount of cash returned to holders of Company common stock by way of the Closing Dividend and merger consideration will be approximately $29.00 per share, it is possible that the total amount received may be more or less than $29.00 per share. The Company will issue a press release specifying the exact amount of the Closing Dividend prior to the effective time of the Mergers.

Q:	Where and when is the special meeting, who may attend and can I ask questions?

A:

The special meeting will take place virtually at www.virtualshareholdermeeting.com/CDR2022SM on May 27, 2022 at 10:00 a.m., Eastern time. Only holders of record of Cedar common stock as of the close of business on April 18, 2022, the record date for the special meeting, or their legal proxy holders may attend the virtual special meeting or any adjournments or postponements thereof. You will be able to attend the special meeting by visiting www.virtualshareholdermeeting.com/CDR2022SM and entering your sixteen digit control number that is shown on your notice of electronic availability of proxy materials or your proxy card if you receive your proxy materials by mail. You will not be able to attend the meeting in person. Stockholders may submit appropriate questions on the day of the special meeting by logging into www.virtualshareholdermeeting.com/CDR2022SM and entering your sixteen-digit control number. Once past the login screen, click on “Submit Questions,” type in the question and click “Submit.” You will also be able to submit questions during the meeting by typing in your question into the “ask a question” box on the meeting page.

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to consider and vote on the following proposals:

•	a proposal to approve the Transactions;

•	a proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to certain named executive officers in connection with the transactions;

•

a proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Transactions.

Pursuant to the Maryland General Corporation Law and the Company’s bylaws, no other business except those matters included in the notice of the special meeting of stockholders may be acted upon by the stockholders at the special meeting. However, if any other matter should properly come before the special meeting, the persons appointed by you in your proxy will vote on those matters in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with their discretion. We are not currently aware of any other business to come before the special meeting.

Q:	What vote of our stockholders is required to approve the Transactions?

A:

Approval of the Transactions requires the affirmative vote of two-thirds of all votes entitled to be cast at the special meeting. In addition, the receipt of such required vote is a condition to the completion of the Transactions under the Transaction Agreements. A failure to vote your shares of common stock, an abstention from voting or, if your shares of common stock are held in “street name,” failure to give voting instructions to your broker, bank, trust or other nominee, will have the same effect as a vote “AGAINST” the proposal to approve the Transactions.

As of April 18, 2022, the record date for the special meeting, there were 13,640,067 shares of our common stock outstanding and entitled to vote at the special meeting.

Q:	How will our directors and executive officers vote on the proposal to approve the Transactions?

A:

The directors and executive officers of the Company have informed the Company that as of the date of this proxy statement, they intend to vote in favor of the proposal to approve the Transactions, although none of them has an obligation to do so. As of April 18, 2022, the record date for the special meeting, our directors and executive officers owned, in the aggregate, approximately 4.45% of the outstanding common stock of the Company entitled to vote at the special meeting.

Q:	What is a quorum?

A:

A quorum will be present if the holders of our common stock entitled to cast a majority of all the votes entitled to be cast as of the close of business on the record date are present virtually or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

If you submit a proxy but abstain or fail to provide voting instructions on any of the proposals listed on the proxy card, your shares will be counted for purposes of determining whether a quorum is present at the special meeting.

If your shares are held in “street name” by your broker, bank, trust or other nominee and you do not tell the broker, bank, trust or other nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:	What vote of our stockholders is required to approve other matters to be considered at the special meeting?

A:

Approval of each of the advisory (non-binding) proposal on specified compensation payable to the Company’s named executive officers in connection with the Transactions and the adjournment proposal requires the affirmative vote of a majority of votes cast on such proposal at the special meeting. Abstentions will not be considered votes cast at the special meeting and, therefore, will have no effect on the voting results for these proposals. If your shares of common stock are held in “street name,” failure to give voting instructions to your broker, bank, trust or other nominee will also have no effect on the voting results for these proposals.

Q:	How does the Board recommend I vote?

A:

Our Board unanimously recommends that Cedar stockholders vote “FOR” the proposal to approve the Transactions. The Board further unanimously recommends that stockholders vote “FOR” the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the Transactions, and “FOR” the adjournment proposal.

Q:	What effects will the Transactions have on the Company’s capital stock?

A:

Our common stock is currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is quoted on the NYSE under the symbol “CDR.” Following the completion of the Transactions, our common stock will cease to be traded. Pursuant to the terms of the merger agreement, the Company’s currently outstanding 7.25% Series B Preferred Stock and 6.50% Series C Preferred Stock (collectively, the “Company Preferred Stock”) will remain outstanding as shares of preferred stock of the Surviving Company following the Mergers and will not be exchanged for preferred shares of Wheeler. Accordingly, immediately following the Mergers, the Company Preferred Stock will remain senior to Wheeler and all of Wheeler’s securityholders with respect to the cash generated from the 19 shopping center assets that will remain in the Company at the time of the Mergers. See “The Transaction Agreements—Special Dividend and Merger Consideration”. Both classes of Company Preferred Stock are expected to remain listed on the New York Stock Exchange following closing of the Mergers, and the Surviving Company will continue to be an independent filer of periodic reports with the SEC under the Exchange Act.

Q:	When are the Transactions expected to be consummated?

A:

We currently expect to consummate the Transactions by the end of the second quarter of 2022, subject to receipt of the approval of the Company’s stockholders at the special meeting and the satisfaction or waiver of the other conditions to described in the Transaction Agreements. The Company currently anticipates that the closing of the Grocery-Anchored Portfolio Sale and the subsequent closing of the Mergers will be occur as close in time to each other as practicable and that stockholders will receive the Closing Dividend and the merger consideration at or about the same time. We cannot assure you, however, that there will not be a delay between closing of the Grocery-Anchored Portfolio Sale and closing of the Mergers. The “outside date” for closing specified in the asset purchase agreement for the Grocery-Anchored Portfolio Sale is July 30, 2022, and the “outside date” for closing specified in the merger agreement for the Mergers is August 30, 2022 (subject to possible extension for up to an additional 60 days under certain circumstances). The Board will determine the record and payment date for the Closing Dividend at its sole discretion.

Q:	What happens if the Transactions are not approved or not completed?

A:

If the Transactions are not approved by the Company’s stockholders at the special meeting then neither the Grocery-Anchored Portfolio Sale nor the Mergers will occur, in which case Cedar stockholders will not receive any special dividend, merger consideration or any other payment for their shares of common stock. If the Transactions are not approved by the Company’s stockholders at the special meeting, or if the Transactions are not completed for any other reason, Cedar will remain an independent public company, our common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and we will continue to file periodic reports with the SEC. Under specified circumstances, upon termination of the agreements, the Company may be required to pay termination fees, as described in more detail in the section entitled “The Transaction Agreements—Termination of the Agreements”.

Q:	What will happen if stockholders do not approve the advisory proposal on specified compensation payable to the Company’s named executive officers in connection with the Transactions?

A:

The approval of this proposal is not a condition to the completion of the Transactions. The vote on this proposal is an advisory vote and will not be binding on the Company or any other party to the Transaction Agreements. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Therefore, regardless of whether the Company’s stockholders approve this proposal, if the Transactions are completed, the specified compensation will still be paid to the Company’s named executive officers to the extent payable in accordance with the terms of the agreements and pre-existing compensation and severance arrangements.

Q:	What do I need to do now? How do I vote my shares of common stock?

A:

We urge you to read this proxy statement carefully, including its annexes and the documents referred to in this proxy statement. Your vote is important. If you are a stockholder of record, you can ensure that your shares are voted at the special meeting by submitting your proxy by:

•	mail, using the enclosed postage-paid envelope;

•	telephone, using the toll-free number listed on each proxy card; or

•	the Internet, at the address provided on each proxy card.

If you hold your shares in “street name” through a broker, bank, trust or other nominee, you should follow the directions provided by your broker, bank, trust or other nominee regarding how to instruct your nominee to vote your shares. If you fail to provide your broker, bank, trust or other nominee with instructions on how to vote your shares of common stock, your shares will not be voted, which will have the same effect as voting “AGAINST” the proposal to approve the Transaction Agreements, the Transactions, and the other transactions contemplated by the Transaction Agreements.

Q:	How can I obtain a proxy card or voting instruction form?

A:	If you lose, misplace or otherwise need to obtain a proxy card or a voting instruction form, please follow the applicable procedure below.

For stockholders of record: Please contact our proxy solicitor, Innisfree M&A Incorporated at (877) 750-9498 from the U.S. or Canada or at +1 (412) 232-3651 from other locations.

For holders in “street name”: Please contact your account representative at your broker, bank or other nominee.

Q:	Can I revoke my proxy?

A:

Yes. You can revoke your proxy at any time before the vote is taken at the special meeting. If you are a stockholder of record, you may revoke your proxy by notifying the Company Secretary in writing at Cedar

Realty Trust, Inc. Attn: Investor Relations, 928 Carmans Road, Massapequa, NY 11758 or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the special meeting virtually and voting during the meeting (simply attending the special meeting will not cause your proxy to be revoked). Please note that if you hold your shares in “street name” and you have instructed a broker, bank, trust or other nominee to vote your shares, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank, trust or other nominee to revoke your voting instructions or submit new voting instructions.

Q:	What happens if I do not vote?

A:

The vote to approve the Transactions is based on the total number of shares of our common stock outstanding on the record date, not just the shares that are voted. If you do not vote, it will have the same effect as a vote “AGAINST” the proposal to approve the Transactions.

Q:	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:

No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:	What happens if I sell my shares of common stock before completion of the Transactions?

A:

In order to receive the Closing Dividend, you must hold your shares of common stock through the record date for the Closing Dividend. In order to receive the merger consideration, you must hold your shares of common stock through the completion of the Mergers. If you transfer your shares of common stock prior to these dates, you will have transferred your right to receive the Closing Dividend and the merger consideration in the Transactions, as applicable.

However, the record date for stockholders entitled to vote at the special meeting is earlier than the closing of the Transactions. So, if you transfer your shares of common stock after the record date but before the record date for the Closing Dividend or before closing of the Mergers, you will have transferred your right to receive the Closing Dividend and merger consideration in the Transactions, as applicable, but retained the right to vote at the special meeting.

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:

No. After the Mergers are completed, you will receive a letter of transmittal from the paying agent for the Mergers with detailed written instructions for exchanging your shares of common stock for the merger consideration. If your shares of common stock are held in “street name” by your broker, bank, trust or other nominee, you may receive instructions from your broker, bank, trust or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration. It is also anticipated that holders of record of our common stock and OP Units will receive the Closing Dividend prior to closing of the Mergers. Please do not send in your certificates now.

Q:	I do not know where my stock certificate is—how will I get the Transaction consideration for my shares?

A:

If the Mergers are completed, the transmittal materials you will receive after the completion of the Mergers will include the procedures that you must follow if you cannot locate your stock certificate. These procedures will include an affidavit that you will need to sign attesting to the loss of your stock certificate. Wheeler may also require that you provide indemnity to the Surviving Company in order to cover any potential loss.

Q:	What rights do I have if I oppose the Transactions?

A:

If you are a stockholder of record on the record date, you can vote against the proposal to approve the Transactions. You are not, however, entitled to appraisal rights, dissenters’ rights or rights of an objecting stockholder under Maryland law or our charter. See “No Dissenters’ Rights of Appraisal.”

Q:	Will I have to pay taxes on the consideration I receive?

A:

If you are a U.S. holder, the receipt of cash in the form of a special dividend and in exchange for shares of common stock as contemplated by the Transaction Agreements will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your tax advisors regarding the particular tax consequences to you of the special dividend and exchange of shares of common stock for cash in light of your particular circumstances (including the application and effect of any state, local or non-U.S. income and other tax laws).

Q:	What does it mean if I get more than one proxy card or voting instruction card?

A:

If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

Q:	What is householding and how does it affect me?

A:

The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding our common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my other questions?

A:

If you have additional questions about the Transactions or the special meeting, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll-free from the U.S. or Canada: (877) 750-9498

From other locations please dial: +1 (412) 232-3651

Banks and Brokers may call collect: (212) 750-5833

If a broker, bank, trust or other nominee holds your shares, you should also call your broker, bank, trust or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “contemplate,” “would” and similar expressions that contemplate future events. These statements are only predictions. You should be aware that forward-looking statements involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, without limitation:

•

the proposed Transactions may not be completed in a timely manner or at all, including the risk that any required approvals, including the approval of the Company’s stockholders, are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the Company or the expected benefits of the proposed Transactions;

•	the ability of the various purchaser parties to obtain required financing in connection with the proposed Transactions;

•	the possibility that competing offers or acquisition proposals for the Company and/or its assets will be made;

•	the possibility that any or all of the various conditions to the consummation of the Transactions may not be satisfied or waived;

•

the occurrence of any event, change or other circumstance that could give rise to the termination of one or more of the definitive Transaction Agreements, including in circumstances which would require the Company to pay a termination fee or other expenses;

•

the effect of the announcement or pendency of the Transactions on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally;

•	risks related to diverting management’s attention from the Company’s ongoing business operations;

•

the risk that the pending shareholder litigation in connection with the Transactions, or additional lawsuits that may be filed in the future in connection with the Transactions, may result in significant costs of defense, indemnification and liability;

•	the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic;

•	the ability and willingness of the Company’s tenants and other third parties to satisfy their obligations under their respective contractual arrangements with the Company;

•

the loss or bankruptcy of the Company’s tenants, particularly in light of the adverse impact to the financial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic;

•

the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant, particularly, in light of the adverse impact to the financial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic, and the significant uncertainty as to when and the conditions under which potential tenants will be able to operate physical retail locations in future;

•

macroeconomic conditions, such as a disruption of or lack of access to capital markets and the adverse impact of the recent significant decline in the Company’s share price from prices prior to the spread of the COVID-19 pandemic;

•	financing risks, such as the Company’s inability to obtain new financing or refinancing on favorable terms as the result of market volatility or instability;

•	increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the phasing out of LIBOR;

•	the impact of the Company’s leverage on operating performance;

•

risks related to the market for retail space generally, including reductions in consumer spending, variability in retailer demand for leased space, adverse impact of e-commerce, ongoing consolidation in the retail sector and changes in economic conditions and consumer confidence;

•	risks endemic to real estate and the real estate industry generally;

•	competitive risks;

•	risks related to the geographic concentration of the Company’s properties in the Washington, D.C. to Boston corridor;

•	damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change;

•	the inability of the Company to realize anticipated returns from its redevelopment activities;

•	uninsured losses;

•	the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; and

•	information technology security breaches.

You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement are based on the information available to us as of the date of this proxy statement, and you should not assume that the statements made in this proxy statement remain accurate as of any future date. Moreover, except for ongoing obligations to disclose material information as required by the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect the Company’s actual results and may be beyond the Company’s control. New factors emerge from time to time, and it is not possible for the Company’s management to predict all such factors or to assess the effects of each factor on the Company’s business. Accordingly, there can be no assurance that the Company’s current expectations will be realized and actual results could differ materially from those anticipated in forward-looking statements.

THE PARTIES TO THE TRANSACTIONS

Cedar Realty Trust, Inc.

Cedar Realty Trust, Inc., a Maryland corporation that has elected to qualify as a real estate investment trust (“REIT”) for federal income tax purposes, focuses primarily on the ownership, operation and redevelopment of grocery-anchored shopping centers in high-density urban markets from Washington, D.C. to Boston. At December 31, 2021, the Company owned and managed a portfolio of 50 operating properties (excluding properties “held for sale”) totaling 7.3 million square feet of gross leasable area. Our principal executive office is located at 928 Carmans Road, Massapequa, New York 11758 and our telephone number at that address is (516) 767-6492. Our website address is www.cedarrealtytrust.com. The information contained in, or that may be accessed through, our website is not intended to be incorporated into this proxy statement. Our shares of common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “CDR.”

Cedar Realty Trust Partnership, L.P.

Cedar Realty Trust Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), is the entity through which the Company conducts substantially all of its business and owns (either directly or through subsidiaries) substantially all of its assets. At December 31, 2021, the Company owned a 99.4% general and limited partnership interest in, and was the sole general partner of, the Operating Partnership. The Operating Partnership’s principal executive office is located at 928 Carmans Road, Massapequa, New York 11758 and its telephone number is (516) 767-6492.

DRA Fund X-B LLC and DRA Growth and Income Master Fund X-B, LLC

DRA Growth and Income Master Fund X-B, LLC and DRA Fund X-B LLC are Funds managed by DRA Advisors LLC (“DRA”). DRA Advisors LLC is a New York-based registered investment advisor with approximately 89 employees specializing in real estate investment management services for institutional and private investors, including pension funds, university endowments, sovereign wealth funds, foundations, and insurance companies. Since DRA was founded in 1986, the firm has opened additional offices in Miami and San Francisco while acquiring over $36 billion of real estate. The acquisitions include 82 million square feet of industrial, 63 million square feet of office, 83 million square feet of retail and 76,000 multifamily units. As of December 31, 2021, DRA has $11.7 billion in gross assets under management. DRA’s principal executive office is located at 575 Fifth Avenue, 38th Floor, New York, New York 10017 and its telephone number is (212) 697-4740.

KPR Centers LLC

KPR Centers LLC (“KPR”), together with its affiliates, is a vertically-integrated commercial real estate investment, development and management company with regional offices in Florida, New Hampshire, New York and Pennsylvania. Established in 2003, KPR has a defined strategy of acquiring and improving retail properties, with a primary focus on grocery-anchored shopping centers and power villages in select submarkets within the eastern United States. KPR maintains in-house leasing, management and development operations and is currently active in 15 states. KPR’s principal executive office is located at 254 West 31st Street, 4th Floor, New York, New York 10001 and its telephone number is (212) 710-9360.

Wheeler Real Estate Investment Trust, Inc.

Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (“Wheeler”), is a fully-integrated, self-managed commercial REIT that owns, leases and operates income-producing retail properties with a primary focus on grocery-anchored centers. Substantially all of Wheeler’s assets are held by, and all of Wheeler’s operations are conducted through, its operating partnership (Wheeler REIT, L.P.). At December 31, 2021, Wheeler owned 98.59% of the operating partnership. Wheeler’s principal executive office is located at 2529 Virginia Beach Blvd., Virginia Beach, Virginia, 23452 and its telephone number at that address is (757) 627-9088.

WHLR Merger Sub Inc.

WHLR Merger Sub Inc. (“Merger Sub”) is a Maryland corporation and a wholly owned subsidiary of Wheeler, with principal executive offices located at 2529 Virginia Beach Blvd., Virginia Beach, Virginia, 23452, and telephone number (757) 627-9088. It was formed for the purpose of engaging in the transactions contemplated by the merger agreement. Pursuant to the merger agreement, Merger Sub will merge with and into the Company, with Merger Sub ceasing to exist and the Company being the surviving entity.

WHLR OP Merger Sub LLC

WHLR OP Merger Sub LLC (“OP Merger Sub”) is a Delaware limited liability company and a wholly owned subsidiary of Merger Sub, with principal executive offices located at 2529 Virginia Beach Blvd., Virginia Beach, Virginia, 23452, and telephone number (757) 627-9088. It was formed for the purpose of engaging in the transactions contemplated by the merger agreement. Pursuant to the merger agreement, OP Merger Sub will merge with and into the Operating Partnership, with OP Merger Sub ceasing to exist and the Operating Partnership being the surviving entity.

THE SPECIAL MEETING

This proxy statement is being provided to Cedar stockholders as part of a solicitation by the Board of proxies for use at the special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement of the special meeting.

Date, Time and Place of the Special Meeting

The special meeting of Cedar stockholders (the “special meeting”) is scheduled to be held virtually on May 27, 2022 at 10:00 a.m., Eastern Time. Due to the continuing public health impact of the COVID-19 pandemic and to support the health and well-being of our stockholders and others, the special meeting will be a virtual meeting of stockholders. You will be able to attend the virtual special meeting and vote your shares electronically by visiting www.virtualshareholdermeeting.com/CDR2022SM. You must have your sixteen-digit control number that is shown on your proxy card if you receive your proxy materials by mail. You will not be able to attend the meeting in person.

Purpose of the Special Meeting

At the special meeting, the Company’s stockholders will be asked to consider and vote on the following proposals:

•	a proposal to approve the Transactions;

•	a proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to certain named executive officers in connection with the Transactions; and

•

a proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Transactions.

The Company’s stockholders must approve the Transactions as a condition to the completion of the Transactions. If stockholders fail to approve the Transactions, the Transactions will not occur. The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote to approve the Transactions proposal. Accordingly, a stockholder may vote to approve the Transactions proposal and vote not to approve the named executive officer transaction-related compensation proposal, and vice versa. Because the vote on the named executive officer transaction-related compensation proposal is only advisory in nature, it will not be binding on the Company or any of the other parties to the Transaction Agreements. Accordingly, because the Company is contractually obligated to pay such transaction-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the Transactions proposal is approved and the closing occurs, regardless of the outcome of the advisory vote.

Recommendation of the Company’s Board of Directors

The Board unanimously (i) authorized and approved the execution, delivery and performance by the Company of the Transaction Agreements and the consummation by the Company of the Transactions, (ii) declared that the Transactions are advisable and in the best interests of the Company and its stockholders on substantially the terms and conditions set forth in the Transaction Agreements, (iii) directed that the Transactions be submitted for consideration at the special meeting and (iv) recommended that the stockholders of the Company approve the Transactions.

Accordingly, the Board unanimously recommends a vote “FOR” the Transactions proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal. A description of factors considered by the Board in reaching its decision to approve and declare advisable the Transaction Agreements and the Transactions can be found in “The Transactions—Recommendation of the Board and Reasons for the Transactions beginning on page 37.

Record Date and Quorum

The holders of record of our common stock as of the close of business on April 18, 2022, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. Each stockholder is entitled to one vote for each share of common stock held on the record date. On the record date, 13,640,067 shares of common stock were outstanding and entitled to vote at the special meeting.

The presence at the special meeting, virtually or by proxy, of the holders of our common stock entitled to cast a majority of all the votes entitled to be cast as of the close of business on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to a later date. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting. Because all proposals to be voted on at the special meeting are non-routine and non-discretionary, the Company anticipates that there will not be any broker non-votes in connection with the special meeting. See “—Voting; Proxies; Revocation—Submitting a Proxy or Providing Voting Instructions—Shares Held in “street name” below.

Required Vote

For the Company to complete the Transactions as contemplated by the Transaction Agreements, under Maryland law and pursuant to our charter, the Transactions must be approved by the affirmative vote of two-thirds of all votes entitled to be cast at the special meeting. A failure to vote your shares of common stock, an abstention from voting or, if your shares of common stock are held in “street name,” failure to give voting instructions to your broker, bank, trust or other nominee, will have the same effect as a vote “AGAINST” the approval of the Transactions.

Approval of each of the advisory (non-binding) proposal on specified compensation payable to the Company’s named executive officers in connection with the Transactions and the adjournment proposal requires the affirmative vote of a majority of votes cast on such proposal at the special meeting. Abstentions will not be considered votes cast at the special meeting and, therefore, will have no effect on the voting results for these proposals. If your shares of common stock are held in “street name,” failure to give voting instructions to your broker, bank, trust or other nominee will also have no effect on the voting results for these proposals.

Voting by the Company’s Directors and Executive Officers

The directors and executive officers of the Company have informed the Company that as of the date of this proxy statement, they intend to vote in favor of the proposal to approve the Transactions, although none of them has an obligation to do so. At the close of business on the record date, our directors and executive officers owned, in the aggregate, approximately 4.45% of the outstanding common stock of the Company entitled to vote at the special meeting.

Voting; Proxies; Revocation

Attendance. All holders of shares of common stock as of the close of business on April 18, 2022, the record date for voting at the special meeting, including stockholders of record and beneficial owners of common stock registered in the “street name” of a broker, bank, trust or other nominee, are invited to attend the special meeting, to be held virtually at www.virtualshareholdermeeting.com/CDR2022SM. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your broker, bank, trust or other nominee or other similar evidence of ownership, along with proper identification.

Voting. Stockholders of record will be able to vote during the virtual special meeting. If you are not a stockholder of record, but instead hold your shares in “street name” through a broker, bank, trust or other nominee, you must provide a proxy executed in your favor from your broker, bank, trust or other nominee in order to be able to vote at the virtual special meeting.

Submitting a Proxy or Providing Voting Instructions. To ensure that your shares are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to virtually attend the special meeting.

Shares Held by Record Holder. If you are a stockholder of record, you may submit a proxy using one of the methods described below.

•

Submit a proxy via the Internet or by telephone. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

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Submit a proxy card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the special meeting, your shares will be voted in the manner directed by you on your proxy card.

If you sign, date and return your proxy card without indicating how you wish to vote on a proposal, your proxy will be voted in accordance with the Board’s recommendation—i.e., “FOR” the proposals to approve the Transactions, the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the Transactions, and the adjournment proposal. If you are a stockholder of record and fail to return your proxy card, unless you virtually attend the special meeting and vote during the meeting, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to approve the Transactions, but will not affect the other proposals.

Shares Held in “street name”. If your shares of common stock are held in “street name,” you will receive instructions from your broker, bank, trust or other nominee that you must follow in order to authorize your shares to be voted. Your broker, bank, trust or other nominee will vote your shares only if you provide instructions on how to vote. Please follow the directions on the voting instruction form sent to you by your broker, bank, trust or other nominee with this proxy statement. If your shares of common stock are held in “street name” and you fail to provide your broker, bank, trust or other nominee with instructions on how to vote your shares of common stock, your broker, bank, trust or other nominee will not be able to vote such shares at the special meeting. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank, trust or other nominee, as the case may be. Brokers who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine,” such as the proposals to be voted on at the special meeting, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are present virtually or represented at the meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. Because all proposals for the special meeting are non-routine and non-discretionary, Cedar anticipates that there will not be any broker non-votes in connection with the special meeting.

Revocation of Proxies. Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:

•

submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company;

•	virtually attending the special meeting and voting during the meeting; or

•	delivering to the Company a written notice of revocation c/o Cedar Realty Trust, Inc. Attn: Investor Relations, 928 Carmans Road, Massapequa, NY 11758.

Virtually attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.

If you hold your shares in “street name” through a bank, broker, trust or other nominee, you will need to follow the instructions provided to you by your bank, broker, trust or other nominee in order to revoke your voting instructions or submit new voting instructions.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies. We are submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to approve the Transactions. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to approve the Transactions. The Company retains full authority to the extent set forth in its bylaws and Maryland law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any stockholder.

If the special meeting is adjourned, we are not required to give notice of the time and place of the adjourned meeting if announced at the meeting at which the adjournment is taken, unless the meeting is adjourned to a date that is more than 120 days after the record date for the special meeting.

At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.

Solicitation of Proxies

Our directors, officers and employees may solicit proxies on our behalf in person, by telephone, email or facsimile. These persons will not be paid additional remuneration for their efforts. The Company has also retained Innisfree M&A Incorporated to assist in the solicitation of proxies at a fee estimated not to exceed $45,000, plus reasonable out-of-pocket expenses. We also will request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. The Company will pay all expenses of filing, printing and mailing this proxy statement, including solicitation expenses.

Other Information

You should not return your stock certificate or send documents representing common stock with the proxy card. If the Transactions are completed, the paying agent for the Transactions will send you a letter of transmittal and instructions for exchanging your shares of common stock for the merger consideration.

Questions and Assistance

If you have questions about the Transactions or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll-free from the U.S. or Canada: (877) 750-9498

From other locations please dial: +1 (412) 232-3651

Banks and Brokers may call collect: (212) 750-5833

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

THE TRANSACTIONS

The following is a description of the material aspects of the Transactions. While the Company believes that the following description covers the material terms of the Transactions, the description may not contain all of the information that is important to stockholders. The Company encourages stockholders to carefully read this entire proxy statement, including the Transaction Agreements and the other documents attached to this proxy statement or incorporated herein by reference, for a more complete understanding of the Transactions.

General

If the Transactions are approved by the Company’s stockholders and all other conditions to the closing of the Transactions are either satisfied or waived, the Grocery-Anchored Purchasers will acquire the Grocery-Anchored Portfolio from the Company for a cash purchase price of $840.0 million (less the outstanding principal balance of any assumed mortgage debt), two of the Company’s redevelopment projects will be sold either to third parties or to the Grocery-Anchored Purchasers for an aggregate cash purchase price of $80.5 million (less the outstanding principal balance of any assumed mortgage debt), and Wheeler will then acquire the Company and its subsidiaries through the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity. Upon completion of the Mergers, the Company’s common stock will cease to be publicly-traded and will no longer be listed on any stock exchange or quotation system, including the NYSE.

Prior to the consummation of the Mergers, the Board will declare the Closing Dividend, payable to record holders of the Company’s company stock and OP Units, in an aggregate amount equal to the net proceeds available for distribution from all prior assets sales, including the Grocery-Anchored Portfolio Sale, less certain amounts as determined in accordance with the merger agreement. In connection with consummation of the Mergers, each share of the Company’s common stock and each OP Unit issued and outstanding immediately prior to the effective time of the Mergers will be converted into the right to receive cash merger consideration in an amount equal to $130.0 million divided by the total number of outstanding shares of Company common stock and OP Units. It is currently anticipated that the total amount of cash returned to holders of Company Common Stock and OP Units by way of the Closing Dividend and receipt of the merger consideration upon consummation of the Mergers will be approximately $29.00 per share/unit. The exact amount of net proceeds available for distribution through the Closing Dividend is subject to customary real estate prorations as of the closing date for the Grocery-Anchored Portfolio Sale, payment by the Company of specified leasing costs, all applicable transaction costs and expenses, and satisfaction of other Company liabilities and indebtedness. Accordingly, while we currently anticipate that the total amount of cash returned to holders of Company common stock by way of the Closing Dividend and merger consideration will be approximately $29.00 per share, it is possible that the total amount received may be more or less than $29.00 per share. The Company will issue a press release specifying the exact amount of the Closing Dividend prior to the effective time of the Mergers.

The Board has unanimously approved the Transactions and the Transaction Agreements, and has declared the Transactions and Transaction Agreements advisable and in the best interests of the Company and its stockholders, and unanimously recommends that holders of the Company’s common stock vote to approve the Transactions.

Background of the Transactions

The following chronology summarizes the key meetings and events that led to the signing of the Transaction Agreements. This chronology does not purport to catalogue every conversation of or among members of our Board, Company management or our representatives and other parties.

As applicable, per share amounts referenced below have been adjusted to reflect the 1-for-6.6 reverse stock split effected by the Company on November 25, 2020.

The Company’s management and Board regularly review our performance and prospects in light of the current business, economic, capital markets and real estate environments, as well as developments in the shopping center REIT sector and the opportunities and challenges facing participants in the shopping center sector. These reviews have included consideration, from time to time, of potential strategic alternatives, including potential acquisitions, dispositions, equity raises, debt issuances, stock buybacks, joint ventures and business combination transactions, as well as remaining an independent standalone company. The Board and management have also considered various challenges that we have faced as a public company, including the challenges currently facing the retail sector, including the impact of the COVID-19 pandemic and government and private business responses to the pandemic.

Over the course of 2018 and 2019, the share prices of many public shopping center REITs traded down significantly. During this period, the market for retail space at bricks-and-mortar shopping centers was adversely affected by ongoing weakness in national and local economies, increases in online shopping, and the bankruptcy of several large retailing companies. Compared to larger public shopping center REITs, however, the share price of the Company’s common stock traded at a material discount to the net asset value of its properties, or NAV, as calculated by the sell-side research analysts covering the Company. For example, during 2018, while the shopping center public REIT sector traded, on average, at a 12% discount to NAV, the Company’s share price traded as low as a 55% discount to NAV. The Company’s management and Board perceived several reasons for the disparity in trading prices and valuations, including the Company’s relatively small size versus its public peers and a property portfolio perceived as weaker due to age and secondary/tertiary market locations. Headwinds in the retail sector carried over into 2019 and the Company’s share price continued to trade at ever-increasing discounts to NAV, trading down to below $16.00 per share in July 2019, which equated to a 58% discount to NAV.

In July 2019, the Board met to discuss the challenges facing the Company as a public company, with representatives of the Company’s outside counsel, Goodwin Procter LLP (“Goodwin Procter”), present. A variety of possible paths and strategies were considered in an effort to maximize shareholder value, including maintaining the Company’s current strategy, selling non-core assets (including the sale of the Company redevelopment assets), pursuing larger asset sales in portfolio or company-level transactions, or seeking to effect a phased liquidation of the Company and all its properties. At that meeting, the Company’s chief executive officer, Mr. Bruce Schanzer indicated to the Board that he was exploring potentially forming an investor group to pursue an acquisition of the Company. Accordingly, the Board determined to promptly form a special committee consisting of all the independent directors to oversee the Company’s exploration of strategic alternatives. The special committee was authorized to consider and evaluate any proposals that might be received by the Company regarding a potential sale transaction, in whole or in part, and to participate in and direct the negotiation of the material terms and conditions of any such transaction. On August 14, 2019, following prior discussions among the Board and the special committee, and meetings by the special committee with several different potential financial advisors, the special committee appointed BofA Securities, Inc. (“BofA Securities”) as the special committee’s financial advisor pursuant to a formal engagement letter for the purpose of advising the committee in connection with its review of strategic alternatives.

During September 2019 and into the fourth quarter of 2019, representatives of BofA Securities, along with representatives of Goodwin Procter, met regularly with the Board and special committee and provided updates on BofA Securities’ views of general market conditions and the Company’s relative positioning in the public REIT marketplace. On November 22, 2019, the special committee convened via teleconference, with representatives of management, BofA Securities and Goodwin Procter in attendance, and representatives of BofA Securities reviewed with the special committee its preliminary valuation analysis with respect to the Company, including certain preliminary financial forecasts prepared by Company management concerning the Company’s future operating performance. The representatives from BofA Securities also reviewed with the special committee preliminary lists of potential counterparties for a transaction with the Company.

On December 12, 2019, an investment group affiliated with Mr. Schanzer submitted a preliminary acquisition proposal to acquire the Company in a merger transaction that valued the Company common stock at

$26.40 per share, of which $23.76 per share would be paid in cash and the balance in shares of the surviving entity in the merger. The proposal indicated that financing for the transaction would be provided in part pursuant to the terms of a $1.03 billion debt financing commitment letter from a commercial lending institution. The proposal requested a 30-day exclusivity and confirmatory due diligence period.

Upon consideration of the proposal, the special committee determined to decline granting any party exclusivity and, instead, instructed representatives of BofA Securities to commence outreach to other potential counterparties to solicit their interest in a potential transaction with the Company. BofA commenced outreach to potential counterparties in early January 2020.

BofA Securities engaged with 33 potential counterparties, including other shopping center REITs, private real estate funds, real estate investors and financial sponsors. Twenty-five parties, including the investor group affiliated with Mr. Schanzer, proceeded to sign non-disclosure agreements with the Company and received data room access. The non-disclosure agreements included customary non-disclosure and “standstill” provisions, but did not restrict counterparties from making confidential proposals to the Board. Over the course of January and February 2020, the Company, BofA Securities and Goodwin Procter facilitated due diligence and engaged in discussions and negotiations regarding a variety of potential transactions with a number of these parties. As of January 31, 2020, BofA Securities had received seven non-binding bids for the Company as a whole and one additional non-binding bid for select assets, ranging in price from $19.80 to approximately $25.00 per share, in each case subject to further due diligence and negotiation of definitive documentation. BofA Securities also received non-binding indications of interest from several parties who requested additional time to potentially finalize a bid or who were interested in only select properties. At the direction of the special committee, on February 14, 2020, BofA Securities set a March 27, 2020 the deadline for receiving “best and final” bids.

In early March 2020, the global onset of the COVID-19 pandemic disrupted financial markets and ordinary course business operations across all sectors of the economy. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic, and subsequently, the United States declared a national emergency with respect to COVID-19. As a result of “stay-at-home” government mandates that limited travel and movement of the general public to essential activities, non-essential retailers, including many of the Company’s tenants, were forced to close or severely limit operations for sustained periods of time. In response, the Company took a number of protective measures to help navigate the effects of the pandemic, including drawing down $75.0 million under its revolving credit facility and reducing the quarterly common dividend to preserve cash and financial flexibility, dramatically reducing near-term redevelopment and other non-essential capital expenditures, and transitioning all but a limited number of essential employees to remote work arrangements. With respect to the strategic alternatives process, key potential bidders informed BofA Securities that, due to the lack of available debt financing and general market disruption, they would not be in a position to submit “best and final” bids by the scheduled due date of March 27, 2020. In addition, Mr. Schanzer advised the special committee that he would no longer participate, directly or indirectly, in any group with respect to a possible transaction with the Company and would instead focus exclusively on navigating the company through the unique challenges presented by the pandemic. In light of the extraordinary circumstances occasioned by the pandemic, and with a collapse in Cedar’s share price, the Board determined that, while it would remain open to any potential strategic alternatives that enhance stockholder value, in the absence of any currently actionable bids, it was in the best interests of the Company and its stockholders to disband the special committee and end the formal process of exploring potential strategic alternatives and instead focus on preserving the Company and its assets in the face of the pandemic.

On November 6, 2020, Camac Partners, LLC (together with certain affiliates, “Camac”) filed a Schedule 13D with the SEC disclosing that Camac, together with the other members of the filing group, possessed shared voting power of 5.1% of the outstanding Company common stock. The filing stated that Camac intended, among other possible actions, to review its investment in the Company on a periodic basis and that it may from time to time engage in communications and discussions with Company management and the Board. At the direction of the Board, members of Company management engaged in cordial conversations with representatives of Camac with respect to the Company, its properties and business strategy. No material nonpublic information was shared with Camac during the course of these conversations.

On February 1, 2021, Camac made publicly available a slide presentation titled “Unlocking Value in Cedar Realty Trust”, that, among other things, presented purported opportunities to “unlock value” at the Company, asserted Camac’s belief that the Board needed refreshment due to perceived Company underperformance; and outlined a strategic plan formulated by Camac that it said would maximize return on invested capital, preserve cash flow and improve portfolio quality. The presentation was subsequent publicly filed by Camac with the SEC as an exhibit to an amended Schedule 13D, dated February 2, 2021.

On February 22, 2021, the Company received a legal notice from Barington Companies Equity Partners, L.P. (“Barington”) setting forth Barington’s intention to nominate two directors for election at the company’s 2021 annual meeting of stockholders. The two nominees were Christopher J. Pappano, a managing director of Barington, and Keith M. Rosenbloom, the co-founder and managing member of Cruiser Capital Advisors, LLC. Subsequent to the Company’s receipt of the nomination notice, members of the Board and Company management spoke telephonically or by videoconference with representatives of Barington on multiple occasions to discuss Barington’s intentions with respect to the Company. No material nonpublic information was shared with Barington during the course of these conversations.

On February 26, 2021, Ewing Morris & Co. Investment Partners Ltd (together with certain affiliates, “Ewing Morris”) filed a Schedule 13D with the SEC disclosing that Ewing Morris, together with the other members of the filing group, possessed shared voting power of 8.1% of the outstanding Company common stock. Among other things, the filing stated that Ewing Morris was seeking to engage in a dialogue with the Board and Company management about “numerous operational and strategic opportunities to maximize shareholder value”. On February 25, 2021, the day prior to the Schedule 13D filing, Ewing Morris had delivered a legal notice to the Company nominating Darcy Morris, Ewing Morris’ co-president and chief executive officer, for election to the Board at the Company’s 2021 annual meeting of stockholders.

Also on February 26, 2021, the Company received a legal notice from Camac setting forth its intention to replace the Board with Camac’s competing slate of seven nominees for election to the Board at the Company’s 2021 annual meeting of the stockholders. The Camac nominees were Larry Jennings, Jr., Daniel Katz, Eric Ray, Richard Ross, Eric Shahinian, Sharon Stern and Archer G. Stevenson. The Camac nomination notice was subsequently publicly filed by Camac with the SEC as an exhibit to an amended Schedule 13D, dated March 1, 2021.

On March 2, 2021, the Company issued a press release in response to the various shareholder notices and filings described above, noting that the Board’s was receptive to all constructive input from shareholders and was committed to maximizing value for shareholders. The press release also noted that the Board had in fact commenced a strategic review process during the second half of 2019, which was disrupted due to the outbreak of the COVID-19 pandemic (as described above).

From early March 2021 through late April 2021, the Board and members of Company management, with the assistance of BofA Securities and Goodwin Procter, engaged in multiple discussions with each of Barington, Camac and Ewing Morris relating to the terms of potential mutually agreeable cooperation agreements. On April 28, 2021, the Company entered into agreements with each of Camac, Ewing Morris and Barington, pursuant to which all the prior director nominations were withdrawn and the Board agreed to expand the size of the Board from seven members to ten members and appoint Darcy Morris, Richard Ross and Sharon Stern to the Board for terms expiring at the 2021 annual meeting of stockholders. The Board further agreed to nominate each of the new directors for re-election at the 2021 annual meeting of stockholders. In addition, Mr. Morris was appointed to serve on the Nominating and Corporate Governance and Compensation Committees of the Board, Mr. Ross was appointed to serve on the Nominating and Corporate Governance and Audit Committees of the Board and Ms. Stern was appointed to serve on the Compensation and Audit Committees of the Board. The agreements also provided for customary standstill, non-disparagement, voting and expense reimbursement provisions.

In connection with entering into these agreements, Roger Widmann, chairman emeritus of the Board, and Pamela Hootkin, chair of the Compensation Committee of the Board, notified the Board that they would retire from the Board at the Company’s 2021 annual meeting of stockholder, following which the size of the Board would be decreased to eight directors. Mr. Widmann’s and Ms. Hootkin’s retirements were not due to any disputes or disagreements with the Company or the Board.

On June 3, 2021, the newly constituted Board met for its regularly scheduled Q1 2021 board meeting. The management presentation at that meeting focused on the state of the Company’s business and operations, including certain preliminary financial forecasts prepared by Company management concerning the Company’s future operating performance, as well as ongoing strategic challenges as the general economy began emerging from the pandemic. In particular, the management presentation highlighted what appeared to be heightened investor interest in secondary-market grocery anchored shopping centers, as evidenced by the Company having successfully contracted to sell its Camp Hill Mall property at a price well above its most recent internal valuation. The Board and Company management discussed whether this sale was indicative of a growing evolution in the real estate investment market, wherein investors were drawn to the relative stability of grocery-anchored shopping centers, as borne out by their performance during the pandemic. Company management suggested to the Board that, with the Company’s stock then trading for approximately $14 per share, the liquidation value of the Company, if successfully executed, might be as high as $28 or $29 per share. At the conclusion of the meeting, the Board directed Mr. Schanzer and Mr. Gonsalves to confer with BofA Securities and report back to the Board on the possible benefits and risks in the current market environment of an orderly liquidation of the Company versus an outright sale.

On June 9, 2021, Mr. Schanzer and Mr. Gonsalves met via videoconference with representatives BofA Securities to discuss a potential liquidation strategy versus a whole-company sale alternative. The possibility of selling assets in large portfolio sales, rather than individually, was also discussed as a way of minimizing execution risk and shortening the overall timeline of returning cash to shareholders. At a meeting of the Board held telephonically on July 15, 2021, Mr. Schanzer and Mr. Gonsalves reported to the Board the results of their conversations with BofA Securities and other market observations, and Mr. Schanzer presented a proposed dual-track strategic process that would include pursuing a so-called “asset sale/remainco” strategy in tandem with a traditional whole-company sale process. It was noted that a dual track process might benefit the Company and shareholders by engendering greater competition among a greater range of bidders, resulting in better overall pricing. At the conclusion of the meeting, the Board authorized management to interview brokers for the possible sale of discrete asset pools.

On July 28, 2021, the Board met at the offices of Goodwin Procter for its regularly scheduled Q2 2021 board meeting. Attendees included representatives of management, BofA Securities and Goodwin Procter as well as JLL, who had been identified as the likely broker for the sale of the grocery anchored shopping center portfolio. The Board and assembled advisors reviewed certain preliminary financial forecasts prepared by Company management concerning the Company’s future operating performance, and discussed the possibility of restarting the strategic alternatives process. Company management provided a progress update since the July 15, 2021 meeting and walked through a sample execution timeline for a dual-track strategic alternatives process. Representatives of BofA Securities noted that there had been a resurgence in merger and acquisition activity across the broad real estate sector and that, more recently, there had been renewed interest in open-air retail real estate assets. This was evidenced by an uptick in deal activity involving both public shopping center REITs and notable retail real estate transactions in the private sector. The representatives of BofA Securities further noted that they had recently received a limited number of inbound inquiries from parties expressing interest in participating in any future process the Company might launch. Representatives of BofA Securities also presented their views on additional parties that it considered most likely to have an interest in a potential transaction with the Company in any renewed strategic process. At this meeting, Goodwin Procter led a discussion concerning the duties of the Board under applicable law in the context of their consideration of strategic alternatives, including a potential sale of the Company or all or substantially all of its assets.

Based upon the information and advice received from BofA Securities and Goodwin Procter, and its own judgment and deliberations, the Board determined to restart the strategic alternatives process on a “dual track”

basis, which involved offering potential buyers a range of options, including a sale or merger involving the entire Company or, alternatively, the sale of the Company’s core grocery-anchored shopping center portfolio (the “Grocery Anchored Portfolio”) and its mixed-use redevelopment projects. This process would permit the Board to evaluate and compare the relative value of bids for the whole Company against bids for subsets of the Company’s assets and allow the Board to then determine the best course of action. The dual track process would also serve to increase competition among the universe of potential bidders, which the Board believed was likely to lead to higher bids as competitive pressure increased. To help streamline the marketing process with respect to potential asset-sales, the Board determined to engage Jones Lang LaSalle Americas, Inc. (“JLL”) to act as the Company’s real estate advisor with respect to the potential sale of the Grocery-Anchored Portfolio and CBRE Group, Inc. (“CBRE”) to act as the Company’s real estate advisor with respect to the potential sale of the redevelopment projects.

On August 3, 2021, the Board convened via teleconference to kick off the dual-track process, with representatives of management, BofA Securities, JLL, CBRE and Goodwin Procter in attendance. The Board, management and assembled advisors discussed optimal timing for launch of the dual-track process and the Board allocated roles and responsibilities for pre-launch critical path items. The Board, management and advisers also discussed possible strategies with respect to the balance of the Company’s assets (referred to as “Remainco”) in the event the Grocery-Anchored Portfolio and redevelopment assets were sold in discrete asset sale transactions. Remainco was expected to own 19 stabilized shopping center assets, which had generated aggregate cash net operating income of approximately $19.1 million in 2021. The options discussed included maintaining Remainco as an ongoing public company, possibly in an externally managed structure, to adopt a plan of liquidation for Remainco, or to seek counterparties for a potential transaction involving Remainco or its assets. The Board authorized the Company management team and advisers to make outreach to potential counterparties to a Remainco transaction.

At the direction of the Board, a periodic status call was established among members of the Company’s management, BofA Securities, JLL and Goodwin Procter, in addition to periodic full Board updates on the status of the process. These status calls and regular updates remained in place through the first week of March 2022, when the Transactions were announced. Throughout the execution phase of the strategic alternatives review process, the Board conducted numerous formal meetings and Board members were also in regular informal communication with Goodwin Procter and with each other. In addition, the independent members of the Board frequently met in executive session, often with representatives of Goodwin Procter present.

In early September 2021, representatives of BofA Securities, JLL and CBRE commenced outreach to potential counterparties at the direction of the Board to solicit interest in a potential transaction with the Company, in whole or in part. The potential counterparties contacted included both parties that had been contacted in connection with the earlier strategic process, as well as numerous new potential counterparties. On September 9, 2021, the Company issued a press release announcing the Board’s launch of the dual-track strategic alternatives process and the engagement of each of BofA Securities, JLL and CBRE as the Company’s respective financial and real estate advisors. The Company, with assistance from its financial and legal advisors, prepared a substantial online data site to facilitate due diligence by potential bidders. On September 10, 2021, BofA Securities and JLL posted a “round one” process letter to the online data site, inviting potential bidders to submit their preliminary indicative proposals for all or part of the Company by mid-October 2021.

From September 7, 2021 through October 23, 2021, BofA Securities, JLL and CBRE engaged with 55 potential counterparties, including other shopping center REITs, private real estate funds, real estate investors and financial sponsors. Thirty-six parties proceeded to sign non-disclosure agreements with the Company and received expanded data room access. The non-disclosure agreements included customary non-disclosure and standstill provisions, but did not restrict counterparties from making confidential proposals to the Board. During this period, the Company, BofA Securities, JLL and Goodwin Procter facilitated due diligence and engaged in discussions and negotiations regarding a variety of potential transactions with a number of these parties. Throughout this period, the Board continued to hold regular update calls, during which members of the Board discussed with Company management and the Company’s advisors the status of the strategic process and discussions with potential counterparties.

On October 26, 2021, the Board and management met by videoconference, with representatives from each of BofA Securities, JLL and Goodwin Procter. The representatives from BofA Securities and JLL advised the Board that, as of October 23, 2021, the Company had received two preliminary bids for the Company as a whole, two preliminary bids for the Grocery-Anchored Portfolio, and one non-conforming bid for a select number of Remainco assets. Of the whole Company bids, one was from Party A, a private real estate investment firm, for $21.90 per share in cash, and the other from Party B, a private owner and operator of retail real estate, for $23.00 per share in cash. The non-conforming bid was from Party C, a private commercial real estate investment firm, and proposed to acquire a portfolio of 16 (of 19) Remainco assets for a total cash purchase price of $200.0 million. For the Grocery-Anchored Portfolio, one of the bids was from DRA Advisors and certain of its affiliates, for $810.0 million in cash, and the other bid was from Party D, a group of private investors and financing parties, for $965.0 million, but which bid did not have committed equity financing. Each of the bids was indicative and non-binding, subject to completion of additional due diligence and other conditions and contingencies. Representatives of BofA Securities, JLL and Goodwin Procter provided an overview of the terms of each written proposal, including economic terms, financing considerations, the strategic intentions of the interested bidders, due diligence requirements conveyed by the bidders, anticipated timing to negotiate and execute definitive documentation, and other terms, conditions and process matters. In addition, representatives of BofA Securities reviewed with the Board their preliminary financial analyses of the proposals submitted to the Company, including in comparison to selected valuation reference points. The Board engaged in a detailed and substantive discussion with respect to the proposals received and the financial and legal considerations applicable to each. The Board then instructed Company Management, BofA Securities, JLL and Goodwin Procter to provide updated diligence information in the online data site and to prepare and post a “round two” process letter in furtherance of the strategic process.

During the first two weeks of November 2021, BofA Securities and JLL, with the assistance of Company management, added updated diligence items to the online date site and, on November 19, 2021, BofA Securities and JLL posted a “round two” process letter to the online data site, inviting the remaining bidders to finalize their due diligence, secure financing, and submit their best and final offer, along with ready-to-sign deal documentation. The letter provided bidders with an indicative timetable for finalizing their bids, indicating that “bid draft” transaction agreements prepared by Goodwin Procter on behalf of the Company would be posted to the data room by December 3, 2021; bidder markups of the agreement would be due by January 3, 2022; financing commitment letters would be due by January 14, 2022; and “best and final” proposals from bidders would be due on January 21, 2022. The process letter further noted that Company did not anticipate entering into a definitive agreement that was subject to any due diligence or financing contingencies and that any final proposal containing such contingencies would be materially disadvantaged. Likewise, in subsequent oral conversations during December 2021 and January 2022, the Company, BofA Securities, JLL and Goodwin Procter advised each potential bidder and their respective advisers that the Company anticipated “public company style” definitive agreements, in the sense that there would be no earnest money deposit that would serve as liquidated damages, no post-signing due diligence period, no non-customary conditions, and no survival of representations and warranties.

On December 3, 2021, representatives of Party E, a privately-held real estate company, met with Mr. Schanzer to discuss a potential transaction with respect to Remainco. Goodwin Procter, on behalf of the Company, transmitted a form of non-disclosure agreement to Party E in a form similar to that transmitted to other participants in the process, which agreement was subsequently signed on December 6, 2022. On December 27, 2021, representatives of Company management, Goodwin Procter, Party E and Party E’s counsel participated in a videoconference call to discuss preliminary structural and corporate considerations and respond to diligence requests and other questions from Party E and its counsel.

On December 3, 2021, “bid draft” asset purchase and merger agreements were posted to the online data site. The draft agreements provided that purchaser/counterparty obligations would not be subject to any due diligence or financing contingencies, or any other conditions or contingencies that were not customary for public-company material transaction agreements. The draft agreements further provided that there would be no survival of the Company’s representations and warranties following closing and that the Company would be entitled to specifically enforce each purchaser counterparty’s obligations to close and/or seek uncapped damages at law. In addition, each of the “bid draft” agreements provided the Company with the right to terminate the agreement in order to pursue a superior proposal with a third party and pay a customary termination fee.

On January 3, 2022, counsel for Party A transmitted a markup of the draft merger agreement to Goodwin Procter. During the week of January 10, 2022, members of Company management, BofA Securities and Goodwin Procter held additional tax diligence and structuring calls with Party A and its representatives.

On January 6, 2022, a representative of Party B advised representatives of BofA Securities via telephone that Party B would be dropping out as a potential bidder in the process and would not be submitting a “best and final” bid later that month. The representative of Party B indicated there were a variety of factors for Party B’s decision, including the fact that the Company’s stock price was now trading at a higher value per share than Party B was willing to offer, the continuing impact of the COVID-19 pandemic and recent increases in market interest rates.

On January 11, 2022, representatives of the Grocery-Anchored Purchasers transmitted an initial markup of the asset purchase agreement to JLL, which was forwarded to Goodwin Procter. Upon review, Goodwin Procter advised the Company that the markup contained several key provisions that were inconsistent with the instructions provided to bidders in the process letter and throughout the process, and that the markup, among other things, included a number of non-customary conditions for public company transactions, limited the Grocery-Anchored Purchasers liability for breach of the agreement to $10 million and provided for survival of the Company’s representations for one year following closing.

On January 19, 2022 representatives of Wheeler met with Mr. Schanzer to discuss a potential transaction with respect to RemainCo. Goodwin Procter, on behalf of the Company, transmitted a form of non-disclosure agreement to Wheeler in a form similar to that transmitted to other participants in the process, which agreement was subsequently signed on January 21, 2022. Subsequent to execution of the non-disclosure agreement, Wheeler was provided access to the data room and Company management provided extensive due diligence information.

On January 21, 2022, the Company received two proposals for potential whole-company transactions. One was from Party A, who proposed a traditional go-private transaction at a gross cash purchase price of $25.75 per share, and the other was from Party C, who proposed that Party C and its affiliates acquire of all of the Company’s assets other than the redevelopment assets in an asset purchase transaction, for an aggregate cash purchase price of $1.05 billion, which valued the Grocery-Anchored Portfolio at $810.0 million and Remainco at $240.0 million. Party A’s proposal contemplated reductions in the gross offer price per share for leasing capital and other identified items, such that the effective net offer price per share was as much as $2-$3 per share below the gross offer price. Party C’s proposal also indicated Party C’s willingness to acquire either only the Grocery-Anchored Portfolio or Remainco at their stated valuations. On January 24, 2021, the Company received a further updated proposal from the Grocery-Anchored Purchasers, providing for the purchase and sale of the Grocery-Anchored Portfolio for an aggregate cash purchase price of $870.0 million. Each of the proposals was non-binding, subject to completion of confirmatory due diligence and certain other conditions and contingencies. Party D did not submit a further proposal for the Grocery-Anchored Portfolio and advised that it was experiencing difficulty securing equity financing to proceed with a transaction.

Also on January 24, 2022, the Company received a non-binding letter of intent with respect to Remainco from Party E. The proposal contemplated a reverse merger transaction pursuant to which the Company would become majority owned by Party E, with legacy Company stockholders retaining approximately 5% of the surviving entity and all shares of the Company Preferred Stock being exchanged for identical shares of preferred stock in the surviving entity. The consideration to be received by legacy Company stockholders in the merger was valued in Party E’s proposal at $8.10 per share. Party E’s proposal contemplated that the Company’s

Preferred Stock would remain outstanding following the completion of the transaction as preferred stock of the surviving entity in the merger transaction. Notably, Party E’s proposal did not include a property that was subsequently included in the Remainco asset pool, which would have likely increased the value of Party E’s offer proportionally.

On January 27, 2022, the Company received a non-binding term sheet from representatives of Wheeler with respect to Remainco, which term sheet contemplated the acquisition of Remainco by Wheeler in an all-cash transaction for consideration payable to Company stockholders in an amount equal to $284 million, less the aggregate accrued liquidation preference of the Company Preferred Stock of $160.1 million and less retained liabilities, including the Company’s transaction expenses, debt financing costs, deferred compensation liabilities and employee severance and change of control payments. This translated into a proposed per share consideration to Company common stockholders of approximately $9.40 per share, assuming no retained liabilities. Wheeler’s proposal also contemplated that the Company’s Preferred Stock would remain outstanding following the completion of the transaction as preferred stock of the surviving entity, and that the Company Preferred Stock would not be exchanged for preferred stock in Wheeler in the merger transaction.

On January 28, 2022, the Board and Company management met by videoconference, with representatives from each of BofA Securities, JLL and Goodwin Procter present. Representatives of BofA Securities, JLL and Goodwin Procter provided an overview of the terms of each written proposal, including economic terms, financing considerations, final due diligence requirements, anticipated timing to finalize definitive documentation, impact on the Company’s Preferred Stock and other terms, conditions and process matters. In addition, representatives of BofA Securities and JLL reviewed with the Board their financial analyses of the proposals submitted to the Company, including a comparison to selected valuation reference points, and representatives of Goodwin Procter reviewed the duties of the directors under applicable law. The Board and the assembled advisors noted that, based on the bids received and their relative implied valuation and terms, the options available to the Board arising from the process included pursuing a traditional whole-company merger transaction with Party A or a “sum of the parts” series of transactions with the Grocery-Anchored Purchasers, buyers of the redevelopment assets and any of Party C, Party E or Wheeler for Remainco and its assets. On one hand, it was noted that based on the bids received, the per share value of Party A’s whole-company proposal of $25.75, after accounting for the $2-$3 per share in deductions specified in their offer letter, was considerably below that of a “sum of the parts” series of transaction assembled from the other bids, which could result in aggregate value to shareholders of approximately $29.00 per share or more. On the other hand, a single transaction with a single credible buyer provided greater certainty of closing than a series of related transactions with multiple counterparties. Likewise, while a single merger transaction could close promptly after Company stockholders voted to approve the transaction, the series of related “sum of the parts” transactions was likely to close on a more elongated schedule to accommodate the various asset transfers and multi-party process. It was further noted that the risk of one or more redevelopment asset sales not closing on time was a risk applicable to both a whole-company and “sum of the parts” transaction. Goodwin Procter advised the Board that in reviewing the relevant draft transaction agreements, Party A’s markup of the merger agreement was in the spirit of a customary public-company transaction as desired by the Company and did not appear to include any non-customary covenants, conditions or termination rights. The asset purchase agreement markup provided by the Grocery-Anchored Purchasers, however, continued to retain several key provisions that were inconsistent with public-company transactions, including non-customary closing conditions, liquidated damages and survival of representations. It was further noted that both Party A and the Grocery-Anchored Purchasers had requested additional time to complete additional diligence, including physical asset-level diligence pursuant to the terms of customary access agreements.

Following a robust discussion among the assembled Board members and advisers, the Board resolved to instruct Company management, BofA Securities and JLL to advise each of Party A, the Grocery-Anchored Purchasers, Party E and Wheeler that the Board had determined to extend the timeline for receiving final definitive bids for a further three-week confirmatory due diligence and negotiation period. In addition, the Board instructed Goodwin Procter to engage with counsel for each of these potential transaction counterparties to negotiate the forms of final merger and asset purchase agreements, as applicable. The Board further instructed JLL and Company management to communicate to the Grocery-Anchored Purchasers that the Company would only enter into a “public-company style” asset purchase agreement for the Grocery-Anchored Portfolio, including limited contingent purchase price adjustments, no non-customary closing conditions, no liquidated damages provision and no post-closing survival of representations.

On January 31, 2022, following discussions with JLL and Company management, the Grocery-Anchored Purchasers submitted an updated letter of interest with respect to their proposed acquisition of the Grocery-Anchored Portfolio. The revised proposal removed references to non-customary closing conditions, liquidated damages and survival of representations, and lowered the aggregate purchase price to $830.0 million.

On February 2, 2022, the Company received a request for access to the online data room from the financial advisers of Party D, which had previously ceased to engage with the Company and its advisers in the process. Party D and its advisers were granted access to the online data room pursuant to the terms of the existing non-disclosure in place between the Company and Party D. Representatives of Party D subsequently contacted JLL and indicated that Party D might send a markup of the draft asset purchase agreement. However, representatives of Party D subsequently advised JLL that Party D would not proceed with a markup or make a further bid to acquire the Grocery-Anchored Portfolio due to the inability of Party D to secure committed equity financing.

On February 2 and on February 3, 2022, in order to induce the potential counterparties to remain engaged in the process with the aim of providing the Company with final and fully-financed proposals by the end of the extended diligence period, the Board authorized the Company to enter into expense reimbursement letters with each of Party A, the Grocery-Anchored Purchasers, Party E and Wheeler, providing for the Company’s reimbursement of these parties’ documented out-of-pocket incremental expenses incurred during the extension period, up to stipulated amounts.

On February 9, 2022, the compensation committee of the Board met by videoconference (with independent directors Eisenstat and Ross also in attendance, in addition to representatives from outside counsel to the committee) to review the terms of the Company’s existing agreements and plans under which members of management would be entitled to potential payments and benefits in connection with a potential transaction and the amounts of such payments.

On February 10, 2022, representatives of Goodwin Procter transmitted a further revised draft merger agreement to counsel for Party A. On February 11, 2022, BofA Securities received a letter from Party A providing an update on Party A’s diligence efforts with respect to a proposed transaction and advising that it was adjusting its indicative net offer price down to $23.07 per share due to real estate valuation adjustments primarily to account for committed capital and leasing costs.

On February 10, 2022, representatives of Blank Rome LLP (“Blank Rome”), counsel to the Grocery-Anchored Purchasers, transmitted an updated markup of the draft asset purchase agreement to Goodwin Procter. Over the period from February 10, 2022 through February 25, 2022, the Company facilitated additional due diligence items requests by Blank Rome on behalf of the Grocery-Anchored Purchasers, and representatives of Goodwin Procter and Blank Rome exchanged several iterative versions of the draft asset purchase agreement and engaged in numerous conversations and negotiations of the outstanding items. The principal substantive points of disagreement from the Company’s perspective included the proposed inclusion by Blank Rome of provisions providing for contingent purchase price adjustments and a number of closing conditions that would be non-customary for a public-company style deal (such as delivery of tenant estoppels, signing of specified new leases and completion of specified tenant improvement commitments), in addition to proposed provisions providing for the survival of the Company’s representations and warranties beyond the closing date and the inclusion of a liquidated damages remedy, rather than specific performance, in the event of buyer breach or non-performance.

On February 11, 2022, representatives of Goodwin Procter transmitted a draft merger agreement for Remainco to Alston & Bird LLP (“Alston & Bird”), counsel for Wheeler. Over the period from February 11, 2022 through February 25, 2022, representatives of Goodwin Procter and Alston & Bird exchanged several iterative versions of the draft merger agreement and engaged in numerous conversations and negotiations of the outstanding items, including a provision requested by Wheeler that in the event of Wheeler’s breach or non-performance, the Company would not be entitled to specific performance but only to $5.0 million in liquidated damages as the Company’s sole remedy.

On February 25, 2022, the Board and Company management met by videoconference, with representatives from each of BofA Securities, JLL and Goodwin Procter present. Representatives of Company management, BofA Securities and JLL reviewed the status of each of the current proposals from the various potential counterparties, and representatives of Goodwin Procter reviewed the current status of the draft transaction agreements with each applicable counterparty. Company management and Goodwin Procter advised that, with respect to Remainco, Party E appeared to have ceased to meaningfully engage in the process. It was noted that the current proposals for the “sum of the parts” transactions consisting of the sale of the Grocery-Anchored Portfolio and redevelopment assets, followed by a Remainco merger on the terms proposed by Wheeler, continued, in the aggregate, to present a substantially higher value per share for the Company’s common stockholders than a whole-company transaction, particularly now that Party A’s whole-company bid had been reduced to $23.07 per share. The Board also took note that pursuant to the terms of the draft merger agreement submitted by Alston & Bird on behalf of Wheeler, the Company Preferred Stock would remain outstanding as preferred shares of the surviving entity and would not be exchanged for preferred shares of Wheeler, which meant that immediately following the proposed merger transaction, the Company Preferred Stock would remain senior to Wheeler and all of Wheeler’s securityholders with respect to the cash generated from the Remainco assets, which in the fiscal year ended December 31, 2021 was in excess of $19 million, as compared to the annual aggregate dividend on the Company Preferred Stock of approximately $10.8 million. The representatives of Goodwin Procter responded to questions from the directors about the rights and obligations of the Company under the terms of the articles supplementary governing the terms of the Company Preferred Stock and further reviewed the duties of the directors under applicable law. Goodwin Procter further advised that many of the key gating issues in the Grocery-Anchored Portfolio draft asset purchase agreement had been resolved favorably for the Company, including the elimination of provisions providing for contingent purchase price adjustments, non-customary closing conditions, survival of representations and liquidated damages as the sole remedy for buyer breach or nonperformance. At the conclusion of the meeting, the Board instructed BofA Securities to advise Party A that the Board was unlikely to agree to pursue a transaction with Party A unless Party A raised its offer price significantly. The Board instructed JLL, Goodwin Procter and Company management to continue engaging with the Grocery-Anchored Purchasers and Wheeler to finalize terms and definitive agreements with respect to the proposed “sum of the parts” transactions in a way that minimized, to the maximum extent possible, any remaining uncertainties or contingencies with respect to the respective purchaser parties’ obligations under the applicable agreements.

Later in the day on February 25, 2022, Cadwalader, Wickersham & Taft LLP, counsel for Wheeler, provided Goodwin Procter with a draft debt commitment letter from KeyBank National Association. On February 27, 2022, representatives of Goodwin Procter, on behalf of the Company, transmitted comments to the draft debt commitment letter, which comments principally addressed the deletion of a number of conditions to funding. On February 27, 2022, representatives of Alston & Bird transmitted to Goodwin Procter a draft restrictive covenants agreement to be entered into between Wheeler and Mr. Schanzer, pursuant to which Mr. Schanzer would agree to customary non-compete and non-solicitation covenants for a four-year period following closing of a Remainco merger transaction.

On February 27, 2022, representatives of Party A advised BofA Securities that Party A was prepared to raise its whole-company offer per share to $26.00, and that it would assume the risk that the sale of one of the redevelopment assets would not occur prior to closing of the proposed merger with Party A. This development was promptly communicated by BofA Securities to the Board and Company management.

On the evening of February 27, 2022, at the direction of the Board, Company management spoke with representatives of the Grocery-Anchored Purchasers via telephone and advised that a revised whole-company offer had been received by the Company at a valuation that was now only slightly lower than the aggregate value of a “sum of the parts” transaction, a discount that the Board could consider appropriate in exchange for the greater certainty of closing. On the morning of February 28, 2022, representatives of the Grocery-Anchored Purchasers advised Company management that the Grocery-Anchored Purchasers were prepared to raise their proposed purchase price for the Grocery-Anchored Portfolio to $840.0 million and to agree to backstop the Company’s planned sales of two redevelopment projects by agreeing to acquire them for up to $80.5 million to the extent either of these redevelopment assets had not been sold by the time of closing of the Grocery-Anchored Sale. These revisions were subsequently reflected in an updated draft asset purchase agreement transmitted by Goodwin Procter to Blank Rome on February 28, 2022.

On February 27, 2022, the Board retained JLL Securities, an affiliate of JLL, to deliver an opinion on whether the transaction is fair to the stockholders of the Company from a financial point of view, upon request of the Company.

On February 28, 2022, the Board met by videoconference, with representatives from each of Company management, BofA Securities, JLL and Goodwin Procter, to discuss the revised proposals from each of Party A and the Grocery-Anchored Purchasers. Company management, BofA Securities and JLL reviewed the current status of each of the current proposals and further reviewed with the Board their financial analyses of the current proposals, which indicated that a successfully completed “sum of the parts” transaction on the terms proposed would still yield a significant premium to the Company’s stockholders over the value to be received in the proposed whole-company transaction. Representatives of Goodwin Procter reviewed with the Board the current status of the draft transaction agreements with each applicable counterparty, noting that the principal business and legal points on the primary draft transactions documents had been resolved and that, pending direction from the Board, the legal documentation was substantially in place to proceed with either a whole-company transaction with Party A, or a “sum of parts” transaction with the Grocery-Anchored Purchasers and Wheeler, subject in the latter case to receiving and reviewing the final debt commitment papers from Wheeler’s debt financing provider. The Board again weighed the benefits of the higher aggregate value per share receivable by the Company’s stockholders in a “sum of the parts” transaction versus the perceived lesser complexity and greater certainty of closing in the proposed whole-company transaction. Members of the Board expressed their view that while they might consider a slight discount in exchange for greater certainty of closing, they were not prepared to accept a significant discount that would meaningfully reduce the transaction consideration to be received by the Company’s common stockholders. The Board instructed Company management and BofA Securities to engage further with Party A to see whether Party A would be willing to further increase its offer price per share, and instructed Company management, JLL and Goodwin Procter to engage further with the Grocery-Anchored Purchasers and Wheeler to finalize all transaction documentation.

On March 1, 2022, the Board met by videoconference, with representatives from each of BofA Securities, JLL, JLL Securities and Goodwin Procter present, to discuss and review the draft transaction agreements and to consider the terms of the proposed “sum of the parts” transactions. Representatives of Goodwin Procter again reviewed the duties of the directors under applicable law and the terms of the draft transaction agreements. Representatives of JLL and JLL Securities reviewed with the Board JLL Securities’ financial analyses of the aggregate consideration to be received by the Company’s stockholders upon completion of the proposed transactions. JLL Securities then rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion to the Board dated March 2, 2022, that as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by JLL Securities as set forth in the written opinion, the aggregate consideration to be received by the holders of shares of the Company’s common stock pursuant to the transaction agreements was fair from a financial point of view to such holders. Following extensive discussion, and upon confirmation that Party A had declined to increase its offer price per share for a whole-company transaction, the Board unanimously adopted resolutions which, among other things, approved and declared advisable and in the best interests of the Company and the common stockholders of the Company, the Transactions, the Transaction Agreements, and the other transactions contemplated by the Transaction Agreements and resolved to recommend that the stockholders of the Company vote for the approval of the Transactions at a special meeting of common stockholders to be held for this purpose.

Following the Board meeting, the parties proceeded to finalize the Transaction Agreements and all applicable exhibits and schedules, including receipt by the Company of an executed debt commitment letter from KeyBank, National Association and KeyBanc Capital Markets Inc., as lender and lead arranger, respectively, to Wheeler, that did not contain any non-customary conditions to funding. In the afternoon of March 2, 2022, the parties executed and delivered the Transaction Agreements and other transaction documents and the Company issued a press release announcing the Transactions.

Reasons for the Transactions

In reaching its decision to approve the Transactions, the Transaction Agreements and the other transactions contemplated by the Transaction Agreements, and to recommend approval of Transactions to our common stockholders, the Board consulted with the Company’s senior management team, as well as our outside legal and financial advisors, and considered a number of factors, including the following material factors which the Board viewed as supporting its decision to approve the Transactions, the Transaction Agreements and the other transactions contemplated by the Transaction Agreements, and to recommend approval of Transactions to our common stockholders:

•

the aggregate consideration of approximately $29.00 per share represents a 16.6% premium to the closing price of the Company’s common stock on March 2, 2022, and a 70.6% premium to the closing price on September 9, 2021, the last day of trading prior to the public announcement by the Company of its dual-track review of strategic alternatives;

•	the aggregate consideration of approximately $29.00 per share is the highest aggregate amount of consideration proposed in any oral or written offer received by the Company;

•	the belief that the Transactions are more favorable to our common stockholders than other strategic alternatives available to the Company, including remaining an independent public company;

•

the fact that the Company conducted an extensive, publicly disclosed process to pursue a potential transaction, which process included inviting 55 strategic and financial parties to participate in the strategic process, 36 of which executed non-disclosure agreements;

•

JLL’s oral opinion, subsequently confirmed by delivery of a written opinion to the Board, dated March 2, 2022 that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by JLL as set forth in its written opinion, the aggregate consideration to be received by the holders of shares of the Company’s common stock pursuant to the Transaction Agreements was fair from a financial point of view to such holders (see “—Opinion of the Company’s Financial Advisor”);

•

the risks and uncertainty of remaining an independent public company, given the Company’s smaller scale relative to other public shopping center REITs, which caused our cost of capital to remain higher than that of our larger peers and our common stock to trade at a persistently greater discount to NAV;

•

the terms and conditions of the Transaction Agreements, which were reviewed by our Board with our financial and legal advisors, and the fact that such terms were the product of arm’s-length negotiations between the parties;

•	the probability that the Transactions will be completed based on, among other things, the lack of any financing conditions, the irrevocable guarantee of the Grocery-Anchored Purchasers’ performance provided by DRA Growth and Income Master Fund X-B, LLC, the debt commitment letter received by Wheeler from KeyBank National Association and KeyBanc Capital Markets Inc., and the lack of liquidated damages provisions that would permit the Grocery-Anchored Purchaser or Wheeler to avoid their obligations to close by paying a capped fee;

•

our ability, under each of the Transaction Agreements, to participate in discussions or negotiations of competing acquisition proposals with third parties, under certain circumstances, if our Board determines, after consultation with advisors, that failure to do so would be inconsistent with the Board’s legal duties and that such competing acquisition proposals constitute, or could reasonably be expected to result in, a superior proposal;

•

our ability to terminate each Transaction Agreement under certain circumstances in order to enter into a definitive agreement providing for a superior proposal if our Board determines, after consultation with advisors and after taking into account any changes to the terms of the applicable Transaction Agreement proposed by the applicable counterparty, that the superior proposal continues to be a superior proposal, upon payment of a termination fee of in the case of the asset purchase agreement, $7.0 million plus up to $3.5 million in expense reimbursement costs and, in the case of the merger agreement, $5.0 million;

•

our Board’s ability, under each of the Transaction Agreements, to withdraw, modify or amend its recommendation that our common stockholders vote to approve the Transactions and the Transaction Agreements under certain circumstances, subject to payment of the applicable termination fee;

•

the fact that the termination fee of in the case of the asset purchase agreement, $7.0 million plus up to $3.5 million in expense reimbursement costs and, in the case of the merger agreement, $5.0 million, payable by us in certain circumstances is viewed by our Board, after consultation with our legal and financial advisors, as reasonable and not likely to preclude any other party from making a competing acquisition proposal;

•

the fact that the Company Preferred Stock would remain outstanding as preferred shares of the surviving entity in the Mergers and would not be exchanged for preferred shares of Wheeler, which means that immediately following consummation of the Mergers, the Company Preferred Stock will remain senior Wheeler and all of Wheeler’s securityholders with respect to the cash generated from the Remainco assets (which was in excess of $19 million for the fiscal year ended December 31, 2021); and

•

the fact that the Transactions are subject to the approval of our common stockholders, and our common stockholders will be free to reject the Transactions by voting against the Transactions for any reason, including if a higher offer were to be made prior to the stockholders meeting (although we may be required to pay a termination fee under certain circumstances if we subsequently were to enter into a definitive agreement relating to, or to consummate, an acquisition proposal).

The Board also considered the following potentially negative factors in its consideration of the Transactions and Transaction Agreements:

•

the all-cash nature of the Transactions (after assumption of debt) would preclude our stockholders from having the opportunity to participate in the future performance of our assets, future potential earnings growth, future potential appreciation of the value of our common stock or future dividends that could be realized depending on our future performance;

•

the impact of the COVID-19 pandemic on the Company’s earnings and prospects during the period prior to entry into the Transaction Agreements and the effect of that impact on the valuations ascribed to the Company and its assets by participants in the strategic review process;

•

the significant costs involved in connection with entering into and completing the Transactions and the substantial time and effort of management required to consummate the Transactions and related disruptions to the operation of our business;

•

the restrictions on the conduct of our business prior to the completion of the Transactions, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the Transactions;

•

the pending Transactions or failure to complete the Transactions may cause harm to relationships with our employees, tenants and other business associates and may divert management and employee attention away from the day-to-day operation of our business;

•	the fact that the all-cash aggregate transaction consideration would be taxable to our common stockholders for U.S. federal income tax purposes;

•	the fact that, under Maryland law, our common stockholders will not be entitled to appraisal rights, dissenters’ rights or rights of an objecting stockholder in connection with the Transactions;

•

the fact that during the strategic review process, the Company had received an indication of interest from Party D that purported to value the Grocery-Anchored Portfolio at $965 million; however, Party D’s indication of interest was non-binding and subject to due diligence, financing and other contingencies, and Party D did not provide a “best and final” proposal during the strategic review process due to Party D’s inability to obtain equity commitments to support its bid and valuation;

•

the fact that some of our directors and executive officers have interests in the Transactions that may be different from, or in addition to, our stockholders generally (see “—Interests of the Company’s Directors and Executive Officers in the Transactions”).

The foregoing discussion of the factors considered by our Board is not intended to be exhaustive, but rather includes the material factors considered by our Board. In reaching its decision to approve the Transactions, the Transaction Agreements and the other transactions contemplated by the Transaction Agreements, our Board did not quantify or assign any relative weights to, and did not make specific assessments of, the factors considered, and individual directors may have given different weights to different factors.

The above factors are not presented in any order of priority. The explanation of the factors and reasoning set forth above contain forward-looking statements and should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Recommendation of the Board

The Board has unanimously approved the Transactions and the Transaction Agreements, and has declared the Transactions and Transaction Agreements advisable and in the best interests of Cedar Realty Trust, Inc. and our stockholders. The Board recommends that you vote “FOR” the proposal to approve the Transactions, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Transactions and “FOR” the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the Transactions.

Opinion of Jones Lang LaSalle Securities, LLC

The Board has retained JLL Securities to act as the Board’s financial advisor in connection with the Transactions. JLL Securities is the real estate investment banking arm of Jones Lang LaSalle, Inc., which focuses on providing mergers and acquisitions advisory, equity placement and corporate finance services with core expertise and a depth of knowledge in the institutional real estate marketplace, and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions and valuations for corporate and other purposes. The Board selected JLL Securities to act as the Board’s financial advisor in connection with the Transactions on the basis of JLL Securities’ experience with similar transactions, its reputation in the investment community and its familiarity with the Company and its business.

On March 1, 2022, at a meeting of the Board held to evaluate the Transactions, JLL Securities delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated March 2, 2022, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the per share consideration to be received by holders (other than Wheeler, Merger Sub or any wholly owned subsidiary of Cedar immediately prior to the Effective Time) of the Company’s common stock was fair, from a financial point of view, to such holders.

The full text of JLL Securities’ written opinion to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. The following summary of JLL Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. JLL Securities delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the per share consideration from a financial point of view. JLL Securities’ opinion does not address any other terms or aspects of the Transactions and no opinion or view was expressed as to the relative merits of the Transactions in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Transactions. JLL Securities’ opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed Transactions or any related matter.

In connection with rendering its opinion, JLL Securities:

(i)

reviewed documentation provided by the management of Cedar, including historical audited financial statements and certain internal financial statements and other operating data concerning Cedar prepared by the management of Cedar;

(ii)

analyzed certain financial forecasts prepared by the management of Cedar, which forecasts Cedar represented to JLL Securities were consistent with the best judgments of Cedar’s management as to the future financial performance of Cedar and were the best available forecasts at the time with respect to such future financial performance of Cedar, including Cedar’s corporate model;

(iii)	reviewed documents filed by Cedar with the Securities and Exchange Commission and other publicly available business and financial information, including research analyst reports;

(iv)	reviewed rent rolls and Argus files of Cedar’s properties that were presented to JLL Securities by the management of Cedar;

(v)	discussed the past and current operations, capitalization and financial condition and the prospects of Cedar with senior executives of Cedar;

(vi)

reviewed the financial terms, to the extent publicly available, of certain publicly traded shopping center and other retail real estate investment trusts that JLL Securities considered to be generally relevant and comparable to Cedar;

(vii)	reviewed third-party research on the retail real estate sector from reputable sources;

(viii)	reviewed the financial terms, to the extent publicly available, of certain transactions that JLL Securities considered to be relevant;

(ix)

reviewed a draft of the asset purchase and sale agreement, a draft of the merger agreement, and other definitive documentation related to the Transactions, that were presented to JLL Securities by the management of Cedar;

(x)	compared the operating performance of Cedar with that of certain other publicly traded companies that JLL Securities considered to be generally relevant;

(xi)	analyzed precedent portfolio and single-asset retail transactions as deemed relevant; and

(xii)	performed such other analyses, studies and investigations, and considered such other factors, as JLL Securities deemed appropriate.

JLL Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information provided to, reviewed by or discussed with JLL Securities (including information that is available from generally recognized public sources) for the purposes of its opinion. With respect to the financial projections provided to JLL Securities, with Cedar’s consent, JLL Securities assumed that they were reasonably prepared and were consistent with the best available estimates and judgments of senior management of Cedar as to the future financial performance of Cedar and the other matters covered thereby. JLL Securities assumed no responsibility for and expressed no view as to such forecasts or any other forward-looking information or the assumptions on which they were based, and relied upon the assurances of the senior management of Cedar that they were unaware of any facts that would make the information provided to or reviewed by JLL Securities incomplete or misleading. In rendering its opinion, JLL Securities expressed no view as to the reasonableness of such forward-looking information or any estimate, judgment or assumption on which it was based. JLL Securities did not perform any independent valuation or appraisal of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Cedar or its subsidiaries nor had JLL Securities been furnished with any such valuations or appraisals. In particular, JLL Securities did not express any opinion as to the value of any asset or liability of Cedar or any of its subsidiaries, whether at current market prices or in the future. JLL Securities did not assume any obligation to conduct, nor did it conduct, any physical inspection of the properties or facilities of Cedar. In arriving at its opinion, JLL Securities did not take into account any litigation that was pending or may be brought against Cedar or any of its affiliates or representatives. In addition, JLL Securities did not evaluate the solvency of any party to the Transaction Agreements under any state or federal laws or rules, regulations, guidelines or principles relating to bankruptcy, insolvency or similar matters.

For purposes of rendering its opinion, JLL Securities assumed that there had not occurred any material change in the assets, liabilities, financial condition, results of operations, business or prospects of Cedar or any of its subsidiaries since the respective dates on which the most recent financial statements or other information, financial or otherwise, relating to Cedar or any of its subsidiaries, were made available to JLL Securities. JLL Securities also assumed, with Cedar’s consent, that the final executed Transaction Agreements would not differ in any material respect from the draft Transaction Agreements reviewed by JLL Securities, that the representations and warranties of each party set forth in the asset purchase agreement and merger agreement were true and correct, that each party to the Transaction Agreements would perform all of the covenants and agreements required to be performed by it thereunder and that all conditions to the Transactions set forth in the Transaction Agreements would be timely satisfied and not modified or waived and that the Transactions would be consummated in accordance with the terms set forth in the Transaction Agreements without modification, waiver or delay, except, in each case, as would not be material to its analyses. JLL Securities assumed that the Grocery-Anchored Portfolio Sale would be consummated, prior to the consummation of the Mergers. JLL Securities also assumed that, prior to the consummation of the Mergers, the proceeds from the Grocery-Anchored Portfolio Sale would be used to pay the holders of the Cedar common stock and holders of OP Units the Closing Dividend. In addition, JLL Securities assumed, with Cedar’s consent, that any governmental, regulatory or third-party consents, approvals or agreements necessary for the consummation of the Transactions would be obtained without any imposition of a delay, limitation, restriction or condition that would, in any respect be material to its analyses, have an adverse effect on Cedar or the contemplated benefits of the Transactions. In addition, JLL Securities is not a legal, accounting, regulatory or tax expert and with Cedar’s consent it relied, without independent verification, on the assessment of Cedar and its advisors with respect to such matters. JLL Securities did not express any opinion as to the transaction expenses incurred by Cedar in the Transactions. JLL Securities’ opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to JLL Securities as of, March 2, 2022. It should be understood that, although subsequent developments may affect this opinion and the assumptions used in preparing it, JLL Securities does not have any obligation to update, revise or reaffirm its opinion. JLL Securities did not express any view or opinion as to the price at which any share of common stock or any other security may trade at any time, including subsequent to the date of its opinion. The credit, financial and stock markets as well as the industries in which Cedar operates have experienced, and continue to experience, volatility and JLL Securities expresses no opinion or view as to any potential effects of such volatility on Cedar or the Transactions.

JLL Securities’ opinion addresses only the fairness, from a financial point of view, to the holders of Cedar common stock (other than shares of common stock held by any direct or indirect wholly owned subsidiary of Wheeler, Merger Sub or any wholly owned subsidiary of Cedar immediately prior to the Effective Time) of the per share consideration to be paid to such holders in the Transactions, and JLL Securities did not express any view as to the fairness of the Transactions to, or any consideration of, the holders of any other class of securities of Cedar, including the holders of Series B Preferred Stock and Series C Preferred Stock of Cedar, creditors or other constituencies of Cedar or its subsidiaries or any other term of the proposed Transactions or the other matters contemplated by the Transaction Agreements. JLL Securities was not asked to, nor did it, offer any opinion as to any other term or aspect of the asset purchase agreement and merger agreement, or any other agreement or instrument contemplated by or entered into in connection with the Transactions or the form or structure of the asset purchase agreement and merger agreement, or the likely timeframe in which the Transactions would be consummated. Furthermore, JLL Securities expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the Transactions, or any class of such persons, relative to the per share consideration to be received by the holders of common stock in the Transactions or with respect to the fairness of any such compensation. JLL Securities did not express any opinion as to any tax or other consequences that may result from the transactions contemplated by the asset purchase agreement and merger agreement nor did its opinion address any legal, tax, regulatory or accounting matters, as to which it understood Cedar received such advice as it deemed necessary from qualified professionals, and which advice JLL Securities relied upon in rendering its opinion. JLL Securities expressed no view or opinion as to the financing of the Transactions or the terms or conditions upon which it was obtained. JLL Securities’ opinion did not address the underlying business decision of Cedar to engage in the Transactions, or the relative merits of the Transactions, as compared to any strategic alternatives that may be available to Cedar.

Summary of Financial Analysis

The following is a summary of the material financial analyses provided by JLL Securities to the Board in connection with the proposed Transactions. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinions of, JLL Securities, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by JLL Securities.

The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by JLL Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by JLL Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by JLL Securities.

For purposes of the analyses described below, the term “per share consideration” refers to the anticipated aggregate $29.00 per share cash consideration payable to the holders of common stock pursuant to the merger agreement and the pro rata payment by Cedar of the Closing Dividend, to occur on or before the close of business on the day immediately prior to the consummation of the Mergers.

Net Asset Value Analysis

JLL Securities performed a net asset value analysis of Cedar by calculating a range of gross real estate asset values of its properties based on its professional judgment and expertise and on property-level net operating income and cash flows as provided by the management of Cedar, to reflect capital markets activity, capital improvements plans and recent lease signings across the properties owned by Cedar. An implied per share equity value reference range for Cedar was then calculated based on Cedar’s total implied gross real estate value at share at three different levels (a low point of $1.148 billion, a mid-point of $1.194 billion and a high point of $1.243 billion), plus Cedar’s cash and cash equivalents and other net tangible assets totaling approximately $3 million, less Cedar’s outstanding liabilities, including secured mortgage debt, balance on unsecured term loans and revolving credit facility, the liquidation preference of preferred stock outstanding, marked-to-market debt adjustments, unfunded capital costs and transaction related expenses and costs totaling approximately $795 million, divided by the total number of fully diluted shares of common stock and outstanding units of the Operating Partnership, equal to approximately 13.8 million as provided by Cedar management. Balances for cash and cash equivalents, secured mortgage debt, balance on unsecured term loans and revolving credit facility and the liquidation preference of preferred stock outstanding were as of December 31, 2021 and based on a draft form 10-K for the fiscal year ended December 31, 2021, which was provided to JLL Securities by the management of Cedar and later filed on March 10, 2022. Balances for the other net tangible assets, marked-to-market debt adjustments, unfunded capital costs, transaction related expenses and costs and total number of fully diluted shares of common stock and outstanding units of the Operating Partnership reflect management guidance provided by Cedar to JLL Securities, taking into consideration the proposed transaction. This analysis indicated the following approximate implied per share equity value reference range for Cedar at each of the three levels of total implied gross real estate value, as compared to the per share consideration:

Total Implied Gross Real Estate Value	Implied Per Share Equity Value Reference Range	Per Share Consideration
Low: $1.148 billion	$25.76	$29.00
Mid: $1.194 billion	$29.07
High: $1.243 billion	$32.57

Discounted Cash Flow Analysis

JLL Securities performed a discounted cash flow analysis of Cedar by calculating the estimated present value as of December 31, 2021, of the standalone unlevered, after-tax free cash flows that Cedar was forecasted to generate during the twelve-month periods ending December 31, 2022 through December 31, 2029, according to projections prepared by the management of Cedar through the 2029 calendar year. For additional information regarding the projections prepared by the management of Cedar, please see the section of this proxy statement titled “Financial Forecasts.” JLL Securities calculated terminal values for Cedar by applying a selected range of perpetuity growth rates of 1.1% to 1.6%, to Cedar’s standalone terminal unlevered, after-tax free cash flows based on its professional judgment and expertise, taking into consideration the market expectations regarding long-term growth of retail real estate in Cedar’s markets. The unlevered, after-tax free cash flows and terminal values were then discounted to present value (as of December 31, 2021) using a selected range of discount rates of 6.8% to 7.3% (reflecting JLL Securities’ analysis of Cedar’s weighted average cost of capital, determined using the “Capital Asset Pricing Model” and based on information provided to JLL Securities by Cedar management and other considerations that JLL Securities deemed relevant in its professional judgment and experience, taking into account certain metrics including levered and unlevered betas for a comparable group of companies). An implied per share equity value reference range for Cedar was then calculated based on the estimated present value of Cedar’s future unlevered, after-tax free cash flows as provided by the management of Cedar and terminal value at share ranging between $0.9 billion and $1.1 billion, plus Cedar’s cash and cash equivalents and other net tangible assets totaling approximately $3 million, less Cedar’s outstanding liabilities, including secured mortgage debt, balance on unsecured term loans and revolving credit facility, the liquidation preference of preferred stock outstanding and marked-to-market debt adjustments totaling approximately $691 million, divided by the total number of fully diluted shares of common stock and outstanding units of the Operating Partnership equal to approximately 13.8 million as provided by Cedar management. Balances for cash and cash equivalents, secured mortgage debt, balance on unsecured term loans and revolving credit facility and the liquidation preference of preferred stock outstanding are as of December 31, 2021 and based on a draft form

10-K for the fiscal year ended December 31, 2021, which was provided to JLL Securities by the management of Cedar and later filed on March 10, 2022. Balances for the other net tangible assets, marked-to-market debt adjustments and total number of fully diluted shares of common stock and outstanding units of the Operating Partnership reflect management guidance provided by Cedar to JLL Securities, taking into consideration the proposed transaction. This analysis indicated the following approximate implied per share equity value reference range for Cedar, as compared to the per share consideration:

Implied Per Share Equity Value Reference Range	Per Share Consideration
$18.43 - $29.21	$29.00

Comparable Public Companies Analysis

JLL Securities reviewed publicly available financial and stock market information of Cedar and the following six selected companies that JLL Securities viewed as generally comparable to Cedar, based on, but not limited to, the following qualities: (i) focus on shopping center investments, including grocery-anchored shopping centers; (ii) focus on Mid-Atlantic, Northeast or suburban markets; (iii) small- or mid-cap company value; and (iv) well-covered by research analysts, collectively referred to as the selected REITs:

•	RPT Realty

•	Saul Centers, Inc.

•	Slate Grocery REIT

•	Urban Edge Properties

•	Urstadt-Biddle Properties Inc.

•	Whitestone REIT

JLL Securities reviewed, among other items, enterprise value of selected REITs as a multiple of estimated earnings before interest, taxes, depreciation and amortization, referred to as “EBITDA multiple,” for calendar year 2022, and closing stock prices of the selected REITs on February 25, 2022, as a multiple estimated funds from operations per share, referred to as “FFO multiple,” for calendar year 2022. JLL Securities also analyzed the premium or discount represented by the ratio of the closing stock prices to Green Street Advisors’ or S&P Global Market Intelligence’s (“Research Analysts”) estimated net asset value, referred to as “NAV.” Financial data of the selected REITs were based on publicly available consensus estimates. Financial data of Cedar were based on estimates provided by management and publicly available consensus estimates for NAV. For additional information regarding the estimates provided by the management of Cedar, please see the section of this proxy statement titled “Financial Forecasts.”

The implied overall low to high estimated EBITDA multiples for the selected REITs for calendar year 2022 were 13.0x to 19.2x (with a mean of 15.7x). The implied overall low to high estimated FFO multiples for the selected REITs for calendar year 2022 were 10.5x to 15.0x (with a mean of 12.6x). The implied overall discount to NAV was 29% at the low end and a premium to NAV of 4% at the high end, when compared to the closing stock price as of February 25, 2022 of the selected REITs (with a mean discount to NAV of 16%).

JLL Securities then applied selected ranges of estimated FFO multiples based on its professional judgment and expertise and derived from the selected REITs, estimated EBITDA multiples derived from the selected REITs and the premium or discount represented by the ratio of stock prices to Research Analysts’ estimated

NAV (each for calendar year 2022), excluding transaction costs as provided by the management of Cedar. The following table reflects the results of this analysis:

	Range	Implied Per Share Equity Value Reference Range	Per Share Consideration
Enterprise Value to 2022E EBITDA	13.0x - 16.0x	$16.14 - $31.29	$29.00
Price to 2022E FFO per Share	10.5x - 13.0x	$31.35 - $38.86	$29.00
Share Price Premium / (Discount) to NAV	(30%) - (18%)	$21.39 - $25.06	$29.00

No company or business used in this analysis is identical or directly comparable to Cedar. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies or businesses to which Cedar was compared.

Selected Precedent Public REIT Mergers and Acquisitions (“M&A”) Transaction Analysis

JLL Securities also performed an analysis of selected precedent M&A transactions involving publicly traded REITs that shared certain characteristics with the Transaction.

Based on publicly available information obtained from SEC filings and other data sources as of February 25, 2022, JLL Securities identified the following ten publicly announced and completed transactions involving REITs that own and primarily operate retail properties in the U.S. acquired since January 1, 2010:

Selected Precedent Public Retail REIT M&A Transactions

Transaction Announcement Date	Acquirer	Target
July 2021	Kite Realty Group Trust	Retail Properties of America, Inc.
April 2021	Kimco Realty Corp.	Weingarten Realty Investors
February 2020	Simon Property Group, Inc.	Taubman Centers, Inc.
March 2018	Brookfield Property Partners L.P.	GGP Inc.
November 2016	Regency Centers Corporation	Equity One, Inc.
February 2016	an affiliate of Brookfield Asset Management Inc.	Rouse Properties, Inc.
December 2015	real estate funds managed by DRA Advisors LLC	Inland Real Estate Corporation
April 2015	Blackstone Property Partners L.P.	Excel Trust, Inc.
October 2014	Edens Investment Trust	AmREIT, Inc.
September 2014	Washington Prime Group Inc.	Glimcher Realty Trust

Additionally, based on publicly available information obtained from SEC filings and other data sources as of February 25, 2022, JLL Securities identified the following selected fourteen publicly announced and completed transactions involving REITs that own U.S. real estate and were acquired in an all-cash transaction for total deal consideration between $500 million and $2.5 billion that closed since January 1, 2010:

Selected Precedent Additional Public REIT M&A Transactions

Transaction Announcement Date	Acquirer	Target
October 2020	a Partnership led by Pretium and including funds managed by Ares Management Corporation	Front Yard Residential Corporation
August 2020	an affiliate of NexPoint Advisors, L.P.	Jernigan Capital, Inc.
July 2019	an affiliate of Cortland Partners, LLC	Pure Multi-Family REIT LP
June 2017	Canada Pension Plan Investment Board	Parkway, Inc.
June 2017	Government Properties Income Trust	First Potomac Realty Trust
February 2017	Tricon Capital Group Inc.	Silver Bay Realty Trust Corp.
December 2015	real estate funds managed by DRA Advisors LLC	Inland Real Estate Corporation

Transaction Announcement Date	Acquirer	Target
October 2015	affiliates of Harrison Street Real Estate Capital, LLC	Campus Crest Communities, Inc.
April 2015	a real estate fund managed by Brookfield Asset Management	Associated Estates Realty Corporation
April 2015	Blackstone Property Partners L.P.	Excel Trust, Inc.
October 2014	Edens Investment Trust	AmREIT, Inc.
May 2013	American Realty Capital Properties, Inc.	CapLease, Inc.
April 2013	a newly formed fund controlled by Brookfield Office Properties Inc.	MPG Office Trust, Inc.
December 2011	Ventas, Inc.	Cogdell Spencer Inc.

JLL Securities reviewed, among other things, the premiums paid to the target companies’ unaffected stock prices (defined as the closing share price on the day immediately prior to when market rumors or other relevant news began to impact the target’s share price prior to transaction announcement). As unaffected stock price is not always reported consistently by targets, JLL Securities took its best efforts to standardize the metrics for the sake of comparability. The overall observed low and high unaffected stock price premiums paid in all transactions reviewed were 5% and 65% respectively. JLL Securities also reviewed the premiums or discounts paid to the target companies’ NAV (as determined by publicly available information). The overall observed low and high unaffected premium or discount to NAV in all transactions reviewed were discount of 20% and premium of 21%, respectively. JLL Securities then applied selected ranges, incorporating certain adjustments and assumptions, of premium to Cedar’s unaffected share price as of September 9, 2021 and applied ranges of premium to Research Analysts’ estimated NAV per share, which was adjusted for estimated transaction related expenses and costs. This analysis indicated the following implied per share equity value reference range for a share of Cedar Common Stock, as compared to the per share consideration:

	Premium Paid Range	Implied Per Share Equity Value Reference Range	Per Share Consideration
Unaffected Stock Price	10% - 35%	$18.70 - $22.95	$29.00
Consensus NAV, less transaction expenses	(10%) - 15%	$22.79 - $30.43	$29.00

No transaction, company or business used in this analysis is identical or directly comparable to Cedar. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies or businesses to which Cedar was compared.

Selected Portfolio-Level Transaction Analysis

JLL Securities also performed an analysis of selected precedent portfolio-level transactions involving shopping centers in precedent transactions that shared certain characteristics with Cedar and the properties acquired in the Transaction.

JLL Securities reviewed the price per square foot and cap rate paid on such selected precedent transactions. The overall observed low and high price per square foot range in all transactions analyzed were $100 and $346, respectively. The overall low and high cap rate range in all transactions analyzed were 4.8% and 9.2%, respectively. An implied per share equity value reference range for Cedar was then calculated based on Cedar’s total implied gross real estate value at share ranging between $1.0 billion and $1.3 billion, plus Cedar’s cash and cash equivalents and other net tangible assets totaling approximately $3 million, less Cedar’s outstanding liabilities, including secured mortgage debt, balance on unsecured term loans and revolving credit facility, the liquidation preference of preferred stock outstanding, marked-to-market debt adjustments, unfunded capital costs and transaction related expenses and costs totaling approximately $795 million, divided by the total number of fully diluted shares of common stock and outstanding units of the Operating Partnership, equal to approximately 13.8 million as provided by Cedar management. Balances for cash and cash equivalents, secured mortgage debt, balance on unsecured term loans and revolving credit facility and the liquidation preference of preferred stock outstanding are as of December 31, 2021 and based on a draft form 10-K for the fiscal year ended December 31, 2021, which was provided to JLL Securities by the management of Cedar and later filed on March 10, 2022. Balances for the other net tangible assets, marked-to-market debt adjustments, unfunded capital costs, transaction related expenses and costs and total number of fully diluted shares of common stock and outstanding units of the Operating Partnership reflect management guidance provided by Cedar to JLL Securities, taking into consideration the proposed transaction. JLL Securities then applied selected ranges of price per square foot and cap rate based on its professional judgment and expertise and derived from the precedent transactions. The following table reflects the results of this analysis:

	Premium Paid Range	Implied Per Share Equity Value Reference Range	Per Share Consideration
Price Per Square Foot	$130 - $160	$16.69 - $33.88	$29.00
Cap Rate	7.2% - 6.8%	$28.21 - $33.27	$29.00

No transaction, property, company or business used in this analysis is identical or directly comparable to Cedar. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies or businesses to which Cedar was compared.

Other factors

JLL Securities also noted for the Board certain additional factors that were not considered part of JLL Securities’ financial analysis with respect to its opinion but were referenced for informational purposes, including, among other things:

•	Publicly available net asset value per share estimates of shares of Cedar common stock from three Wall Street research analysts, which estimates were determined to range from a minimum of $29.29 to a maximum of $31.52 before applying management’s estimated transaction related costs and expenses, and a range from a minimum of $24.57 to a maximum of $26.80 after applying management’s estimated transaction related costs and expenses.

•

Historical volume-weighted average trading prices of shares of Cedar common stock over the last three years (i.e., since February 25, 2019), which reflected low and high stock closing prices for Cedar during such period of $3.89 to $25.15 per share.

General

As noted above, the discussion set forth above is a summary of the material financial analyses and other factors reviewed by JLL Securities with the Board in connection with the Transactions and is not a comprehensive description of all analyses undertaken or factors considered by JLL Securities. The preparation of a financial opinion or analyses is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. JLL Securities believes that the analyses summarized above must be considered as a whole. JLL Securities further believes that selecting portions of its analyses considered or focusing on information presented in tabular format, without considering all analyses or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying JLL Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, JLL Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Cedar. The estimates of the future performance of Cedar in or underlying JLL Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by JLL Securities’ analyses. These analyses were prepared solely as part of JLL Securities’ analysis of the fairness, from a financial point of view, of the proposed consideration payable to the Cedar common stock holders in the Transactions and were provided to the Board in connection with its evaluation of the Transaction. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be JLL Securities’ view of the actual value of Cedar.

The type and amount of consideration payable in the transaction were determined through negotiations between the Board, the Grocery-Anchored Purchasers and Wheeler, rather than by any financial advisor, and were approved by the Board. The decision to enter into the Transaction Agreements was solely that of the Board. As described above, JLL Securities’ opinion and analyses were only one of many factors considered by the Board in its evaluation of the Transactions and should not be viewed as determinative of the views of the Board, management or any other party with respect to the Transactions or the consideration payable in connection with the Transactions.

Cedar agreed to pay JLL Securities for its services as financial advisor to the Board in connection with the Transactions an aggregate fee of $1.0 million, which was payable upon delivery of its opinion and no portion of which was contingent upon the completion of the Transactions. In addition, Cedar agreed to reimburse JLL Securities for its reasonable expenses incurred in connection with JLL Securities’ engagement and to indemnify JLL Securities and certain related parties against specified liabilities, including liabilities under the federal securities laws.

JLL Securities’ opinion was approved by a committee of JLL Securities’ investment banking and other professionals in accordance with its customary practice. JLL Securities is the real estate investment banking arm of Jones Lang LaSalle, Inc., which is a professional full-service firm specializing in real estate advisory and investment management businesses. JLL is a Fortune 500 company with operations in 80 countries and more than 98,000 employees as of December 31, 2021.

JLL Securities is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. During the two years preceding the date of its opinion its capital markets affiliates had engaged in financial and real estate advisory relationships with Cedar and its affiliates for which JLL Securities and such affiliates received fees in connection with such services. Such relationships included (i) acting as investment sales advisors on behalf of Cedar in connection with a sale of assets in December 2021 and May 2021, (ii) acting as financing advisors to Cedar in connection with the financing of a property in May 2021, (iii) acting as advisor on behalf of Cedar in connection with securing a joint venture equity partner in May 2021. During the two years preceding the date of its opinion, JLL Securities had not been engaged to provide financial advisory or other services to Wheeler. During the two years preceding the date of its opinion JLL Securities and its affiliates had engaged in financial and real estate advisory relationships with affiliates of the Grocery-Anchored Purchasers, for which JLL Securities and its affiliates received customary fees in connection with such services. Such relationships included (i) acting as investment sales advisors on behalf of affiliates of the Grocery-Anchored Purchasers in connection with eight separate sales of assets between September 2020 and October 2021, and (ii) acting as financing advisors to affiliates of the Grocery-Anchored Purchasers in connection with the financing of a property in December 2021. JLL Securities and its affiliates may in the future provide, financial advice and services to Cedar, Wheeler, the Grocery-Anchored Purchasers, their affiliates, or any other party that may be involved in the Transactions for which JLL Securities and its affiliates would expect to receive compensation. Certain (i) of JLL Securities and its affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of its affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, JLL, Wheeler, the Grocery-Anchored Purchasers or any of their respective affiliates, or any other party that may be involved in the Transactions.

Certain Financial Forecasts

The Company does not, as a matter of course, publicly disclose forecasts as to future performance, earnings or other results due to the unpredictability of the underlying assumptions and estimates, other than providing, from time to time, estimated ranges for the then- current fiscal year of certain expected financial results and operational metrics in our supplemental information packages and other investor materials. However, the Company has included in this proxy statement certain financial forecasts of the Company (the “Company Forecasts”) that, to the extent described herein, were prepared by the Company’s management and provided to the Board in connection with its discussions concerning the proposed Transactions and to JLL Securities for use in connection with its financial analyses and fairness opinion.

The Company Forecasts were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements or generally accepted accounting principles in the United States (“GAAP”). A summary of this information is presented below.

While the Company Forecasts were prepared in good faith, no assurances can be made regarding future events and the estimates and assumptions underlying these Company Forecasts involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which the Company operates, and the risk and uncertainties described under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 16, all of which are difficult to predict and many of which are outside the control of the Company. The Company’s stockholders are urged to review the Company’s SEC filings for a description of risk factors with respect to the Company’s business. Actual results likely will differ, and may differ materially, from those reflected in the Company Forecasts, whether or not the Transactions are consummated. The inclusion in this proxy statement of the Company Forecasts below should not be regarded as an indication that the Company, the Board, or the Company’s financial advisors considered, or now consider, these forecasts to be a reliable predictor of future results. The Company Forecasts are not fact, and neither they nor any underlying assumptions should be relied upon as being indicative of future results. Readers of this proxy statement are cautioned not to place reliance on this information. The Company Forecasts assume that the Company would continue to operate as a standalone company and do not reflect any impact of the Transactions.

All of the Company Forecasts summarized in this section were prepared by the Company’s management. Neither Ernst & Young LLP, the Company’s independent registered public accounting firm, nor any other independent registered public accounting firm nor any other person has examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these Company Forecasts and, accordingly, neither Ernst & Young LLP nor any other independent registered public accounting firm has expressed any opinion or given any other form of assurance with respect thereto and no independent registered public accounting firm assumes any responsibility for the prospective financial information. The Ernst & Young LLP reports incorporated by reference in this proxy statement relate to the historical financial information of the Company. Those reports do not extend to the Company Forecasts and should not be read to do so.

By including in this proxy statement the Company Forecasts below, none of the Company or any of its representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the information contained in the Company Forecasts. Accordingly, the Company Forecasts should not be construed as financial guidance nor relied upon as such. The inclusion of the Company Forecasts in this proxy statement does not constitute an admission or representation by the Company that the information contained therein is material. The Company Forecasts summarized in this section reflected the opinions, estimates and judgments of the Company’s management at the time they were prepared and have not been updated to reflect any changes since such Company Forecasts were prepared. The Company does not undertake any obligation, except as required by law, to update or otherwise revise the Company Forecasts to reflect circumstances existing since their preparation, changes in general economic or industry conditions or the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error.

The following table sets forth a summary of the Company Forecasts made available to the Board and to JLL Securities. The summary of the Company Forecasts is not included in this proxy statement to induce any Cedar stockholder to vote in favor of the approval of the Transactions or any other proposal to be voted on at the special meeting:

($ millions, other than per share data)	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E
NOI(1)	$83.2	$88.0	$89.5	$91.1	$93.0	$94.8	$96.8	$99.4
EBITDA(2)	$69.9	$74.8	$76.0	$77.4	$78.9	$80.6	$82.4	$84.9
Funds From Operations (“FFO”)(3)	$41.3	$45.8	$47.8	$49.4	$51.4	$52.9	$54.8	$57.5
FFO per share(3)	$2.99	$3.31	$3.46	$3.57	$3.71	$3.82	$3.96	$4.16
Unlevered Free Cash Flow (“UFCF”)(4)	$21.1	$52.5	$57.4	$58.9	$60.4	$61.9	$63.9	$65.6

(1)

Net Operating Income, or NOI, is a widely-used non-GAAP financial measure for REITs that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors as it provides an indication of the recurring cash generated by the Company’s properties by excluding certain non-cash revenues and expenses, as well as other infrequent items such as lease termination income which tends to fluctuate more than rents from year to year. Tenant improvements, leasing commissions and other direct leasing costs are excluded from NOI, consistent with the capital treatment of such costs under GAAP. The most directly comparable GAAP financial measure to NOI is consolidated operating income but NOI should not be considered as an alternative to consolidated operating income prepared in accordance with GAAP or as a measure of liquidity. Further, NOI is a measure for which there is no standard industry definition and, as such, it is not consistently defined or reported on among the Company’s peers, and thus may not provide an adequate basis for comparison among REITs. The Company Forecasts define NOI as total base rent plus recoveries, management fee income and other income, less property expenses including common area maintenance, real estate taxes and other taxes, tenant billable charges, bad debt expense, ground rent, management fees and other expenses.
(2)

EBITDA is a widely recognized supplemental non-GAAP financial measure. The Company computes EBITDA as net income from continuing operations, plus interest expense (including early extinguishment of debt costs), depreciation and amortization, minority interests’ share of consolidated joint venture EBITDA, and discontinued operations. The Company believes EBITDA provides additional information with respect to the Company’s performance and ability to meet its future debt service requirements. EBITDA should be reviewed with GAAP net income from continuing operations, the most directly comparable GAAP financial measure, when trying to understand the Company’s operating performance.

(3)

Funds From Operations (“FFO”) is a widely recognized supplemental non-GAAP measure utilized to evaluate the financial performance of a REIT. The Company presents FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts, which generally defines FFO as net income (determined in accordance with GAAP), excluding gains (losses) from sales of real estate properties, impairment write-downs on real estate properties directly attributable to decreases in the value of depreciable real estate, plus real estate related depreciation and amortization, and adjustments for partnerships and joint ventures to reflect FFO on the same basis. The Company considers FFO to be an appropriate measure of its financial performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than other depreciable assets. FFO should be reviewed with net income attributable to common shareholders, the most directly comparable GAAP financial measure, when trying to understand the Company’s operating performance. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income attributable to common shareholders or to cash flow from operating activities. The Company’s computations of FFO may differ from the computations utilized by other REITs and, accordingly, may not by comparable to such REITs.

(4)

UFCF is a non-GAAP financial measure that was calculated by JLL Securities based on information provided to JLL Securities by Cedar management. JLL calculated UFCF, based on information provided to JLL Securities by Cedar management, by adjusting EBITDA to include the effect of tenant improvements, building improvements, other capital expenditures and unlevered unconsolidated joint venture income and exclude the effect of straight-line rental income, all of which were provided to JLL Securities by Cedar management.

The non-GAAP financial measures used in the financial forecasts above were relied upon by JLL Securities for purposes of its fairness opinion and by the Board in connection with its consideration of the Transactions. Financial measures provided to a financial advisor are excluded from the definition of non-GAAP financial measures and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by JLL Securities for purposes of its fairness opinion or by the Board in connection with its consideration of the Transactions. Accordingly, we have not provided a reconciliation of the financial measures included in the Company Forecasts above.

Interests of Cedar’s Directors and Executive Officers in the Transactions

In addition to their interests in the Transactions as stockholders, our non-employee directors and executive officers have interests in the Transactions that may be different from, or in addition to, the interests of Cedar stockholders generally. In considering the proposals to be voted on at the special meeting, you should be aware of these interests. Members of the Board were aware of and considered these interests in reaching the determination to approve the Transaction Agreements and to declare that the Transaction Agreements, the Transactions and the other transactions contemplated by the Transaction Agreements were advisable and in the best interests of Cedar and its stockholders, and in recommending that the holders of the Company common stock vote to approve the Transactions.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•

the aggregate per share consideration to be received by holders of the Company common stock as a result of the Transactions is $29.00 per share, the anticipated per share consideration (referred to as the “aggregate per share consideration”);

•

each executive officer’s employment is terminated by the Company without “cause” or by the executive officer for “good reason” (as such terms are defined in each executive officer’s employment or executive agreement with the Company), in each case, immediately following the effective time of the Mergers;

•

each non-employee director and executive officer holds the outstanding equity awards that were held by each executive officer as of March 30, 2022, the latest practicable date before the filing of this proxy statement; and

•	the amounts set forth below regarding executive officer compensation are based on compensation levels as of March 30, 2022.

Our current executive officers are Bruce J. Schanzer, President and Chief Executive Officer; Jennifer Bitterman, Executive Vice President, Chief Financial Officer and Treasurer; and Robin Zeigler, Senior Executive Vice President and Chief Operating Officer.

Our current non-employee directors are Abraham Eisenstat, Gregg A. Gonsalves, Sabrina L. Kanner, Darcy D. Morris, Steven G. Rogers, Richard H. Ross and Sharon Stern.

Treatment of Equity and Equity-Based Awards

For additional information regarding beneficial ownership of the Company’s common stock by each of our non-employee directors and named executive officers and beneficial ownership of Cedar common stock by all non-employee directors and executive officers as a group, please see the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners and Management.” Each of our non-employee directors and executive officers will be entitled to receive the same aggregate per share consideration in cash in the same manner as other holders of the Company’s common stock.

Our non-employee directors hold restricted stock awards under the Company’s equity incentive plans and our executive officers hold restricted stock awards and restricted stock unit awards that will be afforded the treatment described below. Our executive officers and non-employee directors do not hold any outstanding stock options. All outstanding equity awards that are subject to time-based vesting, including all outstanding restricted stock awards held by our non-employee directors and executive officers, fully accelerate and vest upon a “sale event” or a “change in control,” as applicable (as such terms are defined in the applicable equity plan and each of which includes the Transactions) pursuant to the terms of the applicable equity plan. In addition, out executive officers are party to employment and other executive agreements with the Company that provide for certain acceleration of vesting of performance-based equity awards in the event of a change in control, which will include completion of the Transactions.

In connection with the closing of the Grocery-Anchored Portfolio Sale and immediately prior to the consummation of the Mergers:

•

Restricted Stock Awards: Each outstanding restricted stock award will become fully vested and nonforfeitable and the holder thereof will have the right to receive the aggregate per share consideration for each share of the Company’s common stock underlying such award.

•

Restricted Stock Units. Each outstanding restricted stock unit award that is subject to performance-based vesting will fully vest in accordance with its terms and convert into the respective number of shares of Company common stock underlying such award and the holder thereof will have the right to receive the aggregate per share consideration with respect to each share of the Company’s common stock underlying such award as well as accrued dividend equivalent rights with respect to such restricted stock unit award.

The table below show the number of shares underlying outstanding unvested restricted stock awards and unvested restricted stock unit awards held by our executive officers and non-employee directors as of April 1, 2022 and the consideration, in cash, they can expect to receive for these awards, assuming continued employment/service through both the (1) closing date of the Transactions, and (2) earliest of any remaining vesting dates or an earlier qualifying termination. As noted above, our executive officers and non-employee directors do not hold any stock options.

Cash Payments to Executive Officers and Non-Employee Directors

in Respect of Company Equity Awards

	Restricted Stock Awards		Restricted Stock Unit Awards
	Shares of Restricted Stock (#)	Aggregate Payment for Restricted Stock ($)(1)	Number of Shares Underlying RSU Awards(#)	Aggregate Payment for RSU Awards ($)(2)	Dividend Equivalent Rights on RSU Awards ($)(3)	Total Equity Award Consideration ($)
Executive Officers:
Bruce J. Schanzer	151,514	4,393,906	113,636	3,295,444	500,000	8,189,350
Jennifer Bitterman	19,117	554,393	—	—	—	554,393
Robin Zeigler	82,152	2,382,408	—	—	—	2,382,408

Non-Employee Directors:
Abraham Eisenstat	12,577	364,733	—	—	—	364,733
Gregg A. Gonsalves	12,577	364,733	—	—	—	364,733
Sabrina L. Kanner	12,577	364,733	—	—	—	364,733
Darcy D. Morris	2,493	72,297	—	—	—	72,297
Steven G. Rogers	12,577	364,733	—	—	—	364,733
Richard H. Ross	2,493	72,297	—	—	—	72,297
Sharon Stern	2,493	72,297	—	—	—	72,297

(1)	The amounts included in this column are equal to (a) the number of shares of restricted stock, multiplied by (b) the aggregate per share consideration of $29.00.
(2)

The amounts included in this column are equal to (a) the number of restricted stock units, multiplied by (b) the aggregate per share consideration of $29.00. For purposes of calculating the value of outstanding restricted stock units, such restricted stock unit awards have been deemed earned at maximum performance in accordance with their terms as of the consummation of the Transactions.

(3)

On June 15, 2019, Mr. Schanzer was granted 1,500,000 dividend equivalent rights (referred to as “DERs”) in connection with a grant of performance-based restricted stock units. The DERs, along with those restricted stock units, were subject to performance-based vesting over a five-year performance period as set forth in Mr. Schanzer’s executive agreement (as described below), with the ability to earn up to 50% of such grant at the conclusion of an interim three-year measurement period. The DERs are not paid until the performance criteria are achieved and will be forfeited to the extent such criteria are not achieved. As a result, Mr. Schanzer received a payment of $500,000 with respect to DERs related to the vesting and settlement of the portion of Mr. Schanzer’s performance-based restricted stock units that vested at the conclusion of the interim three-year measurement period in 2021. The amount in this column shows the consideration, in cash, Mr. Schanzer is anticipated to receive for the DERs assuming continued employment/service through both the (1) closing date of the Transactions and (2) earliest of any remaining vesting dates or an earlier qualifying termination.

Deferred Compensation Plan

Two of our executive officers, Mr. Schanzer and Ms. Zeigler, as well as Mr. Eisenstat, a non-employee director, participate in the 2005 Cedar Shopping Centers, Inc. Deferred Compensation Plan (referred to in this paragraph as the “plan”). Under the plan, participants may defer a portion of their base salaries and cash bonuses on a pre-tax basis and receive a tax-deferred return on such amounts based on the performance of specific investments selected by the participants. Participants may also defer share awards made under the Company’s equity incentive plans, as well as related dividends. In connection with this plan, the Company has established a “rabbi trust” overseen by an independent trustee, wherein the trustee is directed to make investments of the deferred cash amounts, which track as closely as possible to those selected by each participant in order to generally match its liabilities to the participants under the deferred compensation plan with equivalent assets and thereby limit market risk. Generally, cash deferrals will be distributed in a lump sum on the earlier of the first day of the 61st month following the end of the calendar year to which such deferral relates, or as soon as practicable after the participant’s separation from service for any reason other than death or retirement (or six months thereafter, in the case of any participant who is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code, as amended (the “Code”)), unless the participant elects to receive the distribution in installments, or to otherwise further defer the distribution, as provided in the plan. Generally, share deferrals will be distributed in a lump sum on the later of (a) the first business day of the January next following the third anniversary date of the grant, or (b) the first business day of the January next following the date on which the share deferrals are scheduled to vest in their entirety based on the original vesting schedule, unless the participant elects to receive the distribution in installments, or to otherwise further defer the distribution, as provided in the plan. In the event of a “change in control” (as defined in the plan) that constitutes a change in control event under Section 409A of the Code, participants shall become 100% vested in their share deferral accounts, and the Board may terminate the plan and distribute all benefits under the plan to participants. In the event of a termination or constructive termination of the plan in connection with a change in control, such plan provides for an income tax gross up on plan benefits distributed to participants as well as a tax gross-up on any amounts under the plan that are subject to the 20% penalty tax under Section 409A of the Code. Under the terms of the merger agreement, Wheeler has the right to require the Company to terminate the plan in connection with the Transactions. Wheeler has indicated that it intends to exercise this right prior to closing.

The table below shows the anticipated distributions that will be made to each of applicable executive officers and directors in connection with the termination of the plan, including any related tax gross up payments.

Cash Payments to Participants of the Deferred Compensation Plan

Name	Amount of Distribution($)
Bruce J. Schanzer	8,436,300
Robin Zeigler	144,996
Abraham Eisenstat	472,796

(1)	The amount reported includes the full value of the participant’s account balance that will be distributed in connection with the Transactions, as well as the value of any tax gross-up payment.

Severance Entitlements

Certain of Cedar’s executive officers are a party to employment or other executive agreements (each referred to as an “executive agreement”) that provides for certain severance payments and benefits in the event of a qualifying termination and/or upon the occurrence of a change in control.

Mr. Schanzer’s executive agreement provides that, upon Mr. Schanzer’s termination of employment by the Company without “cause” or Mr. Schanzer’s resignation for “good reason” (as each term is defined in his executive agreement), or if a “change in control” (as defined in his executive agreement and which includes the Transactions) occurs prior to Mr. Schanzer’s termination of employment, time-based restricted stock awards held by Mr. Schanzer are subject to full acceleration and the performance-based restricted stock unit awards and dividend equivalents, or DERs (referred to collectively as the “Schanzer performance-based awards”) are subject to acceleration as set forth in his executive agreement. In addition, in connection with a change in control, if Mr. Schanzer’s restricted stock unit awards vest and if the Company’s average annual total shareholder return for the period between the June 15, 2018 and the 5th anniversary thereof (or, if the restricted stock unit awards vest earlier pursuant to the terms of the executive agreement, the date on which the awards vest) is greater than 10%, Mr. Schanzer shall be entitled to a cash amount equal to (i) (A) 500,000 multiplied by (B) a fraction, the numerator of which is the Company’s average annual total shareholder return minus 10% and the denominator of which is 10, (provided that, in no event shall such fraction be greater than 1) multiplied, by (x) if such vesting occurs in connection with a change of control, the “sale price” (as defined in the executive agreement) and (y) in all other circumstances, the average closing price of the Company’s common stock for the 20 trading days prior to such vesting date; provided, however, no such cash payment will be made for average annual total shareholder return above 20%.

Finally, if Mr. Schanzer’s employment is terminated by the Company without cause or by Mr. Schanzer for good reason, or his employment is terminated by the Company by reason of death or disability, his executive agreement provides that, subject to his execution of a separation agreement and release, he will be entitled to receive a lump sum cash payment equal to 250% of the sum of his annual base salary at the rate applicable on the date of termination and his target annual bonus for the year of termination. In addition, pursuant to the terms of Mr. Schanzer’s executive agreement, the Company is required to provide Mr. Schanzer with disability, accident and health insurance substantially similar to those insurance benefits that Mr. Schanzer was receiving immediately prior to the date of termination for 12 months following the date of termination or a cash payment in lieu thereof (reduced to the extent comparable benefits are actually received by Mr. Schanzer during such period) and accelerated vesting of any options, restricted common stock, and restricted stock units granted to Mr. Schanzer, including the equity awards granted pursuant to the employment agreement. Any amounts payable in the event of death or disability will be reduced by the amounts payable under any life or disability insurance policy sponsored by the Company and/or the Operating Partnership.

Ms. Bitterman’s executive agreement provides that, upon Ms. Bitterman’s termination of employment by the Company without “cause”, or if Ms. Bitterman resigns for “good reason” (as each term is defined in her executive agreement), in either case, upon or within 90 days prior to or 12 months following a “change in control” (as such term is defined in her executive agreement), Ms. Bitterman will be entitled to receive a lump sum cash payment equal to 200% of the sum of her annual base salary at the rate applicable on the date of termination and her targeted annual bonus for the then-current fiscal year, exclusive of any long-term incentive stock awards. In addition, upon Ms. Bitterman’s termination of employment by Cedar without cause or her resignation for good reason, all outstanding unvested equity awards held by Ms. Bitterman shall immediately accelerate and vest. In addition, the Compensation Committee of the Board has determined, that upon closing of the Transactions, Ms. Bitterman will be entitled to a one-time transaction bonus equal to $500,000 in recognition of Ms. Bitterman’s extraordinary efforts in connection with the Transactions.

Ms. Zeigler’s executive agreement provides that, upon Ms. Zeigler’s termination of employment by the Company other than for “cause” or her resignation for “good reason” (as each term is defined in her executive agreement), Ms. Zeigler will be entitled to receive a lump sum cash payment equal to 250% of the sum of her annual base salary at the rate applicable on the date of termination and her targeted annual bonus for the then-current fiscal year, exclusive of any long-term incentive stock awards. In addition, pursuant to the terms of her executive agreement, if Ms. Zeigler’s employment is terminated by the Company other than for cause or by Ms. Zeigler for good reason, the Company is required to provide Ms. Zeigler with (i) disability, accident and health insurance substantially similar to those insurance benefits that Ms. Zeigler was receiving immediately prior to the date of termination for 12 months following the date of termination or a cash payment in lieu thereof (reduced to the extent comparable benefits are actually received by Ms. Zeigler during such period) and (ii) accelerated vesting of any options, restricted common stock, and any other awards granted to Ms. Zeigler under any employee benefit plan that have not vested.

Each of the executive agreements contains what is sometimes referred to as a “best-net” provision. If any amounts or benefits to be paid or provided under the executive agreements or otherwise would cause payments or benefits (or other compensation) to not be fully deductible by Cedar for federal income tax purposes because of Section 280G of the Code (or that would subject the executive officer to the excise tax imposed by Section 4999 of the Code), such payments and benefits (and other compensation) will be reduced to the extent necessary such that no portion of such payments or benefits (or other compensation) will be subject to the excise tax imposed by Section 4999 of the Code, except that such a reduction will be made only if, by reason of such reduction, the executive officer’s net after-tax benefit exceeds the net after-tax benefit such executive officer would realize if such reduction were not made.

Quantification of Payments and Benefits

In accordance with Item 402(t) of Regulation S-K, the table below sets forth for each of our named executive officers the estimated amount of compensation based on or otherwise related to the Transactions and that will or may become payable to the named executive officer (1) solely as a result of the completion of the Transactions (i.e., on a “single-trigger” basis) or (2) conditioned on a qualifying termination of employment following or in connection with the Transactions (i.e., on a “double-trigger” basis). This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules. The holders of our common stock are being asked to approve, on a non-binding, advisory basis, such compensation for the named executive officers. Because the vote to approve such compensation is advisory only, it will not be binding on the Company or any other party to the Transaction Agreements. Accordingly, if the proposal to adopt the Transactions is approved by the holders of our common stock and the Transactions are completed, the compensation will be payable regardless of the outcome of the vote to approve such compensation, subject only to the conditions applicable thereto, which are described in the footnotes to the table below and in the narrative above. Philip Mays, our former chief financial officer, is excluded from the disclosure below in accordance with applicable rules because his employment with the Company terminated on September 9, 2021 and he will not be receiving any payments or benefits in connection with Transactions.

The potential payments in the table below are based on the following assumptions:

•	the aggregate per share consideration to be received by holders of the Company common stock as a result of the Transactions is $29.00 per share, the anticipated per share consideration;

•	the effective time of the Transactions is June 30, 2022, which is the assumed date of the effectiveness of the Mergers solely for purposes of this golden parachute compensation disclosure;

•

each named executive officer’s employment is subject to a qualifying termination immediately following the effective time of the Transactions, which entitles the named executive officer to receive the severance benefits described above under “—Severance Entitlements;”

•

each named executive officer holds the outstanding equity awards that were held by each named executive officer as of March 28, 2022, the latest practicable date before the filing of this proxy statement;

•	the amounts set forth in the table below regarding named executive officer compensation are based on compensation levels as of March 28, 2022; and

•	the “best-net” provision contained in the executive agreements, described above under “—Severance Entitlements,” will not apply.

The amounts shown are estimates of amounts that would be payable to the named executive officers based on multiple assumptions that may or may not actually occur, including the assumptions described above. Some of the assumptions are based on information not currently available and, as a result, the actual amounts received by a named executive officer may differ materially from the amounts shown in the following table.

The following table and footnotes describe the benefits each named executive officer is or may be eligible to receive in connection with the completion of the Transactions.

Potential Payments to Named Executive Officers

Named Executive Officer	Cash Severance Payments ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Pension/ NQDC ($)(4)	Tax Reimbursements ($)(5)	Total ($)
Bruce J. Schanzer	14,730,088	3,295,444	35,340	4,393,906	8,436,300	30,891,078
Jennifer Bitterman	1,735,000	554,393	357	—	—	2,289,750
Robin M. Zeigler	2,125,500	2,382,408	35,340	—	144,996	4,688,244

(1)

The amounts in this column represent the cash severance to which our named executive officers may become entitled, as described above in the section entitled “Interests of Cedar’s Directors and Executive Officers in the Transactions—Severance Entitlements”. The severance payments for each of each of the named executive officers are “double-trigger,” as they will only be payable in the event of a qualifying termination of employment in connection with the Transactions. In addition, with respect to Mr. Schanzer, the amounts reported include (i) a $10,480,088 change in control cash payment to which he is entitled pursuant to his executive agreement, and (ii) a $500,000 cash payment in respect in his DERs to which he is entitled pursuant to his executive agreement, each of which are “single-trigger” payments and will be payable upon the closing of the Transactions.

(2)

As described above under “—Treatment of Equity and Equity-Based Awards,” these amounts, represent the aggregate amount payable pursuant to the Transaction Agreements to each named executive officer in respect of any outstanding unvested restricted stock and unvested restricted stock unit awards held as of the effective time of consummation of the Transactions (with the performance metrics applicable to the performance-based restricted stock units deemed to be achieved at maximum). The amounts payable with respect to such unvested restricted stock and unvested restricted stock unit awards are set forth in the table under “—Treatment of Equity and Equity-Based Awards.” Other than with respect to Mr. Schanzer, whose equity awards are subject to “single-trigger” acceleration, payments with respect to any equity awards are “double trigger” and will become payable upon the named executive officer’s qualifying termination as described in further detail above under “—Severance Entitlements”.

(3)	The amounts reported in this column represent the estimated value of continued health and welfare benefits to which each of named executive officers is entitled pursuant to the executive agreements.
(4)

The amounts reported in this column represents the value of unvested stock to be received upon termination of the deferred compensation plan as described in further detail above under “—Deferred Compensation Plan”.

(5)

The amounts reported in this column represent the tax gross-up to be received upon termination of the deferred compensation plan as described in further detail above under “—Deferred Compensation Plan”.

Director and Officer Indemnification

Pursuant to the terms of the Transaction Agreements, members of the Board and executive officers of the Company will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the Transactions. For a more detailed description of the provisions of the Transaction Agreements relating to director and officer indemnification, please see the section of this proxy statement entitled “The Transaction Agreements—Certain Other Covenants and Agreements—Indemnification of Directors and Officers”.

No Future Arrangements

As of the date of this proxy statement, none of the Company’s executive officers has discussed or entered into any agreement with any of the Grocery-Anchored Purchasers, Wheeler or any of their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, any such party.

Restrictive Covenants Agreement

Wheeler and Mr. Schanzer entered into a Restrictive Covenant Agreement, pursuant to which Mr. Schanzer agreed to customary non-compete and non-solicitation covenants for a four-year period following closing of the Mergers. Mr. Schanzer will not receive any compensation or continuing payments from the Company or from Wheeler in respect of the Restrictive Covenants Agreement.

Material U.S. Federal Income Tax Consequences

The following is a general discussion of the material U.S. federal income tax consequences of the receipt of the Closing Dividend and the merger consideration pursuant to the Company Merger to U.S. holders and non-U.S. holders (each as defined below) of our common stock. This discussion is based on the provisions of the Code, applicable U.S. Treasury Regulations, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences under state, local or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax (such as estate and gift taxes or alternative minimum taxes). We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion and that a court could agree with the IRS.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust (1) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (as defined under the Code) who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock, other than an entity or arrangement classified as a partnership for U.S. federal income tax purposes, that is not a U.S. holder.

This discussion applies only to holders of shares of our common stock who hold such shares as “capital assets” within the meaning of the Code (generally, property held for investment). Further, this discussion is for general information purposes only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to specific holders in light of their particular facts and circumstances, and it does not apply to holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect to apply the mark-to-market method of accounting, holders subject to the alternative minimum tax, persons who are required to recognize income or gain with respect to the Company Merger no later than such income or gain is required to be reported on an applicable financial statement, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, retirement plans, individual retirement accounts or other tax-deferred or advantaged accounts (or persons holding common stock through such plans or accounts), banks and other financial institutions, certain former citizens or former long-term residents of the United States, “controlled foreign corporations,” “passive foreign investment companies,” partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), S corporations, real estate investment trusts, regulated investment companies, “qualified foreign pension funds” (within the meaning of Section 897(1)(2) of the Code) or entities all of the interests in which are held by a qualified pension fund, “qualified shareholders” (within the meaning of Section 897(k)(3) of the Code) or investors therein, non-U.S. holders who hold, or have held at any time, directly, indirectly, or constructively, more than 5% of our outstanding common stock, holders who hold our common stock as part of a hedge, straddle, constructive sale, conversion or other integrated or risk reduction transaction, and holders who acquired our common stock through the exercise of employee stock options or otherwise as compensation).

If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding common stock, you should consult your tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the Company Merger and the receipt of the Closing Dividend to you in light of your particular circumstances.

All holders should consult their tax advisors regarding the specific tax consequences of the Company Merger and the receipt of the Closing Dividend to them in light of their particular facts and circumstances, including with respect to the applicability and effect of any U.S. federal, state, local, non-U.S. or other tax laws.

Treatment of the Receipt of the Closing Dividend

U.S. Federal Income Tax Treatment of the Receipt of the Closing Dividend

For U.S. federal income tax purposes, we intend to treat the distribution of the Closing Dividend as a dividend distribution to holders of shares of common stock to the extent of the Company’s current and accumulated earnings and profits. Notwithstanding the intended U.S. federal income tax treatment described herein, the U.S. federal income tax treatment of the distribution of the Closing Dividend is not free from doubt, and the IRS or a court may disagree with our intended treatment. The rest of this discussion proceeds on the basis that our intended U.S. federal income tax treatment of the distribution of the Closing Dividend is respected. Holders of shares of our common stock are urged to consult their tax advisors regarding the impact to them of potential alternative treatments in their particular circumstances.

U.S. Holders

The distribution of the Closing Dividend made by the Company out of its current or accumulated earnings and profits, and not designated as a capital gain dividend, will constitute a dividend taxable to U.S. holders as ordinary income. Noncorporate U.S. holders will generally not be entitled to the preferential tax rate applicable to qualified dividend income except with respect to the portion of any distribution (1) that represents income from dividends the Company received from a corporation in which the Company owns shares (but only if such dividends would be eligible for the lower rate on dividends if paid by the corporation to its individual stockholders), (2) that is equal to the sum of the Company’s REIT taxable income (taking into account the dividends paid deduction available to the Company) and certain net built-in gain with respect to property acquired from a C corporation in certain transactions in which the Company must adopt the basis of the asset in the hands of the C corporation for the Company’s previous taxable year, less any taxes paid by the Company during its previous taxable year, or (3) that represents earnings and profits that were accumulated in a non-REIT taxable year, in each case, provided that certain holding period and other requirements are satisfied at both the Company and individual stockholder levels; however, to the extent not so treated as qualified dividend income and not designated as a capital gain dividend, the distribution will generally constitute a dividend with respect to which noncorporate U.S. holders will be permitted to take a deduction equal to 20% of such dividend for purposes of determining their U.S. federal income tax, subject to certain limitations, which depend on such U.S. holders’ individual circumstances. Noncorporate U.S. holders should consult their tax advisors to determine the tax rates on dividends received from the Company.

The distribution of the Closing Dividend made by the Company will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations.

The distribution of the Closing Dividend made by the Company, to the extent that the Company properly designates such distribution as a capital gain dividend, will be taxable to U.S. holders as gain from the sale of a capital asset held for more than one year, to the extent that such dividend does not exceed the Company’s actual net capital gain for the taxable year, without regard to the period for which a U.S. holder has held the shares of our common stock. Thus, with certain limitations, a capital gain dividend received by an individual U.S. holder may be eligible for preferential rates of taxation. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

To the extent that the Closing Dividend is in excess of the Company’s current and accumulated earnings and profits, such a distribution will be treated first as a tax-free return of capital to each U.S. holder. Thus, such a distribution will reduce the adjusted basis that the U.S. holder has in the shares of our common stock for tax purposes by the amount of the distribution, but not below zero. This reduction will increase gain (or reduce loss) a U.S. holder would recognize in respect of the Company Merger (see “Consequences of the Company Merger to U.S. Holders of our Common Stock”). The distribution made in excess of a U.S. holder’s adjusted basis in the shares of our common stock will be taxable as capital gain, provided that the shares of our common stock have been held as a capital asset.

The distribution of the Closing Dividend made by the Company will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any passive losses against that income or gain. A U.S. holder generally may elect to treat capital gain dividends and income designated as qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. The Closing Dividend, to the extent it does not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Non-U.S. Holders

Ordinary Dividend.

The distribution of the Closing Dividend, other than the portion of the distribution designated by the Company as a capital gain dividend, will generally be treated as ordinary income to the extent that the distribution is made out of the Company’s current or accumulated earnings and profits. So long as our common stock is regularly traded on an established securities market located in the United States, the portion of the distribution designated by the Company as a capital gain dividend, made to a non-U.S. holder who owns no more than 10% of shares of our common stock at all times during the one-year period ending on the date of the distribution, will also generally be treated as ordinary income. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to the distribution of this kind to non-U.S. holders, unless an applicable tax treaty reduces that tax. However, if income from the investment in the shares of our common stock is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if required by an applicable income tax treaty as a condition for subjecting the non-U.S. holder to U.S. taxation on a net income basis, is attributable to a permanent establishment or fixed base that the non-U.S. holder maintains in the United States, tax at graduated rates will generally apply to the non-U.S. holder in the same manner as applied to U.S. holders with respect to dividends, and the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) may also apply if the holder is a non-U.S. corporation. The Company expects that it or the applicable withholding agent will withhold U.S. tax at the rate of 30% on the gross amount of the distribution of the Closing Dividend, other than the portion of the distribution that is treated as attributable to gain from sales or exchanges of U.S. real property interests and a capital gain dividend, paid to a non-U.S. holder, unless (1) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with the Company or the appropriate withholding agent or (2) the non-U.S. holder files an IRS Form W-8-ECI or a successor form with the Company or the appropriate withholding agent claiming that the distribution is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and in either case other applicable requirements were met.

Capital Gain Dividend.

As described above, the distribution of the Closing Dividend that is attributable to gain from sales or exchanges by the Company of U.S. real property interests that is paid with respect to our common stock that is held by a non-U.S. holder who does not own more than 10% of such stock at any time during the one-year period ending on the date of the distribution will generally be treated as an ordinary dividend.

The portion of the distribution of the Closing Dividend to a non-U.S. holder that is designated by the Company at the time of distribution as a capital gain dividend that is not attributable to or treated as attributable to the disposition by the Company of a U.S. real property interest generally will not be subject to U.S. federal income taxation, subject to the exceptions discussed in “Consequences of the Company Merger to Non-U.S. Holders of our Common Stock.”

Return of Capital.

The distribution of the Closing Dividend made in excess of the Company’s current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that the distribution does not exceed the non-U.S. holder’s adjusted basis in such holder’s shares of our common stock. The distribution of this kind will instead reduce the adjusted basis of such shares. To the extent that the distribution of this kind exceeds the non-U.S. holder’s adjusted basis in such non-U.S. holder’s shares of our common stock, the distribution will give rise to tax liability if the non-U.S. holder otherwise would have to pay tax on any gain from the sale or disposition of such non-U.S. holder’s shares. See discussion below under “Consequences of the Company Merger to Non-U.S. Holders of our Common Stock.” If it cannot be determined at the time the distribution the Closing Dividend is made whether such distribution will be in excess of current and accumulated earnings and profits, withholding will generally apply to the distribution at the rate applicable to ordinary dividends. However, the non-U.S. holder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of the Company’s current and accumulated earnings and profits, provided that certain conditions are met.

Consequences of the Company Merger to U.S. Holders of Our Common Stock

The receipt of cash by U.S. holders in exchange for our common stock pursuant to the Company Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder of our common stock that receives cash in exchange for such common stock in the Company Merger will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder’s adjusted tax basis in such shares.

If a U.S. holder acquired different blocks of common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis, gain or loss and holding period separately with respect to each block of common stock. Any such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if a U.S. holder’s holding period in the common stock surrendered in the Company Merger is greater than one year as of the date of the Company Merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.

A U.S. holder who has held our common stock for six months or less at the time of the Company Merger, taking into account the holding period rules of Sections 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of such common stock in the Company Merger will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from us, or such holder’s share of any designated retained capital gains, with respect to such shares.

Consequences of the Company Merger to Non-U.S. Holders of Our Common Stock

General

Subject to the discussion of backup withholding below under “-Information Reporting and Backup Withholding,” a non-U.S. holder generally should not be subject to U.S. federal income tax on the gain or loss from the receipt of the merger consideration in exchange for shares of our common stock pursuant to the Company Merger, except as described below.

Gain recognized by a non-U.S. holder upon a sale or exchange of shares of our common stock generally will not be taxed under the Foreign Investment in Real Property Tax Act (“FIRPTA”) if the Company is a “domestically controlled qualified investment entity,” defined generally to include a REIT, less than 50% in value of the stock of which is and was held directly or indirectly by foreign persons at all times during a specified testing period (provided that, if any class of a REIT’s stock is regularly traded on an established securities market in the U.S., a person holding less than 5% of such class during the testing period is generally presumed not to be a foreign person, unless the REIT has actual knowledge otherwise). The Company believes that it is a “domestically controlled qualified investment entity,” and, therefore, assuming that the Company is a “domestically controlled qualified investment entity” at the effective time of the Company Merger, that taxation under FIRPTA will not apply to the receipt of the per share merger consideration in exchange for shares of our common stock pursuant to the Company Merger. However, gain will be taxable to a non-U.S. holder if such gain is treated as effectively connected with the non-U.S. holder’s U.S. trade or business and, if required by an applicable income tax treaty as a condition for subjecting the non-U.S. holder to U.S. taxation on a net income basis, is attributable to a permanent establishment or fixed base that the non-U.S. holder maintains in the U.S. In this case, the same treatment that applies to U.S. holders with respect to the gain will apply to the non-U.S. holder, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain. In addition, gain will be taxable to a non-U.S. holder if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year or maintains an office or a fixed place of business in the U.S. to which the gain is attributable. In such cases, a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) will apply to the nonresident alien individual’s capital gains, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

If the Company does not qualify as a “domestically controlled qualified investment entity,” the tax consequences to a non-U.S. holder of an exchange of shares of our common stock for cash pursuant to the Company Merger could be adverse. In such case, the tax consequences to a non-U.S. holder will depend upon whether such stock is regularly traded on an established securities market and the amount of such stock that is held by the non-U.S. holder. The Company believes that our common stock is regularly traded on an established securities market in the U.S. within the meaning of FIRPTA and the applicable U.S. Treasury Regulations. Therefore, a non-U.S. holder will generally be treated as owning a U.S. real property interest within the meaning of FIRPTA only if the non-U.S. holder owns more than 10% of the shares of our common stock at any time during the shorter of the period that the non-U.S. holder owned such shares or the five-year period ending on the date when the non-U.S. holder disposed of the shares. Non-U.S. holders should consult their tax advisors regarding the particular tax consequences of owning a U.S. real property interest within the meaning of FIRPTA.

If gain on the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder. In addition, if the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, and if shares of our common stock were not “regularly traded” on an established securities market, the purchaser of such common stock generally would be required to withhold and remit to the IRS 15% of the purchase price.

Non-U.S. holders should consult their tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and the procedures for claiming treaty benefits or otherwise establishing an exemption from U.S. withholding tax.

Medicare Tax

Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. Holders of shares of our common stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.

Information Reporting and Backup Withholding

Information reporting and backup withholding (currently, at a rate of 24%) generally will apply to payments of cash made pursuant to the Company Merger and to the Closing Dividend. Backup withholding will not apply, however, to a holder who (1) in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on a duly executed IRS Form W-9, (2) in the case of a non-U.S. holder, furnishes a duly executed, applicable IRS Form W-8, or (3) is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be claimed as a refund or a credit against such holder’s U.S. federal income tax liability (if any) provided the required information is furnished to the IRS on a timely basis.

FATCA Withholding on Certain Foreign Accounts and Entities

The Foreign Account Tax Compliance Act, or FATCA, provisions of the Code, together with administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on “withholdable payments” (as defined below) made to “foreign financial institutions” (as defined below) and certain other non-U.S. entities (whether or not such foreign financial institutions or non-U.S. entities receive the payment as a beneficial owner or intermediary) unless (1) the foreign financial institution undertakes certain diligence and reporting, and withholding obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. “Withholdable payment” generally includes any payment of interest, dividends, and certain other types of generally passive income if such payment is from sources within the United States. “Foreign financial institution” generally means any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business holds financial assets for the account of others, or

(iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. If the payee is a foreign financial institution that is not exempt under the administrative guidance or an intergovernmental agreement or not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertakes to identify accounts (and certain debt and equity interests in such foreign financial institutions) held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. Holders in jurisdictions that have entered into intergovernmental agreements may, in lieu of foregoing requirements, be required to report such information to their home jurisdiction.

This discussion of the material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of our common stock should consult their tax advisors as to the specific tax consequences to them of the Transactions, including the effect of any federal, state, local, non-U.S. and other tax laws.

Litigation Related to the Transactions

On April 5, 2022, a purported stockholder of the Company filed a complaint against the Company and the Board in the United States District Court for the Eastern District of New York, entitled Stein v. Cedar Realty Trust, Inc. et. al., Civil Action No. 22-cv-1944. On April 6, 2022, another purported stockholder of the Company filed a complaint against the Company and the Board in the United States District Court for the Eastern District of New York, entitled Wang v. Cedar Realty Trust, Inc. et. al., Civil Action No. 22-cv-1975. On April 18, 2022, another purported stockholder of the Company filed a complaint against the Company and the Board in the United States District Court for the Eastern District of New York, entitled Whitfield v. Cedar Realty Trust, Inc. et. al., Civil Action No. 22-cv-02204. Also on April 18, 2022, a purported stockholder filed a complaint against the Company and the Board in the United States District Court for the Eastern District of Pennsylvania, entitled Waterman v. Cedar Realty Trust, Inc. et. al., Civil Action No. 22-cv-01489. In each action, the complaint alleges violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in connection with the proposed Transactions. The complaints generally allege that the preliminary proxy statement on Schedule 14A filed by the Company with the SEC on April 5, 2022 omits material information regarding financial projections, the financial analysis conducted by JLL Securities in connection with its fairness opinion, conflicts of interest on behalf of JLL Securities and BofA Securities, and the terms of BofA Securities’ engagement. The complaints seek, among other things, an injunction preventing the consummation of the Transactions, or, in the event the Transactions are consummated, to recover damages resulting from defendants’ alleged violations of the Exchange Act.

On April 8, 2022, several purported holders of Company Preferred Stock filed a putative class action complaint against the Company, the Board, and Wheeler in Montgomery County Circuit Court, Maryland (Case No. C-15-CV-22-00152). The complaint alleges on behalf of a putative class of holders of Company Preferred Stock, among other things, claims for breach of contract against the Company and the Board with respect to the articles supplementary governing the terms of the Company Preferred Stock, breach of fiduciary duty against the Board, and tortious interference and aiding and abetting breach of fiduciary duty against Wheeler. The complaint seeks, among other things, a declaration that the holders of Company Preferred Stock are entitled to a Liquidation Preference as set forth in the articles supplementary governing the terms of the Company Preferred Stock, compensatory damages, and an injunction enjoining the merger with Wheeler, and an injunction enjoining the distribution to the Company’s common shareholders of the proceeds of any of the Transactions pending a determination of the merits of plaintiffs’ claims.

We believe that the respective allegations asserted against defendants in the lawsuits are without merit. Similar lawsuits may be filed in the future in connection with the proposed Transactions.

THE TRANSACTION AGREEMENTS

The following summarizes the material provisions of the Transaction Agreements. This summary does not purport to be complete and may not contain all of the information about the Transaction Agreements that is important to you. The summary of the material terms of the Transaction Agreements below and elsewhere in this proxy statement is qualified in its entirety by reference to the asset purchase agreement and the merger agreement, copies of which are attached to this proxy statement as Annex A and Annex B, respectively, and which we incorporate by reference into this proxy statement. We recommend that you read the Transaction Agreements carefully and in their entirety, as the rights and obligations of the parties are governed by the express terms of the Transaction Agreements and not by this summary or any other information contained in this proxy statement.

The asset purchase agreement contains representations and warranties made by, and to, the Company and the Grocery-Anchored Purchasers, and the merger agreement contains representations and warranties made by, and to, the Company, the Operating Partnership, Wheeler, Merger Sub and OP Merger Sub. These representations and warranties, which are set forth in the copies of the Transaction Agreements attached to this proxy statement as Annex A and Annex B, respectively, were made for the purposes of negotiating and entering into the Transaction Agreements between the parties, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. In addition, these representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the asset purchase agreement and the merger agreement, were made as of specified dates, and may be subject to standards of materiality different from what may be viewed as material to investors. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Transaction Agreements, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement, and the representations and warranties are qualified by the confidential disclosure schedules attached to the Transaction Agreements, which have not been included in this proxy statement or summarized herein. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, the Operating Partnership or any of their affiliates.

Grocery-Anchored Portfolio Sale

Pursuant to the terms and conditions of the asset purchase agreement, the Grocery-Anchored Purchasers will acquire from the Company and its affiliates a portfolio of 33 grocery-anchored shopping centers for an aggregate cash purchase price of $840.00 million (less the outstanding principal balance of any assumed mortgage debt).

The table below sets forth the assets to be sold in the Grocery-Anchored Portfolio Sale:

Property Name	Location
New London Mall	New London, CT
Bethel Shopping Center	Bethel, CT
Groton Shopping Center	Groton, CT
Jordan Lane	Wethersfield, CT
Christina Crossing	Wilmington, DE
Franklin Village Plaza	Franklin, MA
The Shops at Suffolk Downs	Revere, MA
Norwood Shopping Center	Norwood, MA
Yorktowne Plaza	Cockeysville, MD
Shoppes at Arts District	Hyattsville, MD
Valley Plaza	Hagerstown, MD
Oakland Mills	Columbia, MD
The Shops at Bloomfield Station	Bloomfield, NJ
Carman’s Plaza	Massapequa, NY
Quartermaster Plaza	Philadelphia, PA

Colonial Commons	Harrisburg, PA
Trexlertown Plaza	Trexlertown, PA
The Point	Harrisburg, PA
Fishtown Crossing	Philadelphia, PA
Shops at Crossroads (Crossroads II)	Bartonsville, PA
Lawndale Plaza	Philadelphia, PA
Academy Plaza	Philadelphia, PA
Meadows Marketplace	Hummelstown, PA
Swede Square	E. Norriton Township, PA
Palmyra Shopping	Palmyra, PA
Newport Plaza	Newport, PA
Northside Commons	Campbelltown, PA
Halifax Plaza	Halifax, PA
Girard Plaza	Philadelphia, PA
General Booth Plaza	Virginia Beach, VA
Kempsville Crossing	Virginia Beach, VA
Elmhurst Square	Portsmouth, VA
Oak Ridge Shopping Ctr.	Suffolk, VA

In addition, the asset purchase agreement provides that to the extent two specified redevelopment assets of the Company are not sold by the Company to third parties prior to the closing of the Grocery-Anchored Portfolio Sale, these assets will be acquired by the Grocery-Anchored Purchasers for an additional cash purchase price of up to $80.5 million (less the outstanding principal balance of any assumed mortgage debt).

Merger Transaction with Wheeler

Pursuant to the terms of the merger agreement, following closing of the Grocery-Anchored Portfolio Sale, OP Merger Sub will merge with and into the Operating Partnership, with the Operating Partnership as the surviving entity, and immediately following such merger, Merger Sub will merge with and into the Company, with the Company as the Surviving Company. By virtue of the Mergers, Wheeler and its affiliates will acquire the balance of the Company’s shopping center assets in a transaction that values the remaining portfolio at $291.3 million. The table below sets forth the 19 assets to be acquired by Wheeler:

Property Name	Location
Pine Grove Plaza	Browns Mills, NJ
Coliseum Marketplace	Hampton, VA
Golden Triangle	Lancaster, PA
South Philadelphia	Philadelphia, PA
Fieldstone Marketplace	New Bedford, MA
Webster Commons	Webster, MA
Patuxent Crossing (f/k/a San Souci Plaza)	California, MD
Washington Center Shoppes	Sewell, NJ
Trexler Mall	Trexlertown, PA
Timpany Plaza	Gardner, MA
Fairview Commons	New Cumberland, PA
Gold Star Plaza	Shenandoah, PA
Brickyard Plaza	Berlin, CT
Kings Plaza	New Bedford, MA
Southington Center	Southington, CT
Hamburg Square	Hamburg, PA
Oakland Commons	Bristol, CT
Carll’s Corner	Bridgeton, NJ
Oregon Avenue	Philadelphia, PA

Closing Dates; Effective Times

Pursuant to the terms of the asset purchase agreement, the closing of the Grocery-Anchored Portfolio Sale will occur on the date which is fifteen days following the date all conditions to closing contained in asset purchase agreement have been satisfied (or deemed satisfied) or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions), through mutually acceptable closing escrow arrangements; provided, that Grocery-Anchored Purchasers have the right to extend the closing for up to ten days.

Pursuant to the terms of the merger agreement, the closing of the Mergers will take place as soon as practicable and, in any event, within two business days, following the satisfaction or waiver of the conditions to closing set forth in the merger agreement (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions), which include the closing of the Grocery-Anchored Portfolio Sale. On the closing date, the Operating Partnership and OP Merger Sub will file a certificate of merger with the Secretary of State of the State of Delaware and the Partnership Merger will become effective upon the acceptance for record of the certificate of merger or on such other date and time (not to exceed five business days from the date) as may be mutually agreed and specified in the certificate of merger.

On the closing date, immediately after filing the certificate of merger with respect to the Partnership Merger, the Company and Merger Sub will file articles of merger with the State Department of Assessments and Taxation of Maryland and the merger of the Company and Merger Sub will become effective upon the later of the acceptance for record of the certificate of merger or on such other date and time (not to exceed five business days from the date) as may be mutually agreed and specified in the certificate of merger. Under the merger agreement, the merger effective time will occur promptly after the Partnership Merger effective time.

On April 19, 2022, the parties to the merger agreement executed the first amendment to the merger agreement pursuant to which Section 2.4(a) of the merger agreement was amended and restated to clarify that the articles of incorporation and bylaws of the Company immediately prior to the merger effective time will be the articles of incorporation and bylaws of the Surviving Company immediately after the merger effective time, until thereafter amended as provided therein or by applicable law.

Special Dividend and Merger Consideration

On or before the close of business on the day immediately prior to the consummation of the Mergers, the Board will declare one or more special dividends (the “Closing Dividend”) payable to record holders of the Company’s common stock and holders of OP Units in an aggregate amount equal to the net proceeds available for distribution from all prior sales of assets by the Company and its subsidiaries, including the Grocery-Anchored Portfolio Sale, less certain amounts described below as determined in accordance with the merger agreement. To the extent certain of the Company’s redevelopment assets are not separately sold to third parties, the Grocery-Anchored Portfolio Sale will also include the acquisition by the Grocery-Anchored Purchasers of these redevelopment assets for an additional aggregate purchase price of up to $80.5 million. In addition, in connection with consummation of the Mergers, each share of Company common stock and each OP Unit issued and outstanding immediately prior to the effective time of the Mergers will be converted into the right to receive cash merger consideration in an amount equal to $130.0 million divided by the total number of outstanding shares of Company common stock and OP Units.

It is anticipated that the total amount of cash to be returned to holders of Company common stock by way of the Closing Dividend and the merger consideration will be approximately $29.00 per share/unit. The exact amount of net proceeds available for distribution through the Closing Dividend is subject to customary real estate prorations as of the closing date for the Grocery-Anchored Portfolio Sale, payment by the Company of specified leasing costs, all applicable transaction costs and expenses, and satisfaction of other Company liabilities and indebtedness. Accordingly, while we currently anticipate that the total amount of cash returned to holders of Company common stock by way of the Closing Dividend and merger consideration will be approximately $29.00 per share, it is possible that the total amount received may be more or less than $29.00 per share. The Company will issue a press release specifying the exact amount of the Closing Dividend prior to the effective time of the Mergers.

Treatment of Capital Stock and Compensatory Awards

Company Common Stock. Upon completion of the Mergers, the issued and outstanding shares of the Company’s common stock, par value $0.06 per share, will be cancelled and converted into the right to receive the merger consideration, as described below. Following the Mergers, the Company common stock will no longer be publicly traded and will be deregistered under the Exchange Act.

Company Preferred Stock. Pursuant to the terms of the merger agreement, the Company’s currently outstanding 7.25% Series B Preferred Stock and 6.50% Series C Preferred Stock (collectively, the “Company Preferred Stock”) will remain outstanding as shares of preferred stock in the Surviving Company following the Mergers and will not be exchanged for preferred shares of Wheeler. Both classes of Company Preferred Stock are expected to remain listed on the New York Stock Exchange following closing of the Mergers, and the Surviving Company will continue to be an independent filer of periodic reports with the SEC under the Exchange Act.

As preferred stock of the Surviving Company in the Mergers, the Company Preferred Stock will remain senior Wheeler and all of Wheeler’s securityholders following completion of the Mergers with respect to the cash generated from the Remainco assets. For the year ended December 31, 2021, these assets generated net operating income in excess of $19 million, which the Company anticipates will be exceeded for full-year 2022, based on current leasing activity. In 2021, the aggregate Company Preferred Stock dividend was approximately $10.8 million.

Restricted Stock Awards. In connection with the closing of the Grocery-Anchored Portfolio Sale, each restricted stock award granted under the Company’s equity plans that is outstanding immediately following the consummation of the Grocery-Anchored Portfolio Sale will become fully vested and nonforfeitable and the holder thereof will have the right to receive the Closing Dividend and merger consideration.

Restricted Stock Units. In connection with the closing of the Grocery-Anchored Portfolio Sale, each award of restricted stock units outstanding under the Company’s equity plan that is subject to performance-based vesting will fully vest in accordance with its terms and convert into the respective number of shares of Company common stock underlying such award and the holder thereof will have the right to receive the Closing Dividend and the merger consideration.

Representations, Warranties and Covenants

The Transaction Agreements each contain representations and warranties that the Company and its subsidiaries, on the one hand, and the Grocery-Anchored Purchasers, Wheeler and their respective subsidiaries and affiliates, on the other hand, have made to one another (as applicable), that are subject, in some cases, to specified exceptions and qualifications contained in the Transaction Agreements or in the disclosure schedules delivered in connection with the Transaction Agreements. These representations and warranties relate to, among other things:

•	the organization, valid existence and power and authority to own, lease and operate its properties and assets and to carry on the businesses of each of the Company and its subsidiaries;

•

the Company’s and its applicable subsidiaries’ power and authority to execute and deliver the applicable Transaction Agreement, and, subject to the approval of the Company’s stockholders, to consummate the Transactions contemplated by the applicable Transaction Agreement;

•	the absence of conflicts with, or violations of, laws or organizational documents, including with regards to the Company’s ability to consummate the Transactions;

•	the Company’s and its subsidiaries’ compliance with laws and regulations;

•	environmental matters affecting the Company, its properties and its subsidiaries;

•	actions, suits, claims, hearings, arbitrations, litigation or other proceedings involving the Company or its subsidiaries;

•	tax matters affecting the Company and its subsidiaries;

•	real property currently or historically owned and leased by the Company and its subsidiaries and the Company’s and its subsidiaries’ leases;

•	the receipt by our Board of a fairness opinion from JLL Securities;

•	the absence of any investment banker, broker or finder fees, other than those payable to our financial advisors in connection with the Transactions;

•	the exemption of the Mergers and the merger agreement from the requirements of any anti-takeover or similar law; and

•	the Company’s and its subsidiaries’ insurance policies.

The merger agreement also contains additional representations and warranties relating to, among other things:

•	the good standing and qualification to do business of the Company and its subsidiaries;

•	the Company’s articles of incorporation and bylaws;

•	the Company’s subsidiaries, their jurisdiction of organization or incorporation and their compliance with the terms of their organizational documents;

•	the capital structure and indebtedness, and the absence of restrictions or encumbrances with respect to the equity interests, of each of the Company and its subsidiaries;

•	the Company’s SEC filings since January 1, 2019 and the financial statements contained in those filings;

•	the Company’s internal controls over financial reporting and disclosure controls and procedures;

•	the absence of liabilities required to be recorded on a balance sheet under GAAP since December 31, 2021;

•

possession of, and compliance with, permits necessary for the Company and its subsidiaries to own, lease and operate their properties and assets and to carry on and operate their businesses as currently conducted;

•	the Company’s and its subsidiaries’ employee benefit plans and labor matters affecting the Company and its subsidiaries;

•	material contracts of the Company and its subsidiaries;

•	intellectual property owned by the Company and its subsidiaries and other intellectual property matters; and the Grocery Anchored Portfolio Sale.

Many of our representations and warranties are qualified by the concept of a “material adverse effect.” Under the terms of the Transaction Agreements, a material adverse effect means any event, change or effect that has a material adverse effect, whether individually or in the aggregate, on the Company and/or its applicable subsidiaries and properties, excluding, with respect to a material adverse effect on the business, financial condition, assets or results of operations of the Company and/or its applicable subsidiaries, the impact of (a) the general conditions in the industry in which the Company operates, including competition in any of the geographic areas in which the relevant Company properties are located; (b) general political, economic, business, monetary, financial or capital or credit market conditions or trends (including interest rates); (c) changes in global or national political conditions or trends; (d) any act of civil unrest, war or terrorism (including by cyberattack or otherwise), including an outbreak or escalation of hostilities involving the United States or any other country or the declaration by the United States or any other country of a national emergency or war; (e) any conditions resulting from natural disasters or weather developments, manmade disasters or acts of God; (f) the failure of the financial or operating performance of the Company to meet internal or analyst projections, forecasts or budgets for any period; (g) any action taken, or omitted to be taken, by, or at the request of or with the consent of the applicable purchaser party or in compliance with applicable law and the covenants and agreements contained in the applicable Transaction Agreement; (h) changes in any law, including changes in GAAP or other applicable accounting principles or standards or, in each case, any authoritative interpretations thereof; and (i) the taking of any COVID-19 measures; provided, further, that any adverse events, effects or changes resulting from the matters described in clauses (a), (b), (c), (d), (e), (h) and (i) may be taken into account in determining whether there has been a “Material Adverse Effect” if and only to the extent that they have a materially disproportionate effect on the Company or its appliable properties in the aggregate relative to similarly situated properties in the industry and geographic markets in which the Company operates.

The Transaction Agreements also contains representations and warranties made by the Grocery-Anchored Purchasers and Wheeler and its subsidiaries, as applicable, that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	their organization, valid existence, good standing, qualification to do business and power and authority to own, lease and operate its properties and assets and to carry on their businesses;

•	their power and authority to execute and deliver the relevant Transaction Agreement and to consummate the applicable Transactions;

•	the enforceability of the relevant Transaction Agreement against them;

•

the absence of conflicts with, or violations of, laws or organizational or governing documents and the absence of any consents under, conflicts with or defaults under contracts to which they are a party, in each case as a result of their executing, delivering and performing under or consummating the Transactions contemplated by, the applicable Transaction Agreement;

•

the absence of any action, suit, claim, hearing, arbitration, litigation or other proceeding against them that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on their ability to timely consummate the relevant Transactions;

•	the accuracy of the information supplied by them in this proxy statement;

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their financing in connection with the applicable Transactions (including, in the case of the merger agreement, the debt commitment letter delivered by Wheeler) and the availability of cash sufficient for the satisfaction of all of their respective payment obligations under the Transaction Agreements; and

•	in the case of the merger agreement, the solvency of the Surviving Company following the consummation of the Mergers.

The representations and warranties of each of the parties to the Transaction Agreements will expire upon consummation of the applicable Transactions.

Conduct of Business Pending the Transactions

The Transaction Agreements each contain certain interim operating covenants applicable to the Company and its subsidiaries during the time between signing of the Transaction Agreements and closing of the applicable Transactions, subject, in some cases, to specified exceptions and qualifications contained in the Transaction

Agreements. In the case of the asset purchase agreement and the properties to be acquired by the Grocery-Anchored Purchasers, except for matters permitted or contemplated by the asset purchase agreement, required by applicable law, or as agreed among the parties, from the date of asset purchase agreement until the closing of the Grocery-Anchored Portfolio Sale, the Company will, and will cause each of its applicable subsidiaries to:

•	conduct its business in all material respects in the ordinary course and in a manner consistent with past practice;

•	use commercially reasonable efforts consistent with past practices to maintain the properties in substantially the same manner as heretofore maintained, ordinary wear and tear excepted;

•	not permit, allow or suffer any of the interests in the properties to become subjected to any pledge, lien or encumbrance;

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not enter into any new contract or reciprocal easement agreement, operating agreement or other similar agreement, or modify, amend or terminate any contract or any reciprocal easement agreement, operating agreement or other similar agreement, (ii) modify, amend or terminate certain leases or (iii) enter into certain new leases;

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maintain in full force and effect material insurance policies or comparable replacement policies covering the relevant Company subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice;

•	not apply for or agree to any change in zoning affecting any of the Company’s applicable real property or any modification of the terms of any license;

•	not enter into any settlement contract in connection with any condemnation proceedings affecting or relating to any of the Company’s applicable real property;

•

not amend, supplement, terminate or otherwise modify any applicable ground leases, (ii) fail to comply with the terms of any such ground lease in any material respect, and (iii) fail to deliver to the Grocery-Anchored Purchasers copies of all correspondence delivered or received relating to any such ground leases;

•	deliver to the Grocery-Anchored Purchasers copies of all material correspondence delivered or received under any lease or contract;

•

deliver to the Grocery-Anchored Purchasers copies of all new contracts, new leases, and amendments or modifications of existing leases reasonably promptly following execution thereof (and in all cases prior to closing);

•

not (i) waive the performance or observance by a tenant under certain leases of any of its material obligations or agreements thereunder, (ii) grant consent under certain leases, including to any assignment or sublease of certain leases, or (iii) apply any security deposit (including any letter of credit) held by any Company subsidiary under any certain leases except if the applicable lease has been terminated due to a tenant default; all without prior written consent of the Grocery-Anchored Purchasers;

•

not market for sale or other transfer, or solicit or engage in discussions regarding selling or transferring, any of the properties, interests, or leasehold to be acquired by the Grocery-Anchored Purchasers, subject to certain exceptions described in more detail in the asset purchase agreement;

•	maintain all Company subsidiaries in good standing in their respective jurisdictions of formation and the jurisdictions in which their applicable properties are located; and

•	not cause any Company subsidiaries to make any election to be treated as an association taxable as a corporation for tax purposes.

In the case of the merger agreement and the Remainco properties, the Company must use its commercially reasonable efforts to conduct its operations in the ordinary course of business consistent with past practice in all material respects and to use its best efforts to maintain its status as a REIT for U.S. federal income tax purposes. In addition, except for matters permitted or contemplated by the merger agreement, required by applicable law, or as agreed among the parties, from the date of merger agreement until the closing of the Mergers, the Company will not, and will cause each of its applicable subsidiaries to not:

•	amend its organizational documents (whether by merger, consolidation or otherwise);

•

(i) split, combine or reclassify any capital stock (other than such split, combination or reclassification that would not reasonably have an adverse effect on the Surviving Company), (ii) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock, or (iii) purchase, redeem or otherwise acquire any Company securities, except for acquisitions of shares of Company common stock by the Company in satisfaction by holders of Company equity awards of the applicable exercise price and/or withholding taxes;

•

issue, deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), sell, grant, pledge, transfer, subject to any lien or dispose of any Company securities or Operating Partnership securities or any other securities convertible into or exchangeable for Company securities or Operating Partnership securities, other than (i) the issuance of shares of Company common stock in exchange for OP Units pursuant to the terms of the Operating Partnership’s limited partnership agreement, (ii) the issuance of shares of Company common stock upon the settlement of outstanding restricted unit awards in accordance with the terms of such awards, (iii) grants or awards of Company securities made in the ordinary course of business, (iv) grants or awards of Company securities to new hires made in the ordinary course of business, or (v) grants or awards of Company securities required to be made pursuant to the terms of existing employment or other compensation agreements or arrangements in effect as of the date hereof;

•

adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, each with respect to the Company or any of its subsidiaries;

•

acquire any business, assets or capital stock of any person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), other than one or more acquisitions in the ordinary course of business consistent with past practice that, individually, involve a purchase price of not more than $500,000;

•

sell, lease, license, pledge, transfer, subject to any lien or otherwise dispose of any material assets or material properties except (i) pursuant to existing contracts or commitments; (ii) pursuant to the Grocery Anchored Portfolio Sale, or (iii) permitted encumbrances incurred in the ordinary course of business;

•

change any of the accounting methods used by the Company materially affecting its assets, liabilities or business, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act or as otherwise specifically disclosed in the Company SEC documents;

•

(i) incur, refinance, guarantee or assume any long-term or short-term indebtedness except (x) for borrowings under the Company’s current credit facilities in the ordinary course of business or (y) in respect of indebtedness owing by any wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company or (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;

•

enter into, terminate, or, other than in the ordinary course of business, amend in any material respect any material contract or any contract which if entered into prior to the date of the merger agreement would be a material contract, except for contracts related to indebtedness and certain contracts specified by Wheeler, which the Company will take all actions to terminate prior to closing;

•

subject to certain exceptions, settle or compromise any pending or threatened legal proceeding against the Company or a subsidiary, whether or not commenced prior to the date of the merger agreement, other than settlements of any pending or threatened legal proceeding (A) in which the Company or any subsidiary is named as a nominal defendant, (B) in the ordinary course of business, (C) providing solely for payment of amounts less than $250,000 in cash individually, or $500,000 in cash in the aggregate (net of any amount covered by insurance) or (D) reflected or reserved against in the December 31, 2021 balance sheet of the Company for an amount not materially in excess of the amount so reflected or reserved (excluding any amount that may be paid under insurance policies or indemnification agreements);

•

(i) make any capital expenditures other than capital expenditures set forth in the capital expenditure budget attached to the merger agreement, or (ii) fail to make capital expenditures set forth in the capital expenditure budget; provided, however, in each case that the Company may not commit capital of $250,000 or more to any project referred to in such capital expenditure budget without prior written consent;

•

fail to maintain in full force and effect material insurance policies or comparable replacement policies covering the Company’s subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice;

•

(i) change any method of tax accounting, (ii) make, change or rescind any election with respect to taxes, (iii) amend any tax return, (iv) settle or compromise any tax liability, claim or assessment, (v) enter into any closing or other agreement with a governmental authority related to taxes, (vi) consent to any extension or waiver of a statute of limitations with respect to any tax return or surrender any right to claim a refund of taxes, except, in each case, (A) in the ordinary course of business or (B) to the extent necessary to preserve the Company’s qualification as a REIT under the federal tax code or the status of any subsidiary as a partnership or disregarded entity for U.S. federal income tax purposes or as a qualified REIT subsidiary, a taxable REIT subsidiary or a REIT under the applicable provision of the federal tax code, as the case may be;

•

take any action, or fail to take any action, which could reasonably be expected to cause (i) the Company to fail to qualify as a REIT or (ii) any of the Company’s subsidiaries to cease to be treated as a partnership or disregarded entity for U.S. federal income tax purposes or as a qualified REIT subsidiary, a taxable REIT subsidiary or a REIT under the applicable provision of the federal tax code, as the case may be; or

•	authorize or commit to take any of the actions described above.

Certain Other Covenants and Agreements

Filings and Other Actions. Pursuant to the terms of the Transaction Agreements and in accordance with applicable law and the Company’s governing documents, the Company agreed to duly set a record date for, call, give notice of, and hold a special meeting of its stockholders for the purpose of considering and taking action upon the approval of the Transactions. Unless the Board will have effected an adverse recommendation change (as described below), the Board will make the recommendation that the Company’s stockholders vote to approve the Transactions.

Indemnification of Directors and Officers; Insurance. The merger agreement provides that Wheeler will, and will cause the Surviving Company to, fulfill and honor in all respects the obligations of the Company and its subsidiaries pursuant to (i) each indemnification agreement in effect between the Company and any acquired subsidiary, on the one hand, and any each individual who is or was an officer or director of the Company or any acquired subsidiary at any time prior to the effective time of the Mergers, on the other hand and (ii) any indemnification, exculpation from liability or advancement of expenses provision set forth in the organizational documents of the Company and the acquired subsidiaries, in each case as in effect on the date of the merger agreement, including in respect of any legal proceeding that arises directly or indirectly out of or pertains directly or indirectly to (A) any action or omission or alleged action or omission in such indemnified party’s capacity as a director, officer, employee or agent of the Company or any acquired subsidiary (regardless of whether such action or omission or alleged action or omission, occurred prior to, at or after the effective time of the Mergers) or (B) any of the Transactions. The organizational documents of the Surviving Company are required to contain the provisions with respect to indemnification, exculpation from liability and advancement of expenses set forth in the Company’s and the acquired subsidiaries’ organizational documents on the date of the merger agreement and, from and after the closing of the Mergers, such provisions shall not be amended, repealed or otherwise modified in any manner that could adversely affect the rights thereunder of any indemnified party.

The merger agreement provides that prior to the closing date of the Mergers, the Company will purchase a fully pre-paid “tail” directors’ and officers’ liability insurance policy for the Company and its subsidiaries and their present and former directors, officers and employees who are currently covered by the directors’ and officers’ liability insurance coverage currently maintained by the Company that will provide such directors, officers and employees with coverage for six years following the closing date of not less than the existing coverage and have other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance coverage currently maintained by the Company and its subsidiaries, subject to certain exceptions. The cost of such pre-paid policy will be deducted from the amount of the Closing Dividend.

Acquisition Proposals; No Solicitation. Under each of the asset purchase agreement and merger agreement, the Company, including its subsidiaries and their respective affiliates is required to cease any solicitations, discussions, negotiations or communications with any person with respect to any alternative “acquisition proposals” (as defined in the applicable agreement) and not to solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer, request or proposal that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal, and, subject to certain exceptions, is not permitted to grant any waiver or release under or knowingly fail to enforce any confidentiality, standstill or similar agreement in respect of any alternative acquisition proposals, or enter into discussions or negotiations concerning, or provide non-public information to a third party in connection with, any alternative acquisition proposals. However, the Company may, prior to obtaining the approval of the transactions by the Company’s stockholders, engage in discussions or negotiations and provide non-public information to a third party which has made an unsolicited written bona fide acquisition proposal (as defined in the applicable agreement) if the Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such proposal constitutes, or could reasonably be expected to lead to, a “superior proposal” (as defined in the applicable agreement). Likewise, prior to the approval of the transactions by the Company’s stockholders, the Board may withhold, withdraw, qualify or modify its recommendation that the Company’s stockholders approve the transactions or recommend or otherwise declare advisable any superior proposal, subject to complying with notice and other specified conditions, including giving the Grocery-Anchored Purchasers and/or Wheeler, as the case may be, the opportunity to propose revisions to the terms of the applicable Transaction Agreement during a match right period.

In the case of the asset purchase agreement, the term:

•

“acquisition proposal” means a proposal or offer (whether or not in writing, except as otherwise provided in the asset purchase agreement) with respect to any (A) merger, consolidation, share exchange, other business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, (B) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a subsidiary or otherwise) of (i) the Company, (B) any other business or assets of the Company and its subsidiaries representing (x) 20% or more of the consolidated revenues, net income or assets of the Company, taken as a whole or (y) 20% (based on percentage of the allocated purchase price) of the value of the properties to be acquired by the Grocery-Anchored Purchasers, or (C) any combination of the foregoing; and

•

“superior proposal” means a written acquisition proposal (provided, that for purposes of this definition, the applicable percentage contained in clause (x) of the definition of acquisition proposal shall be

“50.1%” rather than “20%” and the applicable percentage contained in clause (y) of the definition of acquisition proposal shall be 60% rather than 20%) that the Board determines in good faith, after consultation with outside legal counsel and a financial advisor, is more favorable to the Company’s stockholders than the Grocery-Anchored Portfolio Sale (after taking into account any revisions to the terms of the asset purchase agreement that are committed to in writing by Grocery-Anchored Purchasers as provided under the terms of the asset purchase agreement).

In the case of the merger agreement, the term:

•

“acquisition proposal” means any proposal or offer relating to (i) the acquisition (whether by merger, consolidation or otherwise) of 20% or more of any class of the equity interests in the Company (by vote or by value) by any third party, (ii) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction that would result in any third party acquiring assets (including capital stock of or interest in any subsidiary or affiliate of the Company) representing, directly or indirectly, 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, (iii) the acquisition (whether by merger, consolidation, equity investment, share exchange, joint venture or otherwise) by any third party, directly or indirectly, of any class of equity interest in any entity that holds assets representing, directly or indirectly, 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iv) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any third party beneficially owning 20% or more of the outstanding shares of Company common stock and any other voting securities of the Company or the Operating Partnership (or instruments convertible to or exchangeable for 20% or more of such outstanding shares or securities), or (v) any combination of the foregoing; and

•

“superior proposal” means a bona fide written acquisition proposal (with all of the percentages included in the definition of acquisition proposal increased to 50.1%) that the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, and taking into consideration, among other things, all of the terms, conditions, impact and all legal, financial, regulatory and other aspects of such acquisition proposal and the merger agreement that the Board (or a committee thereof) deems relevant (in each case taking into account any revisions to the merger agreement made in writing by Wheeler prior to the time of determination as provided under the terms of the merger agreement, including all legal, financial (including breakup fee provisions) and regulatory aspects of the acquisition proposal and the person making the proposal, would, if consummated, result in a transaction more favorable to the holders of Company common stock than the Mergers.

No Financing Conditions; Debt Commitment Letter. Neither the obligations of the Grocery-Anchored Purchasers under the asset purchase agreement, nor the obligations of Wheeler and its affiliates under the merger agreement, are subject to any financing condition or contingency whatsoever (other than in connection with lender consent to assumption by the Grocery-Anchored Purchasers of certain existing mortgage debt). The obligations of the Grocery-Anchored Purchasers under the asset purchase agreement are unconditionally guaranteed by the DRA Growth and Income Master Fund X-B.

In addition, as of the date of the merger agreement, Wheeler has delivered to the Company copies of a debt commitment letter pursuant to which the lenders party thereto have committed, subject to the terms and conditions contained in such letter, to provide debt financing in an aggregate amount up to $130.0 million to enable Wheeler to consummate the Mergers and make payments required under and in connection with the merger agreement. The merger agreement requires Wheeler to use its reasonable best efforts to obtain the proceeds of the debt financing on the terms and conditions described in the debt commitment letter, including:

•	maintaining in effect the debt commitment letter in accordance with their terms (subject to the right to enter into alternate debt financing in certain circumstances);

•

promptly negotiating and entering into definitive agreements with respect to the debt financing on the terms and conditions (including, if required, utilizing the “flex” provisions) contained in the debt commitment letter; and

•

satisfying (or seeking a waiver of) all conditions to funding in the debt commitment letter and the definitive agreements thereto and to consummate the financing at or prior to the closing of the Mergers.

The merger agreement also requires the Company to use its reasonable best efforts to provide Wheeler, at Wheeler’s sole expense, all cooperation reasonably requested by Wheeler in connection with the arrangement, syndication and consummation of the debt financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or its subsidiaries).

Other Covenants. The Transaction Agreements contain additional agreements between the Company and the other parties thereto, relating to, among other matters:

•	providing access to the Grocery-Anchored Purchasers and Wheeler, as the case may be, to the relevant Company properties and books and records, pursuant to customary terms and conditions;

•

in the case of the asset purchase agreement, customary covenants for real estate transactions, including covenants relating to obtaining title insurance, delivery of tenant estoppels and subordination, non-disturbance and attornment agreements, and obtaining mortgage lender consent, as applicable;

•

payment by the Company and its subsidiaries at or prior to closing of specified leasing costs, currently estimated at approximately $48.0 million, in the aggregate, with respect to certain properties, including unpaid leasing, brokerage or other commissions, tenant improvement costs or allowances, landlord’s work/base building work, inducements or concessions and legal fees;

•	the filing of this proxy statement with the SEC (and cooperation in response to any comments from the SEC with respect to this proxy statement);

•	anti-takeover statutes or regulations that become applicable to the Transactions contemplated by the Transaction Agreements;

•	the coordination of press releases and other public announcements or filings relating to the Transactions;

•	transaction litigation;

•

the preparation and filing of all forms, registrations and notices required under, and the seeking of any consents, authorizations or other approvals required under, any law or by any governmental entity in connection with the Transactions and the other transactions contemplated under the Transaction Agreements; and

•	certain tax matters.

Conditions to Closing

Consummation of the transactions contemplated by each of the asset purchase agreement and merger agreement is subject to certain customary conditions, including (i) the respective representations and warranties of the parties being true and correct (subject to certain materiality exceptions), (ii) compliance in all material respects by each party with their respective covenants, (iii) the absence of any law prohibiting or order preventing the consummation of the Transactions, (iv) the absence of the occurrence of a “Material Adverse Effect” applicable to the Company, (v) in the case of the merger agreement, consummation of the Grocery-Anchored Portfolio Sale, (vi) approval of the transactions by the holders of two-thirds of the outstanding shares of Company common stock, and (vii) in the case of the merger agreement, receipt by Wheeler of a tax opinion from the Company’s counsel to the effect that the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT.

Termination of the Agreements

Each of the Transaction Agreements may be terminated by a party thereto in certain circumstances, including if:

•

the applicable Transaction is not completed by a specified date (July 30, 2022 in the case of the asset purchase agreement, and August 30, 2022 in the case of the merger agreement), subject to certain limitations (and, in the case of the merger agreement, possible extension for up to an additional 60 days under certain circumstances);

•

in the case of the merger agreement, a court or governmental authority of competent jurisdiction has issued an order, judgment, injunction, ruling, writ or decree permanently enjoining or otherwise permanently prohibiting the relevant Transactions;

•	the Company’s stockholders fail to approve the Transactions at the special meeting and any adjournments thereto;

•

prior to the Company receiving stockholder approval of the Transactions, the Board changes or (in certain circumstances) fails to publicly reaffirm its recommendation with respect to the stockholder approval of the Transactions, the Company does not include a recommendation for approval in its proxy statement, or the Board endorses or approves another acquisition proposal; and

•

the other party breaches its representations, warranties or covenants set forth in the relevant Transaction Agreement, which results in the failure of a closing condition, subject in certain cases, to the right of the breaching party to cure the breach.

The Company may also terminate each of the asset purchase agreement and/or merger agreement to enter into one or more definitive agreements with third parties that provide for the implementation of a superior proposal (as defined in the applicable Transaction Agreement), and the Grocery-Anchored Purchasers and/or Wheeler, as the case may be, may terminate the asset purchase agreement or merger agreement, as the case may be, if the Board withdraws its recommendation to the Company’s stockholders to vote to approve the Transactions. In addition, the Company may terminate each of the asset purchase agreement and/or merger agreement if all conditions to closing have been satisfied (other than conditions that by their nature are to be satisfied at the closing), the Company has notified the Grocery-Anchored Purchasers and/or Wheeler, as the case may be, that the Company is ready, willing and able to consummate the applicable Transactions and the Grocery-Anchored Purchasers and/or Wheeler, as the case may be, fail to close within three business days (five business days in the case of the asset purchase agreement).

Either party may terminate the merger agreement if, without Wheeler’s prior written consent, the purchase agreement for certain asset sales to be consummated prior to the Mergers (including the Grocery-Anchored Portfolio Sale) is terminated and not replaced with one or more substitute agreements that is no less favorable in any material respect with respect to the rights and obligations of the Surviving Company, or any term or condition or obligation under any such purchase agreement is amended, modified or waived in a manner adverse, or any new such purchase agreement is entered into having terms adverse, in any material respect to the Surviving Company or its subsidiaries.

If either the asset purchase agreement and/or merger agreement is terminated in certain specified circumstances, including by the Company in order to enter into a definitive agreement providing for a superior proposal, if the Board withdraws its recommendation in favor of the transactions or if the Company’s stockholders fail to approve the Transactions and the Company enters into a definitive agreement for the Company as a whole or a subset of its assets with a third party within twelve months of termination, the Company will be required to pay a termination fee of, in the case of the asset purchase agreement, $7.0 million plus up to $3.5 million in expense reimbursement costs and, in the case of the merger agreement, $5.0 million. In the case of the merger agreement, the Company will also be required to pay a termination fee of $5.0 million to Wheeler if the merger agreement is terminated (i) by either party due to the passage of the drop dead date at a time when the Grocery-Anchored Portfolio Sale has not occurred or (ii) by Wheeler because, without Wheeler’s prior written consent, the purchase agreement for any Grocery-Anchored Portfolio Sale is terminated without a substitute agreement meeting certain standards (or any term or condition or obligation under the purchase agreement for any Grocery Anchored Portfolio Sale is amended, modified or waived in a manner adverse, or any new agreement for any Grocery-Anchored Portfolio Sale is entered into having terms adverse, in any material respect to the Surviving Company or its Grocery Anchored Portfolio Sale subsidiaries).

Governing Law

Each of the Transaction Agreements will be governed by, and construed in accordance with, the laws of the State of Maryland applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles. In the case of the merger agreement, each party has agreed that any interpretation of the debt commitment letter will be governed by, and construed in accordance with, the laws of the State of New York.

Specific Enforcement

Each of the Transaction Agreements provides that the parties agree that irreparable damage would occur in the event that any provision of the relevant agreement is not performed in accordance with its specific terms or is otherwise breached. Subject to certain limitations, the parties acknowledge and agree that the parties are entitled to an injunction or injunctions to prevent breaches of the applicable Transaction Agreement and to enforce specifically the terms and provisions of the applicable Transaction Agreement, in addition to any other remedy at law or in equity.

Amendment

Each of the Transaction Agreements provide that it may be amended with the mutual agreement of the relevant parties at any time, whether before or after the Company stockholder approval has been obtained; provided, however, that after the Company stockholder approval has been obtained, no amendment may be made that pursuant to applicable law requires further approval or adoption by the stockholders of the Company without such further approval or adoption.

PROPOSAL 1

PROPOSAL TO APPROVE THE TRANSACTIONS

We are asking holders of our common stock to vote on a proposal to approve the Transactions, which include the Grocery-Anchored Portfolio Sale, followed by the Mergers with subsidiaries of Wheeler. For detailed information regarding this proposal, see the information about the Transactions and the Transaction Agreements throughout this proxy statement, including the information set forth in the sections entitled “The Transactions” and “The Transaction Agreements.” Copies of the Transaction Agreements are attached as Annex A and Annex B, respectively, to this proxy statement.

Approval of the proposal to approve the Transactions requires the affirmative vote of two-thirds of all votes entitled to be cast at the special meeting. A failure to vote your shares of common stock, an abstention from voting or, if your shares of common stock are held in “street name,” failure to give voting instructions to your broker, bank, trust or other nominee, will have the same effect as a vote “AGAINST” the approval of the Transactions. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate how you wish to vote, your shares of common stock will be voted in accordance with the recommendation of our Board, which is “FOR” this Proposal 1.

Approval of this proposal is a condition to the completion of the Transactions. In the event this proposal is not approved, the Transactions cannot be completed and the Transaction Agreements may be terminated.

Recommendation of the Board of Directors

Our Board unanimously recommends that stockholders vote “FOR” the proposal to approve the Transactions.

PROPOSAL 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER SPECIFIED COMPENSATION

As required by Section 14A of the Exchange Act and the related SEC rules, we are asking holders of our common stock to vote at the special meeting on an advisory basis regarding the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Transactions. This proposal, commonly known as “say-on-golden parachute”, gives stockholders the opportunity to vote, on a non-binding, advisory basis, on the compensation that the named executive officers may be entitled to receive from the Company that is based on or otherwise relates to the Transactions. This specified compensation is summarized in the table under “The Transactions—Interests of Cedar’s Directors and Executive Officers in the Transactions—Quantification of Payments and Benefits”, including the footnotes to the table.

The Board unanimously recommends that stockholders approve the following resolution:

“RESOLVED, that the stockholders of Cedar Realty Trust, Inc. hereby approve, on a non-binding, advisory basis, specified compensation to be paid or that may become payable by the Company to its named executive officers that is based on or otherwise relates to the Transactions as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Transactions—Interests of Our Directors and Executive Officers in the Transactions—Quantification of Payments and Benefits” beginning on page 51 (which disclosure includes the table required pursuant to Item 402(t) of Regulation S-K).”

The vote on the named executive officer specified compensation proposal is a vote separate and apart from the vote on the proposal to approve the Transactions. Accordingly, you may vote to approve the Transactions and vote not to approve the named executive officer specified compensation proposal and vice versa. Because the vote on the named executive officer specified compensation proposal is advisory only, it will not be binding on either the Company or any other party to the Transaction Agreements. As a result, if the Transactions are completed, the specified compensation will be paid or may become payable, subject only to the conditions applicable to such payment, regardless of the outcome of the non-binding, advisory vote of the Company’s stockholders.

The above resolution approving specified compensation of the Company’s named executive officers on an advisory basis will require the affirmative vote of the holders of a majority of votes cast on such proposal at the special meeting. Abstentions will not be considered votes cast at the special meeting and, therefore, will have no effect on the voting results for this proposal. If your shares of common stock are held in “street name,” failure to give voting instructions to your broker, bank, trust or other nominee will also have no effect on the voting results for this proposal.

The Board unanimously recommends a vote “FOR” the advisory (non-binding) proposal to approve specified compensation that may become payable to our named executive officers in connection with the Transactions.

PROPOSAL 3

VOTE ON ADJOURNMENT

We are asking holders of our common stock to approve a proposal for one or more adjournments of the special meeting, if necessary, to solicit additional proxies if we have not obtained sufficient affirmative stockholder votes to approve the Transactions. If stockholders approve the adjournment proposal, we could adjourn the special meeting, and any adjourned session of the special meeting, and use the additional time to solicit additional proxies. If, at the special meeting, the number of shares of our common stock present virtually or by proxy and voting in favor of the proposal to approve the Transactions is not sufficient to approve that proposal, we may move to adjourn the special meeting in order to enable our directors, officers and employees to solicit additional proxies for the approval of the Transactions. In that event, we will ask stockholders to vote only upon the adjournment proposal, and not the proposal approving the Transactions.

The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to approve the Transactions. The Company retains full authority to the extent set forth in its bylaws and Maryland law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any stockholder.

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of votes cast on such proposal at the special meeting. Abstentions will not be considered votes cast at the special meeting and, therefore, will have no effect on the voting results for this proposal. If your shares of common stock are held in “street name,” failure to give voting instructions to your broker, bank, trust or other nominee will also have no effect on the voting results for this proposal.

The Board unanimously recommends a vote “FOR” the adjournment proposal.

MARKET PRICE OF THE COMPANY’S COMMON STOCK

Our common stock is listed on the NYSE under the symbol “CDR”. The table below provides the high and low intra-day trading prices for shares of common stock, as reported by NYSE, and the quarterly cash dividends declared per share, for the periods indicated. In November 2020, the Company effected a 1-for-6.6 reverse stock split of our common stock and a corresponding 1-for-6.6 reverse split of the outstanding units of limited partnership interest in the Operating Partnership. Per share amounts presented below for all prior periods have been adjusted to reflect the impact of the reverse stock split.

	Range		Cash Dividend per Share
Year	High	Low
2019
First Quarter	$24.816	$19.998	$0.33
Second Quarter	$22.572	$16.698	$0.33
Third Quarter	$21.054	$14.454	$0.33
Fourth Quarter	$24.354	$16.929	$0.33
2020
First Quarter	$20.328	$4.95	$0.33
Second Quarter	$11.814	$3.466	$0.066
Third Quarter	$7.326	$4.62	$0.066
Fourth Quarter	$10.494	$5.28	$0.066
2021
First Quarter	$16.93	$9.25	$0.066
Second Quarter	$17.54	$13.58	$0.066
Third Quarter	$23.84	$15.13	$0.066
Fourth Quarter	$25.20	$21.151	$0.066
2022
First Quarter	$28.68	$21.251	$0.066
April 1, 2022 through April 20, 2022	$28.41	$27.655	$—

The closing sale price of our common stock on March 2, 2022, which was the last trading day before the Transactions were publicly announced, was $24.88 per share. On April 20, 2022, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our common stock was $28.30 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.

As of the close of business on the record date, there were 13,640,067 shares of common stock outstanding and entitled to vote, held by 4,834 stockholders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 18, 2022 with respect to:

•	each person known by us to own beneficially greater than 5% of the outstanding shares of our common stock;

•	each member of our Board and each named executive officer; and

•	the members of our Board and our executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 13,640,067 shares of common stock outstanding on April 18, 2022. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock issuable upon settlement of restricted stock units that will be earned within 60 days of April 18, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Class
5% Holders:
Ewing Morris & Co. Investment Partners Ltd. 1407 Yonge Street, Suite 500 Toronto, Ontario M4T 1YZ	1,103,277	(1)	8.09%
Camac Partners, LLC 350 Park Avenue, 13th Floor New York, New York 10022	1,274,846	(2)	9.35%

Directors and Officers:(3)
Abraham Eisenstat	41,829		*
Gregg A. Gonsalves	18,626		*
Darcy D. Morris	2,493	(1)	*
Sabrina L. Kanner	16,987		*
Richard H. Ross	2,493		*
Steven G. Rogers	19,746		*
Sharon Stern	6,093		*
Bruce Schanzer	380,687		2.79%
Robin Zeigler	93,902		*
Jennifer Bitterman	23,593		*
Directors and Officers as a Group (10 persons)	606,359		4.45%

*
(1)

According to a Schedule 13D/A filed with the SEC on January 19, 2022, Ewing Morris & Co. Investment Partners Ltd. (“EM Partners”), as investment manager of Ewing Morris-RE LP (“Ewing Morris”), Ewing Morris Opportunities Fund LP (“EM Opportunities”), Ewing Morris Small Cap Fund LP (“EM Small Cap”), Broadview Dark Horse LP (“Dark Horse”) and certain separately managed accounts, reported sole voting and dispositive power with respect to 1,103,277 shares, comprised of (i) 579,022 shares owned by Ewing Morris, (ii) 244,306 shares owned by EM Opportunities, (iii) 46,119 shares owned by EM Small Cap, (iv)

116,013 shares owned by Dark Horse and (v) 117,817 shares held in certain separately managed accounts. John Ewing, as Co-President and Chief Investment Officer of EM Partners and Darcy D. Morris, as Co-President and Chief Executive Officer of EM Partners, both reported shared voting and dispositive power with respect to 1,103,277 shares. Ewing Morris GenPar Holdings, Ltd., as the sole stockholder of (i) Ewing Morris-RE GP, Inc., as general partner of Ewing Morris, (ii) Ewing Morris Opportunities GenPar Ltd., as general partner of EM Opportunities, (iii) Ewing Morris Small Cap GenPar Ltd., as general partner of EM Small Cap and (iv) Broadview Dark Horse GP Inc., as general partner of Dark Horse, reported sole voting and dispositive power with respect to 1,103,277 shares.
(2)

According to a Schedule 13D/A filed with the SEC on January 19, 2022, (i) Camac Partners, LLC (“Camac Partners”), as investment manager of Camac Fund, LP (“Camac Fund”) and Camac Fund II, LP (“Camac Fund II”), and Camac Capital, LLC (“Camac Capital”), as general partner of Camac Fund and Camac Fund II, and Eric Shahinian, as managing member of Camac Partners, each reported shared voting and dispositive power with respect to 1,274,846 shares.

(3)	The address of each named person is c/o Cedar Realty Trust, Inc., 928 Carmans Road, Massapequa, NY 11758.

NO DISSENTERS’ RIGHTS OF APPRAISAL

We are organized as a corporation under Maryland law. Under the Maryland General Corporation Law, because shares of our common stock were listed on the NYSE on the record date for determining stockholders entitled to vote at the special meeting, our stockholders who object to the Transactions do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder in connection with the Transactions.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as brokers and banks, to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement, as applicable, addressed to those stockholders, unless contrary instructions have been received. This procedure, which is commonly referred to as “householding,” reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies.

Certain brokerage firms may have instituted householding for beneficial owners of our common stock held through brokerage firms. If your family has multiple accounts holding our common stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee or the Company at the address and telephone number below. A separate copy of these proxy materials will be promptly delivered to any stockholder upon written request to Cedar Realty Trust, Inc. Attn: Investor Relations, 928 Carmans Road, Massapequa, NY 11758 or by telephone at (516) 944-4561.

SUBMISSION OF STOCKHOLDER PROPOSALS

We intend to hold an annual meeting of stockholders in 2022 only if the Transactions are not completed. The Company has not yet set a specific date for the annual meeting and will announce such date at a later time. Once the Company schedules a date for the annual meeting, it will announce the deadline for notice of director nominations and proposals of other business for consideration at the annual meeting pursuant to the Company’s bylaws as well as the deadline for submitting shareholder proposals pursuant to Rule 14a-8 under the Exchange Act.

Stockholder proposals or nominations should be sent to the Corporate Secretary, Cedar Realty Trust, Inc., 928 Carmans Road, Massapequa, NY 11758.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Investors will be able to obtain free of charge this proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, this proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act are available free of charge through our website at https://cedarrealtytrust.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information located on, or hyperlinked or otherwise connected to, the Company’s website referenced anywhere in this proxy statement is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

The Company will make available a copy of its public reports, without charge, upon written request to Cedar Realty Trust, Inc., Attn: Investor Relations, 928 Carmans Road, Massapequa, NY 11758. Each such request must set forth a good faith representation that, as of the record date, the person making the request is a beneficial owner of common stock entitled to vote at the special meeting. In order to ensure timely delivery of such documents prior to the special meeting, any such request should be made promptly to the Company. A copy of any exhibit may be obtained upon written request by a stockholder (for a fee limited to the Company’s reasonable expenses in furnishing such exhibit) to Cedar Realty Trust, Inc., Attn: Investor Relations, 928 Carmans Road, Massapequa, NY 11758.

If you have any questions about this proxy statement, the special meeting or the Transactions, or if you would like additional copies of this proxy statement, please contact our proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll-free from the U.S. or Canada: (877) 750-9498

From other locations please dial: +1 (412) 232-3651

Banks and Brokers may call collect: (212) 750-5833

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 21, 2022. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

ASSET PURCHASE AND SALE AGREEMENT

by and among

THE SELLER PARTIES NAMED HEREIN,

as Sellers

CEDAR REALTY TRUST, INC.,

as Seller Parent,

DRA FUND X-B LLC and KPR CENTERS LLC,

collectively, as Purchaser,

and

DRA GROWTH AND INCOME MASTER FUND X-B, LLC,

as DRA Purchaser Parent

(solely with respect to Section 8.8 hereof)

Dated as of March 2, 2022

ARTICLE I—DEFINITIONS		A-1
1.1	Definitions	A-1
1.2	Terms Defined Elsewhere	A-6
1.3	Knowledge	A-7

ARTICLE II PURCHASE AND SALE; CLOSING		A-7
2.1	Purchase and Sale	A-7
2.2	Purchase Price	A-7
2.3	Closing Date	A-8
2.4	Documents to be Delivered at Closing	A-8
2.5	Purchase Price Allocation	A-11

ARTICLE III—CLOSING ADJUSTMENTS		A-12
3.1	Prorations Generally	A-12
3.2	Real Estate Taxes and Assessments	A-12
3.3	Utilities	A-12
3.4	Rent and Other Tenant Charges	A-12
3.5	Prepaid Items	A-13
3.6	Declaration Assessments	A-13
3.7	Service Contracts	A-13
3.8	Leasing Commissions and Leasing Costs	A-13
3.9	Violations	A-13
3.10	Existing Mortgage Debt	A-14
3.11	Required Work	A-14
3.12	Philadelphia Use and Occupancy Tax and BIRT	A-14
3.13	Development Property PSA Deposits	A-14
3.14	Quartermaster Litigation Credit	A-14
3.15	Closing Statements; Year-End Reconciliations	A-14
3.16	Survival	A-14

ARTICLE IV REPRESENTATIONS AND WARRANTIES		A-15
4.1	Representations and Warranties of the Sellers	A-15
4.2	Representations and Warranties of Purchaser	A-22
4.3	No Other Representations and Warranties Outside Agreement and Related Agreements.	A-24
4.4	Release of Seller Parties.	A-25
4.5	No Breach for Known Facts	A-26

ARTICLE V COVENANTS		A-26
5.1	Covenants Relating to Conduct of Business	A-26
5.2	Title	A-28
5.3	Termination of Contracts	A-28
5.4	Expenses; Transfer and Stamp Taxes	A-28
5.5	Estoppel Certificates	A-29
5.6	Consent of Mortgage Lender	A-30
5.7	Confidentiality	A-31
5.8	Financing	A-31
5.9	Public Announcements	A-32
5.10	No Solicitation; Board Recommendation	A-32
5.11	Preparation of the Proxy Statement; CDR Stockholders Meeting	A-34
5.12	Commercially Reasonable Efforts; Further Assurances	A-35
5.13	Notification of Certain Matters	A-36
5.14	Access	A-36

A-(i)

5.15	Post-Closing Cooperation	A-36
5.16	Condemnation and Casualty	A-37
5.17	Litigation	A-37
5.18	Push-out Election	A-37

ARTICLE VI CONDITIONS TO CLOSING		A-37
6.1	Conditions to All Parties’ Obligations	A-37
6.2	Conditions to Purchaser’s Obligations	A-38
6.3	Conditions to the Sellers’ Obligations	A-39
6.4	Frustration of Closing Conditions	A-39

ARTICLE VII TERMINATION AND WAIVER		A-39
7.1	Termination	A-39
7.2	Effect of Termination	A-40
7.3	Termination Fees	A-41
7.4	Return of Documents; Confidentiality	A-41
7.5	Specific Performance; Non-Exclusive Remedy	A-41

ARTICLE VIII MISCELLANEOUS		A-42
8.1	Entire Agreement; No Amendment	A-42
8.2	Nonsurvival of Representations, Warranties and Agreements	A-42
8.3	Notices	A-42
8.4	No Assignment	A-43
8.5	Governing Law; Waiver of Jury Trial	A-43
8.6	Multiple Counterparts	A-44
8.7	DRA Purchaser Parent Guarantee.	A-44
8.8	Miscellaneous	A-45
8.9	Invalid Provisions	A-45
8.10	No Recordation	A-46
8.11	No Personal Liability	A-46
8.12	State Specific Provisions	A-46

A-(ii)

Exhibits:

Exhibit A	Form of Assignment and Assumption of Acquired Interests

Exhibit B	Form of Title Affidavit

Exhibit C	Form of Letter to Tenants (Fee)

Exhibit C-1	Form of Notice of Change of Address (Acquired Interests)

Exhibit E	[Intentionally Deleted]

Exhibit F	Form of Bill of Sale

Exhibit G	Form of Assignment and Assumption of Leases

Exhibit H	Form of Assignment and Assumption of Contracts

Exhibit I	[Intentionally Deleted]

Exhibit J	Form of Assignment and Assumption of Ground Lease

Exhibit K	Form of Sellers’ Certificate Regarding Representations and Warranties

Exhibit L	[Intentionally Deleted]

Exhibit M	Form of Tenant Estoppel Certificate

Schedules:

Schedule I	Sellers

Schedule II	Property Owners, Property and Interest to be Conveyed (fee, leasehold or SPE)

Schedule 4.1(c)	Authorization; No Contravention; Consents

Schedule 4.1(e)	Litigation

Schedule 4.1(f)	Compliance with Law

Schedule 4.1(h)	Surviving Property Owner Liabilities

Schedule 4.1(j)	Leases

Schedule 4.1(j)(iv)	Required Leases; Leasing Costs; Required Work

Schedule 4.1(j)(x)	Pending Tax Appeals

Schedule 4.1(k)(i)	Existing Mortgage Debt

Schedule 4.1(k)(ii)	Existing Mortgage Documents

Schedule 4.1(i)	Contracts

Schedule 4.1(l)	Existing Environmental Reports

Schedule 4.1(t)	Seller Brokers

Schedule 4.2(h)	Purchaser Brokers

Schedule 5.2(a)	Title Commitments

Schedule 5.2(a-1)	Additional Mandatory Cure Items

A-(iii)

ASSET PURCHASE AND SALE AGREEMENT

This ASSET PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of this 2nd day of March, 2022, by and among the entities listed on Schedule I hereto (each such entity being referred to herein as a “Seller” and collectively, the “Sellers”), Cedar Realty Trust, Inc., a Maryland corporation (“Seller Parent”, and together with the Sellers, the “Seller Parties” and each a “Seller Party”), DRA FUND X-B LLC, a Delaware limited liability company (“DRA Purchaser”), and KPR CENTERS LLC, a Delaware limited liability company (“KPR Purchaser”) (collectively, as “Purchaser”), and, solely with respect to Section 8.8 hereof, DRA GROWTH AND INCOME MASTER FUND X-B, LLC, a Delaware limited liability company (“DRA Purchaser Parent”).

RECITALS

WHEREAS, each Seller owns either (i) fee simple title in and to the shopping center property listed opposite such Seller’s name on Schedule II hereto (collectively, the “Acquired Properties”), (ii) the ground leasehold interest in the shopping center pad site noted on Schedule II hereto (the “Acquired Leasehold”), or (iii) 100% of the outstanding equity interests (the “Acquired Interests”) in the entity set forth opposite such Seller’s name on Schedule II hereto (each such entity, a “Property Owner” and collectively, the “Property Owners”), each of which is a single-purpose Delaware limited liability company that in turn owns fee simple title in and to the shopping center property set forth opposite each Property Owner’s name on Schedule II hereto;

WHEREAS, Sellers desire to convey to Purchaser, and Purchaser desires to acquire from Sellers, either directly or indirectly through one or more subsidiaries, the Acquired Properties, the Acquired Leasehold and the Acquired Interests, in each case, subject to the terms and conditions set forth of this Agreement;

WHEREAS, Purchaser has previously received, had access to and/or reviewed certain diligence materials relating to the Acquired Properties, Acquired Leasehold and Acquired Interests, provided and made available by Sellers; and

WHEREAS, each of the parties hereto has been advised by the other parties and acknowledges that the parties hereto would not be entering into this Agreement without the representations, warranties and covenants which are being made and agreed to herein by each party hereto and that each party is entering into this Agreement in reliance on such representations, warranties and other covenants.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance on all representations, warranties and covenants made by each of the parties herein, the parties hereto hereby agree as follows:

ARTICLE I-

DEFINITIONS

1.1 Definitions. The following terms as used in this Agreement will have the meanings attributed to them as set forth below unless the context clearly requires another meaning. The terms set forth below do not constitute all defined terms set forth in this Agreement. Such other defined terms shall have the meanings ascribed to them elsewhere in this Agreement.

“Action” shall mean any claim, suit, litigation, mediation, labor dispute, arbitration, condemnation proceeding, investigation or other action or proceeding.

“Affiliate” means, with respect to any Person, any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with the Person specified. As used herein, “control” or “controlling” shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, by management agreement or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Asset Purchase and Sale Agreement, as it may be amended, modified and/or supplemented from time to time.

“Appurtenances” has the meaning set forth within the definition of Real Property.

“Authority” means a governmental body or agency having jurisdiction over a Seller or a Property, as applicable.

“Business Day” means any weekday that is not an official holiday in the State of New York.

“Buy/Sell” means the exercise of the Seller’s Buy/Sell rights under the Limited Partnership Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and applicable rules and regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding future provision of the Code.

“Contracts” means all material contracts, undertakings, commitments, agreements, obligations, guarantees and warranties as of the date of this Agreement (i) relating to a Property, and (ii) to which a Seller or Property Owner is a party or by which a Seller or Property Owner is bound, including, without limitation, utility contracts, management contracts, maintenance and service contracts, parking contracts, employment contracts, equipment leases and brokerage and leasing agreements, but excludes the Leases and the documents evidencing, governing or securing the Existing Mortgage Debt.

“COVID-19” means SARS-CoV-2 or COVID-19 and any evolutions, mutations or variants thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, travel restriction, social distancing, shut down, closure, sequester or any other similar Law or guidelines by any Authority applicable to any Property in connection with or in response to COVID-19.

“Development Properties” means each of (i) Riverview located at 1100-1400 S. Christopher Columbus Blvd. in Philadelphia, PA (the “Riverview Property”), (ii) Northeast Heights and Senator Square located on Minnesota Avenue and Bennington Avenue in Washington, D.C. (the “NEH Property”), and (iii) 3924 Minnesota located on Minnesota Avenue and Bennington Avenue in Washington, D.C. (the “3924 Minnesota Property”).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Lender” means each mortgagee with respect to the Existing Mortgage Debt, together with its respective successors and/or assigns, servicers and special servicers.

“Existing Mortgage Debt” means certain mortgage indebtedness secured by certain Properties as set forth on Schedule 4.1(k)(i).

“Ground Lease” means that certain Ground Lease dated December 4, 2007 by and between Ground Lessor, as landlord, and Ground Lease Seller, as tenant, as amended.

“Ground Lease Seller” means Cedar-Trexler Hamilton, LLC.

“Ground Leased Property” means that certain Real Property which is leased by Ground Lessor to Ground Lease Seller pursuant to the Ground Lease.

“Ground Lessor” means, collectively, William R. Mayo and William R. Mayo, Inc.

“Improvements” has the meaning set forth within the definition of Real Property.

“Intangibles” means all intangible property owned or used by any Seller or Property Owner in connection with the ownership, use, operation or development of any Property, including, without limitation: (i) any right the Seller or Property Owner may have to use the name currently used with respect to such Property and any other trade name by which such Property is known and any website or other intellectual property associated exclusively with such Property (but not to the extent part of Seller’s Parent’s website or intellectual property owned by Seller’s Parent); (ii) the Contracts; (iii) the Leases, all guaranties of the Leases, all security deposits under the Leases, all other security, if any, under the Leases and any rent prepaid under the Leases; and (iv) all plans and specifications, drawings and prints describing the Improvements, all trade names, trademarks, service marks, copyrights, mailing lists, internet domain names, logos, promotional materials, and business licenses relating to the Real Property and all telephone numbers exclusively serving any Seller’s business on the Real Property, and any good will and other intangible interest of any Seller associated therewith, and all consents, approvals, operating manuals, certificates of occupancy, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by any governmental authority; and (v) all Licenses and any warranties (including, without limitation, any applicable roof warranties), guaranties and other rights relating to the ownership, use, operation or development of the Property to the extent transferable.

“Land” has the meaning set forth within the definition of Real Property.

“Law” or “Laws” means any applicable federal, state or local law, statute, rule, regulation, ordinance, order, decree, requirement, code, notice of violation or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by an Authority or otherwise, including any judicial or administrative order, determination, consent decree or judgment.

“Lease” means each lease, sublease, license or similar occupancy Contract with any Person under which a Seller or Property Owner is a lessor or sublessor of, or makes available for use to any Person, or any Person occupies or has rights to, all or a portion of any Property, as amended and modified, together with all guaranties thereof and all security deposits and letters of credit held by any Seller Party in connection therewith. Notwithstanding the foregoing, that certain lease between Cedar-Carmans, LLC and Seller Parent (“CP Tenant”), at the Property known as Carman’s Plaza dated May 31, 2021, shall not be a “Lease” hereunder and, no later than August 30, 2022 Sellers shall terminate such lease by notice to Purchaser without further recourse thereunder and Seller Parent shall vacate the premises occupied under such lease.

“Leasing Costs” means all unpaid leasing, brokerage or other commissions, tenant improvement costs or allowances, landlord’s work/base building work, inducements or concessions and legal fees.

“Limited Partnership Agreement” means that certain Restated and Amended Limited Partnership Agreement of Hamilton FC Associates, L.P., dated as of April 23, 2008, as amended by that certain letter agreement dated as of December 31, 2008 and that certain Second Amendment to Restated and Amended Limited Partnership Agreement of Hamilton FC Associates, L.P. dated as of October 28, 2009.

“Loss” or “Losses” means any and all claims, losses, damages, costs, liabilities, obligations, causes of action and expenses, including, without limitation, reasonable attorneys’ fees and disbursements of a party. In no event shall a Loss include a party’s incidental or consequential damages.

“Major Lease” means all Leases and New Leases pursuant to which a Tenant (or its Affiliate) leases five thousand (5,000) or more rentable square feet of space, in the aggregate, at any Property.

“Material Adverse Effect” means any event, change or effect that has a material adverse effect, whether individually or in the aggregate, on: (i) the Properties and/or the Property Owners, viewed as a single portfolio, or (ii) the ability of the Seller Parties to perform their obligations hereunder; provided, that no such event, effect or change resulting or arising from or in connection with any of the following matters shall be deemed by itself or by themselves, either alone or in combination, to constitute or contribute to a Material Adverse Effect: (a) the general conditions in the industry in which Sellers operate, including competition in any of the geographic areas in which the Properties are located; (b) general political, economic, business, monetary, financial or capital or credit market conditions or trends (including interest rates); (c) changes in global or national political conditions or trends; (d) any act of civil unrest, war or terrorism (including by cyberattack or otherwise), including an outbreak or escalation of hostilities involving the United States or any other country or the declaration by the United States or any other country of a national emergency or war; (e) any conditions resulting from natural disasters or weather developments, including earthquakes, tsunamis, typhoons, lightning, hail, storms, blizzards, hurricanes, tornadoes, droughts, floods, cyclones, arctic frosts, mudslides and wildfires, manmade disasters (unless manmade by Seller Parties) or acts of God; (f) the failure of the financial or operating performance of the Properties to meet internal, Purchaser or analyst projections, forecasts or budgets for any period (provided that this clause (f) shall not be construed as implying that any representation or warranty is made herein with respect to any such projections, forecasts or budgets and no such representations or warranties are being made except as expressly set forth in this Agreement); (g) any action taken, or omitted to be taken, by, or at the request of or with the consent of Purchaser, or in compliance with applicable Law and the covenants and agreements contained in this Agreement; (h) changes in any Law, including changes in GAAP or other applicable accounting principles or standards or, in each case, any authoritative interpretations thereof; and (i) the taking of any COVID-19 Measures; provided, further, that any adverse events, effects or changes resulting from the matters described in clauses (a), (b), (c), (d), (e), (h) and (i) may be taken into account in determining whether there has been a Material Adverse Effect if and only to the extent that they have a materially disproportionate effect on the Properties in the aggregate relative to similarly situated properties in the industry and geographic markets in which Sellers operate.

“New Lease” means any lease, sublease, license or similar occupancy Contract with any Person under which a Seller or Property Owner is a lessor or sublessor of, or makes available for use to any Person, or any Person occupies or has rights to, all or a portion of any Property, as amended or modified, together with all guaranties thereof and all security deposits and letters of credit held by any Seller Party in connection therewith, to the extent entered into following the date of this Agreement in accordance with the terms hereof.

“Permitted Exceptions” means:

(a) non-delinquent real property taxes and all assessments and unpaid installments thereof which are not delinquent, which shall be prorated at Closing in accordance with this Agreement.

(b) the Leases and the rights of the tenants thereunder, with no rights of first offer, rights of first refusal or other purchase options applicable to the transaction contemplated by this Agreement.

(c) any lien or encumbrance (including, without limitation, any mechanics’ lien or materialmen’s lien) arising from the actions or omissions of any Tenant or other occupant (or any person claiming by, through, or under the same).

(d) any other lien, encumbrance, easement or other exception or matter voluntarily imposed, or consented to, by Purchaser prior to or as of the Closing.

(e) all exceptions (including pre-printed exclusions) to title contained or disclosed in the Title Commitments, including but not limited to the mortgage documents evidencing the Existing Mortgage Debt, except as set forth on Schedule 5.2(a).

(f) all matters, rights and interests disclosed on the Surveys for the Property delivered by Seller prior to the date hereof and other state of facts that would be disclosed by an inspection of the Property.

(g) any laws, rules, regulations, statutes, ordinances, orders or other legal requirements affecting the Properties, including, without limitation, all zoning, land use, building and environmental laws, rules, regulations, statutes, ordinances or other legal requirements, including landmark designations and all zoning variance and special exceptions, if any.

Notwithstanding the foregoing, in no event shall “Permitted Exceptions” include, and Seller expressly agrees to remove and satisfy or, with respect to ascertainable lien amounts, cause the Title Company to insure over (collectively, “Mandatory Cure Items”): (i) all mortgages and mezzanine loans and other security interests granted or assumed by any Seller Party encumbering the Properties, the Acquired Leasehold and any Acquired Interests (other than the Existing Mortgage Debt); (ii) any judgment liens, mechanics’ liens, broker’s liens, and any other monetary liens which are the responsibility of any Seller Party (as opposed to tenants) and not caused by Purchaser; (iii) any title encumbrance or exception voluntarily created by or through any Seller Party after the date of this Agreement; and (iv) those items set forth on Schedule 5.2(a-1).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, business trust, limited liability company, trust, unincorporated organization or government or a political subdivision, agency or instrumentality thereof or other entity or organization of any kind.

“Personalty” means all equipment, machinery, furniture, furnishings, building materials, supplies, hardware, signage, inventory and all other personal property (if any) owned by Sellers and located on the Land and used by Sellers in connection with the ownership, operation or maintenance of the Real Property, including, without limitation, all books, records (including electronic records and accounting databases) and files of Seller relating to the Real Property (other than the Leases and Contracts).

“Property” means each of the properties listed on Schedule II and commonly known by the applicable name set forth on such Schedules, including the applicable Real Property and all Intangibles and Personalty related thereto, and “Properties” shall mean all such properties collectively, including all applicable Real Property, Intangibles and Personalty.

“Purchaser’s Property Manager” shall mean Katz Properties Management LLC, a Delaware limited liability company.

“Real Property” means the land legally described in the Title Commitments with respect to each Property (the parcels of land so described being referred to herein as the “Land”), together with all rights, licenses, privileges and easements appurtenant thereto, including, without limitation, all minerals, oil and gas on and under and that may be produced from the Land (and all rights thereto), as well as all development rights, land use entitlements and rights in off-site facilities and amenities servicing the Land or any improvements located thereon, including, without limitation, air rights, wind rights, water, water rights and riparian rights relating to the Land and any rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and all of each Seller’s right, title and interest in and to all roads, easements, rights of way, strips or gores and alleys adjoining or servicing the Land (collectively, the “Appurtenances”) and all improvements and fixtures which are affixed to the Land or the Appurtenances or which are otherwise integral to the use or occupancy of the Land or the operation of the buildings, structures or other improvements thereon (other than trade fixtures of tenants which, by the terms of the applicable Leases, are owned by such tenants and may be removed by such tenants upon the expiration of such Leases) including, without limitation, the building(s) located on the Land and all fixtures and equipment used in connection with the operation or occupancy of the Land, such improvements or the Appurtenances, including, without limitation, heating and air conditioning systems and facilities used to provide any services on the Land or the Appurtenances or for the improvements, and all parking and related facilities and amenities (collectively, the “Improvements”).

“Related Agreements” means, collectively, all documents to be executed and delivered in connection with this Agreement, including, without limitation, all documents executed and delivered at Closing.

“Required Leases” means, collectively, those New Leases and renewals or expansions of existing Leases which are currently being negotiated and shall be entered into by the applicable Seller or Property Owner prior to Closing as set forth on Schedule 4.1(j)(iv) attached hereto.

“Tenant” means any Person who occupies or has a right to occupy space at a Property pursuant to a Lease or New Lease.

“Title Commitment” means the extended coverage preliminary title report on each Real Property, as listed on Schedule 5.2(a) hereto, and the commitment to issue the Title Policy obtained from the Title Company and delivered to Purchaser, together with all documents referred to in such preliminary title report or title commitment.

“Title Company” means Fidelity National Title Insurance Company.

1.2 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

“Acquired Interests”	Preamble
“Adverse Recommendation Change”	Section 5.10(b)
“Agreed Value”	Section 2.1
“Alternative Acquisition Agreement”	Section 5.10(b)
“Assumed Contracts”	Section 4.1(i)
“CDR Stockholder Approval”	Section 4.1(c)
“Closing Date”	Section 2.1
“Closing Statement”	Section 2.4(a)(xvi)
“Closing”	Section 2.1
“Competing Proposal”	Section 5.10(f)(i)
“Deeds”	Section 2.4(a)(i)
“Existing Environmental Reports”	Section 4.1(l)
“Expense Reimbursements”	Section 3.4(a)
“Hazardous Substances”	Section 4.1(l)
“Hazardous Wastes”	Section 4.1(l)
“Leases”	Section 4.1(j)
“Licenses”	Section 4.1(f)(iii)
“Maryland Courts”	Section 8.5(b)
“Mortgage Consent”	Section 5.6
“Percentage Rent”	Section 3.4(b)
“Property Owners”	Preamble
“Proxy Statement”	Section 5.11(a)
“Purchaser Parent”	Preamble
“Purchaser”	Preamble
“Recommendation Change Notice”	Section 5.10(c)
“Required Work”	Section 6.2(h)
“Seller Estoppel”	Section 5.5(b)
“Seller Parent”	Preamble
“Seller Parent Board Recommendation”	Section 4.1(c)
“Seller Party” or “Seller Parties”	Preamble
“Seller” or “Sellers”	Preamble
“Superior Proposal”	Section 5.102.1
“Tenant Estoppel”	Section 5.5(a)
“Termination Fee”	Section 7.3
“Title Policy”	Section 5.1
“Transfer Tax Returns”	Section 2.4(a)(xvi)
“Unfunded Leasing Expenses”	Section 3.8(a)

1.3 Knowledge.

(a) When a statement is made under this Agreement to the “knowledge” or “actual knowledge” of a party (or other similar phrase), or when a party to this Agreement is deemed to have “actually known” or “known” or to have “knowledge” or “actual knowledge” (or other similar phrase) of a fact, condition or other matter, it shall mean that none of the Designated Representatives of such party has any actual (but not imputed or constructive) knowledge (without further investigation) of any facts indicating that such statement is not true. None of the Designated Representatives shall have any personal liability under this Agreement.

(b) The “Designated Representatives” are limited to the following individuals:

(i) for Seller Parent: Jennifer Bitterman and Rich Vilaboy; and

(ii) for Purchaser: Brett Gottlieb and Matt Farina.

ARTICLE II

PURCHASE AND SALE; CLOSING

2.1 Purchase and Sale. Subject to the terms and conditions herein contained, Sellers agree to convey, sell, transfer and assign to Purchaser, and Purchaser shall purchase, accept and assume from Sellers, each of the Acquired Properties, the Acquired Leasehold and the Acquired Interests, in each case free and clear of all Liens other than Permitted Exceptions. It is expressly understood that this Agreement is intended to be a single unitary agreement and, except as otherwise provided in this Agreement, the Acquired Properties, Acquired Leasehold and Acquired Interests are all being sold together in a single transaction and Purchaser shall have no right to purchase and Seller shall have no right to sell, fewer than all of the Acquired Properties, Acquired Leasehold and Acquired Interests.

2.2 Purchase Price. The total purchase price (the “Purchase Price”) payable by Purchaser at Closing in exchange for the Acquired Properties, Acquired Leasehold and Acquired Interests shall be Eight Hundred Forty Million and 00/100 Dollars ($840,000,000.00) in the aggregate, subject to adjustment as provided in Section 5.1(l). At the Closing, Purchaser shall pay the Purchase Price (as adjusted by the adjustments and prorations set forth in this Agreement as reflected in the Closing Statement, the “Closing Payment”) but without reduction for any withholding or similar taxes, provided that Sellers furnish IRS Forms W-9 in accordance with Section 2.4(a)(xiii)) and any applicable local forms required by the jurisdiction in which each Property is located indicating that no such withholding is required in such jurisdiction (all subject to Section 8.12), less the then outstanding principal balance of the Existing Mortgage Debt, which Purchase Price shall be paid by Purchaser at the Closing by wire transfer of immediately available federal funds to an account designated by the Title Company for further payment as designated by Seller Parent. Notwithstanding the foregoing, the parties agree that the Purchase Price shall be adjusted as follows with respect to the Development Properties if the Development Properties are not sold to one or more third parties prior to the Closing Date: (i) if the Riverview Property is not sold to a third party prior to the Closing Date, the Purchase Price shall be increased by Thirty Four Million and No/100 Dollars ($34,000,000.00) (net of any credits any Seller Party has agreed in a Development Property PSA or a letter of intent to provide to a third party purchaser thereof) and Purchaser or its designee shall acquire the Riverview Property; (ii) if the NEH Property is not sold to a third party prior to the Closing Date, the Purchase Price shall be increased by Thirty Nine Million and No/100 Dollars ($39,000,000.00) (net of any credits any Seller Party has agreed in a Development Property PSA or a letter of intent to provide to a third party purchaser thereof) and Purchaser or its designee shall acquire the NEH Property; and (iii) if the 3924 Minnesota Property is not sold to a third party prior to the Closing Date, the Purchase Price shall be increased by Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) (net of any credits any Seller Party has agreed in a Development Property PSA or a letter of intent to provide to a third party purchaser thereof) and (subject to Section 5.6 with respect thereto) Purchaser or its designee shall acquire the 3924 Minnesota Property.    Thirty (30) days prior to the Closing Date, the Seller Parties shall provide the Purchaser with notice of the status of the sale of the Development Properties and whether it anticipates that Purchaser shall acquire one or more Development Properties, subject to Section 5.6 with respect to the 3924 Minnesota Property.

2.3 Closing Date. The closing (“Closing”) of the transactions contemplated by this Agreement and the Related Agreements (the “Transactions”) shall occur on the date which is fifteen (15) days following the date all conditions to Closing contained in this Agreement shall have been satisfied (or deemed satisfied) or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), through mutually acceptable closing escrow arrangements with the Title Company, or at such other manner, date and time as Purchaser and Seller Parent may agree in writing (the “Closing Date”). Purchaser shall have the right to extend the Closing for up to ten (10) days by delivering written notice to Seller no later than three (3) Business Days prior to the date then scheduled for Closing. In the event that any Existing Lender has not delivered any consent or other document required for Purchaser to assume any Existing Mortgage Debt, the parties agree that the Closing shall occur nonetheless on the balance of the Properties and Acquired Interests, and the Closing with respect to any affected Property subject to Existing Mortgage Debt shall occur as reasonably as practical thereafter, with adjustment made to the Purchase Price payable on the Closing Date and on such delayed Closing with respect to such properties in accordance with the allocations set forth in Section 2.5.

2.4 Documents to be Delivered at Closing.

(a) At the Closing, the Sellers shall execute and deliver, or cause to be executed and delivered, to Purchaser or any applicable designee(s), through customary escrow arrangements or otherwise, the following, in form and substance as set forth below or as otherwise reasonably satisfactory to Purchaser:

(i) Assignment and Assumption of Acquired Interests. With respect to the Acquired Interests, one or more assignment and assumption agreements in the form attached hereto as Exhibit A, duly executed by the applicable Seller, pursuant to which such Seller assigns all of its right, title and interest in the Acquired Interests to Purchaser or its designee (each, an “Assignment of Acquired Interests”);

(ii) Deed. With respect to each Acquired Property, a customary form of limited or special warranty deed executed by the applicable Seller(s) in recordable form, including any applicable customary language, properly completed and notarized, conveying to Purchaser or its designee fee title to all the Real Property relating to such Acquired Property, subject only to the Permitted Exceptions (each, a “Deed”);

(iii) Bills of Sale. With respect to each Acquired Property, one or more bills of sale substantially in the form attached hereto as Exhibit F, executed by the applicable Seller(s), assigning, conveying and warranting to Purchaser or its designee, title to all the Intangibles and other Personalty relating to the relevant Acquired Property, free and clear of all encumbrances, except for the Permitted Exceptions;

(iv) Assignment and Assumption of Leases. With respect to each Acquired Property, one or more assignment and assumption of Leases in the form attached hereto as Exhibit G, executed by the applicable Seller, which transfers the Leases relating to the relevant Acquired Property to Purchaser or its designee (each, an “Assignment of Leases”), it being agreed that Purchaser shall have the right, prior to Closing, to elect to obtain an assignment of all of Sellers’ right, title and interest in any claims against any Tenants in any then-existing bankruptcy proceedings;

(v) Assignment and Assumption of Contracts. Assignment and Assumption of Contracts in the form attached hereto as Exhibit H, executed by the applicable Seller, which transfers the Assumed Contracts, relating to each relevant Acquired Property to Purchaser or its designee (each, an “Assignment of Contracts”);

(vi) Assignment and Assumption of Existing Mortgage Debt. To the extent not previously delivered or otherwise required hereby, counterparts to all such assignment and assumption or other similar documents as shall be necessary or required from the Seller Parties and Existing Lenders in connection with the assumption of the Existing Mortgage Debt by Purchaser at Closing pursuant to Section 5.6 (each, an “Assignment of Existing Mortgage Debt”);

(vii) Current Rent Roll. The rent roll used by Sellers in the operation of the Properties in the form attached hereto as Schedule 4.1(j), updated to a date no earlier than five (5) Business Days prior to Closing;

(viii) Original Documents and Files. Except to the extent previously delivered, true, correct and complete originals of any of the Assumed Contracts, Leases and the Licenses in the Sellers’ possession or under their control or if the original is not in the Sellers’ possession or control, true, correct and complete copies thereof, with respect to each of the Properties;

(ix) Authority. Evidence of each applicable Seller Party’s authority to execute and deliver this Agreement and all Related Agreements and to consummate the Transactions;

(x) Consents. Any and all consents required to be obtained by the Sellers as set forth on Schedule 4.1(c) hereto;

(xi) Contracts. Evidence of termination of all Contracts with respect to the Properties that are not Assumed Contracts prior to the Closing, effective at or prior to Closing;

(xii) Title Affidavit. One or more title affidavits, substantially in the form attached hereto as Exhibit B, sufficient to remove all standard exceptions, including those for Seller’s mechanics’ liens and parties in possession, with respect to each Property and specifically including a gap indemnity, together with a non-imputation affidavit with respect to each of the Properties related to the Acquired Interests;

(xiii) Form W-9. IRS Forms W-9, executed by each Seller;

(xiv) Estoppel Certificates. To the extent received by Sellers prior to Closing, Tenant Estoppels pursuant to Section 5.5(a) hereof.

(xv) Letters to Tenants. A letter executed by the applicable Sellers and, if applicable, each Seller’s respective management agent, addressed to all Tenants of the Properties, notifying all such Tenants of the transfer of ownership of the Properties and directing payment of all rents accruing after the Closing Date to be made to Purchaser, in the form attached hereto as Exhibit C or C-1, as the case may be;

(xvi) Closing Statements. A closing statement in customary form, reflecting the calculation of all adjustment and prorations set forth in this Agreement with respect to each Property (a “Closing Statement”), executed and acknowledged by the Sellers;

(xvii) Transfer Tax Returns. Any documentation required to be executed by Sellers under applicable Laws or by the Title Company with respect to any transfer taxes (“Transfer Tax Returns”) applicable to the conveyance of the Acquired Properties, Acquired Interests and Acquired Leasehold pursuant to this Agreement, in proper form for submission;

(xviii) Letters of Credit. With respect to any security deposits held as letters of credit, such original letters of credit together with transfer certificates executed by Sellers in the form required by the applicable issuers thereof;

(xix) REA Estoppels. To the extent received by Sellers prior to Closing, the REA Estoppels pursuant to Section 5.5(b) hereof;

(xx) SNDAs. To the extent received by Sellers prior to Closing, the SNDAs pursuant to Section 5.5(c) hereof;

(xxi) Assignment and Assumption of Ground Lease. An assignment and assumption agreement in the form attached hereto as Exhibit J, duly executed by the applicable Seller, pursuant to which such Seller assigns all of its right, title and interest in the Ground Lease to Purchaser or its designee (the “Assignment of Ground Lease”);

(xxii) Representation Certificate. A certificate of Sellers regarding Sellers’ representations and warranties in the form attached hereto as Exhibit K;

(xxiii) Non-Foreign Seller Affidavits. Affidavits from each Seller Party stating that no Seller Party is a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the “Certificate of Non-Foreign Status”), and any withholding certification or form required with respect to any Seller Party by any applicable state law;

(xxiv) REA Assignments. With respect to any reciprocal easement agreements, operating agreements and other similar agreements that do not run with the land and are (i) material to the operation and/or use of a Property and (ii) to which a Seller (by assignment, successor-in-interest or otherwise) is party, Sellers will cooperate with Purchaser in connection with the transfer of Sellers’ right, title and interest in each such agreement (including, without limitation, the resignation of any Seller appointees from board seats in connection therewith or in connection with any condominium documents applicable to any Property and appointment of Purchaser-designated appointees to fill such board seats), shall be made by an Assignment and Assumption Agreement (“REA Assignment”) substantially in the form of the REA Assignment provided to Seller by Purchaser;

(xxv) Broker Lien Waiver. Where required by the Title Company or applicable law, a lien waiver from the Broker (as hereinafter defined);

(xxvi) Keys, etc. Keys, combinations and codes to all locks and security devices to the Properties in Sellers’ possession;

(xxvii) Reliance Letters. To the extent requested by Purchaser within thirty (30) days following the date of this Agreement, Sellers shall request reliance letters with respect to the third party reports and assessments obtained by Sellers at Purchaser’s expense (including, without limitation, the Existing Environmental Reports), issued by the applicable third party report providers in favor of Purchaser or its designee and Purchaser’s lender and reasonably cooperate with Purchaser in obtaining such letters at Purchaser’s expense prior to Closing;

(xxviii) Consents and Notices. Sellers shall reasonably cooperate with Purchaser to obtain any consents or send any notices that are required pursuant to the Permitted Exceptions, applicable law, or as requested by the Title Company;

(xxix) Mortgage Consent Documents. Executed Mortgage Consent documentation to the extent required by the Existing Lenders;

(xxx) Assignment of Purchase and Sale Agreements for Development Properties. To the extent any of the Development Properties have not been sold to third parties as of the Closing Date, an assignment agreement, assigning to Purchaser or its designee any and all purchase and sale agreements entered into as of the date of this Agreement for the sale of the Development Properties to third party purchasers (each, a “Development Property PSA”), including all of Sellers’ rights to the deposits thereunder; and

(xxxi) Other. Such other documents, instruments, disclosures, consents, authorizations or approvals as may be reasonably necessary or desirable to consummate the transactions that are the subject of this Agreement and to otherwise effect the agreements of the parties hereto, including, without limitation, those items set forth in Section 8.12.

(b) At the Closing, Purchaser shall execute and deliver, or cause to be executed and delivered, to Sellers, through customary escrow arrangements or otherwise, the following, in form and substance as set forth below or as otherwise reasonably satisfactory to Seller Parent:

(i) Closing Payment. The Closing Payment, as set forth in Section 2.2 above.

(ii) Authority. Evidence of Purchaser’s authority to execute and deliver this Agreement and all Related Agreements and to consummate the Transactions (which shall be delivered and reasonably satisfactory to the Title Company, and shall not be required to be delivered to any Seller Parties).

(iii) Assignment and Assumption of Acquired Interests. Executed counterparts to the Assignments of Acquired Interests delivered by the Sellers pursuant to Section 2.4(a)(i) above;

(iv) Assignment and Assumption. Executed counterparts to the Assignments of Leases delivered by the Sellers pursuant to Section 2.4(a)(iv) above;

(v) Assignment and Assumption. Executed counterparts to the Assignments of Contracts delivered by the Sellers pursuant to Section 2.4(a)(v) above;

(vi) Assignment and Assumption. Executed counterparts to the Assignments of Existing Mortgage Debt delivered by the Sellers pursuant to Section 2.4(a)(vi) above;

(vii) Assignment of Ground Lease. An executed counterpart to the Assignment of Ground Lease delivered by Ground Lease Seller pursuant to Section 2.4(a)(xxi) above;

(viii) Closing Statements. Executed counterparts of the Closing Statements delivered by the Sellers pursuant to Section 2.4(a)(xvi) above (it being agreed that Purchaser and Seller may execute and deliver to the Title Company separate Closing Statements at Closing, which Closing Statements shall not be shared with the other party, so long as the Closing Statements are consistent with each other and reflect the calculation of all adjustment and prorations under this Agreement);

(ix) Transfer Taxes. Executed counterparts of any Transfer Tax Returns delivered by the Sellers pursuant to Section 2.4(a)(xvii) above required to be countersigned by Purchaser or its applicable subsidiary or designee;

(x) Connecticut Environmental Compliance Documents. Purchaser acknowledges that each of the Properties known as Groton Shopping Center and Jordan Lane is an “Establishment” as defined by the Transfer Act (as defined in Section 4.1(j)). Buyer shall, as the certifying party, execute and deliver at Closing, a Form II, Form III, or Form IV (as defined by the Transfer Act) as applicable, for each such Property and file the same as required by applicable law. Purchaser will be responsible for: (1) the payment of any fees in connection with such filing, (2) the completion of an Environmental Condition Assessment Form (as described in the Transfer Act) and (3) the performance of any obligations pursuant to any such filing;

(xi) Mortgage Consent Documents. Executed Mortgage Consent documentation, including guaranties and other assumption documents required by the Existing Lenders (subject to Section 5.6); and

(xii) Other. Such other documents, instruments, consents, authorizations or approvals as may be reasonably necessary or desirable to consummate the transactions that are the subject of this Agreement and to otherwise effect the agreements of the parties hereto, provided the same do not increase Purchaser’s obligations hereunder.

2.5 Purchase Price Allocation. Seller Parties and Purchaser agree to allocate the Purchase Price among the Acquired Properties, Acquired Leasehold and Acquired Interests (and to further allocate the portion of the Purchase Price allocated to each Property Owner among all the Properties owned by such Property Owner), as applicable (the “Allocation”), within thirty (30) days following the date of this Agreement, and upon such agreement this Agreement shall be amended to set forth such agreed to allocations; provided that the allocated price with respect to the Property known as Crossroads II (the “Crossroads Property”) shall be Forty Million and 00/100 Dollars ($40,000,000.00) and provided further that in the event either party shall have a good faith business reason for modifying the Allocation following the date of such amendment (including, without limitation, to the extent advisable in connection with any third party financing to be obtained by Purchaser), such party shall notify the other party in writing that such party wishes to modify the Allocation (each a “Allocation Modification Notice”), and the parties shall cooperate with each other in good faith to so modify such Allocation. No portion of the Purchase Price shall be deemed payable with respect to any personal property to be conveyed hereunder. Notwithstanding the foregoing, any party hereto may take any position (whether in audits, tax returns or otherwise) it may elect with respect to such allocations to the extent not prohibited by applicable law or in contravention of previously filed transfer tax or other governmental filings. The provisions of this Section 2.5 shall survive the Closing.

ARTICLE III- CLOSING ADJUSTMENTS

3.1 Prorations Generally. Sellers shall be entitled to all income produced from the operation of each Property that is allocable to the period prior to the Closing Date and shall be responsible for all expenses allocable to that period, including all interest on the Existing Mortgage Debt, and Purchaser shall be entitled to all income and responsible for all expenses allocable to the period beginning at 12:01 A.M. Eastern Time on the Closing Date (with respect to each Property, the “Measurement Date”). At the Closing, all items of income and expense with respect to each Property shall be prorated in accordance with the foregoing principles and the rules for the specific items set forth hereinafter and the cash portion of the consideration to be received by Sellers shall be adjusted up or down at Closing by the net amount of all such prorations and adjustments in respect of such Property under this Article III. For the avoidance of doubt, references in this Article III to “Purchaser” shall be deemed to include any applicable subsidiaries or Affiliates or designees of Purchaser to whom any portion of the Property is assigned or conveyed at Closing. Adjustments made at Closing shall be final.

3.2 Real Estate Taxes and Assessments.

(a) Real estate taxes and assessments shall be adjusted and prorated at Closing on an accrual basis based on the real estate taxes and assessments payable or accrued as to each Property in the year in which the Closing occurs shall be adjusted and prorated based on (a) the periods of ownership by Seller and Purchaser during such year and (b) the most current official ad valorem tax information available from the assessor’s office where the Property is located or other assessing authorities. If ad valorem tax and assessment figures for the taxes or assessments payable in the year in which the Closing occurs are not available, ad valorem taxes shall be prorated based on the most recent assessment. Notwithstanding the foregoing, to the extent that a Lease requires a Tenant to pay an item described in the preceding paragraph directly to the applicable governmental authority or for which a Tenant reimburses the landlord under its Lease annually, then such item shall not be prorated at the Closing and Purchaser shall look to such Tenant for payment of such item.

3.3 Utilities.

(a) Gas, water, electricity, heat, fuel, sewer and other utilities charges, the governmental licenses, permits and inspection fees relating to each Property shall be prorated as of the Closing Date on a per diem basis based on actual reading and invoices if available and if not available based on the prior period invoice.    Sellers shall receive a credit at the Closing for any security deposits held by any utility companies and so transferred to Purchaser. Purchaser shall be responsible for all utility charges incurred as of the Closing Date forward.

3.4 Rent and Other Tenant Charges.

(a) Rent under each Lease shall be apportioned and adjusted as of the Closing Date on a cash basis, solely to the extent collected prior to Closing; provided that rent solely with respect to the month in which the Closing occurs shall be apportioned and adjusted as of the Closing Date on an accrual basis. Tenant obligations for taxes, common area expenses, operating expenses or additional charges of any other nature (“Expense Reimbursements”) shall be adjusted, and credit given to the applicable party, on a Lease by Lease basis, in accordance with Section 3.15 hereof.

(b) Payments of additional rent based upon the amount by which a designated percentage of each Tenant’s gross revenues achieved during the applicable rent period exceeded base rent, breakpoint or some other standard (“Percentage Rent”), if any, for any applicable rent period in which the Closing occurs shall be apportioned between Sellers and Purchaser on a cash basis (i.e., solely to the extent collected prior to Closing). Purchaser and Sellers will prorate the total Percentage Rent due from each Tenant for such Tenant’s applicable rent period, based upon the number of days in the applicable rent period each of the parties owned the applicable Properties. In the event current actual information is not available the parties shall use information for the prior year to determine Percentage Rent to be prorated hereunder. Any amounts collected by or on behalf of Sellers from a Tenant after the Closing that relate to Percentage Rents payable with respect to any applicable rent period ending after the Closing or any Lease that terminates after the Closing Date will be remitted to Purchaser promptly upon receipt.

(c) No Seller Party shall be entitled to sue a Tenant or take any other actions to collect any delinquent rent or Expense Reimbursements due to such Seller Party, nor otherwise disturb the possession, use or occupancy of the Tenants.

3.5 Prepaid Items. All prepaid rentals and other prepaid payments attributable to Purchaser’s period of ownership, security deposits required to be held by Seller and not applied against Tenants’ obligations under Leases in accordance with their Leases, and any refundable electric, gas, sewer and water deposits deposited with a Seller by Tenants (including all accrued interest on all of the foregoing, unless a Seller is entitled to retain the benefit thereof) under any Leases, license agreements or concession agreements relating to any Property, shall be assumed by Purchaser and all shall be assigned by the applicable Seller and delivered at the Closing or retained by Seller and the Purchase Price reduced dollar-for dollar. Purchaser shall indemnify, defend and hold the applicable Seller harmless with respect to any claim made by Tenants after Closing with respect to any prepaid amounts or security deposits actually delivered or credited to Purchaser at the Closing. In the event any security deposits under Leases are held in the form of letters of credit which have not been transferred to Purchaser or its designee at Closing, Seller shall, from and after Closing, cooperate with Purchaser as reasonably necessary to cause each such letter of credit to be transferred or reissued in favor of Purchaser or its designee.

3.6 Declaration Assessments. Any assessments and other charges paid or payable by Sellers under any declarations, reciprocal easement agreements, covenants, restrictions or other agreements affecting the Properties as set forth on any REA Estoppels delivered by Sellers at Closing (or other reasonable evidence) shall be prorated between the Sellers and Purchaser as of the Closing on an accrual basis such that Seller shall be responsible for all expenses accrued to the day of Closing.

3.7 Service Contracts. Fees and other charges under any Assumed Contracts shall be prorated between the Sellers and Purchaser as of the Closing on an accrual basis such that Seller shall be responsible for all expenses accrued to the day of Closing.

3.8 Leasing Commissions and Leasing Costs.

(a) Sellers shall be responsible for all Leasing Costs with respect to (i) the current term of all Leases executed prior to the date hereof and (ii) all Required Leases, in each case to the extent set forth on Schedule 4.1(j)(iv) (collectively, “Seller Leasing Costs”).

(b) Purchaser shall be responsible for the obligation to pay all Leasing Costs (i) for all New Leases (other than Required Leases which are specifically identified as Seller obligations on Schedule 4.1(j)(iv)) executed after the date hereof with Purchaser’s consent to the extent required hereunder, (ii) any extension, renewal or expansion of existing Leases (other than Required Leases which are specifically identified as Seller obligations on Schedule 4.1(j)(iv), and (iii) those leases which are specifically identified as Purchaser obligations on Schedule 4.1(j)(iv) (collectively, “Purchaser Leasing Costs”). If, prior to the Closing, Seller has paid any Purchaser Leasing Costs, the prorations at the Closing shall include a credit to Seller in an amount equal to the Purchaser Leasing Costs paid by Seller. If, as of the Closing, there remain any unpaid or outstanding Seller Leasing Costs, Purchaser shall be responsible to pay such unpaid Seller Leasing Costs, and the prorations at the Closing shall include a credit to Purchaser in an amount equal to all such unpaid Seller Leasing Costs.

3.9 Violations(a) . Notwithstanding anything in this Agreement to the contrary, Seller Parties shall be liable for and shall pay, at or prior to Closing, all fines, penalties and interest with respect to all violations of Laws existing with respect to any Property as of the Closing Date which are a landlord obligation as opposed to a tenant obligation under a Lease.

3.10 Existing Mortgage Debt(a) . At Closing, Purchaser shall receive a credit against the Purchase Price in an amount equal to all accrued but unpaid interest on the Existing Mortgage Debt.

3.11 Required Work(a) . At Closing, Purchaser shall receive a credit against the Purchase Price in an amount equal to the total unpaid remaining cost of any Required Work being performed at the Properties as set forth on Schedule 4.1(j)(iv) and/or pursuant to those construction contracts set forth on Schedule 4.1(i), together with any work not reflected on such Schedules but commenced by any Seller Party at a Property and not fully paid for and/or incomplete as of the Closing Date, as reasonably estimated by Purchaser and Seller.

3.12 Philadelphia Use and Occupancy Tax and BIRT(a) . Pennsylvania use and occupancy taxes and BIRT with respect to the applicable Properties for the applicable taxing period in which Closing occurs shall be prorated at Closing on an accrual basis, it being agreed that Seller shall be responsible to collect and remit to the applicable authority, at or prior to Closing, all such taxes and BIRT due and payable during, or accrued with respect to, the period prior to Closing.

3.13 Development Property PSA Deposits(a) . To the extent the Development Properties have not been sold to third party purchasers prior to the Closing Date, Purchaser shall receive a credit against the Purchase Price at Closing in an amount equal to all deposits then held by Sellers (and not in escrow) under any Development Property PSAs, including any deposits retained by Sellers following any termination prior to Closing of any Development Property PSA.

3.14 Quartermaster Litigation Credit(a) . To the extent the litigation related to Quartermaster Plaza as further detailed on Schedule 4.1(e) (the “Quartermaster Litigation”) is not settled or otherwise resolved by the Seller Parties prior to Closing, Purchaser shall receive a credit at Closing against the Purchase Price in an amount equal to $500,000.00. In no event shall Purchaser be responsible for any costs incurred by any Seller Party prior to Closing in connection with the Quartermaster Litigation or any defense thereof.

3.15 Closing Statements; Year-End Reconciliations.

(a) Sellers shall use its reasonable efforts to deliver proposed Closing Statements to Purchaser on or before the date that is five (5) Business Days before the Closing Date, together with such back-up information as Purchaser shall reasonably request. Upon approval by Purchaser, the parties shall deliver the approved Closing Statements to the Title Company; provided that if any of such prorations were not based on actual invoices they shall be based on the best available information which can be used for estimates).

(b) To the extent any tenants have not paid Seller for 2021 reconciliations, Seller shall receive a credit at Closing therefor and Purchaser shall thereafter be entitled to receive such payments. To the extent that Seller owes tenants a refund as a result of 2021 reconciliations, Purchaser shall receive a credit at Closing therefor and Purchaser shall be obligated to pay such tenant. To the extent the Closing occurs before year end reconciliations with tenants have been prepared for the year in which Closing occurs, the Closing Statement shall include Seller’s best estimate of such reconciliation and such amount (following Purchaser’s approval, not to be unreasonably withheld) shall be prorated and adjusted hereunder on an accrual basis based upon the number of days in the applicable rent period each of the parties owned the applicable Properties. Sellers shall provide Purchaser with all available information to conduct year end reconciliations for the year in which the Closing occurs. In addition, from and after the date hereof until the Closing, Sellers shall provide Purchaser with information reasonably requested which is currently produced by Seller’s Parent.

3.16 Survival. Purchaser and Seller acknowledge that the Assignment of Leases will provide for the assignment of all rights and obligations hereunder and shall contain indemnification from Purchaser for all matters arising as a result of a default by the landlord under the Leases first occurring from and after the Closing Date. Seller shall not have the right to pursue any Tenant after the Closing Date for arrears or unpaid rent, all of which shall be assigned to Purchaser. The provisions of this Article III shall survive the Closing indefinitely.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Sellers. Except as expressly set forth herein or in the disclosure schedules attached hereto, Seller Parent and the Seller Parties, jointly and severally, hereby make the following representations and warranties to Purchaser as of the date hereof and as of the Closing Date (except as to such representations and warranties that address matters as of another date, which are given only as of such date):

(a) Existence and Power of Sellers. Each Seller Party is a validly existing limited partnership, corporation or limited liability company under the laws of the jurisdiction of its formation. Each Seller Party and its respective general partners or officers have all power and authority to enter into this Agreement and all other documents to be executed and delivered in connection with the transactions that are the subject of this Agreement, including, without limitation, all Related Agreements, to the extent they are to be executed by such Seller Party, and to enter into and deliver and to perform its obligations hereunder and under the Related Agreements executed by such Seller Party.

(b) Authorization; No Contravention. The execution and delivery of this Agreement and the Related Agreements executed by each Seller Party and the performance of its respective obligations under all of the foregoing have been duly authorized by all requisite corporate, limited liability company or limited partnership action. This Agreement and the Related Agreements have been or will be duly executed and delivered by the Seller Parties, and this Agreement and the Related Agreements executed by the Seller Parties will constitute the valid, legal and binding obligations of such Seller Parties, as applicable, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally, and, as to enforceability, general principals of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). None of the terms of this Agreement or the Related Agreements executed by any Seller Party will violate in any material respect any term of any material agreement, order or decree to which such Seller Party is a party or by which it is bound or to which any Property or Property Owner is subject.

(c) Consents. Except as set forth on Schedule 4.1(c), the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Seller Parent entitled to vote on the Transaction at the CDR Stockholder Meeting (the “CDR Stockholder Approval”), and any consent required under the terms of the Existing Mortgage Debt, are the only consents of any lender, partner, member, shareholder, beneficiary, tenant, creditor, investor or other Person whatsoever which has not been obtained, required in order for Seller Parties to enter into this Agreement and consummate the Transactions. The Seller Parent Board of Directors has unanimously, by resolutions duly adopted at a meeting duly called and held (i) approved, and declared advisable, this Agreement, the Related Agreements and the Transactions, (ii) determined that the terms of this Agreement, including, without limitation, the Purchase Price, are fair to, and in the best interests of, Seller Parent and its stockholders, (iii) directed that Seller Parent submit the approval of the Transactions contemplated by this Agreement to a vote at the CDR Stockholder Meeting as promptly as practicable, (iv) recommended (the “Seller Parent Board Recommendation”) that the common stockholders of Seller Parent approve the Transactions at the CDR Stockholder Meeting, which resolutions have not (subject to Section 5.10(c)) been subsequently rescinded, modified or withdrawn.

(d) No Violation. To Seller Parent’s knowledge, no order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any Authority of competent jurisdiction is now in effect which restrains or prohibits the transfer of the Acquired Properties, Acquired Leasehold or Acquired Interests, or the consummation of any other Transaction.

(e) Litigation. Except as set forth on Schedule 4.1(e), there are no Actions pending in any court or before or by an arbitration tribunal or regulatory commission, department or agency or, to Seller Parent’s knowledge, otherwise threatened against any Seller, any Property Owner or any Property or Acquired Interests in any court, administrative bureau, or other regulatory setting.

(f) Compliance with Law. Other than as set forth on Schedule 4.1(f) hereof:

(i) No Seller or Property Owner has received any written notice that all or any portion of any Property violates any law, rule, regulation, ordinance, code or interpretation of any Authority (including, without limitation, those relating to environmental laws, zoning and the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq.) and The Provisions Governing Public Accommodations and Services Operated by Private Entities), which remains uncured, and to Seller Parent’s knowledge, no such violations exist;

(ii) No Seller or Property Owner has received written notice of any special assessment proceedings affecting any Property, and to the best of the Seller Parent’s knowledge, there is no such assessment currently pending;

(iii) No Seller or Property Owner has received written notice, or otherwise has knowledge, of any Action currently pending or threatened in writing that relates to the revocation or modification of any license, permit, approval, variance, easement and/or right of way, including, without limitation, zoning requirements, proof of dedication, authorizations, certificates of occupancy (or legal equivalent) of all Authorities having jurisdiction over any of the Properties (collectively, the “Licenses”) required for the ownership, occupancy, use or operation of any Property as currently used or occupied; and

(iv) No written notice of a currently pending or proposed or change in the zoning classification of any Property has been received by any Seller or Property Owner and, to Seller Parent’s knowledge, there is no such pending or proposed change and no Seller Party has initiated any such change.

(g) The Acquired Interests. Each applicable Seller owns its respective Acquired Interests beneficially and of record, and has good and valid title to its respective Acquired Interests, free and clear of all liens and encumbrances, and true, correct and complete copies of the organizational documents of the Property Owners have been previously provided to Purchaser. Upon the conveyance of the Acquired Interests to Purchaser on the Closing Date in accordance with this Agreement, good and valid title to such Acquired Interests will pass to Purchaser, free and clear of any liens and encumbrances, other than those arising from acts of Purchaser or its affiliates. Other than this Agreement and as provided in the organizational documents of the Property Owners, the Acquired Interests are not subject to any voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever, including any that restrict or otherwise relate to the voting, distribution rights or disposition of the Acquired Interests. All of the Acquired Interests represent all of the Sellers’ interests of any kind, directly or indirectly, in the Property Owners and all of the Acquired Interests represent all of the outstanding equity capital of any kind in the Property Owners. Seller has delivered to Purchaser all correspondence between Sellers and the Township of Bloomfield or other applicable municipality (the “Bloomfield Municipality”) regarding Seller’s acquisition of the ownership interests in the Property Owner who owns the Property known as The Shops at Bloomfield Station (the “Bloomfield Property Owner”), and Seller has no knowledge of any response from the Bloomfield Municipality to the letter dated May 12, 2016, sent by Sellers disclosing Seller’s acquisition of the Bloomfield Property Owner.

(h) The Property Owners. Other than as granted to Purchaser pursuant to the terms of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, commitments, Contracts, arrangements or undertakings of any kind to which any Seller or Property Owners is a party or by which any of them is bound (i) obligating any Seller or Property Owner to issue, deliver or sell, or cause to be issued, delivered or sold, existing or additional equity interests in, or any security convertible or exercisable for or exchangeable into any equity interest in, any Property Owner, or (ii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of equity interests in any Property Owner. No Property Owner has, or at any time has had, any employee(s), and there are no employees at any Property who will be binding on Purchaser. No Property Owner has, or has at any time had, any subsidiaries. To Seller Parent’s knowledge, each Property Owner has complied in all material respects with the separateness covenants in its operating agreements, and no Property Owner has received a written notice of default from its lender (including, without limitation, any Existing Lender) as to a breach of any separateness covenants. Other than any taxes that are subject to adjustment pursuant to Article III, no Property Owner has any taxes that are currently due or will be due and payable by it prior to Closing and that will remain unpaid as of Closing. No Property Owner has filed an election to be classified as an association taxable as a corporation. Except as set forth in Schedule 4.1(h), no Property Owner has any liabilities that will survive Closing (“Surviving Property Owner Liabilities”). Except as set forth in Schedule 4.1(h), no Seller Party has granted any option, right of first offer, right of first refusal or any other similar right in favor of any Person with respect to the purchase of any Property (or any portion thereof) or interest therein.

(i) Contracts. None of the Property Owners has entered into any service, maintenance, repair, or equipment leasing contracts relating to a Property that will be binding on Purchaser or such Property after the Closing, except for the Contracts disclosed on Schedule 4.1(i) hereto, which sets forth a true, complete and correct list of all Contracts which will be continued following the Closing Date (collectively, the “Assumed Contracts”), it being agreed that Assumed Contracts shall consist only of Contracts existing as of the date of this Agreement which are not terminable on 60 days’ (or shorter) notice. True, correct and complete copies of all such Contracts have been made available to Purchaser. To Seller Parent’s knowledge, such Contracts are in full force and effect and no Seller has provided or received any written notice of any material default under any such Contract which has not been cured. There are no management agreements affecting any Property which will remain in effect or be binding on Purchaser or any Property from and after the Closing, and the Assumed Contracts shall not include any management agreements.

(j) Real Property.

(i) Each applicable Seller or Property Owner has (and will convey to the Purchaser) good and valid title in fee simple (or the equivalent thereof in the respective jurisdiction) to the Real Property, subject only to the Permitted Exceptions, and Ground Lease Seller has (and will convey to the Purchaser) good and valid leasehold title to the Ground Leased Property. As of the date hereof, other than Ground Lease Seller with respect to the Ground Lease, no Seller or Property Owner is party to any lease, license, sublease or similar occupancy Contract under which any such Seller or Property Owner is lessee, sublessee or licensee of, or holds, uses or operates, any real property owned by any third Person. To the best of Seller’s knowledge, no consent is required from any municipality, third party or other Person to the transfer of any Property to Purchaser or its designee. Seller will give any required notices in connection with sale of the Properties, including, without limitation, providing the required notice under the Lease at the Property known as Colonial Commons and complying with Article 39 thereof.

(ii) No Seller Party has received written notice that either the whole or any part of any Property is subject to any pending suit for condemnation or other taking by any Authority, nor, to Seller Parent’s knowledge, has any such condemnation or other taking of any Property been threatened or contemplated. No Seller Party has entered into any agreement in lieu of condemnation therefor.

(iii) Sellers have previously provided Purchasers with true, complete and correct copies of each Lease and any material correspondence related thereto in that certain electronic data room located at: https://app.box.com/folder/142502350577?s=sltfts4rw1dn2j6j3tn26srz1hijlq9g (the “Data Room”). Other than as set forth on Schedule 4.1(j), (A) the Leases contain the entire agreement between the relevant Seller or Property Owner and the Tenants named therein; (B) the Sellers and/or Property Owners have not given written notice to any Tenant of its default under any Lease that has not been cured and have not received any written notice from any Tenant alleging a default by or claim against a Seller or Property Owner under any Lease; (C) no Tenant under any Lease is currently conducting or requesting an audit with any Seller or Property Owner with respect to rent calculations under any Lease; (D) within the three (3) year period preceding the date hereof, no Seller or Property Owner has received from any tenants under any Leases any written audit requests or written challenges regarding payments due or made under any of the Leases, which audit or contest remains unresolved; and (E) no Seller Party has knowledge that any Tenant has commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors.

(iv) (A) There are no Leasing Costs due and payable or which will become due or payable with respect to the current term of any of the Leases, and (B) there are no Leasing Costs which will become due or payable in connection with the Required Leases, except, in each case of the preceding clauses (A) and (B), for Leasing Costs described on Schedule 4.1(j)(iv).

(v) Except as set forth on Schedule 4.1(j)(v), (A) no Tenant under any Lease has any right or option to lease additional space in the Improvements (except as otherwise expressly set forth in the applicable Lease) and (B) no Tenant under any Lease has a right or option to purchase all or any part of the leased premises or the building of which the leased premises are a part (except as otherwise expressly set forth in the applicable Lease).

(vi) Except as set forth on Schedule 4.1(j)(iv), there are no ongoing capital improvement or repair projects at any Property.

(vii) The rent roll attached hereto as Schedule 4.1(j) (the “Rent Roll”) is the rent roll which Seller uses in the operation of the applicable Property. Except as otherwise set forth on the Rent Roll or on any schedule referenced in this Section 4.1, as of the date hereof, (y) no Tenant has paid any rent, fees, or other charges for more than one month in advance which would result in any tenant’s ability to credit such advance payment against any payment due by tenant after the Closing Date, and (z) there are no actions or proceedings pending or threatened in writing by any Tenant against any Seller Party under any Lease.

(viii) No Seller Party has (i) given or received any written notice of any breach or default with respect to any so-called declaration of easements, reciprocal easement agreement, covenants, conditions, restrictions or similar type document applicable to any Property, where such breach or default remains uncured, or (ii) given or received any written demand for the payment of any monetary sum in connection with any such breach or default of which Seller has written notice which remains uncured.

(ix) Philadelphia use and occupancy tax and business income and receipts tax (“BIRT”) required to be collected by any Seller Party has been collected and remitted to the applicable taxing authority (together with all required returns), and, to Seller Parent’s knowledge, there are no outstanding audits or disputes regarding such sales taxes.

(x) There are no pending real estate tax appeals with respect to any Property other than as set forth on Schedule 4.1(j)(x) (the “Tax Appeals”). Seller shall assign all Tax Appeals to Purchaser and Purchaser shall control all Tax Appeals and be entitled to all refunds relating thereto.

(xi) Seller’s environmental consultants have advised it that neither the Property known as Bethel Shopping Center nor the Property known as New London Mall is an “Establishment” as defined by the Connecticut Transfer Act (CGS Sections 22a-134 et seq., as amended; the “Transfer Act”).

(xii) No Property located in the Commonwealth of Massachusetts has access to a private septic or wastewater treatment system which would require compliance with “Title 5”, 310 CMR 15.000 or 314 CMR 5.00.

(k) Existing Mortgage Debt. With regard to the Existing Mortgage Debt:

(i) Schedule 4.1(k)(i) sets forth a complete and accurate schedule of all Existing Mortgage Debt with the respect to the Properties, along with the Properties to which the Existing Mortgage Debt relates and the outstanding principal balance, accrued interest and reserve balances (if any) with respect to all such debt as of the most recent billing statement;

(ii) Schedule 4.1(k)(ii) sets forth a list of all material documents evidencing or securing the Existing Mortgage Debt (collectively, “Existing Mortgage Documents”). Seller has provided to Purchaser true, correct and complete copies of all Existing Mortgage Documents, which are in full force and effect as of the date hereof. As of the date hereof, all payments currently due and payable on the Existing Mortgage Debt have been paid in full. As of the date hereof, no cash sweep or similar type of event has occurred and is continuing under the Existing Mortgage Documents.

(iii) No Seller or Property Owner has received any written notice of default from any Existing Lender (or its servicing agent, if any) claiming that any breach has occurred pursuant to the terms of any Existing Mortgage Debt which remains uncured.

(iv) To Seller Parent’s knowledge, each borrower under the Existing Mortgage Debt has complied in all material respects with the separateness covenants in its operating agreements and Existing Mortgage Documents, and no such borrower has received a written notice of default from any Existing Lender as to a breach of any separateness covenants.

(l) Hazardous Substances. The Seller Parties have made available to Purchaser in the Data Room all environmental studies, investigations, reports, audits, assessments, licenses, permits and agreements relating to each of the Properties’ compliance or noncompliance with Environmental Laws within Seller Parties’ possession or control, including complete copies of the most recent Phase I environmental report for each Property and any Phase II reports obtained as a result of conditions noted in such Phase I report, which environmental reports are more particularly described on Schedule 4.1(l) (collectively, the “Existing Environmental Reports”). Sellers make no representations or warranties of any kind regarding the accuracy, thoroughness or completeness of or conclusions drawn in the information contained in any Existing Environmental Reports relating to the Properties. As used in this Agreement, the terms “Hazardous Substances” and “Hazardous Wastes” shall have the meanings set forth in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 1251 et seq., as amended, and the regulations thereunder, Solid Waste Disposal Act, 42 U.S.C. §§ 6901 et seq., as amended, including amendments under Resource Conservation and Recovery Act, and the regulations thereunder, and Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq., as amended, and regulations thereunder, or any applicable state or local equivalent.

(m) Tax Matters. Each Property Owner is and has been since its formation classified as a disregarded entity for U.S. federal and applicable state and local income tax purposes. Other than as set forth on Schedule 4.1(j)(x), (i) any and all taxes that are due and payable by each Property Owner or with respect to its Properties have been timely paid and any tax returns required to be filed with respect to each such Property Owner and/or the applicable Property have been timely filed and all such tax returns are true, complete, and correct in all material respects; (ii) no deficiency for any amount of tax has been asserted or assessed by a taxing authority in writing relating to any Property or the business, operations, or assets of any Property Owner and, to Seller Parent’s knowledge, no such assessment or assertion of tax liability is threatened in writing; and (iii) no audits or investigations by any taxing authority with respect to any Property or the business, operations, or assets of any Property Owner are currently pending or, to Seller Parent’s knowledge, threatened in writing. No Property Owner is a party to, or is bound by or has any obligation under, any tax sharing agreement, tax indemnification agreement or similar contract or arrangement, whether written or unwritten, or has any potential liability or obligation to any Person as a result of, or pursuant to, any such agreement. There are no outstanding waivers or agreements extending the due date for filing any tax return with respect to any Property Owner of its Properties, and there are no agreements or waivers currently in effect that provide for an extension of time for the assessment of any tax against any Property Owner or with respect to its Property. The Seller Parties do not have any liability for taxes pursuant to any Assumed Contract.

(n) Insurance. No Seller or Property Owner has received any written notice of a breach or default under any insurance policy maintained by or on behalf of such Seller or Property Owner with respect to a Property, which has not been cured or dismissed, or of the cancellation of (or intention to cancel or not renew) any such insurance policy, or of any required repairs under any such insurance policy which have not been completed to the satisfaction of the applicable insurer.

(o) Bankruptcy. No Seller or Property Owner has (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, (v) admitted in writing an inability to pay debts as they come due, or (vi) made an offer of settlement, extension or compromises to creditors generally under applicable loan documents.

(p) Solvency. No Seller or Property Owner is insolvent or will be rendered insolvent by virtue of the Transaction. For purposes of this Section 4.1(p), a Person shall be deemed “insolvent” if either (x) such Person’s liabilities exceed the present fair saleable value of such Person’s assets, or (y) such Person is unable to pay its liabilities as they become due in the usual course of such Person’s business.

(q) Non-Foreign Person. No Seller or Property Owner is a “foreign person” as defined in Section 1445(f)(3) of the Code.

(r) OFAC. Each Seller Party is in compliance with Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (such order and all such other rules, regulations, legislation or orders, collectively, the “Orders”). No Seller Party (i) is listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders, (ii) is a Person (as defined in the Order) who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (iii) is directly or indirectly (A) owned or controlled by (including by virtue of such Person being a director or owning voting shares or interests), or (B) acts for or on behalf of, any person on any such lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(s) Anti-Money Laundering. Each Seller Party is in compliance with that certain Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), as amended from time to time (the “Patriot Act”) and all rules and regulations promulgated under such Patriot Act applicable to such Seller Party, and any other applicable anti-money laundering laws in the State and any other jurisdictions in which such Seller Party operates (the “AML Laws”); and (i) is not now, nor has been at any time in the past five (5) years, under investigation by any relevant Governmental Authority for, or has been charged with or convicted of a money-laundering crime under, 18 U.S.C. §§ 1956 or 1957 or any predicate offense thereunder; (ii) has never been assessed a civil penalty under any AML Laws; (iii) has not had any of its funds seized, frozen or forfeited in any action relating to any violations of the AML Laws; (iv) has taken such steps and implemented such policies as are reasonably necessary to ensure that it is not promoting, facilitating or otherwise furthering, intentionally or unintentionally, the transfer, deposit or withdrawal of criminally derived property, or of money or monetary instruments which are (or which any Seller Party suspects or has reason to believe are) the proceeds of any illegal activity or which are intended to be used to promote or further any illegal activity; and (v) has taken such steps and implemented such policies as are reasonably necessary to ensure that it is in compliance with all AML Laws, with respect both to the source of funds from its investors and from its operations, and that such steps include the development and implementation of an anti-money laundering compliance program within the meaning of Section 352 of the Patriot Act, to the extent such a party is required to develop such a program under the rules and regulations promulgated pursuant to Section 352 of the Patriot Act.

(t) Brokers. Except as set forth on Schedule 4.1(t) (all of which fees and commissions shall be paid by Seller), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any of the Seller Parties.

(u) Takeover Statutes; Dissenter Rights. No “moratorium”, “fair price”, “affiliate transaction”, “business combination”, “control share acquisition” or other takeover Laws or regulations, including, without limitation, in the Maryland General Corporation Law, including, without limitation, Subtitles 6 and 7 of Title 3 thereof, apply to this Agreement or the Transaction. No dissenters’ or appraisal rights, or rights of objecting stockholders, shall be available with respect to the Transaction, including any remedy under Sections 3-201 et seq. of the Maryland General Corporation Law.

(v) Fairness Opinion. The Board of Directors of Seller Parent has received the written opinion (“Fairness Opinion”) of Bank of America, as financial advisor to Seller Parent, or Jones Lang LaSalle, dated the date of this Agreement, to the effect that, as of the date of such opinion, and subject to the factors and assumptions set forth therein, the Purchase Price to be paid for the Acquired Properties, Acquired Leasehold and Acquired Interests is fair to the stockholder of Seller Parent from a financial point of view. Seller Parent will make available to Purchaser a signed copy of the Fairness Opinion as soon as practicable following the execution of this Agreement, which shall be in effect at Closing.

(w) Disclosure Schedules. All of the representations and warranties set forth herein are expressly made subject to and deemed modified by any information inconsistent with or contrary to such representations and warranties which is contained in the Schedules attached hereto, and any inconsistency or anything to the contrary between the Schedules attached hereto and any representation or warranty shall not be deemed a breach of such representation or warranty. The delivery by Seller Parent of updated Schedules (e.g., an updated Rent Roll setting forth any changes in tenants or changes to the Leases) by reason of changed facts or circumstances which, pursuant to the terms of this Agreement, do not result from a default by a Seller Party of any covenants of such Seller Party in this Agreement and are not expressly prohibited from occurring, shall not in any manner affect Purchaser’s obligations hereunder and shall not be deemed a default by any Seller Party of any provision of Section 4.1 hereof unless, taken in the aggregate, they have a Material Adverse Effect.

(x) COVID-19. For the avoidance of doubt, Purchaser acknowledges and agrees that (a) due to the global pandemic caused by COVID-19, one or more of the Properties were closed or limited, in whole or in part, for extended periods of time during 2020 and 2021, and (b) the closures referred to in clause (a) will not in and of themselves be deemed to constitute a breach or inaccuracy of any representation, warranty or covenant hereunder, provided that they do not otherwise cause a failure of any applicable condition or covenant. Except as otherwise expressly provided in this Agreement, no Seller Party makes any representations or warranties of any kind hereunder with respect to the effects on the Properties or any part thereof to the extent arising out of such closures or the ongoing effects, events, occurrences, facts, conditions or changes arising out of any action or inaction taken by any Seller or Property Owner, whether before, on or after the date of this Agreement, which is or was at such time (i) in Seller Parent’s business judgment, within commercially reasonable standards for participants operating in the shopping center industry, (ii) required by Law or judicial action, or (iii) recommended by any federal Authority or any Authority in the State, Commonwealth or locality in which a Property is located, in each case (i)-(iii) to respond to COVID-19 or the direct or indirect effects thereof.

(y) Ground Lease. Ground Lease Seller is the owner of the entire leasehold interest under the Ground Lease free and clear of all mortgages, deeds of trust and other liens and encumbrances (other than mortgages which will be removed of record at or prior to the Closing). Ground Lease Seller has not assigned, encumbered or pledged its interest in the Ground Lease nor has Ground Lease Seller delivered or received any written notices of default under the Ground Lease. There is no litigation, arbitration, or administrative action or proceeding pending with respect to the Ground Lease Seller and affecting the Ground Lease nor, to Seller’s knowledge, threatened with respect to the Ground Lease Seller and affecting the Ground Lease. A true, correct and complete copy of the Ground Lease and all amendments thereto has been delivered to Purchaser. Ground Lease Seller has not entered into any contract of sale, option agreement, right of first refusal, sublease, or other agreement for the sale, disposition or sublease of the Ground Lease, the leasehold interest thereunder or any part thereof, except for the sublease of the Ground Lease to Tractor Supply Company, a true, correct and complete copy of which has been delivered to Purchaser. Ground Lease Seller has received no written notice from Ground Lessor with respect to Ground Lease Seller’s right of first offer to purchase the Property subject to the Ground Lease, and there are no pending agreements of sale giving Ground Lease Seller a right to purchase the fee interest in such Property.

(z) The operating statements for calendar years 2020 through current which Seller Parties made available to Purchaser in the Data Room are the operating statements which are used by Seller Parties in the ordinary course of business (but nothing herein shall be deemed to be a representation or warranty concerning the accuracy of the information contained therein).

(aa) Except as otherwise set forth in this Section 4.1, there are no facts or circumstances with respect to any of the Development Properties of which Seller Parties are aware that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

For the avoidance of doubt, the Representations and Warranties set forth in this Section 4.1 and the disclosures set forth in the Disclosure Schedules are deemed to apply to the Development Properties only to the extent that the Purchaser actually acquires the Development Properties. To the extent any Development Property is a ground leasehold interest, all representations contained in this Section 4.1 with respect to the Ground Lease shall be deemed to refer to such ground leasehold interest as well. To the extent any Development Property is acquired by Purchaser or its designee through an acquisition of ownership interests in the fee owner thereof, all representations contained in this Section 4.1 with respect to Property Owners shall be deemed to refer to such fee owner as well. Purchaser acknowledges that it is the intent of the Seller Parties to sell the Development Properties to third parties prior to the Closing Date.

4.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Seller Parties as follows:

(a) Organization. DRA Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, KPR Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and, prior to Closing, each entity designated by Purchaser to take title at Closing to a Property will be qualified to do business in the state in which the applicable Property is located.

(b) Authorization.

(i) The execution and delivery of this Agreement by DRA Purchaser, the performance by it of its obligations under this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or other action on its part. This Agreement constitutes the valid and binding obligations of DRA Purchaser enforceable against DRA Purchaser in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor’s rights and to general principles of equity.

(ii) The execution and delivery of this Agreement by KPR Purchaser, the performance by it of its obligations under this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or other action on its part. This Agreement constitutes the valid and binding obligations of KPR Purchaser enforceable against KPR Purchaser in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor’s rights and to general principles of equity.

(c) No Conflicts.

(i) The execution and delivery of, and the performance and compliance with the terms and provisions of, this Agreement by DRA Purchaser do not violate (A) its certificate of formation, (B) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which it is subject or by which any of its assets are bound or (C) any material agreement or contract to which DRA Purchaser or any of its subsidiaries is a party or to which it or its property is subject.

(ii) The execution and delivery of, and the performance and compliance with the terms and provisions of, this Agreement by KPR Purchaser do not violate (A) its certificate of formation, (B) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which it is subject or by which any of its assets are bound or (C) any material agreement or contract to which KPR Purchaser or any of its subsidiaries is a party or to which it or its property is subject.

(d) Approvals. No authorization, consent, order, approval or license from, filing with, or other act by any agency, bureau or department of any federal, state or local government authority or other Person is or will be necessary to permit the valid execution and delivery by Purchaser of this Agreement or the performance by it of the obligations to be performed by it under this Agreement, or if any such authorizations, consents, orders, approvals or licenses are required, they have been obtained.

(e) Litigation. There are no Actions pending in any court or before or by an arbitration tribunal or regulatory commission, department or agency or, to Purchaser’s knowledge, otherwise threatened in writing against Purchaser or its affiliates which in any case, if adversely determined, would materially adversely affect the ability of Purchaser to enter into this Agreement and consummate the Transactions hereunder.

(f) Financing. As of the date hereof, Purchaser has access to and will have at Closing cash proceeds sufficient to pay, without limitation, the Purchase Price and the fees and expenses of Purchaser related to the Closing and to consummate the Transactions. Purchaser acknowledges and agrees that its obligations to effect the Transactions contemplated by this Agreement are not subject to the availability to Purchaser or any other party of financing, except with respect to the Existing Mortgage Debt.

(g) Securities Act. The Acquired Interests purchased by Purchaser (or its designee) pursuant hereto are being acquired for investment only and not with a view to any public distribution thereof in violation of any of the registration requirements of the Securities Act of 1933, as amended.

(h) Brokers. Except as set forth on Schedule 4.2(h), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Purchaser.

(i) OFAC.

(i) DRA Purchaser is in compliance with the requirements of the Orders and other similar requirements contained in the rules and regulations of OFAC and in any enabling legislation or other Executive Orders or regulations in respect thereof. Neither DRA Purchaser nor, to DRA Purchaser’s knowledge, any Affiliate of DRA Purchaser (A) is listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC pursuant to the Orders and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders, (ii) is a Person (as defined in the Orders) who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (iii) is directly or, to DRA Purchaser’s knowledge, indirectly (A) owned or controlled by (including by virtue of such Person being a director or owning voting shares or interests), or (B) acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(ii) KPR Purchaser is in compliance with the requirements of the Orders and other similar requirements contained in the rules and regulations of OFAC and in any enabling legislation or other Executive Orders or regulations in respect thereof. Neither KPR Purchaser nor, to KPR Purchaser’s knowledge, any Affiliate of KPR Purchaser (i) is listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC pursuant to the Orders and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders, (ii) is a Person (as defined in the Orders) who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (iii) is directly or, to KPR Purchaser’s knowledge, indirectly (A) owned or controlled by (including by virtue of such Person being a director or owning voting shares or interests), or (B) acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(j) Anti-Money Laundering. Purchaser is in compliance with the Patriot Act and all rules and regulations promulgated under such Patriot Act applicable to Purchaser, and the AML Laws; and (i) is not now, nor has been at any time in the past five (5) years, under investigation by any relevant Governmental Authority for, or has been charged with or convicted of a money-laundering crime under, 18 U.S.C. §§ 1956 or 1957 or any predicate offense thereunder; (ii) has not been, at any time in the past five (5) years, assessed a civil penalty under any AML Laws; (iii) has not had any of its funds seized, frozen or forfeited in any action relating to any violations of the AML Laws; (iv) has taken such steps and implemented such policies as are reasonably necessary to ensure that it is not promoting, facilitating or otherwise furthering, intentionally or unintentionally, the transfer, deposit or withdrawal of criminally-derived property, or of money or monetary instruments which are (or which Purchaser suspects or has reason to believe are) the proceeds of any illegal activity or which are intended to be used to promote or further any illegal activity; and (v) has taken such steps and implemented such policies as are reasonably necessary to ensure that it is in compliance with all AML Laws, with respect both to the source of funds from its investors and from its operations, and that such steps include the development and implementation of an anti-money laundering compliance program within the meaning of Section 352 of the Patriot Act, to the extent such a party is required to develop such a program under the rules and regulations promulgated pursuant to Section 352 of the Patriot Act.

4.3 No Other Representations and Warranties Outside Agreement and Related Agreements.

(a) The parties hereby expressly acknowledge and agree that, except as set forth in this Agreement and the Related Agreements, no party, nor anyone acting for or on behalf of any party, has made any oral or written representation, warranty, covenant, agreement, promise or statement, express or implied, to the other party, or to anyone acting for or on behalf of the other party, and no party has, except as provided in this Agreement and the Related Agreements, relied on, and shall not be entitled to rely on same.

(b) Without limiting the generality of the foregoing, Purchaser hereby acknowledges and agrees that, except for the Seller Parties’ representations and warranties set forth in this Agreement and the Related Agreements, as reliance thereon and enforcement thereof may be limited in this Agreement, Purchaser, on behalf of itself and its subsidiaries, waives, and the Seller Parties disclaim, all warranties of any type of kind whatsoever with respect to the Properties, whether express or implied, including, by way of description but not limitation, those of fitness for a particular purpose and use.

(c) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES AND AGREES THAT (i) EXCEPT AS SET FORTH IN THIS AGREEMENT AND THE RELATED AGREEMENTS, THE PROPERTIES ARE “AS IS, WHERE IS AND WITH ALL FAULTS” AND (ii) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE RELATED AGREEMENTS, AS APPLICABLE, NEITHER PURCHASER OR ANY OF ITS AFFILIATES OR ANY OTHER PERSON IS RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM SELLER PARENT, ANY SELLER, ANY OTHER TRANSFEROR OR ANY DIRECT OR INDIRECT PARTNER, OFFICER, DIRECTOR, TRUSTEE, MEMBER, EMPLOYEE, AFFILIATE, ATTORNEY, AGENT OR BROKER OF ANY OF THEM, AS TO ANY MATTER CONCERNING THE PROPERTIES OR SET FORTH, CONTAINED OR ADDRESSED IN ANY DILIGENCE MATERIALS (INCLUDING, THE COMPLETENESS THEREOF), INCLUDING (a) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of the Properties or any aspect of portion thereof, including, structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, water and utility systems, facilities and appliances, soils, geology and groundwater; (b) the dimensions or lot size of the Properties or the square footage of any of the improvements thereon or of any tenant space therein; (c) the development or income potential, or rights of or relating to, the Properties, or the fitness, suitability, value or adequacy of a Property for any particular purpose; (d) the zoning or other legal status of any Property; (e) the compliance of any Property or its operation with any Laws, conditions and restrictions of any Governmental Authority or of any other person or entity (including, the Americans with Disabilities Act of 1990, as amended); (f) the ability of Purchaser or any of its Affiliates to obtain any necessary governmental approvals, licenses or permits for the use or development of any Property; (g) the presence, absence, condition or compliance of any hazardous substances or waste on, in, under, above, from, or about any Property or any adjoining or neighboring property; (h) the quality of any labor and materials used in any improvements at any Property; or (i) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to the operation of, any Property. Without limiting the generality of the foregoing, Purchaser expressly agrees that, except as set forth herein or in any Related Agreement or other document delivered pursuant hereto, it is not relying on any representation or warranty of Seller Parent or any Seller or any direct or indirect partner, member, director, trustee, officer, employee, affiliate, attorney, agent or broker of Seller Parent or any Seller, whether implied, presumed or expressly provided, arising by virtue of any statute, regulation or common law right or remedy in favor of any of them.

(d) PURCHASER ACKNOWLEDGES AND AGREES THAT ANY REPORTS AND INFORMATION OBTAINED BY PURCHASER OR ANY OF ITS AFFILIATES AND ANY COSTS RELATED THERETO ARE THE SOLE RESPONSIBILITY OF PURCHASER AND, EXCEPT TO THE EXTENT EXPRESSLY REQUIRED PURSUANT TO THIS AGREEMENT OR THE RELATED AGREEMENTS, NO SELLER PARTY OR ANY OF THEIR AFFILIATES HAS ANY OBLIGATION HEREUNDER TO MAKE ANY CHANGES, ALTERATIONS OR REPAIRS OR ANY UPGRADES, REMEDIATION OR STUDIES TO OR ABOUT ANY PROPERTY OR ANY PORTION THEREOF OR TO CURE OR REPORT ANY VIOLATIONS OF LAW OR TO COMPLY WITH THE REQUIREMENTS OF ANY INSURER. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, OR IN THE RELATED AGREEMENTS OR ANY OTHER DOCUMENT DELIVERED PURSUANT HERETO, PURCHASER IS SOLELY RESPONSIBLE FOR OBTAINING, AS THEY DEEM NECESSARY OR APPROPRIATE, ANY APPROVAL, LICENSE OR PERMIT NECESSARY FOR ACCEPTANCE BY THEM OF ANY PROPERTY OR INTEREST AND FOR ANY REPAIRS, UPGRADES, REMEDIATION, STUDIES OR ALTERATIONS NECESSARY TO OBTAIN THE SAME, ALL AT PURCHASER’S SOLE COST AND EXPENSE.

4.4 Release of Seller Parties.

(a) EXCEPT FOR RIGHTS, REMEDIES AND OTHER PROVISIONS WHICH SURVIVE CLOSING PURSUANT TO THE EXPRESS TERMS OF THIS AGREEMENT AND THE RELATED AGREEMENTS, FROM AND AFTER CLOSING, PURCHASER IRREVOCABLY AND ABSOLUTELY WAIVES ANY RIGHT TO RECOVER FROM, AND FOREVER RELEASES AND DISCHARGES, AND COVENANTS NOT TO FILE OR OTHERWISE PURSUE ANY LEGAL ACTION AGAINST ANY SELLER PARTY OR THEIR AFFILIATES OR ANY DIRECT OR INDIRECT PARTNER, MEMBER, MANAGER, TRUSTEE, DIRECTOR, SHAREHOLDER, CONTROLLING PERSON, AFFILIATE, OFFICER, ATTORNEY, EMPLOYEE, AGENT OR BROKER OF ANY OF THE FOREGOING, AND ANY OF THEIR RESPECTIVE HEIRS, SUCCESSORS, PERSONAL REPRESENTATIVES AND ASSIGNS, WITH RESPECT TO ANY AND ALL SUITS, ACTIONS, PROCEEDINGS, INVESTIGATIONS, DEMANDS, CLAIMS, LIABILITIES, FINES, PENALTIES, LIENS, JUDGMENTS, LOSSES, INJURIES, DAMAGES, SETTLEMENT EXPENSES OR COSTS OF WHATEVER KIND OR NATURE, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE (INCLUDING ANY ACTION OR PROCEEDING BROUGHT OR THREATENED OR ORDERED BY ANY AUTHORITY), INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ AND EXPERTS’ FEES AND EXPENSES, AND INVESTIGATION AND REMEDIATION COSTS, IN ALL SUCH CASES THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE PROPERTIES OR ANY PORTION THEREOF OR THE CONDITION THEREOF, INCLUDING THE PHYSICAL, ENVIRONMENTAL AND STRUCTURAL CONDITION OF

ANY PROPERTY OR ANY LAW APPLICABLE THERETO, OR ANY OTHER MATTER RELATING TO THE USE, PRESENCE, DISCHARGE OR RELEASE OF HAZARDOUS SUBSTANCE OR WASTE ON, UNDER, IN, ABOVE OR ABOUT ANY OF THE PROPERTIES WHICH ARISE, OCCUR AND/OR ACCRUE PRIOR TO THE CLOSING. NOTWITHSTANDING THE FOREGOING, SELLERS HEREBY ACKNOWLEDGE THAT (I) PURCHASER HAS NOT, AND IS NOT, WAIVING ANY RIGHT TO IMPLEAD ANY SELLER PARTY IN (OR RELEASING SELLER PARTIES FROM ANY LIABILITY FOR) ANY ACTION, CLAIM, SUIT, DEFENSE, CASE, EVENT OR MATTER BROUGHT BY A THIRD PARTY AGAINST PURCHASER FOR A CLAIM ARISING, ACCRUING AND/OR OCCURRING PRIOR TO THE CLOSING DATE AND (II) THE FOREGOING RELEASE DOES NOT RELEASE SELLER PARTIES FROM ANY LIABILITY FOR (Y) FRAUD OR CRIMINAL ACTIVITY OF ANY SELLER PARTY OR (Z) ANY DAMAGES, CLAIMS, LIABILITIES OR OBLIGATIONS IN CONNECTION WITH ANY OBLIGATION UNDER SECTION 5.17 OF THIS AGREEMENT.

(b) IN CONNECTION WITH THIS SECTION 4.4, TO THE EXTENT PERMITTED BY APPLICABLE LAW, PURCHASER EXPRESSLY WAIVES THE BENEFITS OF ANY PROVISION OR PRINCIPLE OF FEDERAL OR STATE LAW THAT MAY LIMIT THE SCOPE OR EFFECT OF THE WAIVER AND RELEASE PROVISIONS OF THE PRECEDING PARAGRAPH.

4.5 No Breach for Known Facts. To the extent Purchaser has actual knowledge prior to the execution of this Agreement that any of the Seller Parties’ representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect such knowledge. Purchaser be deemed to have actual knowledge that a representation or warranty contained herein is inaccurate, untrue, or incorrect to the extent that information inconsistent with any such representation and warranty is set forth in any written materials either (a) posted to the Data Room no later than three (3) Business Days prior to the date hereof, or (b) delivered in hard copy printed form to a Purchaser Designated Representative no later than three (3) Business Days prior to the date hereof.

ARTICLE V

COVENANTS

5.1 Covenants Relating to Conduct of Business. From and after the date hereof and prior to the Closing or earlier termination of this Agreement, except (i) as expressly contemplated in or expressly permitted by this Agreement, (ii) as may be required to comply with any Lease, (iii) as required by applicable Law or any COVID-19 Measures, and (iv) to the extent Purchaser shall otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed, except as otherwise expressly provided herein), each Seller shall, to the extent relating to an Acquired Property or Acquired Interest:

(a) carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and consistent with past practices;

(b) use commercially reasonable efforts consistent with past practices to maintain the Properties in substantially the same manner as heretofore maintained, ordinary wear and tear excepted; provided, that the foregoing shall not impose any obligation on any Seller or Property Owner to make any capital improvements or replacements to a Property other than in connection with emergency repairs or as contemplated by the terms of any Lease and other than the ongoing work set forth on Schedule 4.1(j)(iv);

(c) not permit, allow or suffer any of the Real Property or Acquired Interests to become subjected to any pledge, lien or encumbrance other than Permitted Exceptions;

(d) not (i) enter into any new Contract or reciprocal easement agreement, operating agreement or other similar agreement, or modify, amend or terminate any Contract or any reciprocal easement agreement, operating agreement or other similar agreement, (ii) modify, amend or terminate any Major Lease without the consent of Purchaser in its sole discretion or (iii) enter into any New Lease which is a Major Lease without the consent of Purchaser in its sole discretion; provided that Seller shall have the right, without requiring Purchaser consent, to enter into modifications, amendments or terminations of any Lease which is not a Major Lease (and which does not become a Major Lease by virtue of such modification or amendment) or any New Lease which is not a Major Lease, in each case in the ordinary course of business, consistent with past practices and on fair market terms which Seller will keep Purchaser reasonably informed about;

(e) keep, or cause to be kept, all insurance policies covering the Properties and Property Owners, or suitable replacements therefor, in full force and effect through the close of business on the Closing Date;

(f) not apply for or agree to any change in zoning affecting any of the Real Property or any modification of the terms of any License;

(g) not enter into any settlement Contract in connection with any condemnation proceedings affecting or relating to any Real Property;

(h) (i) not amend, supplement, terminate or otherwise modify the Ground Lease (or any ground lease with respect to a Development Property), (ii) comply with the terms of the Ground Lease (and any ground lease with respect to a Development Property) on the part of the lessee to be performed in all material respects, and (iii) deliver to Purchaser copies of all correspondence delivered or received by Ground Lease Seller relating to the Ground Lease (or any ground lease with respect to a Development Property);

(i) deliver to Purchaser copies of all material correspondence delivered or received by any Seller Party under any Lease or Contract;

(j) deliver to Purchaser copies of all new Contracts, New Leases, and amendments or modifications of existing Leases entered into in accordance with the terms of this Agreement reasonably promptly following execution thereof (and in all cases prior to Closing);

(k) not without Purchaser’s prior written consent in Purchaser’s sole discretion (i) waive the performance or observance by a tenant under any Major Lease of any of its material obligations or agreements thereunder, (ii) grant consent under any Major Lease, including to any assignment or sublease of any Major Lease, or (iii) apply any security deposit (including any letter of credit) held by any Seller Party under any Major Lease except if the applicable Lease has been terminated due to a tenant default;

(l) not market for sale or other transfer, or solicit or engage in discussions regarding selling or transferring, any of the Acquired Properties, Acquired Interests or Acquired Leasehold (or any portion of any of them) other than (i) with respect to the Buy/Sell which Seller will exercise in accordance with the Limited Partnership Agreement within ten (10) business days following the date of this Agreement using the allocated purchase price set forth in Section 2.5 above with respect to the Crossroads Property (the “Crossroads Allocated Amount”), and (ii) with respect to the Development Properties, which the Purchaser acknowledges are either under contract for sale or being actively marketed for sale to third parties. In the event either (x) Seller’s exercise of the Buy/Sell results in Seller being required to transfer its interests in the owner of the Crossroads Property to its partner under the Limited Partnership Agreement (the “Crossroads Partner”), or (y) Seller has not acquired from the Crossroads Partner the Crossroads Partner’s interests in the owner of the Crossroads Property in time to convey the Crossroads Property to Purchaser on the Closing Date, the Crossroads Property shall no longer be an “Acquired Property” as used in this Agreement, and the Purchase Price shall be reduced by the Crossroads Allocated Amount. In the event that any of the Development are not sold to a third party prior to the Closing Date, such properties will become Acquired Properties (and/or Acquired Leaseholds, as applicable) and the Purchase Price shall be increased as set forth in Section 2.2. From and after the date hereof until the Closing Date, Sellers shall make no material modifications to any Development Property PSA without Purchaser’s prior written consent;

(m) maintain all Property Owners in good standing in their respective jurisdictions of formation and the jurisdictions in which their applicable Properties are located; and

(n) not cause any Property Owner to make any election to be treated as an association taxable as a corporation for tax purposes.

Notwithstanding anything to the contrary contained herein, for all purposes under this Agreement, DRA Purchaser, acting alone, shall make all decisions, give all notices, and take all actions on behalf of Purchaser. For all purposes under this Agreement, (I) DRA Purchaser shall have the right to bind Purchaser and (II) KPR Purchaser shall have no right to bind Purchaser.

5.2 Title.

(a) Title Commitments. Prior to the date hereof, Purchaser has received and reviewed the Title Commitments delivered by the Title Company and surveys delivered by the land surveyors with respect to each Property (the “Surveys”). Purchaser hereby agrees that the title commitments and surveys described on Schedule 5.2(a) are acceptable to it, except (i) for Mandatory Cure Items and (ii) as otherwise noted on Schedule 5.2(a).

(b) Title Insurance. Subject to payment of the premium therefor and satisfaction of the requirements thereunder applicable to Purchaser, the respective Seller Parties shall cause to be issued to Purchaser or its designee at the Closing with respect to each Property an original title insurance policy issued by the Title Company in the amount of the portion of the Purchase Price allocated to such Property as provided in Section 2.2 (as may be amended as provided therein), dated as of the Closing Date (to be redated as of the date of recording of the applicable Deed), insuring fee simple title to the Real Property (or leasehold title, with respect to the Ground Leased Property) in Purchaser or its designee, subject only to the Permitted Exceptions and otherwise in form and substance reasonably satisfactory to Purchaser, including customary endorsements and extended or “gap” coverage, and including non-imputation coverage with respect to those Real Properties owned by Property Owners with respect to which Purchaser or its designee is acquiring Acquired Interests (such title insurance policies are individually referred to as a “Title Policy” and collectively as the “Title Policies”).

(c) Notwithstanding anything to the contrary set forth herein, Sellers shall be obligated to remove or cause the Title Company to insure over (to Purchaser’s satisfaction, at Seller’s sole cost) all Mandatory Cure Items.

5.3 Termination of Contracts. On or prior to the Closing Date, the applicable Seller Parties shall terminate, or cause the termination, at their own expense, of all Contracts other than the Leases, Assumed Contracts, Permitted Exceptions and Licenses, with such termination effective on or prior to the Closing Date.

5.4 Expenses; Transfer and Stamp Taxes.

(a) Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense.

(b) Notwithstanding clause (a) above, (x) Sellers shall be responsible for (i) one-half (1/2) of the transfer taxes and stamp taxes applicable to the conveyance and transfer of the Acquired Properties, Acquired Interests, and Acquired Leasehold located (or, with respect to Acquired Interests, where the Properties owned by the applicable Property Owners are located) in Pennsylvania, Maryland and Delaware and all of the transfer taxes and stamp taxes applicable to the conveyance and transfer of the Acquired Properties, Acquired Interests, and Acquired Leasehold located (or, with respect to Acquired Interests, where the Properties owned by the applicable Property Owners are located) in Connecticut, Massachusetts, New York, New Jersey and Virginia and (in the

event Purchaser acquires any Development Property located in Washington, D.C.) 100% of the Washington, D.C. transfer tax on the applicable Deed (or lease assignment or interest transfer, as applicable); (ii) the costs of the Surveys (other than any survey ordered by Purchaser for the Ground Leased Property); (iii) one-half (1/2) of all escrow fees due to the Title Company in connection with the consummation of the transactions contemplated hereby; (iv) all recording, premium and other charges of satisfying existing debt and other Mandatory Cure Items; (v) omitted; and (vi) all brokerage commissions payable to the brokers listed on Schedule 4.1(t) and Schedule 4.2(h) (collectively, “Brokers”) in connection with the transactions contemplated by this Agreement; and (y) Purchaser shall be responsible for (i) all charges and fees permitted to be demanded by Existing Lenders under the Existing Mortgage Debt (and which such Existing Lenders in fact do demand) in connection with the seeking and the obtaining of the consent of the Existing Lenders to the transactions contemplated by this Agreement and/or the assumption of the Existing Mortgage Debt by Purchaser or any applicable designee (but not any legal fees of Seller Parties or their affiliates in connection therewith); (ii) the costs of any survey ordered by Purchaser for the Ground Leased Property; (iii) one-half (1/2) of the transfer taxes and stamp taxes applicable to the conveyance and transfer of the Acquired Properties and Acquired Leasehold located in Pennsylvania, Maryland and Delaware and 100% of the New Jersey “so called” Mansion Tax and (in the event Purchaser acquires any Development Property located in Washington, D.C.) 100% of the applicable Washington, D.C. “Deed Recordation Tax”; (iv) one-half (1/2) of all escrow fees due to the Title Company in connection with the consummation of the transactions contemplated hereby and (v) the premium for policies and endorsements for Purchaser to obtain Owner’s and Lender’s policies of title insurance. Each party shall use commercially reasonable efforts to avail itself of any available exemptions from any such taxes or fees, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

5.5 Estoppel Certificates; SNDAs.

(a) Sellers shall use commercially reasonable efforts to obtain and deliver to Purchaser, from such Tenants as Purchaser shall request, in the form attached hereto as Exhibit M (each a “Tenant Estoppel”). Purchaser acknowledges and agrees that the failure to obtain any Tenant Estoppel or delivery of a Tenant Estoppel which discloses issues thereon shall not be, and shall not be construed to be, a breach or default by Sellers, and delivery of any Tenant Estoppels shall not be a condition precedent to Closing. Sellers shall provide Purchaser with copies of all executed estoppel certificates received from Tenants promptly following Sellers’ receipt thereof.

(b) Sellers shall use commercially reasonable efforts to obtain and deliver to Purchaser, from any association or other parties to any existing reciprocal easement agreement, declaration of covenants, operations easement or agreement or similar document, estoppel certificates in the form provided by Purchaser (each a “REA Estoppel”). Purchaser acknowledges and agrees that the failure to obtain any REA Estoppel or if any REA Estoppel discloses any issues thereon shall not be, and shall not be construed to be, a breach or default by Sellers, and delivery of any REA Estoppels shall not be a condition precedent to Closing. Sellers shall provide Purchaser with copies of all executed estoppel certificates received from any such parties promptly following Sellers’ receipt thereof.

(c) So long as Purchaser provides to Sellers fully completed execution counterparts of Purchaser’s lender’s form of Subordination, Non-Disturbance and Attornment Agreements (“SNDAs”) relative to the tenants under any Leases, Seller shall cooperate with Purchaser in delivering the same to such tenants and shall in any event assist and cooperate with Purchaser in its efforts to obtain executed SNDAs from the tenants under such Leases, it being understood and agreed that obtaining executed SNDAs from any Tenants is not a condition precedent to Closing and Sellers shall have no obligation with respect thereto other than as expressly set forth herein.

5.6 Consent of Mortgage Lender.

(a) Within ten (10) Business Days following the date hereof, Sellers shall request an application from the Existing Lender(s) or its servicer for approval of the transfer of the Properties and/or Property Owners encumbered by the Existing Mortgage Debt to Purchaser or its designee and assumption of such Existing Mortgage Debt by Purchaser or its designee (the “Mortgage Consent”). Promptly upon receipt of the application from the Existing Lender(s) and/or its servicer, Sellers shall provide the application to Purchaser and Purchaser shall, within ten (10) Business Days of receipt of the application from Sellers, submit to Seller Parent for its reasonable review an application completed with such information reasonably required from Purchaser, and Seller shall provide such information reasonably required from Seller on such application, it being agreed that all such information provided by Purchaser on the application shall be held in confidence by Seller Parent and shall not be disclosed by Seller Parent to any Person other than Existing Lender. Purchaser shall provide such other information as the Existing Lender(s) reasonably requires in connection therewith and shall pay an amount equal to Existing Lender’s costs and expenses in evaluating such applications and request for Mortgage Consent and any applicable processing fee of the Existing Lender(s), in each case to the extent set forth in the applicable Existing Mortgage Documents; provided that Sellers shall be solely responsible for (A) submitting any and all information and documentation with respect to Sellers, Property Owners and/or the current operations of the applicable Properties required to be submitted in connection with the application for the Mortgage Consent. Purchaser shall pursue the Mortgage Consent with commercially reasonable due diligence and shall make all commercially reasonable efforts to obtain the Mortgage Consent in accordance with the terms of this Agreement and the Existing Mortgage Documents, including providing (x) DRA Growth and Income Master Fund X, LLC, a Delaware limited liability company, (y) DRA Growth and Income Master Fund X-A, LLC, a Delaware limited liability company, and (z) DRA Growth and Income Master Fund X-B, LLC, a Delaware limited liability company, as one or more replacement guarantors/indemnitors (on a going forward basis), opinions, title insurance endorsements, certificates, information and documentation contemplated by the Existing Mortgage Documents or as is otherwise reasonably and customarily required by the Existing Lender(s), toward that end; provided, however, Purchaser shall be entitled to reject in any proposed Mortgage Consent or any documents to be executed and delivered by Purchaser or its replacement guarantor in connection therewith (w) any modification to the maturity date or economic terms of the Existing Mortgage Debt; and (y) any expansion of guarantor liability under the existing guaranties and indemnities with respect to the Existing Mortgage Debt other than to reflect such Existing Lender’s then current forms required for assumption. Seller Parent agrees to cooperate reasonably with Purchaser (at no out-of-pocket expense to the Seller Parties other than Seller’s legal costs and expenses incurred) in connection with Purchaser’s preparation of all applications and submissions to the Existing Lender(s) contemplated hereunder and, without limiting the generality of the foregoing, shall furnish such information and execute and deliver such documents on behalf of Seller as may be reasonably required in connection therewith; provided, that Seller Parent shall have no obligation to commence litigation or offer or grant any accommodation (financial or otherwise) to or against the Existing Lender(s) to obtain the Mortgage Consent or otherwise incur any liability to the Existing Lender(s) in connection therewith. Purchaser may request that the Mortgage Consent shall contain the following; however the failure of any Mortgage Consent to contain the following shall in no way impact the validity of the Mortgage Consent (i) provide a statement that, other than the Existing Mortgage Documents, there are no documents or agreements to which the applicable Sellers or Property Owners are currently bound in favor of the Existing Lender with respect to the Existing Mortgage Debt, (ii) provide a statement as to the amount of the Existing Mortgage Debt (including the remaining outstanding principal balance thereof), (iii) provide a statement as to the date to which interest and principal have been paid, (iv) include a statement that no “event of default” (as such term is used in the Existing Mortgage Documents) has been declared by the Existing Lender under any of the Existing Mortgage Documents with respect to the Existing Mortgage Debt, (v) include a statement that the Existing Lenders have not delivered a notice of default to Sellers, the applicable Property Owner or any existing guarantor, (vi) provide a statement as to the amount of any escrows and reserves being held by any Existing Lenders under the Existing Mortgage Documents, and (vii) contain modifications to the permitted transfer provisions of the Existing Mortgage Documents to reflect Purchaser’s structure.

(b) The Seller Parties’ obligation to consummate the Transactions under this Agreement shall be conditioned upon (i) receipt by the relevant Seller Parties and/or their affiliated guarantors and/or environmental indemnitors under the Existing Mortgage Debt (collectively, “Seller Guarantors”) of releases from the Existing Lender(s) in respect of the Existing Mortgage Debt and existing guarantees and environmental indemnification agreements relating thereto with respect to liabilities first arising from and after the date of the loan assumption in form and substance reasonably satisfactory to Seller Parent (collectively, the “Lender Releases), and (ii) at Closing, Purchaser or an Affiliate thereof satisfying the requirements of the Existing Mortgage Debt shall replace the applicable Seller Guarantors under the Existing Mortgage Debt with respect to liabilities first arising from and after the Closing Date and execute the documentation reasonably required by the Existing Lender(s) in connection therewith, which shall be in substantially the same form as the existing non-recourse carve-out guaranties and environmental indemnities.

Notwithstanding the foregoing, solely in the event Existing Lender(s) do not provide the Lender Releases but Existing Lenders have otherwise provided (or are ready to provide) the Mortgage Consent as required pursuant to this Agreement, Sellers shall nevertheless proceed with consummating the Transactions under this Agreement and DRA Purchaser Parent shall indemnify, defend and hold harmless Seller Guarantors from any and all claims, liabilities, damages, losses, costs or expenses (including reasonable attorneys’ fees) actually incurred by Seller Guarantors with respect to any obligation or liability first arising under the Existing Mortgage Debt following the Closing Date.

(c) If the Existing Lender(s) (and, to the extent required, any rating agency) provides the Mortgage Consent and Lender Releases with respect to each of the Existing Mortgage Debt in writing (or, if Lender Releases are not provided but the indemnity set forth in the immediately preceding paragraph is provided), then at Closing, Purchaser or its designee shall acquire the relevant Acquired Properties and/or Acquired Interests subject to the Existing Mortgage Debt pursuant to a transfer/assignment and assumption agreement in form mutually acceptable to the Existing Lender(s), Seller Parent and Purchaser, which imposes no obligation or liability on any Seller Party or their Affiliates with respect to any period from and after Closing (except to the extent Purchaser provides the indemnity set forth in the immediately preceding paragraph).

(d) In the event, despite Purchaser’s diligent efforts, the Existing Lender(s) with respect to any Existing Mortgage Debt shall affirmatively and definitively advise in writing that such Existing Lender(s) will not provide the Mortgage Consent with respect to such Existing Mortgage Debt and shall not notify otherwise for a period of 30 days thereafter, then, in either such case, the Acquired Properties and/or Acquired Interests subject to the Existing Mortgage Debt applicable to such Existing Lender(s) shall be excluded from the scope of this Agreement and all representations, warranties, covenants, indemnities and other rights or obligations with respect to such Acquired Properties and/or Acquired Interests hereunder shall cease and terminate, and shall be of no further effect, in which case the relevant Properties shall be deemed deleted from all relevant Schedules hereunder and the aggregate Purchase Price shall be deemed adjusted accordingly, based on the allocations described in Section 2.5.

(e) The provisions of this Section 5.6 shall survive the Closing.

5.7 Confidentiality. Purchaser acknowledges that the information being provided to it in connection with the Transactions contemplated hereby is subject to the terms of the confidentiality provisions set forth in Section 4 of that certain Access Agreement between Seller Parent and DRA Purchaser, dated February 4, 2022 (such Section 4, the “Confidentiality Agreement”). The parties agree that such terms of such Section 4 are incorporated herein by reference and that each party shall be bound by the terms thereof as if stated herein in full. During the term of this Agreement, Purchaser shall continue to have access to the Confidential Information (as defined in the Confidentiality Agreement).

5.8 Financing. Notwithstanding anything contained in this Agreement to the contrary, Purchaser expressly acknowledges and agrees that its obligations hereunder are not conditioned in any manner whatsoever upon

Purchaser obtaining any financing. Notwithstanding the foregoing, if and to the extent there is any outstanding debt secured by a mortgage, in lieu of causing existing mortgages encumbering any Property located in the States of New York, Virginia or Maryland to be satisfied, at Purchaser’s request, Seller Parties shall request their existing lenders to assign such mortgages and the related notes to Purchaser’s lender or designee and the reasonable costs and expenses of Seller’s existing lenders in connection with such assignment shall be paid by Purchaser.

5.9 Public Announcements. Seller Parent and Purchaser agree that the initial press release to be issued with respect to the execution and delivery of this Agreement shall be in a form agreed to by the parties and that the parties shall consult with each other prior to issuing any press release or making any public announcement with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public announcement without the prior consent of Seller Parent (in the case of Purchaser) or Purchaser (in the case of Seller Parent ) (in each case, which consent shall not be unreasonably withheld, delayed or conditioned); provided, that a party may, without such prior consent, issue a press release or make a public announcement (i) so long as such release or announcement contains statements with respect to this Agreement and the Transactions contemplated hereby that are consistent in all material respects with previous statements made in compliance with this Section 5.9 or (ii) to the extent required by applicable Law or the applicable rules of any stock exchange; provided, further, that Purchaser, without consulting with Seller Parent, may provide ordinary course communications regarding this Agreement and the transactions contemplated hereby to existing or prospective general and limited partners, equity holders, lenders, members, managers and investors of any Affiliates of Purchaser, in each case, who are subject to customary confidentiality restrictions.

5.10 No Solicitation; Board Recommendation.

(a) Seller Parent shall not, and shall cause the other Seller Parties and their respective Affiliates not to, (i) directly or indirectly solicit, initiate or knowingly encourage, induce or facilitate (including by way of furnishing nonpublic information), any Competing Proposal or any inquiry or proposal that could reasonably be expected to lead to a Competing Proposal, in each case, except for this Agreement and the Transactions, (ii) directly or indirectly engage in, continue or otherwise participate in any discussions or negotiations with any Person (except for Purchaser and its Affiliates) regarding, or furnish to any such Person, any nonpublic information with respect to, or afford access to properties, books or records to any Person in connection with or for the purpose of soliciting or knowingly encouraging or facilitating, or cooperate in any way with any such Person with respect to, any Competing Proposal or any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer (including any inquiry, proposal or offer to its shareholders) that constitutes or could reasonably be expected to lead to a Competing Proposal, or (iii) grant any waiver or release under or knowingly fail to enforce any confidentiality, standstill or similar agreement in respect of a proposed Competing Proposal, unless the Seller Parent Board of Directors concludes in good faith (after consultation with outside legal counsel) that a failure to take any action described in this clause (iii) would be inconsistent with the Board’s fiduciary duties to Seller Parent stockholders under applicable Law. Seller Parent shall, and shall cause the other Seller Parties and their respective Affiliates to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person (except for Purchaser and its Affiliates) conducted heretofore with respect to any Competing Proposal, request the prompt return or destruction of all confidential information previously furnished and immediately terminate all physical and electronic data room access previously granted to any such Person. Notwithstanding anything to the contrary herein, at any time prior to obtaining the CDR Stockholder Approval (but not after), in response to the receipt of a written Competing Proposal made after the date of this Agreement that does not result from a breach of this Section 5.10(a) by a Seller Party or Affiliate of a Seller Party) that the Seller Parent Board of Directors determines in good faith (after consultation with outside legal counsel and its financial advisor) constitutes or would reasonably be expected to lead to a Superior Proposal, then Sellers may (1) furnish information with respect to the Acquired Properties and Acquired Interests to the Person making such Competing Proposal pursuant to a customary confidentiality agreement, and (2) participate in discussions regarding the terms of such Competing Proposal, including terms of a definitive agreement with respect thereto, and the negotiation of such terms with the Person making such Competing Proposal.

(b) Except as set forth in Section 5.10(c), neither the Seller Parent Board of Directors nor any committee thereof shall (i) withdraw, change, qualify, withhold or modify in any manner adverse to Purchaser, or propose publicly to withdraw, change, qualify, withhold or modify in any manner adverse to Purchaser, the approval of this Agreement or the Seller Parent Board Recommendation; (ii) adopt, approve, endorse or recommend, or resolve to or publicly propose or announce its intention to adopt, approve, endorse or recommend, any Competing Proposal; (iii) fail to include the Seller Parent Board Recommendation in the Proxy Statement; or (iv) take any action or make any recommendation or public statement in connection with a tender offer or exchange offer (except for a recommendation against such offer or a customary “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) (any action in the foregoing clauses (i)–(iv) being referred to as an “Adverse Recommendation Change”). Except as set forth in Section 5.10(c), neither the Seller Parent Board of Directors nor any committee thereof shall authorize, permit, approve or recommend, or propose publicly to authorize, permit, approve or recommend, or allow Seller Parent or any of its Affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, agreement or commitment constituting, or that would reasonably be expected to lead to, any Superior Proposal (an “Alternative Acquisition Agreement”).

(c) Notwithstanding anything to the contrary herein, at any time prior to obtaining the CDR Stockholder Approval, the Seller Parent Board of Directors may make an Adverse Recommendation Change or cause the Seller Parties to terminate this Agreement pursuant to Section 7.1(h) if Seller Parent has received a bona fide written Competing Proposal that does not result from a breach of Section 5.10 by a Seller Party and the Seller Parent Board of Directors determines in good faith (after consultation with outside legal counsel and a financial advisor) that (i) such Competing Proposal is a Superior Proposal and (ii) the failure to effect a Adverse Recommendation Change or cause the Seller Parties to terminate this Agreement pursuant to Section 7.1(h) in response to the receipt of such Superior Proposal would be inconsistent with the Board’s fiduciary duties under applicable Law; provided, however, that, prior to making such Adverse Recommendation Change or causing the Seller Parties to terminate this Agreement pursuant to Section 7.1(h): (1) the Board provides prior written notice to Purchaser (a “Recommendation Change Notice”) that it intends to effect an Adverse Recommendation Change at least three Business Days prior to taking such action, which notice shall specify the basis for such Adverse Recommendation Change and, in the case of a Superior Proposal, include a summary of the material terms and conditions of such Superior Proposal, identifies the Person making such Superior Proposal and, if applicable, provide a copy of the proposed Alternative Acquisition Agreement (it being understood that such Recommendation Change Notice shall not in itself be deemed an Adverse Recommendation Change and that if Purchaser has committed in writing to any changes to the terms of this Agreement and there has been any subsequent material revision or amendment to the terms of a Superior Proposal, a new notice to which the provisions of clauses (2) and (3) of this Section 5.10(c) shall apply mutatis mutandis except that, in the case of such a new notice, all references to three Business Days in this Section 5.10(c) shall be deemed to be two Business Days), (2) after giving such notice and prior to effecting such Adverse Recommendation Change or causing the Seller to terminate this Agreement pursuant to Section 7.1(h), Seller Parent negotiates in good faith with Purchaser (to the extent Purchaser wishes to negotiate), to make such adjustments or revisions to the terms and conditions of this Agreement such that the Competing Proposal would no longer constitute a Superior Proposal, and (3) at the end of the three Business Day period, prior to taking action to effect a Adverse Recommendation Change or cause the Seller to terminate this Agreement pursuant to Section 7.1(h), the Board takes into account any adjustments or revisions to the terms of this Agreement committed to by Purchaser in writing, and determines in good faith, after consultation with its financial advisors and outside legal counsel, that (x) the Competing Proposal remains a Superior Proposal and (y) the failure to take such action would be inconsistent with its fiduciary obligations under applicable Law.

(d) Seller Parent shall promptly (and in any event no later than 48 hours after receipt of a Competing Proposal) advise Purchaser of such Competing Proposal, the material terms and conditions of any such

Competing Proposal and the identity of the Person making any such Competing Proposal. Seller shall keep Purchaser reasonably informed in all material respects on a reasonably current basis of the material terms and status (including any change to the terms thereof) of any Competing Proposal.

(e) Nothing contained in this Section 5.10 shall prohibit any Seller Party from (i) complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of Seller Parent if, in the good-faith judgment of the Seller Parent Board of Directors (after consultation with outside legal counsel) failure to so disclose would be inconsistent with its obligations under applicable Law; provided, however, that in no event under clause (i) or (ii) shall the Seller Parent Board of Directors make an Adverse Recommendation Change except in accordance with Section 5.10(c). A factually accurate public statement that describes Sellers’ receipt of a Competing Proposal and the operation of this Agreement with respect thereto shall not be deemed an Adverse Recommendation Change.

(f) For purposes of this Agreement:

(i) “Competing Proposal” means a proposal or offer (whether or not in writing, except as otherwise provided herein), with respect to any (A) merger, consolidation, share exchange, other business combination, recapitalization, liquidation, dissolution or similar transaction involving Seller Parent, (B) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a subsidiary or otherwise) of (A) Seller Parent, (B) any other business or assets of Seller Parent and its subsidiaries representing (x) 20% or more of the consolidated revenues, net income or assets of Seller Parent, taken as a whole or (y) 20% (based on percentage of the allocated Purchase Price) of the Acquired Properties, Acquired Leasehold and Acquired Interests, or (C) any combination of the foregoing;

(ii) “Superior Proposal” means a written Competing Proposal (provided, that for purposes of this definition, the applicable percentage contained in clause (x) of the definition of Competing Proposal shall be “50.1%” rather than “20%” and the applicable percentage contained in clause (y) of the definition of Competing Proposal shall be 60% rather than 20%) that the Seller Parent Board of Directors determines in good faith, after consultation with outside legal counsel and a financial advisor, is more favorable to Seller Parent stockholders than the Transactions (after taking into account any revisions to the terms of this Agreement that are committed to in writing by Purchaser (including pursuant to Section 5.10(c)).

5.11 Preparation of the Proxy Statement; CDR Stockholders Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement (and in any event, within 20 Business Days), Seller Parent shall prepare and cause to be filed with the Securities and Exchange Commission (“SEC”) a proxy statement to be mailed to the stockholders of Seller Parent relating to the CDR Stockholders Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) in preliminary form. Purchaser shall furnish to Seller Parent all such non-confidential information concerning itself and its Affiliates as is required to be presented in the Proxy Statement given the nature of the Transaction, and provide such other assistance, as may be reasonably requested by Seller Parent or its outside legal counsel in connection with the preparation, filing and distribution of the Proxy Statement.

(b) Seller Parent agrees that the Proxy Statement (i) will not, at the date it is first mailed to Seller Parent stockholders or at the time of the CDR Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided that Purchaser shall be responsible for the truth, accuracy and completeness of the information supplied to Seller Parent by Purchaser for inclusion or incorporation by reference in the Proxy Statement, and (ii) will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. Purchaser agrees that none of the information supplied or to be supplied by Purchaser for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to Seller Parent stockholders or at the time of the CDR Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) Unless, the Board has made an Adverse Recommendation Change, Seller Parent shall:

(i) use its reasonable best efforts (A) to respond as promptly as reasonably practicable to any comments from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement and (B) to have the SEC advise Seller Parent as promptly as reasonably practicable that the SEC has no further comments on the Proxy Statement;

(ii) file the Proxy Statement in definitive form with the SEC and cause such definitive Proxy Statement to be mailed to Seller Parent stockholders as promptly as reasonably practicable after the SEC advises Seller Parent that the SEC has no further comments on the Proxy Statement, and

(iii) include the Board Recommendation in the preliminary and definitive Proxy Statement.

(d) If, prior to the CDR Stockholders Meeting, any event occurs with respect to Purchaser or any of its Affiliates, or any change occurs with respect to other information supplied by Purchaser for inclusion in the Proxy Statement, that is required to be described in an amendment of, or a supplement to, the Proxy Statement, Purchaser shall promptly notify Seller Parent of such event, and Purchaser and Seller Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement so that either such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, and, as required by Law, in disseminating the information contained in such amendment or supplement to Seller Parent stockholders.

(e) Unless the Seller Parent Board of Directors has made an Adverse Recommendation Change, Seller Parent shall, as soon as practicable after mailing of the definitive Proxy Statement to the Seller Parent shareholders, duly cause the CDR Stockholder Meeting to be convened and held for the purpose of obtaining the CDR Stockholder Approval.

5.12 Commercially Reasonable Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each Seller Party and Purchaser shall, and shall cause their respective Affiliates to, use their respective commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Law to consummate the Transactions, including, as to each Seller Party, preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and to obtain all consents and authorizations, necessary for such party to consummate the transactions contemplated by this Agreement; provided that Seller Parties shall not make any filings, notices, petitions, statements, registrations, submissions of information, applications or other documents which contain confidential information regarding Purchaser or its Affiliates without Purchaser’s prior written consent. Each of the Seller Parties and Purchaser agree that, from time to time before and after the Closing Date, they will execute and deliver, or use commercially reasonable best efforts to cause their other respective Affiliates to execute and deliver such further instruments, and take, or cause their respective Affiliates to take, such other action, as may be reasonably necessary to carry out the purposes and intents of this Agreement. From and after the date of this Agreement until the Closing, the Seller Parties, on the one hand, and Purchaser, on the other hand, shall promptly, upon having or gaining knowledge of any event, condition or fact that would cause any of the conditions in this Agreement not to be fulfilled, notify the other thereof, and furnish the other with any information it (or they) may reasonably request with respect thereto. Seller Parties shall cooperate with Purchaser following the date of this Agreement to deliver to Purchaser all documents and information reasonably requested by Purchaser with respect to the Properties, including the Development Properties (including any applicable organizational documents for the owners thereof). Promptly following the date hereof, Seller Parties shall deliver to Purchaser true, correct and complete copies of all organizational documents for the Property Owners.

5.13 Notification of Certain Matters. Seller Parent shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to Seller Parent, of (i) any actions, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Affiliates which relate to this Agreement or the Transactions; (ii) any notice or other written communication received by such party from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, and (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause or result in any of the conditions to the Closing set forth in Article VI not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision hereto; provided, however, that the delivery of any notice pursuant to this Section 5.13 shall not (x) cure any breach of, or non-compliance with, any other provision hereto or (y) limit the remedies available to the party receiving such notice.

5.14 Access. Upon reasonable notice by Purchaser, subject to the rights of Tenants under Leases and applicable Law, Sellers shall provide Purchaser’s representatives with reasonable access, during normal business hours during the period from the date hereof to the Closing, to such of the Real Property as Purchaser may reasonably request for the purpose of aiding Purchaser in preparation for the Closing. Notwithstanding the foregoing, (i) Purchaser shall provide Seller Parent with at least one (1) business day’s prior notice of any such request for access, which may be electronic or by telephone to Sellers’ phone number or email address provided in Section 8.3 below, (ii) if Seller Parent so requests, Seller shall be given the opportunity to have a representative of Seller Parent present during any such access, (iii) Purchaser and its representatives shall not initiate contact with any Tenant at the applicable Property regarding the Property without the prior written consent of Seller Parent, which consent may be given by e-mail and shall not be unreasonably withheld, conditioned or delayed, (iv) Purchaser shall not be entitled to perform any invasive physical testing of any nature with respect to any portion of the Real Property without Seller Parent’s prior written consent, which consent may be withheld in Seller Parent’s sole and absolute discretion, and (v) Purchaser and its representatives shall not unreasonably interfere with the operation of the business conducted at the Real Property or the rights of the Tenants under their Leases at the Properties.

5.15 Post-Closing Cooperation.

(a) Purchaser and Sellers shall cooperate with each other, and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other, for a period of 180 days after the Closing to ensure the orderly transition of the Properties to Purchaser and to minimize any disruption to the Properties that might result from the Transactions contemplated hereby. After the Closing, upon reasonable written notice, Purchaser and Sellers shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to the Properties (to the extent within the control of such party) as is reasonably necessary for financial reporting and accounting matters.

(b) After the Closing, upon reasonable written notice, Purchaser and Sellers shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance (to the extent within the control of such party) relating to the Properties (including, access to books and records) as is reasonably necessary for the filing of all Tax returns, and making of any election related to Taxes, the preparation of audits and the prosecution or defense of any claim, suit or proceeding related to any Tax return. Sellers and Purchaser shall reasonably cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Properties.

(c) Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section. No party shall be required by this Section to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

(d) The provisions of this Section 5.15 shall survive the Closing.

5.16 Condemnation and Casualty. The occurrence of any casualty, condemnation or other event at any one or more Properties shall not relieve Purchaser of its obligations hereunder or entitle Purchaser to reduce the Purchase Price, notwithstanding any contrary provision hereof, custom or provision of Law; provided, however, that (a) at Closing, the applicable Seller(s) shall assign to Purchaser (with the applicable insurer’s written consent), and (b) Purchaser shall be entitled to receive the benefits of, any and all claims and proceeds such Seller(s) may have or be entitled to with respect to any casualty insurance policies or condemnation awards with respect to any Property which related to a casualty or condemnation occurring after the date of this Agreement but prior to the Closing, and (c) Purchaser shall have the right to proceed against any insurance company or condemning authority to recover any such items and will have the right prior to the Closing to participate in all negotiations and discussions regarding, and consent to, the adjustment and settlement of any insurance claims or claims for condemnation procedures with respect to any Property or group of Properties, which claims have a value in excess of $1,000,000 in the aggregate. Sellers shall promptly after learning of same notify Purchaser in writing of the occurrence of any casualty, condemnation or similar event at any one or more Properties. The provisions of this Section 5.16 shall survive the Closing.

5.17 Litigation. From and after the date of this Agreement, Seller shall provide Purchaser with prompt written notice of any Action commenced against any Seller Party, Property Owner or Property relating to any Property Owner, any Property or the Transactions. In no event shall Seller interplead or otherwise interject Purchaser or its designee into the Quartermaster Litigation.

5.18 Push-out Election(a) . Notwithstanding other provisions of this Agreement to the contrary, if any “partnership adjustment” (as defined in Section 6241(2) of the Code) is determined with respect to a Property Owner, the partnership representative (within the meaning of Section 6223 of the Code) of such Property Owner (the “Partnership Representative”) will cause such Property Owner to elect pursuant to Section 6226 of the Code to have any such adjustment passed through to the former members of such Property Owner for the year to which the adjustment relates (i.e., the “reviewed year” within the meaning of Section 6225(d)(1) of the Code). In the event that the Partnership Representative has not caused such Property Owner to so elect pursuant to Section 6226 of the Code, then any “imputed underpayment” (as determined in accordance with Section 6225 of the Code) or “partnership adjustment” that does not give rise to an “imputed underpayment” shall be apportioned among the former members of such Property Owner in such manner as may be necessary so that, to the maximum extent possible, the tax and economic consequences of the partnership adjustment and any associated interest and penalties are borne by the former members based upon their interests in such Property Owner for the reviewed year.

ARTICLE VI

CONDITIONS TO CLOSING

6.1 Conditions to All Parties’ Obligations . The obligation of the Sellers to sell and convey the Acquired Properties, Acquired Leasehold and Acquired Interests to Purchaser at Closing, and the obligation of Purchaser to purchase and acquire the Acquired Properties, Acquired Leasehold and Acquired Interests from Sellers in exchange for the Purchase Price at Closing, is subject to the satisfaction or waiver on or prior to the applicable Closing Date of the following conditions:

(a) No Injunctions or Restraints. No applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Authority or other legal restraint or prohibition preventing the consummation of the of Transactions on the Closing Date shall be in effect which was not in effect on the date of this Agreement; and

(b) CDR Stockholder Approval. The CDR Stockholder Approval shall have been obtained.

6.2 Conditions to Purchaser’s Obligations. The obligation of Purchaser to consummate the Transactions contemplated hereunder, is subject to the satisfaction or waiver by Purchaser in writing of each of the conditions set forth below:

(a) Accuracy of Representations and Warranties. The representations and warranties of Sellers set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except to the extent any such representation or warranty expressly speaks only as of a specific date, in which case such representation and warranty shall be true and correct as of such earlier date), except in each of cases (i) and (ii) where the failure of all such representations and warranties to be true and correct (without giving effect to any materiality or material adverse effect qualification or standard contained in any such representations and warranties), in the aggregate, has not had, or would not have, a Material Adverse Effect;

(b) Performance of Obligations. Each Seller Party shall have performed in all material respects its respective agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Closing;

(c) Officer’s Certificate. Purchaser shall have received a certificate from an executive officer of Seller Parent, dated the Closing Date, confirming satisfaction of the conditions set forth in Sections 6.2(a) and 6.2(b);

(d) Delivery of Seller Documents. On the Closing Date, Sellers shall have executed and delivered the documents and deliveries set forth in Section 2.4(a);

(e) Title Policies. The Title Company shall be unconditionally and irrevocably committed to issue the Title Policies to Purchaser, subject only to receipt of payment of the premiums therefor (which shall be paid at Closing pursuant to the Closing Statements) and the satisfaction by Purchaser of any requirements applicable thereto;

(f) No Material Adverse Effect. No event has occurred or condition has changed with respect to any Property or Property Owner since the date of this Agreement which, in the aggregate together with all other events or conditions occurring following the date of this Agreement, will have a Material Adverse Effect;

(g) Required Leases. Seller shall have provided fully executed copies of the Required Leases; provided that if any Required Leases are not fully executed prior to Closing, the same shall not constitute a failure of a condition hereunder so long as Purchaser receives a credit at Closing in the amount of all unpaid Leasing Costs set forth on Schedule 4.1(j)(iv) as required to be paid by Seller for such Required Leases not fully executed prior to Closing;

(h) Required Work. Seller shall have completed, in a good and workmanlike manner, and in compliance with all applicable Laws, the work set forth on Schedule 4.1(j)(iv) (“Required Work”). To the extent any Required Work is not complete as of the date otherwise scheduled for Closing (provided all other conditions to Closing have been satisfied), Closing shall nevertheless occur and Purchaser shall receive a credit at Closing against the Purchase Price in an amount equal to the amount remaining under the applicable construction contracts in connection with the Required Work; and

(i) Mortgage Consent. Seller shall have provided the fully executed (other than execution required by Purchaser or its designee or Affiliates) Mortgage Consent, and the requirements of this Agreement with respect to the assumption of the Existing Mortgage Debt shall have been satisfied, subject to the terms of Section 2.3.

6.3 Conditions to the Sellers’ Obligations. The obligations of Sellers to consummate the Transactions contemplated hereunder on the Closing Date, are subject to the satisfaction or waiver by Seller Parent of each of the conditions set forth below:

(a) Accuracy of Representations and Warranties. The representations and warranties of Purchaser set forth in Article IV shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except to the extent any such representation and warranty expressly speaks only as of a specific date, in which case such representation and warranty shall be true and correct as of such earlier date), except in each of cases (i) and (ii) where the failure of all such representations and warranties to be true and correct (without giving effect to any materiality or material adverse effect qualification or standard contained in any such representations and warranties), in the aggregate, has not had, or would not have, a material adverse effect on Purchaser’s ability to timely consummate the Transactions;

(b) Performance of Obligations. Purchaser shall have performed in all material respects its respective agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Closing;

(c) Officer’s Certificate. Seller Parent shall have received a certificate from an executive officer of Purchaser, dated the Closing Date, confirming satisfaction of the conditions set forth in Sections 6.3(a) and 6.3(b).

(d) Delivery of Purchaser Documents. On the Closing Date, Purchaser (or its designee(s)) shall have executed and delivered the documents and deliveries set forth in Section 2.4(b).

6.4 Frustration of Closing Conditions. Neither Seller Parent nor Purchaser may rely, either as a basis for not consummating the Transactions or terminating this Agreement, on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s or its Affiliate’s material breach of any provision of this Agreement.

ARTICLE VII

TERMINATION AND WAIVER

7.1 Termination. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Transactions contemplated by this Agreement abandoned at any time prior to the Closing Date:

(a) by mutual written consent of Seller Parent and Purchaser;

(b) by either Seller Parent or Purchaser, if the Closing (including any delayed Closing as provided in Section 2.3) shall not have occurred on or before July 30, 2022 or such other date that the parties may agree upon in writing (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any such party, if a breach of this Agreement by such party has resulted in the failure of the Closing to occur before the Outside Date;

(c) by Purchaser, if (i) there shall have been a material breach by the Seller Parties of any representation, warranty, covenant or agreement contained herein that would result in the failure of any of the conditions set forth in Section 6.1 or Section 6.2 to be satisfied, (ii) Purchaser is not then in breach of any material provision of this Agreement, and (iii) such breach by Seller Parties shall not have been cured on or prior to the earlier of the tenth (10th) Business Day after receipt by Seller Parent of written notice of such breach from Purchaser and the Outside Date;

(d) by Seller Parent, if (i) there shall have been a material breach by Purchaser of any representation, warranty, covenant or agreement contained herein that would result in the failure of any of the conditions set forth in Section 6.1 or Section 6.3 to be satisfied, (ii) no Seller Party is then in breach of any material provision of this Agreement, and (iii) such breach by Purchaser shall not have been cured on or prior to the earlier of the tenth (10th) Business Day after receipt by Purchaser of written notice of such breach from Seller Parent and the Outside Date;

(e) by Seller Parent, if (i) all conditions set forth in Section 6.1 and Section 6.2 have been satisfied (or are capable of being satisfied and would have been satisfied at the Closing were the Closing to occur on the date of such termination), (ii) Seller Parent has confirmed in writing to Purchaser that Sellers are ready, willing and able to consummate the Transactions and are prepared to satisfy the conditions set forth in Section 6.2 that cannot be satisfied until the Closing on such date, and (iii) Purchaser has failed to consummate the Closing within five Business Days after Seller Parent has delivered the written confirmation referenced in clause (ii) above to Purchaser;

(f) by either Seller Parent or Purchaser if the CDR Stockholder Approval is not obtained at the CDR Stockholder Meeting duly convened (unless the CDR Stockholder Meeting has been adjourned, in which case at the final adjournment thereof);

(g) by Purchaser, prior to receipt of CDR Stockholder Approval, if the Seller Parent Board of Directors has made an Adverse Recommendation Change;

(h) by Seller Parent, prior to receipt of the CDR Stockholder Approval, in order to enter into Alternative Acquisition Agreement with respect to a Superior Proposal; provided, that (i) Seller Parent has complied in all material respects with its obligations under Section 5.10 and (ii) Seller Parent prior to or concurrently with such termination pays to Purchaser the Termination Fee and Purchaser’s Expenses in accordance with Section 7.3(b); and

(i) by Purchaser if (i) all conditions set forth in Section 6.1 and Section 6.3 have been satisfied (or are capable of being satisfied and would have been satisfied at the Closing were the Closing to occur on the date of such termination), (ii) Purchaser has confirmed in writing to Seller Parent that Purchaser is ready, willing and able to consummate the Transactions and is prepared to satisfy the conditions set forth in Section 6.3 that cannot be satisfied until the Closing on such date, and (iii) Sellers have failed to consummate the Closing within five Business Days after Purchaser has delivered the written confirmation referenced in clause (ii) above to Seller Parent.

7.2 Effect of Termination. If this Agreement is terminated and the Transactions are abandoned pursuant to Section 7.1, then this Agreement shall become null and void and of no further force and effect, and all further obligations of the parties under this Agreement will terminate, except for Section 7.4 (Confidentiality), Section 5.4 (Expenses; Transfer Taxes), Section 5.9 (Publicity), Section 7.1 (Termination), this Section 7.2, Section 7.3 (Termination Fees), and Article XI (General Provisions), which shall survive such termination. Nothing in this Section 7.2 shall limit, relieve or release any party hereto from any liabilities or damages arising out of its fraud or its intentional and material breach of any provision of this Agreement, or impair the right of Purchaser to compel specific performance by Sellers of their obligations under this Agreement to the extent specific performance is available under the terms of this Agreement.

7.3 Termination Fees.

(a) In the event this Agreement is terminated pursuant to Section 7.1(g) or Section 7.1(h), then Seller Parent shall pay to Purchaser (or its designated Affiliates) a termination fee of Seven Million and 00/100 Dollars ($7,000,000.00) (the “Termination Fee”) plus Purchaser Expenses (as defined below), as liquidated damages in connection with any such termination, to be paid within two (2) Business Days of the date on which this

Agreement is terminated. Any such Termination Fee and Purchaser Expenses shall be paid by wire transfer of immediately available U.S. dollars to the applicable account or accounts designated in writing to Seller Parent by Purchaser. In the event the Termination Fee and any Purchaser Expenses are not paid by Seller Parent on or prior to the date required for payment herein, such unpaid amounts shall accrue interest until paid at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

(b) In the event this Agreement is terminated by either Seller or Purchaser pursuant to Section 7.1(b) (without the CDR Stockholder Approval having been obtained) or by Purchaser pursuant to Section 7.1(c), or pursuant to Section 7.1(f) or pursuant to Section 7.1(i), then, in any such instance, Seller Parent shall pay to Purchaser (by wire transfer of immediately available funds promptly following delivery by Purchaser to Seller of a written statement setting forth the amount of Purchaser Expenses and reasonable documentation thereof), all reasonable out-of-pocket costs, fees and expenses incurred by Purchaser in connection with this Agreement and the Transactions, including, without limitation, due diligence costs, financing costs (including deposits and commitment fees in connection with new loans) and reasonable attorneys’ fees, and any amounts paid to Existing Lenders in connection with the request for any Mortgage Consent (the “Purchaser Expenses”); provided, that Seller Parent shall not be obligated to pay Purchaser Expenses in excess of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00); provided, further, that any payment of Purchaser Expenses shall not affect Purchaser’s right to receive any Termination Fee otherwise due under Section 7.3 that becomes due and payable.

(c) If, following a termination of this Agreement giving rise to an obligation of Seller Parent to pay the Purchaser Expenses pursuant to Section 7.3(b), Seller Parent or its Affiliates enter into a definitive agreement with respect to, or consummates, a transaction contemplated by any Competing Proposal (provided that for purposes of this Section 7.3(c), the references to “20%” in the definition of Competing Proposal shall be deemed to be references to “50.1%”) within twelve (12) months of the date this Agreement is terminated, then Seller Parent shall pay to Purchaser, to an account designated in writing by Purchaser, the Termination Fee within two Business Days after the date Seller Parent and/or its Affiliates consummate such transaction.

(d) Notwithstanding anything in this Agreement to the contrary, if Seller Parent has paid to Purchaser the Termination Fee and applicable Purchaser Expenses, then none of Seller Parent, its subsidiaries or its Affiliates shall thereafter have any other liability or obligation for any or all losses or damages suffered or incurred by Purchaser, DRA Purchaser Parent or any of their respective Affiliates in connection with this Agreement (including the termination hereof), the Transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of Purchaser, DRA Purchaser Parent or any of their respective Affiliates shall thereafter be entitled to bring or maintain any other claim, action or proceeding against any of Seller Parent, its subsidiaries or its Affiliates arising out of this Agreement or any of the transactions contemplated hereby or any matters forming the basis for such termination. The foregoing shall not release Seller Parties from any liability for any fraud or criminal activity by any Seller Party.

7.4 Return of Documents; Confidentiality. In the event of termination by Seller Parent or Purchaser pursuant to Section 7.1, written notice thereof shall forthwith be given to the other and the transactions contemplated by this Agreement shall be terminated, without further action by any party. In the event this Agreement is terminated, Purchaser shall promptly return to Seller Parent or destroy all materials delivered by Sellers to Purchaser or its representatives with respect to the Properties, their business and operations, except to the extent required to be retained by applicable law or as part of Purchaser’s or its representatives’ electronic documentation retention program. The parties hereto acknowledge and agree that each shall be bound by the confidentiality provisions set forth in the Confidentiality Agreement.

7.5 Specific Performance; Non-Exclusive Remedy. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that, subject to the terms of this Section 7.5, the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Transactions), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby waives (i) any defense in any action for specific performance , and (ii) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

ARTICLE VIII

MISCELLANEOUS

8.1 Entire Agreement; No Amendment. This Agreement (and, when executed and delivered, the Related Agreements) represents the entire agreement among each of the parties hereto with respect to the subject matter hereof. It is expressly understood that no representations, warranties, guarantees or other statements shall be valid or binding upon a party unless expressly set forth in this Agreement or the Related Agreements. It is further understood that any prior agreements or understandings between the parties with respect to the subject matter hereof have merged in this Agreement, which alone fully expresses all agreements of the parties hereto as to the subject matter hereof and supersedes all such prior agreements and understandings. This Agreement may not be amended, modified or otherwise altered except by a written agreement signed by all parties hereto; provided, that after receipt of the CDR Stockholder Approval, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by Seller Parent stockholders without obtaining such further approval.

8.2 Nonsurvival of Representations, Warranties and Agreements. The representations, warranties, obligations, covenants and agreements in this Agreement (and in any certificate delivered pursuant to this Agreement) shall not survive the Closing and shall be merged in the Deeds and Assignments granted hereunder, other than those other obligations, covenants and agreements contained in this Agreement or the Related Agreements which by their terms explicitly apply in whole or in part after the Closing.

8.3 Notices. Any notice or communication required under or otherwise delivered in connection with this Agreement to any of the parties hereto shall be written and shall be delivered to such party as follows:

If to any Seller Party:

Cedar Realty Trust, Inc.

928 Carmans Road

Massapequa, NY 11758

Attn: Bruce J. Schanzer

Email: bschanzer@cdrrt.com

with a copy to:

Goodwin Procter LLP

The New York Time Building

620 8th Avenue

New York, New York 10018

Attn: Yoel Kranz, Esq.

If to Purchaser or DRA Purchaser Parent:

c/o DRA Advisors LLC

575 Fifth Avenue, 38th Floor

New York, New York 10017

Attn: Brett Gottlieb and Jean Marie Apruzzese

Email: bgottlieb@draadvisors.com; jmapruzzese@draadvisors.com with a copy to:

KPR Centers LLC

254 West 31st Street, Fourth Floor

New York, New York 10001

Attn: Daniel Kaufthal

Email: dnk@kprcenters.com

and with a copy to:

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

Attn: Martin Luskin, Esq. and Beth Connors, Esq.

Email: martin.luskin@blankrome.com; beth.connors@blankrome.com and with a copy to:

Rogin Nassau LLC

CityPlace I – 22nd Floor

185 Asylum Street

Hartford, CT 06103

Attn: William R. Crowe

Email: wcrowe@roginlaw.com

Each notice shall be in writing and shall be sent to the party to receive it either by (a) a nationally recognized overnight courier service that provides tracking and proof of receipt, or (b) email as long as such notice sent by email is also sent the same Business Day by a nationally recognized overnight courier service as set forth above. A Notice shall be deemed delivered (i) the day sent if by email with a follow-up by overnight courier, and (ii) the first Business Day after being sent if sent by overnight courier. The time to respond to any notice shall commence to run on the day such notice is deemed to have been delivered in accordance with the foregoing. Counsel for Purchaser shall have the right to send notices on behalf of Purchaser.

8.4 No Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties. Notwithstanding the foregoing, Seller agrees that Purchaser is entering into this Agreement for the benefit of certain to be named nominees, and that at the time of Closing, Purchaser intends to assign to such nominees, all of its right, title and interest in this Agreement and Purchaser has no intent to obtain legal or equitable title to the Properties; provided, however, if Purchaser does receive any additional consideration for an assignment, Purchaser shall be liable for any transfer tax payable for the amount of such additional consideration. In such instance, Purchaser shall have the right to assign this Agreement without the Seller Parties’ prior written consent. Upon such assignment of the Agreement to said nominees and the assumption by said nominees of Purchaser’s obligations hereunder, (i) Purchaser shall be released and have no liability under this Agreement, and (ii) the term “Purchaser”, as used in this Agreement, will be deemed to be said nominees. Notwithstanding the foregoing, no assignment hereunder shall cause delay in Closing hereunder or permit more than a single unitary closing. Purchaser shall remain liable through Closing except for assignments of the Agreement at Closing. In addition, Purchaser shall have the right to direct Sellers to deed the Acquired Properties, assign the Acquired Leasehold and assign the Acquired Interests to one or more designees to be designated by Purchaser in writing prior to Closing.

8.5 Governing Law; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Maryland, without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Maryland.

(b) Each of the parties hereto irrevocably agrees that any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the courts of the Circuit Court for Baltimore City, Maryland and/or the U.S. District Court for the District of Maryland, Northern Division (the “Maryland Courts”). Each of the parties hereto hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Maryland Courts and agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Maryland Courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the Maryland Courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the Action in such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 8.3; provided, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law.

IN THE EVENT OF ANY ACTION OR DISPUTE ARISING PURSUANT TO THIS AGREEMENT, INCLUDING THE INTERPRETATION OR IMPLEMENTATION OF THIS AGREEMENT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY.

8.6 Multiple Counterparts. This Agreement may be executed in multiple counterparts, including electronic (or .pdf) signatures. If so executed, all of such counterparts shall constitute but one agreement, and, in proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

8.7 DRA Purchaser Parent Guarantee.

(a) DRA Purchaser Parent hereby irrevocably and unconditionally, as primary obligor and not merely as surety, guarantees to Sellers the full and timely payment by the Purchaser when due of any obligation of Purchaser pursuant to this Agreement and Related Agreements to the extent the same is required to be paid by Purchaser pursuant to the terms and subject to the conditions and limitations hereof and thereof.

(b) DRA Purchaser Parent hereby represents and warrants to the Seller Parties as of the date hereof and as of the Closing as follows:

(i) DRA Purchaser Parent has all requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by DRA Purchaser Parent and the performance by DRA Purchaser Parent of its obligations under this Agreement have been duly authorized by all necessary action on the part of DRA Purchaser Parent. This Agreement has been duly executed and delivered by DRA Purchaser Parent and constitutes the valid and binding obligation of DRA Purchaser Parent, enforceable against DRA Purchaser Parent in accordance with its terms, subject, as to enforcement, to (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereinafter in effect affecting creditors’ rights generally and (B) general principles of equity;

(ii) the execution and delivery of this Agreement does not, and the performance by DRA Purchaser Parent of its obligations under this Agreement shall not, (A) conflict with, or result in any violation or breach of, any provision of the organizational documents of DRA Purchaser Parent, (B) to DRA Purchaser Parent’s knowledge, conflict with or violate any Law applicable to DRA Purchaser Parent, (C) to DRA Purchaser Parent’s knowledge, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any material contract to which DRA Purchaser Parent is a party, or (D) to DRA Purchaser Parent’s knowledge, require any material notices, reports or other filings by DRA Purchaser Parent with, nor any material consents by any governmental authority or other Person, except for any notice, report or other filing by DRA Purchaser Parent with, or any consent by, any governmental authority or other Person where the failure to make such notice, report or other filing with, or obtain such consent of, such governmental authority or other Person would not, individually or in the aggregate, reasonably be expected to impair or delay DRA Purchaser Parent’s performance of its obligations hereunder;

(iii) DRA Purchaser Parent has caused to be provided to the Company prior to the date hereof a true and correct copy of (A) the most recently audited consolidated balance sheet (including all related notes thereto) of DRA Purchase Parent, and (B) the most recent interim period unaudited consolidated balance sheet (including all related notes thereto) of DRA Purchaser Parent, which, in each case, has been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of DRA Purchase Parent and its consolidated subsidiaries at the respective dates thereof; and

(iv) as of the date hereof, DRA Purchaser Parent has access to, and will have at Closing, cash or cash equivalents on hand sufficient to enable Purchaser to pay, without limitation, the Purchase Price and the fees and expenses of Purchaser related to the Closing and to consummate the Transactions. There is not, nor will DRA Purchaser Parent permit there to be, any restriction on the use of such cash or cash equivalents for purposes of consummating the Transactions contemplated hereby, and DRA Purchaser Parent does not know of any circumstance or condition that could reasonably be expected to prevent or delay the availability of such cash or cash equivalents, or otherwise impair Purchaser’s ability to consummate the Transactions at Closing. DRA Purchaser Parent acknowledges and agrees that Purchaser’s obligations to effect the Transactions contemplated by this Agreement (and DRA Purchaser Parent’s obligation to cause Purchaser to effect such Transactions) are not subject to the availability to Purchaser, DRA Purchaser Parent or any other party of financing, except with respect to the Existing Mortgage Debt.

(c) DRA Purchaser Parent shall not assign (whether by operation of law or otherwise) its rights, interests or obligations hereunder to any other Person without the prior written consent of Seller Parent. Any attempted assignment in violation of this Section shall be null and void.

8.8 Miscellaneous. Whenever herein the singular number is used, the same shall include the plural, and the plural shall include the singular where appropriate, and words of any gender shall include the other gender when appropriate. The headings of the Articles and the Sections contained in this Agreement are for convenience only and shall not be taken into account in determining the meaning of any provision of this Agreement. The words “hereof’ and “herein” refer to this entire Agreement and not merely the Section in which such words appear. If the last day for performance of any obligation hereunder is not a Business Day, then the deadline for such performance or the expiration of the applicable period or date shall be extended to the next Business Day.

8.9 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such severance and construction would materially alter the parties’ intent with respect to the transactions contemplated by this Agreement.

8.10 No Recordation. Neither this Agreement nor any memorandum thereof shall be recorded (except to the extent permitted by applicable law for Purchaser to bring any action for specific performance or exercise any other remedy in the event of a Seller default as provided hereunder) and any attempted recordation in violation hereof shall be void and shall constitute a default hereunder.

8.11 No Personal Liability.

(a) No shareholders, partners, managers or members of any Seller Party (except to the extent any of the foregoing are themselves a Seller Party), nor any of its or their respective officers, directors, agents, employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Purchaser hereby waives for itself and anyone who may claim by, through or under Purchaser any and all rights to sue or recover on account of any such alleged personal liability.

(b) No shareholders, partners, managers or members of Purchaser (other than DRA Purchaser Parent, to the extent expressly provided in this Agreement) or DRA Purchaser Parent, nor any of its or their respective officers, directors, agents, employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Seller Parties hereby waive for themselves and anyone who may claim by, through or under Seller Parties any and all rights to sue or recover on account of any such alleged personal liability.

8.12 State Specific Provisions.

(a) New Jersey Bulk Sales Law and Closing Deliverables.

(i) (A) The parties acknowledge that pursuant to Chapter 100 (pursuant to P.L. 2007, Chapter 100 (A5002) and the provisions of NJSA 54:50-38, Purchaser shall be entitled to file with the State of New Jersey, Division of Taxation (“Division”), a Form C9600 Notification of Sale, Transfer or Assignment in Bulk and an executed copy of this Agreement, enumerating the Purchase Price and the terms and conditions hereof, as required by law. Purchaser shall provide Sellers with a copy of its proposed notification to the Division and Form C9600, for Sellers’ review and comment. Both Sellers and Purchaser shall cooperate with each other in complying with these requirements and completing and filing the necessary documents with the Division. (B) Solely to the extent required by applicable law, Purchaser shall have the right to hold back a portion of the Purchase Price (if any) which is required by the Division, which amount (together with interest accrued thereon if any, the “Division Escrow”) shall be held in escrow by the Title Company hereunder. Purchaser and Sellers agree to be bound by the escrow requirements imposed by the Division, including the adjustment of the Division Escrow. Upon demand by the Division, the Title Company shall disburse to the Division such amounts from the Division Escrow as the Division shall require until such time as the parties are in receipt of a letter from the Division confirming either that no additional amounts are due or that Purchaser has no further liability for any deficiency (such letter, a “Tax Clearance Letter”). Upon receipt of the Tax Clearance Letter, Title Company is authorized and directed to release to Sellers any proceeds held back in the Bulk Sale Escrow in accordance with this Agreement. However, if a letter is received from the Division identifying a specified sum due from Sellers or Property Owners (“Tax Owing Letter”), then, if such Tax Owing Letter is received prior to Closing, no escrow shall be required but instead Sellers shall pay at the Closing from the proceeds of the Purchase Price all taxes determined by the Division to be due and owing and set forth in the Tax Owing Letter. However, if a Tax Owing Letter is not received until after the Closing, then either Sellers or Purchaser may direct Title Company to release a portion of the Bulk Sale Escrow to the Division, in an amount sufficient to pay the balance of the amount due as specified in the Tax Owing Letter, and the balance of the Bulk Sale Escrow, if any, shall be disbursed to Sellers upon receipt of a Tax Clearance Letter.

(ii) On the Closing Date, Sellers and/or the Property Owners owning the Properties located in the State of New Jersey (the “New Jersey Property Owners”), as applicable, shall deliver to the Title Company for each Property located in New Jersey, any documentation required to be executed by Sellers and/or the New Jersey Property Owners, as applicable, with respect to any state, county or local transfer taxes or documentary taxes applicable to the conveyance of Properties located in New Jersey pursuant to this Agreement, or with respect to any other transfer documents that may be required by state, county or local law, including without limitation, cooperating with Purchaser to obtain any required resale certificate of occupancy for any applicable Properties in New Jersey.

(b) Pennsylvania Bulk Sale Statutes and Closing Deliverables.

(i) Pursuant to 43 P.S. § 788.3, 69 P.S. § 529, 72 P.S. § 1403, 72 P.S. § 7321.1, and 72 P.S. § 7240 (collectively, the “PA Bulk Sale Statutes”), Sellers and/or Property Owners owning Properties within the Commonwealth of Pennsylvania (collectively, “Pennsylvania Property Owners”), as applicable, shall give the Pennsylvania Department of Revenue and the Pennsylvania Department of Labor and Industry written notice of the sale of the Pennsylvania Properties at least ten (10) days prior to the Closing Date, which notice shall include a request that the Pennsylvania Department of Revenue – Bulk Sales Unit promptly provide by facsimile or electronic mail a good standing letter (“Good Standing Letter”) to Sellers and/or Pennsylvania Property Owners, as applicable, confirming that Sellers and/or Pennsylvania Property Owners (as applicable) have no determined liability of record with respect to Pennsylvania sales tax, employer tax withholding and capital stock tax. Sellers and/or Pennsylvania Property Owners shall use commercially reasonable efforts to obtain such Good Standing Letter on or prior to the Closing Date. As promptly as practical after Closing, Sellers and/or Pennsylvania Property Owners (as applicable) shall file an application for tax clearance required to obtain corporate clearance certificates from the Department of Revenue and the Pennsylvania Department of Labor and Industry (the “Clearance Certificates”). In addition, Sellers and/or Pennsylvania Property Owners shall file all tax returns with the Department of Revenue and/or the Pennsylvania Department of Labor and Industry as applicable, and pay all taxes shown to be due, in order to permit the issuance of the Clearance Certificates. Sellers and/or Pennsylvania Property Owners (as applicable) shall deliver copies of the Clearance Certificates to Purchaser.

(ii) At Closing, Sellers and/or Pennsylvania Property Owners, as applicable, shall deliver a letter from an outside certified public accountants in favor of Purchaser which certifies: (a) that Sellers and/or Pennsylvania Property Owners, as applicable, have filed all returns and paid all taxes which are the subject of, or addressed in, the PA Bulk Sales Statutes for all years prior to the year in which Closing occurs, and, (b) to the applicable amount of taxes that will be payable to the Commonwealth of Pennsylvania for the current year in which Closing occurs, including any amount attributable to the consummation of the Closing (collectively, the “PA Taxes”). At Closing, Sellers shall deposit with the Title Company an amount equal to the PA Taxes due, if any (“Escrowed Funds”), pursuant to the terms of an escrow agreement, the form of which shall be agreed to by Seller and Purchaser within thirty (30) days following the date of this Agreement and which shall incorporate the terms of this Section 8.12(b).

(iii) Sellers and Pennsylvania Property Owners shall indemnify, defend and hold Purchaser and its applicable designees harmless from and against any costs or expenses incurred by Purchaser or such designees relating to the failure of Sellers and/or Pennsylvania Property Owners to timely pay PA Taxes, including but not limited to, reasonable counsel fees and court costs, and Purchaser and any such designees shall be entitled to reimbursement of such costs from Sellers and Pennsylvania Property Owners. If there exists any dispute between Purchaser, Seller and/or any of the Pennsylvania Property Owners with regard to payment of the PA Taxes or reimbursement of Purchaser’s or such designee’s costs pursuant to this Section 8.12(b), the Escrowed Funds shall not be released from the Bulk Sales Tax Escrow, except (A) if a Tax Claim has been asserted, or (B) upon written agreement of both Sellers, Pennsylvania Property Owners (as applicable), and Purchaser or (iii) pursuant to a final unappealable judgment. The provisions of this Section 8.12(b) shall survive Closing.

(iv) On the Closing Date, Purchasers shall on behalf of Sellers and/or the Pennsylvania Property Owners, as applicable, deliver to the Title Company for each Property located in Pennsylvania, any documentation required to be executed by Sellers and/or the Pennsylvania Property Owners, as applicable,

(i) with respect to any state, county or local transfer requirements applicable to the conveyance of Properties located in Pennsylvania pursuant to this Agreement, including, without limitation, a certification statement issued by the Philadelphia Department of Licenses and Inspections with respect to each Property located in Pennsylvania (each a “Pennsylvania Certification”), and (ii) with respect to any other transfer documents that may be required by state, county or local law, including without limitation, cooperating with Purchaser to obtain any required resale certificate of occupancy for any applicable Properties in Pennsylvania. Seller hereby agrees to reasonably cooperate with Purchaser to satisfy any violations or requirements set forth in each Pennsylvania Certification.

(c) Massachusetts Provisions. On the Closing Date, Sellers and/or the Seller Parties owning the Properties located in the Commonwealth of Massachusetts (the “Massachusetts Property Owners”), as applicable, shall (i) deliver to the Title Company for each Property located in Massachusetts, at Sellers’ sole cost and expense, any documentation required to be executed by Sellers and/or the Massachusetts Property Owners, as applicable, with respect to any state, county or local transfer requirements applicable to the conveyance of Property located in Massachusetts pursuant to this Agreement, (ii) comply with any recording requirements applicable in the Commonwealth of Massachusetts, including, without limitation, any applicable recording requirements in Massachusetts with respect to registered land. Sellers will provide Purchaser with any information they have regarding compliance with the Orders of Conditions relating to the Properties known as “The Shops at Suffolk Downs” and “Norwood Shopping Center”.

(d) Maryland Provisions. On the Closing Date, Sellers and/or the Seller Parties owning the Properties located in the State of Maryland (the “Maryland Property Owners”), as applicable, shall (i) deliver to the Title Company for each Property located in Maryland, any documentation required to be executed by Sellers and/or the Maryland Property Owners, as applicable, with respect to any state, county or local transfer taxes or documentary taxes applicable to the conveyance of Properties located in Maryland pursuant to this Agreement, including, without limitation, the State of Maryland Land Instrument Intake Sheet, and (ii) provide the Title Company with any and all required information or documentation to satisfy withholding obligations or demonstrate an exemption to such withholding obligations, in order for the Title Company to issue the Purchaser’s Owner’s Policies for the Properties located in Maryland.

(e) New York Provisions. On the Closing Date, Sellers and/or the Seller Party owning the Property located in the State of New York (the “New York Property Owner”), as applicable, shall deliver to the Title Company for the Property located in New York, any documentation required to be executed by Sellers and/or the New York Property Owner, as applicable, with respect to any state, county or local transfer taxes or documentary taxes applicable to the conveyance of Property located in New York pursuant to this Agreement, including, without limitation, Form TP-584 and Form RP-5217.

(f) Connecticut Provisions. On the Closing Date, Sellers and/or the Seller Parties owning the Properties located in the State of Connecticut (the “Connecticut Property Owners”), as applicable, shall deliver to the Title Company for each Property located in Connecticut, any documentation required to be executed by Sellers and/or the Connecticut Property Owners, as applicable, with respect to any state, county or local transfer taxes or documentary taxes applicable to the conveyance of Properties located in Connecticut pursuant to this Agreement, including, without limitation, the Connecticut Real Estate Conveyance Tax Return OP-236, and any other applicable local conveyance tax forms.

(g) Delaware Provisions. On the Closing Date, Sellers and/or the Seller Party owning the Property located in the State of Delaware (the “Delaware Property Owner”), as applicable, shall deliver to the Title Company for the Property located in Delaware, any documentation required to be executed by Sellers and/or the Delaware Property Owner, as applicable, with respect to any state, county or local transfer taxes or documentary taxes applicable to the conveyance of Property located in Delaware pursuant to this Agreement, including, without limitation (i) State of Delaware Form 5043, (ii) State of Delaware Form 5402, with respect to the state portion of the transfer tax, and (iii) State of Delaware Form 5402, with respect to the City of Wilmington portion of the transfer tax.

(h) Virginia Provisions. On the Closing Date, Sellers and/or the Seller Parties owning the Properties located in the Commonwealth of Virginia (the “Virginia Property Owners”), as applicable, shall (i) deliver to the Title Company for each Property located in Virginia, any documentation required to be executed by Sellers and/or the Virginia Property Owners, as applicable, with respect to any state, county or local transfer taxes or documentary taxes applicable to the conveyance of Properties located in Virginia pursuant to this Agreement, including, without limitation Virginia Department of Taxation Form R-5, and (ii) notwithstanding Section 5.4(a), be responsible for paying the Virginia’s Grantor’s Tax, Regional Washington Metropolitan Area Transit Authority (WMATA) Capital Fee, and the Regional Congestion Relief Fee, if applicable in connection with the transfer of the Properties located in Virginia.

(i) Washington, D.C. Provisions. On the Closing Date, Sellers and/or the Seller Parties owning any Development Properties being acquired by Purchaser or its designee and located in Washington, D.C. (the “DC Property Owners”), as applicable, shall (i) deliver to the Title Company for each Development Property being acquired by Purchaser or its designee and located in Washington, D.C., any documentation required to be executed by Sellers and/or the DC Property Owners, as applicable, with respect to any transfer taxes or documentary taxes applicable to the conveyance of Properties located in Washington, D.C. pursuant to this Agreement and (ii) provide the Title Company with any and all required information or documentation to satisfy any withholding obligations or demonstrate an exemption to such withholding obligations, in order for the Title Company to issue the Purchaser’s Owner’s Policies for any Development Properties being acquired by Purchaser or its designee and located in Washington, D.C.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

PURCHASER:

DRA FUND X-B LLC,
a Delaware limited liability company

By:	/s/ David Luski
Name: David Luski
Title:

KPR CENTERS LLC,
a Delaware limited liability company

By:	/s/ Daniel Kaufthal
Name: Daniel Kaufthal
Title: Authorized Signatory

Solely with respect to Section 8.8 hereof:

DRA GROWTH AND INCOME
MASTER FUND X-B, LLC, a Delaware limited liability company

By:	Manageco X, LLC,
a Delaware limited liability company,
its Managing Member

	By:	/s/ David Luski
Name: David Luski
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President and Chief Executive Officer

CEDAR PCP-NEW LONDON, LLC

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President and Chief Executive Officer

CEDAR REALTY TRUST PARTNERSHIP, L.P.

By: Cedar Realty Trust, Inc., its General Partner

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President and Chief Executive Officer

CEDAR-GROTON, LLC

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President and Chief Executive Officer

CEDAR-JORDAN LANE, LLC

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President and Chief Executive Officer

CEDAR CHRISTINA CROSSING LLC

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President and Chief Executive Officer

CSC FRANKLIN VILLAGE GP, LLC

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President and Chief Executive Officer

CEDAR NORWOOD, LLC

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President and Chief Executive Officer

CEDAR-YORKTOWNE, LLC

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President and Chief Executive Officer

CEDAR HYATTSVILLE, LLC

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President and Chief Executive Officer

CEDAR-VALLEY PLAZA, LLC

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President and Chief Executive Officer

OAKLAND MILLS BUSINESS TRUST

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President and Chief Executive Officer

CEDAR-GLENWOOD HOLDING, LLC

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President and Chief Executive Officer

CEDAR-CARMANS LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CEDAR QUARTERMASTER, LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CEDAR QUARTERMASTER II, LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CEDAR QUARTERMASTER III, LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CSC COLONIAL COMMONS PARTNERSHIP, L.P.

By: Cedar Realty Trust Partnership, L.P., its General Partner

By: Cedar Realty Trust, Inc., its General Partner

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CEDAR-TREXLER HAMILTON, LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CEDAR-TREXLER PLAZA 2, LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CEDAR TREXLER PLAZA 3, LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

THE POINT ASSOCIATES, L.P.

By: Cedar Realty Trust Partnership, L.P., its General Partner

By: Cedar Realty Trust, Inc., its General Partner

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

PORT RICHMOND L.L.C. 1

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

HAMILTON FC ASSOCIATES, L.P.

By: Cedar-Hamilton, LLC, its General Partner

By: Cedar Realty Trust Partnership, L.P., its General Partner

By: Cedar Realty Trust, Inc., its General Partner

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

HAMILTON FC PYLON SIGN ASSOCIATES, LLC

By: Hamilton FC Associates, L.P., its sole member

By: Cedar-Hamilton, LLC, its General Partner

By: Cedar Realty Trust Partnership, L.P., its General Partner

By: Cedar Realty Trust, Inc., its General Partner

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

LAWNDALE I, L.P.

By: Cedar Realty Trust Partnership, L.P., its General Partner

By: Cedar Realty Trust Inc., its General Partner

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

ACADEMY PLAZA, L.L.C. 1

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CEDAR-MEADOWS MARKETPLACE, LP

By: Cedar Realty Trust Partnership, L.P., its General Partner

By: Cedar Realty Trust, Inc., its General Partner

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

SWEDE SQUARE ASSOCIATES LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CEDAR-PALMYRA, LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

NEWPORT PLAZA ASSOCIATES, L.P.

By: Cedar Realty Trust Partnership, L.P., its General Partner

By: Cedar Realty Trust, Inc., its General Partner

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CEDAR-CAMPBELLTOWN, LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

HALIFAX PLAZA ASSOCIATES, L.P.

By: Cedar Realty Trust Partnership, L.P.

By: Cedar Realty Trust, Inc.

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CEDAR-HALIFAX LAND, LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CEDAR HALIFAX II, LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CEDAR HALIFAX III, LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CEDAR GIRARD PLAZA, LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

VIRGINIA GENERAL BOOTH LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CEDAR SECOND MEMBER LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CEDAR – ELMHURST, LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CEDAR-OAK RIDGE, LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CEDAR EAST RIVER PARK, LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CEDAR 301 40th STREET NE, LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CEDAR DGS GP LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CEDAR MN OFFICE OZ MEMBER LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

CEDAR MN OFFICE PROMOTE MEMBER LLC

By:	/s/ Bruce J. Schanzer
	Name:	Bruce J. Schanzer
	Title:	President and Chief Executive Officer

Annex B

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

WHEELER REAL ESTATE INVESTMENT TRUST, INC.,

WHLR MERGER SUB INC.,

WHLR OP MERGER SUB LLC,

CEDAR REALTY TRUST, INC.

and

CEDAR REALTY TRUST PARTNERSHIP, L.P.

Dated as of March 2, 2022

B-i

B-ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of March 2, 2022, by and among: WHEELER REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation (“Parent”), WHLR MERGER SUB INC., a Maryland corporation and a wholly owned subsidiary of Parent (“Merger Sub”), WHLR OP MERGER SUB LLC, a Delaware limited liability company and a wholly owned subsidiary of Merger Sub (“OP Merger Sub”, and together with Parent and Merger Sub, the “Parent Parties”), CEDAR REALTY TRUST, INC., a Maryland corporation (the “Company”), and CEDAR REALTY TRUST PARTNERSHIP, L.P., a Delaware limited partnership (the “Operating Partnership”, and together with the Company, the “Company Parties”).

WHEREAS, the Company’s outstanding capital stock consists of shares of common stock, par value $0.06 per share (“Company Common Stock”) and shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”);

WHEREAS, the parties wish to effect a business combination through a merger of OP Merger Sub with and into the Operating Partnership, with the Operating Partnership being the surviving entity (the “Partnership Merger”), whereby each OP Unit not owned directly or indirectly by Parent, Merger Sub or the Company will be converted into the right to receive the Merger Consideration in cash, without interest, on the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”);

WHEREAS, the parties wish to effect a merger of Merger Sub with and into the Company, with the Company being the surviving entity (the “Surviving Company”) immediately following the consummation of the Partnership Merger (the “Company Merger” and, together with the Partnership Merger, the “Mergers”), whereby each share (except as otherwise provided herein) of Company Common Stock not owned directly or indirectly by Parent, Merger Sub or the Company will be converted into the right to receive the Merger Consideration in cash, without interest, on the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (the “MGCL”);

WHEREAS, on or prior to the date hereof the Company and certain of its Subsidiaries have entered into an asset purchase and sale agreement pursuant to which the purchaser parties named therein will acquire from the Company, prior to the closing of the Merger, the properties and assets (collectively, the “Excluded Assets”) set forth in Section 1.1 of the Company Disclosure Schedule (as defined herein);

WHEREAS, the Board of Directors of the Company (the “Company Board”) will declare one or more special dividends (the “Closing Dividend”) payable to record holders of the Company Common Stock and holders of OP Units on or before the close of business on the day immediately prior to the consummation of the Mergers, to be paid prior to consummation of the Mergers, in an aggregate amount equal to the Closing Dividend Amount (as defined herein);

WHEREAS, the Company Board has (i) duly authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Company Merger, (ii) declared that the Company Merger is advisable on substantially the terms and conditions set forth in this Agreement, (iii) directed that the Company Merger be submitted for consideration at a special meeting of the Company’s stockholders and (iv) recommended that the Company’s stockholders approve the Company Merger;

WHEREAS, the Company, as the sole general partner of the Operating Partnership, has approved this Agreement and the Partnership Merger and deems it advisable and in the best interests of the Operating Partnership and the limited partners of the Operating Partnership for the Operating Partnership to enter into this Agreement and to consummate the Partnership Merger on the terms and subject to the conditions set forth herein;

WHEREAS, the board of directors of Parent has duly authorized and approved the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the Transactions;

WHEREAS, the sole director of Merger Sub has (i) declared that the Merger is advisable on substantially the terms and conditions set forth in this Agreement and (ii) recommended that Parent, in its capacity as sole stockholder of Merger Sub, approve the Merger;

WHEREAS, Parent, in its capacity as sole stockholder of Merger Sub, has approved the Merger by written consent simultaneously with the execution of this Agreement;

WHEREAS, Merger Sub, as the sole member of OP Merger Sub, has approved this Agreement and the Partnership Merger and deems it advisable and in the best interests of OP Merger Sub and its sole member for OP Merger Sub to enter into this Agreement and to consummate the Partnership Merger on the terms and subject to the conditions set forth herein;

WHEREAS, concurrently with the execution of this Agreement, Parent has entered into a non-solicitation and non-competition agreement with the current Chief Executive Officer of the Company, to be effective as of the Effective Time; and

WHEREAS, the Company Parties and the Parent Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company Parties and the Parent Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions.

(a) As used herein, the following terms have the following meanings:

“1964 Civil Rights Acts” means the Civil Rights Act of 1964.

“Acceptable Confidentiality Agreement” means a customary confidentiality agreement containing terms not materially less restrictive in the aggregate to the counterparty thereto than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making, or amendment, of any Acquisition Proposal); provided, however, that such confidentiality agreement may contain provisions that permit the Company to comply with the provisions of Section 6.2. Notwithstanding the foregoing, a Person who has previously entered into a confidentiality agreement with the Company relating to a potential acquisition of, or business combination with, the Company shall not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement shall be deemed to be an Acceptable Confidentiality Agreement for all purposes of this Agreement.

“Acquired Companies” means each Company Subsidiary (including the Operating Partnership) other than the Excluded Asset Companies.

“Acquisition Inquiry” means an inquiry, indication of interest or request for information or discussions (other than an inquiry, indication of interest or request for information made or submitted by or on behalf of Parent or any of its Subsidiaries) that could reasonably be expected to lead to an Acquisition Proposal.

“Acquisition Proposal” means any proposal or offer relating to (i) the acquisition (whether by merger, consolidation or otherwise) of twenty percent (20%) or more of any class of the equity interests in the Company (by vote or by value) by any Third Party, (ii) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction that would result in any Third Party acquiring assets (including capital stock of or interest in any Subsidiary or Affiliate of the Company) representing, directly or indirectly, twenty percent (20%) or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iii) the acquisition (whether by merger, consolidation, equity investment, share exchange, joint venture or otherwise) by any Third Party, directly or indirectly, of any class of equity interest in any entity that holds assets representing, directly or indirectly, twenty percent (20%) or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iv) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any Third Party beneficially owning twenty (20%) or more of the outstanding shares of Company Common Stock and any other voting securities of the Company or the Operating Partnership (or instruments convertible to or exchangeable for twenty percent (20%) or more of such outstanding shares or securities), or (v) any combination of the foregoing.

“ADA” means the Americans with Disabilities Act.

“ADEA” means the Age Discrimination in Employment Act.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement and Plan of Merger, as such Agreement and Plan of Merger may be amended from time to time.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by Law or executive order to be closed.

“Change in Circumstances” means any material fact, event, change, development or circumstances not known or reasonably foreseeable by the Company Board as of the date hereof, which fact, event, change, development or circumstances becomes known to the Company Board prior to the Company Stockholder Approval; provided, however, that in no event shall any of the following constitute a Change in Circumstances: (i) the receipt, existence or terms of an Acquisition Proposal, or any inquiry, indication of interest, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; (ii) the fact (in and of itself) that the Company meets or exceeds any internal or published forecasts or projections for any period; or (iii) any material fact, event, change, development or circumstances resulting from or arising out of any breach of this Agreement by the Company.

“Closing Dividend Amount” means an amount equal to the net proceeds from the sale of the Excluded Assets reduced by (i) the amount by which the Liquidation Amount exceeds the aggregate Liquidation Preference of the Company Preferred Stock, (ii) all Company Transaction Expenses, (iii) the cash amount needed to pay any declared but unpaid or accrued and unpaid dividends, and (iv) the cash amount reserved to pay off or otherwise discharge or satisfy all Other Remaining Liabilities. The Closing Dividend Amount shall be calculated after the Company has provided payoff letters or other evidence reasonably satisfactory to Parent of the Company’s repayment of all Liabilities of the Company, including any Indebtedness of the Company, the Acquired Companies or securing the Company Properties.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company 10-K” means the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

“Company Benefit Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and each other stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or other equity or equity-based, deferred-compensation, employment, consulting, retirement, welfare-benefit, bonus, incentive, commission, change in control, retention, severance, separation, vacation, paid time off, or fringe benefit or other benefit or compensation plan, policy, program, contract, arrangement or agreement sponsored, maintained or contributed or required to be contributed to by the Company or the Acquired Companies or with respect to which the Company or any Acquired Company has any Liability for the benefit of any current or former officer, employee, director, retiree or independent contractor, or any spouse, dependent or beneficiary thereof.

“Company Bylaws” means the Amended and Restated Bylaws of the Company, as in effect as of the date hereof, including any amendments.

“Company Articles of Incorporation” means the Company’s Articles of Incorporation as in effect as of the date hereof, including any amendments and supplements.

“Company Compensatory Award” means each Company Restricted Stock Award and Company Performance RSU Award.

“Company Disclosure Schedule” means the Company Disclosure Schedule dated the date hereof and delivered by the Company to Parent prior to or simultaneously with the execution of this Agreement.

“Company Equity Incentive Plan” means the Company’s 2017 Stock Incentive Award Plan, as amended.

“Company Intellectual Property Assets” means all Intellectual Property Assets owned or controlled by the Company or its Subsidiaries, including Registered Company Intellectual Property Assets and Unregistered Company Intellectual Property Assets.

“Company Material Adverse Effect” means, with respect to the Company, any Effect that, individually or in the aggregate with other Effects, has had or would reasonably be expected to have a material adverse effect on (a) the business, financial condition, assets or results of operations of the Company and the Acquired Companies, taken as a whole or (b) the ability of the Company and the Acquired Companies to consummate the Transactions; provided that all references to the “Company” for purposes of this definition shall be to the Company assuming that each of the Excluded Asset Closings has occurred; provided, further, in no event shall any of the following, alone or in combination, or any Effect to the extent any of the foregoing results from any of the following, be taken into account in determining whether there shall have occurred a Company Material Adverse Effect in the case of foregoing clause (a) only: (i) changes in the Company’s stock price or trading volume, (ii) any failure by the Company to meet published revenue, earnings or other financial projections, or any failure by the Company to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections (it being understood that the underlying facts or occurrences giving rise to or contributing to such failure, not otherwise excluded by the exceptions set forth in this definition, shall be taken into consideration when determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur), (iii) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally, (iv) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world, (v) changes in conditions in the industries in which the Acquired Companies conduct business, including changes in conditions in the real estate industry generally, (vi) changes in political conditions in the United States or any other country or region in the world, (vii) acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world, (viii) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or weather conditions in the United States or any other country or region in the world, (ix) the execution or announcement of this Agreement or the pendency or consummation of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company and Acquired Companies with employees, residents, vendors or partners, or the identity of Parent or any of its Affiliates as the acquiror of the Company, (x) (A) any action taken, or failure to take action, in each case to which Parent has in writing expressly approved, consented to or requested, (B) any action taken in compliance with the terms of, or the taking of any action required by, this Agreement or (C) the failure to take any action prohibited by this Agreement, (xi) changes in Law, regulation or other legal or regulatory conditions (or the interpretation thereof), (xii) changes in GAAP or other accounting standards (or the interpretation thereof), (xiii) any pandemic or public health emergency caused by COVID-19 or the taking of any COVID-19 Measures, and (xiv) Transaction Litigation; provided that, in each of the foregoing clauses (iii), (iv), (v), (vi), (vii), (viii), (xi), (xii) and (xiii), such effects referred to therein may be taken into account to the extent that the Company are disproportionally affected relative to other similarly situated companies in the industry in which the Acquired Companies operate, in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether or not there has been a Company Material Adverse Effect.

“Company Performance RSU Award” means each award of restricted stock units outstanding under the Company Equity Incentive Plan or otherwise that is subject to performance-based vesting.

“Company Restricted Stock Award” means each award with respect to a share of Company Common Stock outstanding under the Company Equity Incentive Plan or otherwise that is, at the time of determination, subject to a risk of forfeiture or repurchase by the Company, whether subject to time- or performance-based vesting.

“Company Transaction Expenses” means (i) all costs, fees and expenses incurred by the Company and its Subsidiaries in connection with the Transactions, (ii) all costs, fees and expenses incurred by the Company and its Subsidiaries in connection with the Excluded Asset Transactions, (iii) all severance, retention, “change of control,” “success” or other similar bonus payments triggered as a result of the consummation of the Transactions or the Excluded Asset Transactions (including the employer portion of any payroll taxes with respect to any of the foregoing) and payable or reimbursable by the Company or any Acquired Company, (iii) any payments from the Company and its Subsidiaries in connection with the Transactions and made through payment of assets of the Company or its Subsidiaries as well as any payments made through grantor trusts or “rabbi trusts” in accordance with underlying deferred compensation arrangements sponsored or maintained by the Company and its Subsidiaries; and (v) the costs to obtain the tail insurance policies described in Section 6.7(d) and Section 6.8(b).

“Company Termination Fee” means an amount equal to $5,000,000.

“Confidentiality Agreement” means the Confidentiality Agreement, between the Company and Parent. dated as of January 21, 2022.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, bond, mortgage, indenture, debenture, note, option, warrant, warranty, purchase order, license, permit, franchise, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

“COVID-19” means SARS-CoV-2 or COVID-19 and any evolutions, mutations or variants thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, travel restriction, social distancing, shut down, closure, sequester or any other similar Law, guidelines or recommendations by any Authority or requirements by any Governmental Entity applicable to any Company Property in connection with or in response to COVID-19.

“Davis Bacon Act” means the Davis-Bacon Act of 1931.

“Effect” means any effect, change, event, occurrence, circumstance or development.

“Encumbrance” means, with respect to any property or asset, any lien, mortgage, pledge, hypothecation, license, deed of trust, claims against title, restrictions on transfer, security interest, charge, encumbrance, pledges, options, rights of first refusal or offer, conditional or installment sales contracts, or other adverse claim or interest of any kind in respect of such property or asset including any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale or use agreement, capital lease or other title or rights retention agreement relating to such property or asset.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity (including any Governmental Entity).

“Environmental Claims” means any Legal Proceedings or Orders alleging potential responsibility or liability arising out of (i) the release or threatened release of any Hazardous Materials at any location or (ii) any violation or alleged violation of any Environmental Law.

“Environmental Law” means any Law concerning pollution or protection of the environment, including any Law relating to the manufacture, handling, transport, use, treatment, storage, disposal, release or threatened release of any Hazardous Materials.

“Environmental Permits” means all Permits required to be obtained by the Company and each Acquired Company in connection with its business under applicable Environmental Law.

“Equal Pay Act” means the Equal Pay Act of 1963.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any other entity which, together with the Company or any of the Acquired Companies, would be treated as a single employer under Code Section 414(b), (c), (m) or (o) or ERISA Section 4001(b)(1).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Asset Closings” means the closings or series of closings contemplated by the Excluded Asset Purchase Agreements.

“Excluded Asset Companies” means the entities listed in Section 1.1 of the Company Disclosure Schedule.

“Excluded Asset Purchase Agreements” means, collectively, the asset purchase and sale agreements entered into by the Company with one or more third parties as set forth in Section 1.2 of the Company Disclosure Schedule, as the same may be amended from time to time, and/or any such other new, replacement or substitute agreements of any kind pursuant to which one or more Excluded Assets will be transferred by the Company, directly or indirectly, to one or more third parties prior to the Closing hereunder.

“Excluded Asset Sellers” means the entities listed in Section 1.1 of the Company Disclosure Schedule.

“Excluded Asset Transactions” means the transactions contemplated by the Excluded Asset Purchase Agreements.

“Financing Entities” means the entities that have committed to provide the Financing, including the parties committing to provide the Financing pursuant to the Commitment Letter and any joinder agreements or Definitive Financing Agreements relating thereto.

“FLSA” means the Fair Labor Standards Act.

“FMLA” means the Family and Medical Leave Act.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any federal, domestic, territorial, state or local governmental authority of any nature (including any government and any governmental agency, instrumentality, tribunal or commission, or any subdivision, department or branch of any of the foregoing) or body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Hazardous Materials” means all hazardous, toxic, explosive or radioactive substances, materials or wastes regulated under Environmental Law, including (i) petroleum or petroleum distillates, including crude oil and any fractions thereof, (ii) natural gas, synthetic gas, and any mixtures thereof, (iii) asbestos, lead, radon and polychlorinated biphenyls, and (iv) those substances defined in or regulated under the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, and their state counterparts, as each may be amended from time to time, and all regulations thereunder.

“Indebtedness” of any Person means, without duplication: (a) indebtedness of such Person for borrowed money; (b) obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) obligations of such Person to pay the deferred purchase or acquisition price for any property or services of such Person or as the deferred purchase price of a business or assets; (d) obligations in respect of repurchase agreements and similar financing arrangements; (e) reimbursement obligations of such Person in respect of drawn letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (f) obligations of such Person under a lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP; (g) indebtedness of others as described in clauses (a) through (f) above guaranteed by such Person.

“Intellectual Property Assets” means any and all of the following, as they exist throughout the world: (i) patents and patent applications of any kind and all reissues, divisions, renewals, re-examinations, extensions, continuations and continuations-in-part thereof ; (ii) rights in registered and unregistered trademarks, service marks, trade names, logos, slogans, company names, brand names, trade dress, corporate names and similar indicia of source of origin and Internet domain names and social media accounts and user names and registrations (including “handles”), whether or not constituting trademarks and including all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, regardless of whether constituting copyrightable content or accounts, and registrations and applications for registration of any of the foregoing, as well as phone numbers containing or relating to any of the foregoing, and all translations, adaptations, derivations and combinations of the foregoing, whether registered or unregistered, together with all of the goodwill associated therewith, and all other rights corresponding thereto throughout the world; (iii) copyrights in both published and unpublished works, and all copyright registrations and applications and renewals therefor, as well as works of authorship, whether or not copyrightable, moral rights and all other rights corresponding to the foregoing throughout the world; (iv) rights under applicable trade secret Law in any information, including inventions, discoveries and invention disclosures (whether or not patented) and improvements, compilations, programs, methods, strategies, trade secrets, know-how, technology, business and technical information, data, databases, data compilations and collections, tools, methods, techniques and processes and other confidential and proprietary information and rights therein, in each case that derives independent economic value, actual or potential, from not being generally known or readily ascertainable by others who can obtain economic value from its disclosure or use (collectively, “Trade Secrets”); (v) computer programs, operating systems, applications, firmware, and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; (vi) rights of privacy and publicity, including rights to the use of names, likenesses, images, voices, signatures and biographical information of real persons; and (vii) any and all other intellectual or industrial property and proprietary rights under applicable Law.

“IRS” means the Internal Revenue Service.

“IT Assets” means all computers, hardware, Software, networks, platforms, electronics, websites, applications, storage, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, systems or services, and all associated documentation that are owned, operated, or used by or on behalf of the Company or the Company Subsidiaries.

“Knowledge” or any similar expression used with respect to the Company, means the actual knowledge of the Company’s Chief Executive Officer or Chief Financial Officer (and, solely with respect to Section 4.6, Chief Investment Officer).

“Law” shall mean any federal, state, local or foreign statute, law, regulation, requirement, interpretation, permit, license, approval, authorization, decision, directive, decree, rule, ruling, Order, ordinance, code, policy or rule of common law of any Governmental Entity, including any judicial or administrative interpretation thereof.

“Legal Proceeding” means any proceeding, complaint, claim, demand, notice, hearing, lawsuit, court action, investigation, charge, inquiry, arbitration (public or private) or mediation, commenced, conducted, heard or pending by or before any Governmental Entity, arbitrator or mediator.

“Liabilities” means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, those arising under any Contract or undertaking and those arising as a result of any act or omission.

“Liquidation Amount” means an amount in cash equal to (A) the aggregate Liquidation Preference of the Company Preferred Stock plus (B) the sum of (i) the aggregate amount of any accrued and unpaid dividends on the outstanding shares of Series B Preferred Stock and (ii) the aggregate amount of any accrued and unpaid dividends on the outstanding shares of Series C Preferred Stock.

“Liquidation Preference” means an amount in cash equal to $25.00 per share of Series B Preferred Stock and Series C Preferred Stock.

“made available to Parent” means that such information, document or material was: (a) publicly available on the SEC EDGAR database prior to the execution of this Agreement; (b) delivered to Parent or Parent’s representatives via electronic mail or in hard copy form prior to the execution of this Agreement; or (c) made available for review by Parent or Parent’s representatives prior to the execution of this Agreement in the virtual data room maintained by the Company in connection with the Merger.

“Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “spyware” (as such terms are commonly understood in the software industry) or any other code designed to have any of the following functions: (a) disrupting, disabling or harming the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed or (b) compromising the privacy or data security of a user or damaging or destroying any data or file, in each case, without authorization and without the applicable user’s consent.

“Most Recent Balance Sheet” means the balance sheet of the Company as of December 31, 2021, which is included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2021.

“NYSE” means the New York Stock Exchange.

“OP Units” means the common units of the Operating Partnership.

“Open Source Software” means any Software that is licensed pursuant to (a) any license that is, or is substantially similar to, a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the BSD license, the MIT license, the Eclipse Public License, the Common Public License, the Mozilla Public License, and the Artistic License; (b) any license under which Software or other materials are distributed or licensed as “free software,” “open source software” or under similar terms; or (c) any reciprocal license, in each case whether or not Source Code is available or included in such license.

“Order” means any writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any Governmental Entity.

“Organizational Documents” means, with respect to any Entity, (a) if such Entity is a corporation, such Entity’s certificate or articles of incorporation, by-laws and similar organizational documents, as amended and in effect on the date hereof, and (b) if such Entity is a limited liability company, such Entity’s certificate or articles of formation and operating agreement.

“Other Remaining Liabilities” means, subject to the last sentence of Section 6.12(b), all Liabilities of the Company and the Acquired Companies that exist following the completion of the Excluded Asset Sales and that have not been paid off or otherwise discharged or satisfied prior to the payment of the Closing Dividend, including the Liabilities described in Section 1.3 of the Company Disclosure Schedule.

“Parent Material Adverse Effect” means, with respect to the Parent Parties, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, is or would be reasonably likely to prevent or materially delay the performance by any Parent Party of any of its obligations under this Agreement or the consummation of the Mergers or the other Transactions.

“Permit” means any permit, license, variance, exemption, order, franchise or approval of any Governmental Entity.

“Permitted Encumbrances” means (i) real estate taxes, assessments and other governmental levies, fees or charges that are not due and payable as of the Closing Date, or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (ii) statutory landlord’s, mechanic’s, carrier’s, workmen’s, repairmen’s or other similar liens arising or incurred in the ordinary course of business, fees or charges that are not due and payable as of the Closing Date, or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP and the existence of which does not, and would not reasonably be expected to, materially interfere with or impair the marketability, value, present use, or enjoyment of any of the Company Properties subject thereto or affected thereby, and do not otherwise have a Company Material Adverse Effect, (iii) zoning, building codes and other land use Law regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such real property that are not violated by the current use of real property or the operation of the business thereon, (iv) conditions, covenants, restrictions, easements and reservations of rights, including rights of way, for sewers, electric lines, telegraph and telephone lines and other similar purposes, and affecting the fee title to any real property owned or leased by the Company which are or would be disclosed on existing title reports or existing surveys and the existence of which does not, and would not reasonably be expected to, materially impair the marketability, value, use or enjoyment of such real property, (v) non-exclusive licenses entered into in the ordinary course of business, and (vi) deposits or pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws, or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable.

“Person” means any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint stock company, syndicate, association, entity, unincorporated organization or government, or any political subdivision, agency or instrumentality thereof.

“PII” means any information that alone or in combination with other information is, or could reasonably be linked either directly or indirectly to the identity of a particular individual and any other data or information that constitutes personal data, protected health information or personal information under any applicable Privacy Law or the Company’s or any Company Subsidiary’s privacy policies.

“Privacy Law” means all applicable Laws or standards imposed by self-regulatory organizations concerning the privacy, security, or Processing of PII (including Laws of jurisdictions where PII was collected), including, as applicable, data breach notification Laws, consumer protection Laws, Laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection Laws, data security Laws, and Laws concerning email, text message, or telephone communications, including the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Children’s Online Privacy Protection Act, the California Consumer Privacy Act of 2018, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009, the Gramm-Leach-Bliley Act, the Family Educational Rights and Privacy Act, the GDPR, and all other similar international, federal, state, provincial, and local Laws, and the Payment Card Industry Data Security Standard, including all implementing regulations, regulatory guidance and requirements as amended from time to time.

“Processing” (including “Processed”) means any operation performed on PII or other data, including but not limited to the collection, creation, receipt, access, use, handling, compilation, analysis, monitoring, maintenance, retention, storage, transmission, transfer, protection, disclosure, distribution, destruction, or disposal of PII.

“Registered Company Intellectual Property” means Intellectual Property Assets that are owned or controlled by the Company or any of its Subsidiaries and registered with a Governmental Entity anywhere in the world.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Service Contract Act” means the McNamara – O’Hara Service Contract Act of 1965.

“Software” means any (a) computer programs and other software, including software implementations of algorithms, models, and methodologies, whether in source code, object code or other form, including libraries, subroutines and other components thereof, together with input and output formats; (b) computerized databases and other computerized compilations and collections of data or information, including all data and information included in such databases, compilations or collections (whether machine readable or otherwise); (c) command structures, report formats, templates, menus, buttons and icons; (d) descriptions, flow-charts, architectures, development tools, and other materials used to design, plan, organize and develop any of the foregoing; and (e) documentation, including development, diagnostic, support, user and training documentation related to any of the foregoing.

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting stock or value of such corporation, partnership, limited liability company, joint venture or other legal entity.

“Superior Proposal” means a bona fide written Acquisition Proposal (with all of the percentages included in the definition of Acquisition Proposal increased to 50.1%) that the Company Board determines in good faith, after consultation with its financial advisor and outside legal counsel, and taking into consideration, among other things, all of the terms, conditions, impact and all legal, financial, regulatory and other aspects of such Acquisition Proposal and this Agreement that the Company Board (or a committee thereof) deems relevant (in each case taking into account any revisions to this Agreement made in writing by Parent prior to the time of determination pursuant to Section 6.2(c)), including all legal, financial (including breakup fee provisions) and regulatory aspects of the Acquisition Proposal and the Person making the proposal, would, if consummated, result in a transaction more favorable to the holders of Company Common Stock than the Transactions.

“Tax” (and, with correlative meaning, “Taxes”) means any U.S. federal, state, local or non-U.S. taxes, assessments, levies, duties, tariffs, imposts and other similar charges and fees imposed by any Governmental Entity, including income, gross receipts, property, sales, use, license, franchise, employment, payroll, premium, withholding, windfall or other profits, net worth, capital stock, social security, workers’ compensation, unemployment compensation, stamp, value-added, occupation, environmental, disability, registration, alternative or add-on minimum, estimated, ad valorem, transfer or excise tax, or any other tax of any kind whatsoever, together with any interest, penalty, additions to tax or additional amounts imposed with respect thereto, whether disputed or not, imposed by any Governmental Entity, and including any obligations to indemnify or otherwise assume or succeed to the Tax Liability of another Person.

“Tax Return” means any return, report, certificate, claim for refund, election, estimated tax filing, declaration or any similar statement, including any amendment to the foregoing and any attached schedules, required to be filed with a Governmental Entity with respect to any Tax.

“Third Party” means any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than the Company, the Operating Partnership, Parent, Merger Sub, OP Merger Sub or any Affiliates thereof.

“Transaction Documents” means this Agreement and all other agreements, instruments and documents to be executed by the Parent Parties and the Company in connection with the transactions contemplated by such agreements, but does not include the Excluded Asset Purchase Agreements.

“Transaction Litigation” means any Legal Proceeding (including any class action or derivative litigation) asserted or commenced by, on behalf of or in the name of, against or otherwise involving the Company, the Company Board, any committee thereof and/or any of the Company’s directors or officers, or any Company Subsidiary and/or any of its directors or officers, relating directly or indirectly to this Agreement, the Mergers, any Excluded Asset Purchase Agreements or Excluded Asset Transactions (including any such claim or Legal Proceeding based on allegations that the Company’ entry into this Agreement or any Excluded Asset Purchase Agreement, or the terms and conditions hereof or thereof constituted a breach of the fiduciary duties of any member of the Company Board or any officer of the Company).

“Transactions” means the transactions contemplated by this Agreement, including the Mergers.

“Unregistered Company Intellectual Property” means Intellectual Property Assets that Company or any of its Subsidiaries either has the right to use pursuant to a valid and enforceable license or otherwise controls, without registration of such right or control with a Governmental Entity anywhere in the world.

“WARN Acts” means the United States Worker Adjustment and Retraining Notification Act, as amended, and any state or local Law requiring advance notice of termination to employees.

“Walsh Healey Act” means the Walsh – Healey Act of 1936.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.2(b)
Applicable Items	Section 5.6
Alternative Financing	Section 6.12(b)
Articles of Merger	Section 2.3
Board Recommendation	Section 4.15
Book Entry Share	Section 3.1(a)(i)
Certificate	Section 3.2(b)
Change in Circumstances	Section 6.2(c)(ii)
Change in Recommendation	Section 6.2(b)
Closing	Section 2.2
Claims	Section 6.4
Closing Date	Section 2.2
Closing Dividend	Recitals
Commitment Letter	Section 5.6
Company	Preamble
Company Common Stock	Recitals
Company Insurance Policies	Section 4.14
Company Parties	Section 6.4
Company Permits	Section 4.8(b)
Company Preferred Stock	Recitals
Company Properties	Section 4.6(a)
Company SEC Documents	Section 4.4(a)
Company Stock Certificate	Section 4.15
Continuing Employee	Section 6.7(a)
Financing	Section 5.6
DRULPA	Recitals
DSOS	Section 2.2(a)
Effective Time	Section 2.2
End Date	Section 8.1(b)
Estoppel	Section 6.12(e)
Evaluation Material	Section 6.4
Excluded Assets	Recitals
FCPA	Section 4.8(c)
Financing	Section 5.6

Term	Section
Financing Indemnitees	Section 6.12(e)
Indemnified Party	Section 6.8(g)
Maryland Courts	Section 9.5
Material Contract	Section 4.7(b)
Merger	Recitals
Merger Consideration	Section 3.1(a)(ii)
Merger Sub	Preamble
Merger Sub OP	Preamble
MGCL	Recitals
Non-Continuing Employee	Section 6.7(a)
Operating Partnership	Preamble
Parent	Preamble
Partnership Merger	Recitals
Paying Agent	Section 3.2(a)
Proxy Statement	Section 6.11
Qualifying Income	Section 8.4(a)
Recovery Costs	Section 8.3(c)
REIT	Section 4.10(c)
Merger Amounts	Section 5.6
SDAT	Section 2.2(b)
Solvent	Section 5.7
Stockholder Meeting	Section 6.11(b)
Superior Proposal Notice	Section 6.2(c)(i)
Surviving Company	Recitals
Takeover Statutes	Section 5.5

ARTICLE 2

THE MERGERS; EFFECTIVE TIMES

Section 2.1 The Mergers .

(a) Subject to the terms and conditions of this Agreement, and in accordance with the DRULPA, at the Partnership Merger Effective Time, OP Merger Sub and the Operating Partnership shall consummate the Partnership Merger, pursuant to which (i) OP Merger Sub shall be merged with and into the Operating Partnership and the separate existence of OP Merger Sub shall thereupon cease and (ii) the Operating Partnership shall be the surviving partnership in the Partnership Merger (the “Surviving Partnership”). The Partnership Merger shall have the effects provided in this Agreement and as specified in the DRULPA.

(b) Subject to the terms and conditions of this Agreement, and in accordance with the MGCL, at the Effective Time, the Company and Merger Sub shall consummate the Company Merger, pursuant to which (i) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease and (ii) the Company shall survive the Company Merger (the “Surviving Company”), such that, following the Company Merger, the Surviving Company shall be a wholly-owned subsidiary of Parent. The Merger shall have the effects provided in this Agreement and as specified in the MGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the assets, properties, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall transfer to, vest in and devolve on the Surviving Company, and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company.

Section 2.2 Closing; Effective Times.

(a) On the Closing Date, immediately prior to the Effective Time, the Partnership and Merger OP Sub shall (i) duly execute and file articles of merger (the “Partnership Certificate of Merger”) with the Secretary of State of the State of Delaware (the “DSOS”) in accordance with the Laws of the State of Delaware and (ii) make any other filings, recordings or publications required to be made by the Partnership or OP Merger Sub under the DRULPA in connection with the Partnership Merger. The Partnership Merger shall become effective upon the acceptance for record of the Partnership Certificate of Merger by the DSOS or on such other date and time (not to exceed five (5) Business Days from the date the Partnership Certificate of Merger are accepted for record by the DSOS) as shall be agreed to by the Company and Parent and specified in the Partnership Merger Articles of Merger (such date and time being hereinafter referred to as the “Partnership Merger Effective Time”).

(b) On the Closing Date, and immediately following the Partnership Merger Effective Time, Merger Sub and the Company shall (i) duly execute and file articles of merger (the “Company Articles of Merger”) with the State Department of Assessments and Taxation of Maryland (“SDAT”) in accordance with the Laws of the State of Maryland, and (ii) make any other filings, recordings or publications required to be made by the Company or Merger Sub under the MGCL in connection with the Company Merger. The Company Merger shall become effective upon the later of the acceptance for record of the Company Articles of Merger by the SDAT or on such other date and time (not to exceed five (5) Business Days from the date the Company Articles of Merger are accepted for record by the SDAT) as shall be agreed to by the Company and Parent and specified in the Company Articles of Merger (such date and time being hereinafter referred to as the “Effective Time”), it being understood and agreed that the parties shall cause the Effective Time to occur immediately after the Partnership Merger Effective Time.

(c) Unless otherwise agreed in writing, the parties shall cause the Effective Time and the Partnership Merger Effective Time to occur on the Closing Date.

Section 2.3 Closing of the Mergers. The closing of the Mergers (the “Closing”) shall take place at 10:00 a.m., Eastern time, as soon as practicable (and, in any event, within two Business Days) following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 7 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), by means of a virtual closing through the electronic exchange of signatures, unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 2.4 Governing Documents; Directors and Officers.

(a) From and after the Effective Time, the charter of Parent, as in effect immediately prior to the Effective Time, shall be the charter of the Surviving Company until thereafter amended as provided therein or by applicable Law. The bylaws of Parent, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Company until thereafter amended as provided therein or by applicable Law.

(b) From and after the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Section 2.5 Tax Consequences. The parties intend that for U.S. federal, and applicable state, income Tax purposes (i) the Company Merger shall be treated as a taxable sale of Company Common Stock by the holders thereof to Parent in exchange for the Merger Consideration, (ii) the Partnership Merger shall be treated as a taxable sale of the OP Units by the holders thereof in exchange for the Merger Consideration, with the result that, following the Company Merger, Merger Sub will own one hundred percent (100%) of the OP Units and the Operating Partnership will become a disregarded entity of the Surviving Company, and (iii) none of Parent, Merger Sub or OP Merger Sub will withhold any amount of Tax pursuant to Section 1445 of the Code from the Merger Consideration unless Parent reasonably determines in accordance with the provisions of Section 3.6 that such withholding is required under applicable Tax Law and advises the Company prior to the Effective Time that such withholding is required. The parties hereto agree not to take any position on any Tax Return that is inconsistent with the foregoing for all U.S. federal, and, if applicable, state and local tax purposes, unless required by a “determination” within the meaning of Section 1313(a) of the Code (or such analogous provision of state or local Tax Law).

ARTICLE 3

EFFECT OF MERGERS; MERGER CONSIDERATION

Section 3.1 Effect of Mergers; Conversion of Capital Stock.

(a) Subject to Section 3.4, at the Effective Time, by virtue of the Mergers and without any action on the part of Parent, Merger Sub, the Company or any holder of Company Common Stock or Company Preferred Stock:

(i) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain as one issued and outstanding share of common stock, par value $0.01 per share, of the Surviving Company.

(ii) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically canceled and converted into the right to receive an amount of cash equal to the quotient (rounded to the nearest cent) obtained by dividing (x) $130,000,000 by (y) the sum of (A) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus (B) the aggregate number of OP Units outstanding and held by Persons other than the Company immediately prior to the Effective Time (as the same may be adjusted pursuant to the last sentence of Section 6.12(b), the “Merger Consideration”) per share of Company Common Stock, without interest. At the Effective Time, all of the shares of Company Common Stock shall cease to be outstanding, shall automatically be cancelled and shall cease to exist, and each certificate (a “Company Stock Certificate”) formerly representing any of such shares and each non-certificated share represented by book entry (a “Book Entry Share”) shall thereafter represent only the right to receive the Merger Consideration, without interest, and each Company Stock Certificate formerly representing shares of Company Common Stock, shall thereafter only represent the right to receive the payment to which reference is made in Section 3.2.

(iii) Notwithstanding clause (ii) above, each issued and outstanding share of Company Common Stock that is owned by Parent, Merger Sub or any Subsidiary of Parent or Merger Sub immediately prior to the Effective Time, if any, shall automatically be canceled and retired and shall cease to exist, and no Merger Consideration or other consideration shall be delivered or deliverable in exchange therefor.

(iv) Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time, shall remain outstanding as a share of preferred stock in the Surviving Company.

(v) For the avoidance of doubt, any shares of Company Common Stock then held by the Company in the Company’s treasury shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b) At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of any holder thereof:

(i) Each OP Unit issued and outstanding immediately prior to the Partnership Merger Effective Time (other than those held by the Company), subject to the terms and conditions set forth herein, shall be converted into, and shall be cancelled in exchange for, the right to receive an amount in cash equal to the Merger Consideration, without interest.

(ii) Each 7.25% Series B Cumulative Redeemable Preferred Partnership Unit (each, a “Series B Partnership Unit”) issued and outstanding immediately prior to the Effective Time shall remain outstanding as a unit in the Operating Partnership.

(iii) Each 6.50% Series C Cumulative Redeemable Preferred Partnership Unit (each, a “Series C Partnership Unit”) issued and outstanding immediately prior to the Effective Time shall remain outstanding as a unit in the Operating Partnership.

(c) Without duplication of the effects of Section 3.1(a) and (b), if, between the date hereof and the Effective Time, the outstanding Company Common Stock or OP Units are changed into a different number or class of shares or interests by reason of any stock split, division or subdivision of shares or interests, dividend, distribution, reverse stock split, consolidation of shares or interests, reclassification, recapitalization or other similar transaction, then the amount of cash into which each share of Company Common Stock or each OP Unit, is converted in the Mergers shall be adjusted to the extent appropriate.

(d) For the avoidance of doubt, the Closing Dividend to be received prior to the Closing by holders of the Company Common Stock and OP Units is in addition to (and shall not reduce) the right of such holders to receive the Merger Consideration in full hereunder.

Section 3.2 Payment for Company Common Stock and OP Units.

(a) Prior to the Effective Time, (i) Parent (after consultation with and approval of the Company) shall select a reputable bank or trust company to act as paying agent with respect to the Mergers (the “Paying Agent”), and (ii) Parent shall deposit, or shall cause to be deposited, with the Paying Agent cash in immediately available funds in an amount sufficient to pay the aggregate Merger Consideration to be paid in the Mergers pursuant to Section 3.1.

(b) Within two (2) Business Days after the Effective Time, Parent and the Surviving Company shall cause the Paying Agent to mail to each Person who was, immediately prior to the Effective Time, a holder of record of Company Common Stock or OP Units, a form of letter of transmittal (mutually approved by Parent and the Company) and instructions for use in effecting the surrender of Company Stock Certificates or Book Entry Shares previously representing such Company Common Stock, or of certificates or book-entry units representing ownership of OP Units, as the case may be (each such certificate, book-entry share or book-entry unit, a “Certificate”), in exchange for payment therefor. Parent shall ensure that, upon surrender to the Paying Agent of each such Certificate (or affidavits of loss in lieu of such Certificate pursuant to Section 3.2(d)), together with a properly executed letter of transmittal, the holder of such Certificate (or, under the circumstances described in Section 3.2(e), the transferee of the Company Common Stock or OP Units previously represented by such Certificate) shall promptly receive in exchange therefor the amount of cash to which such holder (or transferee) is entitled pursuant to Section 3.1. Exchange of any Book Entry Shares or book-entry units shall be effected in accordance with the Paying Agent’s customary procedures with respect to securities represented by book entry.

(c) On or after the first anniversary of the Effective Time, the Surviving Company shall be entitled to cause the Paying Agent to deliver to the Surviving Company any funds made available by Parent to the Paying Agent which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to Parent and the Surviving Company with respect to the cash amounts payable upon surrender of their Certificates. Neither the Paying Agent nor the Surviving Company shall be liable to any holder of a Certificate for any amount properly paid to a public official pursuant to any applicable abandoned property or escheat law.

(d) If any Certificate shall have been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, Parent shall cause the Paying Agent to pay in exchange for such lost, stolen or destroyed Certificate the cash amount payable in respect thereof pursuant to this Agreement.

(e) In the event of a transfer of ownership of Company Common Stock or OP Units that is not registered in the transfer records of the Company or Operating Partnership, as the case may be, payment may be made with respect to such Company Common Stock or OP Units to a transferee of such securities if the

Certificate (if applicable) previously representing such securities is presented to the Paying Agent, accompanied by all documents reasonably required by the Paying Agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes relating to such transfer have been paid.

(f) The Surviving Company shall bear and pay all charges and expenses, including those of the Paying Agent, incurred in connection with the payment for Company Common Stock and OP Units.

Section 3.3 Treatment of Company Compensatory Awards.

(a) Immediately prior to the Excluded Asset Closings, and contingent upon the occurrence of the Effective Time, each Company Restricted Stock Award shall become fully vested and nonforfeitable and the holder thereof shall have the right to receive the Merger Consideration pursuant to Section 3.1 above.

(b) Immediately prior to the Excluded Asset Closings, and contingent upon the occurrence of the Effective Time, each Company Performance RSU Award shall fully vest in accordance with it terms and convert into the respective number of shares of Company Common Stock underlying such Company Performance RSU Award and the holder thereof shall have the right to receive the Merger Consideration pursuant to Section 3.1 above.

(c) Effective as of the Effective Time, (i) the Company Equity Incentive Plan shall terminate and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Acquired Company thereof shall be cancelled and (ii) no participant in the Company Equity Incentive Plan or other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Company or any Subsidiary thereof.

(d) Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof administering the Company Equity Incentive Plan) shall adopt such resolutions or take such actions as may be required to effective the provisions of this Section 3.3.

Section 3.4 Appraisal Rights. No dissenters’ or appraisal rights shall be available with respect to the Mergers or other Transactions.

Section 3.5 Further Action. If, at any time after the Effective Time, any further action is necessary to carry out the purposes of this Agreement, the officers and directors of the Surviving Company and Parent shall (in the name of Merger Sub, in the name of the Company or otherwise) take such action.

Section 3.6 Withholding of Tax. Each of Parent, the Surviving Company, the Surviving Partnership, any Affiliate thereof or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock and OP Units such amount as Parent, the Surviving Company, the Surviving Partnership, any Affiliate thereof or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Company, the Surviving Partnership or the Paying Agent and withheld amounts are paid over to the applicable Governmental Entity in accordance with any Law or Order, then for all purposes of this Agreement such amounts shall be treated as having been paid to the former holder of a Certificate in respect of which such deduction and withholding was made. Upon becoming aware of any such withholding obligation, Parent shall use commercially reasonable efforts to give reasonable advance notice of such withholding to the Company and shall reasonably cooperate with the Company, to eliminate or reduce any such required deduction or withholding, and the parties acknowledge that no withholding is required to the extent a Person provides a valid and duly executed IRS Form W-9.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

Except (x) as disclosed in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (it being acknowledged and agreed that disclosure of any item in any Section or subsection of the Company Disclosure Schedule shall be deemed disclosed with respect to any other Section or subsection of the Company Disclosure Schedule to the extent that the relevance of any disclosed event, item or occurrence in the Company Disclosure Schedule to such other Section or subsection is reasonably apparent on its face as to matters and items that are the subject of the corresponding representation or warranty in this Agreement), and (y) as set forth in the Company SEC Documents furnished or filed prior to the date of this Agreement to the extent it is reasonably apparent that any such disclosure set forth in the Company SEC Documents would qualify the representations and warranties contained herein, and further excluding from the Company SEC Documents any risk factor disclosures, disclosures about market risk or other cautionary, predictive or forward-looking disclosures contained therein (other than those disclosures which relate to specific historical events or circumstances affecting the Company), the Company and the Operating Partnership, jointly and severally, represent and warrant to Parent as follows:

Section 4.1 Due Organization and Good Standing; No Subsidiaries.

(a) The Company and each Acquired Company (i) is a corporation or other entity that is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of its jurisdiction of incorporation or organization, as applicable, (ii) has full corporate (or, in the case of any Subsidiary that is not a corporation, other) power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, with respect to clause (iii), where the failure to be so qualified or licensed would not have a Company Material Adverse Effect.

(b) Section 4.1(b) of the Company Disclosure Schedule identifies each Acquired Company and indicates its jurisdiction of organization. Other than direct and indirect interests in the Company Properties, none of the Acquired Companies owns any capital stock of, or any equity interest of, or any equity interest of any nature in, any other Entity.

Section 4.2 Organizational Documents. The Company has made available to Parent (or included as an exhibit to the Company 10-K) complete and correct copies of the Organizational Documents of the Company, the Operating Partnership and each other Acquired Company, each as amended to date, and each as so delivered is in full force and effect. Neither the Company nor any Acquired Company is in violation of any of the provisions of its Organizational Documents and will not be in violation of any of the provisions of its Organizational Documents as such may be amended (subject to Section 6.1(a)) between the date hereof and the Closing Date. As of any date following the date hereof, notwithstanding anything in this Agreement to the contrary and notwithstanding anything set forth in the Company Disclosure Schedule, neither the Company nor any Acquired Company has filed for bankruptcy or filed for reorganization under the U.S. federal bankruptcy Law or similar state or federal Law, become insolvent or become subject to conservatorship or receivership.

Section 4.3 Capitalization.

(a) The authorized capital stock of the Company consists of: (i) 150,000,000 shares of Company Common Stock, of which 13,637,085 were issued and outstanding as of February 25, 2022; and (ii) 12,500,000 shares of Company Preferred Stock, of which (x) 6,050,000 shares were designated as 7.25% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) and 1,450,000 were issued and outstanding as of February 25, 2022 and (y) 6,450,000 were designated as 6.50% Series C Cumulative

Redeemable Preferred Stock (the “Series C Preferred Stock”) and 5,000,000 shares were issued and outstanding as of February 25, 2022. All of the outstanding Company Common Stock and Company Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of February 25, 2022, 113,636 shares of Company Common Stock were subject to issuance pursuant to outstanding Company Performance RSU Awards.

(b) The Company is the sole general partner of the Operating Partnership. As of February 25, 2022, the Company held, directly or indirectly, 13,637,085 OP Units, 1,450,000 Series B Preferred OP Units and 5,000,000 Series C OP Units in, and was the sole general partner of, the Operating Partnership. As of February 25, 2022, the Operating Partnership had outstanding 80,791 OP Units, held by Persons other than the Company. All outstanding OP Units are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right.

(c) (i) None of the outstanding Company Common Stock is entitled or subject to any preemptive right, right of repurchase, right of participation or any similar right; (ii) none of the outstanding Company Common Stock is subject to any right of first refusal in favor of the Company or any of the Acquired Companies; (iii) there is no contract to which the Company or any of the Acquired Companies is a party relating to the voting or registration of any Company Common Stock, and (iv) there is no contract to which the Company or any of the Acquired Companies is a party restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any Company Common Stock, except as set forth in the Company’s Articles of Incorporation. None of the Company or any of the Acquired Companies is under any obligation, nor is bound by any contract pursuant to which it will become obligated, to repurchase, redeem or otherwise acquire any outstanding Company Common Stock or other securities.

(d) Except as set forth on Section 4.4(d) of the Company Disclosure Schedule, there are no bonds, debentures, notes or other Indebtedness of the Company or the Acquired Companies issued and outstanding having the right to vote (or convertible or exercisable or exchangeable for securities having the right to vote) on any matters on which stockholders of the Company may vote.

(e) Except as set forth in this Section 4.3 and for changes since February 25, 2022 resulting from the exercise or settlement of Company Compensatory Awards outstanding on such date or granted thereafter as permitted under Section 6.1(d), there was no: (i) outstanding subscription, option, call, warrant or other right (whether or not currently exercisable) to acquire any shares of the capital stock, restricted stock unit, stock-based performance unit, shares of phantom stock, stock appreciation right, profit participation right or any other right that is linked to, or the value of which is based on or derived from, the value of any shares of capital stock of the Company; (ii) outstanding security, instrument, bond, debenture or note that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Company or the Acquired Companies; or (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any of the Company or an Acquired Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(f) The Company owns, directly or indirectly, all of the issued and outstanding shares of share capital or other equity securities of each of the Acquired Companies, free and clear of any Encumbrances other than transfer and other restrictions under applicable federal and state securities Laws and restrictions in the organizational documents of the Company or their Subsidiaries, and all of such outstanding shares or other equity securities have been duly authorized and validly issued and are fully paid, nonassessable (as applicable) and free of preemptive rights. Neither the Company nor any Acquired Company has any obligation to acquire any equity interest in another Person, or to make any investment (in each case, in the form of a loan, capital contribution or similar transaction) in, any other Person (including any Subsidiary of the Company).

(g) All dividends or other distributions on the shares of Company Common Stock, the OP Units and the shares of Company Preferred Stock and any dividends or other distributions on any securities of any of the

Company’s Subsidiaries that have been authorized or declared prior to the date of this Agreement have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

Section 4.4 SEC Filings; Financial Statements.

(a) All reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by the Company with the SEC since January 1, 2019 (the “Company SEC Documents”) have been filed with the SEC on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing): (i) each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (as the case may be); and (ii) none of the Company SEC Documents contained when filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) any untrue statement of a material fact or omitted, as the case may be, to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (iii) fairly present, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the periods covered thereby. No financial statements of any Person other than the Company Subsidiaries are required by GAAP to be included in the consolidated financial statements of the Company.

(c) The Company maintains effective disclosure controls (as defined by Rule 13a-15 or 15d-15 under the Exchange Act). The Company is in compliance in all material respects with all current listing requirements of the NYSE.

(d) None of the Company or any of the Acquired Companies has effected, entered into or created any securitization transaction or “off-balance sheet arrangement” (as described in Item 303(b) of Regulation S-K under the Exchange Act) where the result, purpose or intended effect of such transaction or arrangement is to avoid disclosure of any material transaction involving, or material Liabilities of, the Company or the Acquired Companies in its published financial statements or other Company SEC Documents.

(e) As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents.

(f) Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, none of the Company or the Acquired Companies has made or permitted to remain outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

(g) None of the Company or the Acquired Companies has any Liabilities of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP, except for: (i) Liabilities disclosed in the financial statements (including any related notes) contained in the Company SEC Documents; (ii) Liabilities incurred in the ordinary course of business; (iii) Liabilities to perform under contracts entered into by the Acquired Companies, except Liabilities arising out of a breach of any Acquired Company;

(iv) Liabilities that have not had a Company Material Adverse Effect; and (v) Liabilities incurred in connection with the Transactions.

Section 4.5 Absence of Certain Changes. Since the date of the Most Recent Balance Sheet through the date hereof, except as disclosed in the Company SEC Documents, and except as specifically contemplated by, or as disclosed in, this Agreement, the Company and the Acquired Companies have conducted their businesses in all material respects in the ordinary course consistent with past practice and, since and through such dates, there has not been any Company Material Adverse Effect.

Section 4.6 Properties.

(a) Except as set forth in Section 4.6(a) of the Company Disclosure Schedule, the Company or one of the Acquired Companies owns (i) good, valid and marketable fee simple title to each of the real properties identified in Section 4.6(a) of the Company Disclosure Schedule as being owned in fee (each a “Fee Owned Company Property” and, collectively, (the “Fee Owned Company Properties”) and (ii) a good, valid and marketable leasehold interest in each of the real properties identified in Section 4.6(a) of the Company Disclosure Schedule as being a leasehold interest (each a “Ground Leased Company Property” and, collectively, the “Company Properties”), which are all of the real estate properties owned by them, in each case, except as provided below, free and clear of Encumbrances, except for Permitted Encumbrances.

(b) The Company has made available or will make available to Parent all current policies of title insurance insuring the Company’s or the applicable Acquired Company’s fee simple title to Company Properties or leasehold interest in any property leased by an Acquired Company (each, a “Company Title Insurance Policy,” and collectively, the “Company Title Insurance Policies”). Except as set forth in Section 4.6(b) of the Company Disclosure Schedule, (x) no title insurance company that issued a Company Title Insurance Policy has disclaimed or challenged, in written notice to the Company or any Company Subsidiary, the validity or force and effect of any such Company Title Insurance Policy, and (y) no claim has been made by the Company or any Company Subsidiary against any such Company Title Insurance Policy.

(c) Except as set forth in Section 4.6(c) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received written notice of any violation of any Law or requirement affecting any of the Company Properties issued by any Governmental Entity which have not been cured, or which violations would not, individually or in the aggregate, have a Company Material Adverse Effect.

(d) Except as provided for in Section 4.6(d) of the Company Disclosure Schedule, to the Knowledge of the Company, neither the Company nor any Company Subsidiary has received any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties, or (ii) any Laws including any zoning regulation or ordinance, building or similar law, code, ordinance, order or regulation has been violated for any Company Property, which in the case of clauses (i) and (ii) above would have or would reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Section 4.6(e) of the Company Disclosure Schedule lists each lease, sublease or other right of occupancy that the Company or the Company Subsidiaries are party to as landlord with respect to any of the applicable Company Properties (each, a “Lease” and collectively, the “Leases”). The Company has made available to Parent correct and complete copies of all Leases, including all material amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof. Except as set forth in Section 4.6(d) of the Company Disclosure Schedule, (i) no tenant under any Lease has asserted in writing any set-off, claim, counterclaim or defense against the Company or Company Subsidiary or arising out of such Lease that remains outstanding, (ii) to the Knowledge of the Company, no tenant under any Lease is currently subject to any insolvency or bankruptcy proceeding, and neither the Company nor any of the Company Subsidiaries has Knowledge of any pending insolvency or bankruptcy proceeding involving any tenant under any Lease, (iii) to the Knowledge of the Company, no tenant under any Lease has “gone dark” and remains “dark” or given the Company or any Company Subsidiary written notice of its intention to “go dark” in the future (for the avoidance of doubt, any temporary COVID pandemic related adjustments to actual occupancy from time to time shall not be deemed “going dark”) and (iv) no purchase option, option to sell, right of first refusal, right of first offer, right of first negotiation or any similar option or right has been exercised under any of Lease.

(f) There are no material rental, lease, or other commissions now due and payable or which will become due or payable with respect to the current term of any of the Leases and there are no material unpaid or pending tenant improvement costs and allowances or other concessions now due or payable in connection with any of the Leases or which may become due or payable, except, in each case, for leasing commissions, brokerage fees and tenant improvement costs and allowances or other concessions described on Section 4.6(f) of the Company Disclosure Schedule.

(g) Except as set forth on Section 4.6(g) of the Company Disclosure Schedule or as otherwise expressly set forth in the Leases, (A) no tenant under any Lease has any right or option for additional space in the Company Properties, (B) no tenant under any Lease has a right or option to purchase all or any part of the leased premises or the building of which the leased premises are a part.

(h) Except as set forth in Section 4.6(h) of the Company Disclosure Schedule and except for any statutory rights or options to occupy or purchase any Company Property in favor of Governmental Entity, no Company Property is subject to (i) any unexpired option agreements, rights of first offer, or rights of first refusal with respect to the purchase of a Company Property or any portion thereof or any other unexpired rights in favor of third Persons to purchase or otherwise acquire a Company Property or any portion thereof or (ii) any contract for sale or ground lease, or letter of intent to sell or ground lease, any Company Property or any portion thereof.

(i) Except as set forth in Section 4.6(i) of the Company Disclosure Schedule, (i) there are no material Tax abatements or exemptions specifically affecting any of the Company Properties and (ii) neither the Company nor the Company Subsidiaries have received any written notice of (and the Company and the Company Subsidiaries do not have any Knowledge of) any proposed increase in the assessed valuation of any of the Company Properties, except in each case for any such Taxes or assessment that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(j) Except as set forth in Section 4.6(j) of the Company Disclosure Schedule, there is no uncured material violation of any Law (including, without limitation, any zoning regulation or ordinance (including with respect to parking), Board of Fire Underwriters rules, building, fire, health or other Law) that are the landlord’s responsibility as opposed to a tenant responsibility which, individually or in the aggregate, materially impairs the value, use, or enjoyment of the applicable Company Property or has otherwise had, or would reasonably be expected to have, a Company Material Adverse Effect.

(k) Except as set forth in Section 4.6(k) of the Company Disclosure Schedule, no condemnation, eminent domain or similar proceeding is pending with respect to any Company Property. As of the date hereof, except as set forth in Section 4.16(k) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received any written notice to the effect that any condemnation or rezoning proceedings are threatened with respect to any of the Company Properties.

(l) The rent rolls for each of the Company Properties, as of March 1, 2022, set forth in Section 4.16(l) of the Company Disclosure Schedule are the rent rolls utilized by the Company in the operation of the Company Properties.

(m) Neither the Company nor any Company Subsidiary is in default beyond any applicable notice or cure periods under any restrictive covenant or reciprocal easement agreement or other similar agreements to which the Company or any Company Subsidiary is a party (each, an “REA”), except for violations or defaults that have been cured or which do not, and would not reasonably be expected to, individually or in the aggregate, materially impair the value, use or enjoyment of the applicable Company Property or have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has delivered a written notice to a party under any REA that such party is in default under such REA, except for any defaults that have been cured or which do not, and would not reasonably be expected to, individually or in the aggregate, materially impair the value, use or enjoyment of the applicable Company Property or have a Company Material Adverse Effect.

(n) The Company and each of the Company Subsidiaries have good and valid title to all the material personal property and other non-real property assets reflected in their books and records as being owned by them (including those reflected in the consolidated balance sheet of the Company and the Company Subsidiaries as of September 30, 2021, except as since sold or otherwise disposed of in the usual, regular and ordinary course of business), free and clear of all Encumbrances, except for Permitted Encumbrances.

(o) Except as set forth in Section 4.6(p) of the Company Disclosure Schedule, neither the Company, nor any Company Subsidiary is party to, nor is any Company Property subject to, any property management, leasing or other similar agreement (each, a “Management Agreement” and collectively, the “Management Agreements”) providing for the management or leasing of any Company Property. One or prior to the date hereof, the Company has delivered Parent true, correct, and complete copies of each Management Agreement.

(p) The Company has delivered to Parent prior to the date hereof true, correct and complete copies of all ground leases (and all amendments, modifications, supplements, renewals, extensions and guaranties relating thereto) granting a leasehold interest to the Company or any Acquired Company in any Company Property (each a “Ground Lease”, and collectively, the “Ground Leases”), in effect as of the date hereof. Except as set forth in Section 4.16(p) of the Company Disclosure Schedule (i) neither the Company nor any Acquired Company is and, to the Knowledge of the Company, no ground lessor is, in breach or violation of, or default under, any Ground Lease, (ii) no event has occurred and is continuing that would result in a breach or violation of, or a default under, any Ground Lease by the Company or any Acquired Company, or, to the Knowledge of the Company or any Acquired Company, any other party thereto (in each case, with or without notice or lapse of time), (iii) each Ground Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to the Company or Acquired Company party thereto and, to the Knowledge of the Company, with respect to the other parties thereto, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law) except as may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity, (iv) to the Company’s knowledge no ground lessor under any Ground Lease has asserted in writing any right of set-off or claim or counterclaim against the Company or any Acquired Company arising out of a Ground Lease that remains outstanding, (v) each Ground Lease has a remaining current term of no less than 30 years and no ground lessor under any Ground Lease has a right to cancel or terminate the Ground Lease prior to the end of the current term except as expressly set forth in such Ground Lease, and (vi) neither the Company nor any of the Acquired Companies has received written notice of any pending insolvency or bankruptcy proceeding involving any ground lessor under any Ground Lease.

Section 4.7 Contracts.

(a) Except as filed as exhibits to, or as otherwise disclosed in, the Company SEC Documents, as set forth in Section 4.7(a) of the Company Disclosure Schedule, and except for this Agreement and any Contract, arrangement or understanding that will have been terminated on or prior to the Closing, as of the date hereof, none of the Company or the Acquired Companies is a party to or is bound by any Contract, arrangement, commitment or understanding:

(i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);

(ii) evidencing a capital expenditure in excess of $250,000;

(iii) relating to or evidencing Indebtedness for borrowed money or any guarantee of Indebtedness for borrowed money by any of the Company or an Acquired Company;

(iv) each vendor, supplier or consulting or similar contract that (A) cannot be voluntarily terminated pursuant to its terms within sixty (60) days after the Effective Time and (B) under which it is reasonably expected the Company or any of the Acquired Companies will be required to pay fees, expenses or other costs in excess of $50,000 following the Effective Time;

(v) each partnership, joint venture, limited liability company or strategic alliance agreement to which the Company or an Acquired Company is a party;

(vi) that provides for the indemnification of or advancement of expenses to current or former directors or officers of the Company or any Acquired Company;

(vii) that provides for the pending purchase or sale, option to purchase or sell, right of first refusal, right of first offer or other right to purchase, sell, dispose of, or ground lease, by merger, purchase or sale of assets or stock or otherwise, any real property, including any Company Property or any portion thereof (but excluding, for the avoidance of doubt, any Excluded Asset Purchase Agreement); or

(viii) would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(b) Each Contract, arrangement, commitment or understanding of the type described above in Section 4.7(a), whether or not set forth in Section 4.7(a) of the Company Disclosure Schedule, and each Lease and Ground Lease, is referred to herein as a “Material Contract”. Except Material Contracts that have expired or terminated, or will expire or be terminated, on or prior to the Closing, as of the date hereof, all of the Material Contracts are valid and binding on the Company or the Acquired Companies, as the case may be, and, to the Knowledge of the Company, each other party thereto, as applicable, and in full force and effect, except as may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity. As of the date hereof, none of the Company or any Acquired Company has, and to the Knowledge of the Company, none of the other parties thereto have, violated any provision of, or committed or failed to perform any act, and no event or condition exists, which with or without notice, lapse of time or both would constitute a default under the provisions of any Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not result in a Company Material Adverse Effect and, as of the date hereof, none of the Company or any Acquired Company has received written notice of any of the foregoing. The Company has made available to Parent true and complete copies of all applicable Material Contracts as of the date of this Agreement, including amendments and supplements thereto.

Section 4.8 Compliance.

(a) Each of the Company and the Acquired Companies, is in compliance with all Laws applicable to its businesses, except where the failure to comply with such Laws would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. None of the Company and the Acquired Companies has, during the three-year period prior to the date hereof: (a) received any written notice from any Governmental Entity regarding any material violation by any of the Company or the Acquired Companies of any Law; or (b) provided any written notice to any Governmental Entity regarding any material violation by the Company or the Acquired Companies of any Law, except for such notices that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No representation or warranty is made in this Section 4.8 with respect to Tax matters, which shall be addressed exclusively by Section 4.10 (Tax Matters) and Section 4.11 (Employee Benefit Plans), or environmental matters, which shall be addressed exclusively by Section 4.13 (Environmental Matters).

(b) The Company and each Acquired Company (i) presently holds and maintains in full force and effect and (ii) held and maintained in full force and effect at the relevant time in the past, in each case, all Permits required for the conduct of its business as presently conducted or as conducted at such relevant time, as applicable (collectively, the “Company Permits”), except where the failure to so hold has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 4.8(b) of the Company Disclosure Schedule sets forth a true and complete list of all material Company Permits that are currently in effect. The Company and each Acquired Company is and has been in compliance in all material respects with all such Company Permits and has not done or omitted to do, or caused to be done or omitted to be done, any act, the effect of which would operate to invalidate, impair or be a breach of any Company Permits (including any Company Permits of any Governmental Authority), in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No suspension, cancellation, modification, forfeiture, revocation or nonrenewal of any Company Permit is pending or, to the Knowledge of the Company, threatened, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and Acquired Companies will continue to have the use and benefit of all Company Permits following consummation of the Transactions. No Company Permit is held in the name of any employee, officer, director, stockholder, agent or otherwise on behalf of the Company and the Acquired Companies.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company, the Acquired Companies nor, to the Company’s Knowledge, any trustee, director, officer or employee of any of the Company or the Acquired Companies in their capacity as such, has (i) knowingly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government employee or official or any other Person, or (iii) taken any action, directly or indirectly, that would constitute a violation in any material respect by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

Section 4.9 Legal Proceedings; Orders.

(a) As of the date hereof, there is no material Legal Proceeding pending (or, to the Knowledge of the Company, being threatened) against any of the Company or the Acquired Companies.

(b) As of the date hereof, there is no material Order, specific to any of the Company or the Acquired Companies under which any of them is subject to ongoing obligations.

(c) As of the date hereof, to the Knowledge of the Company, there is no pending or threatened investigation by any Governmental Entity with respect to the Company or the Acquired Companies that is expected by the Company to have a Company Material Adverse Effect.

Section 4.10 Tax Matters.

(a) Except as set forth on Section 4.10(a) of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries (i) has timely filed (or had filed on its behalf) all U.S. federal income and state income and all other material Tax Returns required to be filed by it (after giving effect to any filing extension granted by a Governmental Entity), and all such Tax Returns were and are correct and complete in all material respects, and (ii) has paid (or had paid on its behalf) all material Taxes (whether or not shown on any Tax Return) that are required to be paid by it. Except as set forth on Section 4.10 of the Company Disclosure Schedule, no deficiencies for any Taxes have been asserted or assessed in writing against the Company or any of the Company Subsidiaries as of the date of this Agreement, and no requests for waivers of the time to assess any such Taxes are pending.

(b) Except as set forth on Section 4.10(b) of the Company Disclosure Schedule, the Most Recent Balance Sheet contains, an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof through the date of such financial statements in accordance with GAAP, whether or not shown as being due on any Tax Returns.

(c) The Company (i) for all taxable years commencing with January 1, 2014 through December 31, 2021 has been subject to taxation as a real estate investment trust (a “REIT”) within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated since December 31, 2021 to the date hereof, and intends to continue to operate until the Closing, in such a manner as to permit it to continue to qualify as a REIT, determined as if such taxable year of the Company ended on the Closing Date at the Closing (but determined, for the taxable year that includes the Closing Date, without regard to (1) the distribution requirement described in Section 857(a)(1) of the Code with respect to taxable income recognized in the period from January 1 of such taxable year through and including the Closing Date, and (2) any action or inaction taken by the Company or the Company Subsidiaries, Parent or their Affiliates after the Closing), (iii) has not taken or omitted to take any action that could reasonably be expected to result in a successful challenge by the IRS or any other Governmental Entity to its qualification as a REIT and no such challenge is pending or has been threatened in writing and (iv) has not made and will not make (including as a result of the Excluded Asset Transactions) any sales of property not described in Section 857(b)(6)(C) of the Code.

(d) Except as set forth on Section 4.10(d) of the Company Disclosure Schedule, the Company does not directly or indirectly hold any asset the disposition of which would subject it to tax on built-in gain pursuant to IRS Notice 88-19, Section 1.337(d)-7 of the Treasury Regulations, or any other temporary or final regulations issued under Section 337(d) of the Code or any elections made thereunder, nor has it disposed of any such asset during its current taxable year.

(e) The Company and each Company Subsidiary have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471, 3102 and 3402 of the Code or similar provisions under any state and foreign Laws, and including all Taxes required to be withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder or other third party) and have duly and timely withheld and paid to the appropriate Governmental Entity all material amounts required to be so withheld and paid.

(f) There are no audits, investigations by any Governmental Entity or other proceedings pending or threatened with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary; (ii) no deficiency for Taxes of the Company or any of its Subsidiaries has been claimed, proposed or threatened in writing by any Governmental Entity, which deficiency has not yet been settled except for such deficiencies which are being contested in good faith or with respect to which the failure to pay, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; (iii) neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to the assessment of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency for any open Tax year; (iv) neither the Company nor any Company Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return (other than as a result of filing any extension to file a Tax Return made in the ordinary course of business or consistent with past practice); and (v) neither the Company nor any Company Subsidiary has received a written claim by any taxing authority in a jurisdiction where such entity does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

(g) Neither the Company nor any Company Subsidiary has been a “controlled corporation” or a “distributing corporation” (in each case, within the meaning of Section 355(a)(1)(A) of the Code) in any distribution intended to be governed by Section 355 of the Code occurring during the two-year period ending on the date hereof or in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(h) None of the Company or any Company Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(i) Neither the Company nor any Company Subsidiary (i) is or has been a member of an affiliated, combined, consolidated, unitary or similar Tax group (other than such a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Tax Law) or as transferee or successor, by Contract, or otherwise.

(j) Neither the Company nor any Company Subsidiary has (i) entered into any “closing agreement” as described in Section 7121 of the Code or other similar written agreement with a Governmental Authority, or (ii) requested, has received or is subject to any ruling of a Governmental Authority relating to Tax matters.

(k) Each Company Subsidiary has been since the later of its acquisition or formation, and continues to be, treated for U.S. federal income Tax purposes as (i) a partnership (or a disregarded entity), (ii) a qualified REIT subsidiary (as defined in Section 856(i)(2) of the Code), (iii) a taxable REIT subsidiary (within the meaning of Section 856(l) of the Code), or (iv) a REIT.

(l) Neither the Company nor any of the Company Subsidiaries (i) has engaged in any transaction that could reasonably be expected to give rise to “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” in each case as defined in Section 857(b)(7) of the Code or (ii) has incurred any liability for Taxes under (A) Section 857(b), 857(f), 860(c) or 4981 of the Code or Section 337(d) of the Code or the Treasury Regulations thereunder or (B) Section 856(c)(7)(C) of the Code (for asset test violations) or Section 856(g)(5)(C) of the Code (for violations of qualification requirements applicable to REITs) that have not been previously paid. Neither the Company nor any of the Company Subsidiaries has incurred any material liability for any other Taxes other than (A) in the ordinary course of business or consistent with past practice or (B) transfer or similar Taxes arising in connection with acquisitions or dispositions of property. To the knowledge of the Company, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material amount of Tax described in the two previous sentences will be imposed upon the Company or any of its Subsidiaries.

(m) Neither the Company nor any Company Subsidiary is a party to a tax allocation, tax sharing, tax protection, tax indemnification, or any similar agreement or will be bound by, or have any liability under, any such agreement after the Closing Date with respect to periods before or after the Closing Date (other than (i) agreements solely between the Company and/or the Company Subsidiaries and (ii) customary commercial contracts entered into in the ordinary course of business the primary purpose of which is not Taxes).

(n) Neither the Company nor any Company Subsidiary (other than taxable REIT subsidiaries) has or has had any earnings and profits at the close of any taxable year (including the taxable year that includes the Closing Date) that were attributable to such entity or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.

(o) There are no Tax Liens upon any property or assets of the Company or any Company Subsidiary except Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(p) No written power of attorney that has been granted by the Company or any of its Subsidiaries (other than to the Company or any of its Subsidiaries) is currently in force with respect to any matter relating to Taxes.

Notwithstanding the foregoing, none of the representations and warranties in this Section 4.10 shall apply with respect to any taxable period beginning prior to January 1, 2014.

Section 4.11 Employee Benefit Plans.

(a) Section 4.11(a) of the Company Disclosure Schedule sets forth a true and complete list of each Company Benefit Plan, other than any agreement, understanding or arrangement under which a single individual who is not an officer or director of any of the Company or the Acquired Companies is eligible to receive immaterial compensation and/or benefits and that is terminable by any of the Company or the Acquired Companies with no more than three (3) months’ written notice (other than as required by Law) without any severance or separation pay due to such individual.

(b) With respect to each Company Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been made available to Parent: (i) the most recent plan documents (or a description, if such plan is not written) and all amendments thereto and all related trust agreements, insurance policies or documentation pertaining to other funding vehicles and all amendments thereto, (ii) the most recent summary plan description, and all related summaries of material modifications thereto, (iii) the annual report Forms 5500 (including schedules and attachments) and financial statements as filed for the past two (2) years, (iv) the most recent IRS determination or opinion letter issued with respect to each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, (v) non-discrimination testing reports for each applicable Company Benefit Plan for the past two (2) years, and (vi) copies of any filings within the past three years with the Internal Revenue Service or for the records of the Company Benefit Plan under Revenue Procedure 2021-30 or its predecessor revenue procedures (EPCRS Program), and any filings within the past three years with the Department of Labor under its Voluntary Fiduciary Compliance Program (or predecessor program).

(c) None of the Company or the Acquired Companies or any of their ERISA Affiliates has ever maintained, sponsored, contributed to or been required to contribute to or has any Liability under or with respect to any (i) “multiemployer plan” as defined in Section 3(37) of ERISA, (ii) “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) subject to the funding requirements of Section 412 of the Code or Title IV of ERISA, (iii) “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), (iv) “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA) or (v) plan, program, contract, policy, arrangement or agreement that provides for material post-retirement or post-termination health, life insurance or other welfare type benefits except as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code and for which the beneficiary pays the entire cost of coverage. The Company, the Acquired Companies, and their ERISA Affiliates have not incurred and there are no circumstances under which any of them would reasonably be expected to incur any liability under Title IV of ERISA or Section 412 of the Code.

(d) Each Company Benefit Plan that is intended to qualify under Section 401 of the Code is so qualified and has received a current favorable determination or opinion letter from the IRS as to its qualified and, to the Knowledge of the Company, nothing has occurred, whether by action or failure to act, that has adversely affected or would reasonably be expected to adversely affect the qualification of such Company Benefit Plan.

(e) The Company Benefit Plans have been maintained, funded and administered in accordance with their terms and in all material respects with applicable Law. With respect to each Company Benefit Plan, all required payments, premiums, contributions, distributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the Effective Time shall have been made in all material respects and all contributions, assessments, premiums, and other payments for any period ending on or before the Effective Time that are not yet due have been made or properly accrued in all material respects.

(f) There are no pending or, to the Knowledge of the Company, threatened in writing any suits, actions, disputes, claims (other than routine claims for benefits), arbitrations, audits, investigations, administrative or other proceedings relating to any Company Benefit Plan that would reasonably be expected to result in material liability to the Company or the Acquired Companies.

(g) Except as set forth in Section 4.11(g) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement (alone or together with any other event) will not: (i) entitle any person to any benefit under any Company Benefit Plan; (ii) accelerate the time of payment or vesting or increase the amount of any compensation or other benefit due to any person under any Company Benefit Plan; or (iii) result in any payment or series of payments by the Company or any of its subsidiaries to any person of an “excess parachute payment” (as defined in Code Section 280G) or any other payment which is not deductible for federal income tax purposes under the Code.

(h) Each Company Benefit Plan, and any award thereunder, that is or forms part of a nonqualified deferred compensation plan (within the meaning of and subject to Section 409A of the Code) is in documentary compliance with, and has been operated and administered in all material respects in compliance, with Section 409A of the Code. None of the Company or the Acquired Companies has any obligation to provide, and no Company Benefit Plan or other agreement or arrangement provides any individual with the right to, a gross-up, indemnification, reimbursement or other payment for any excise or additional Taxes incurred pursuant to Sections 409A or 4999 of the Code.

Section 4.12 Labor Matters.

(a) As of the date of this Agreement and during the past three (3) years, the Company and the Acquired Companies are and have been in compliance with all applicable Laws, Orders, Contracts, plans, and programs governing labor or employment, including all such Laws, Orders, Contracts, plans, and programs relating to discrimination or harassment in employment; terms and conditions of employment; termination of employment; wages; overtime classification; meal and rest breaks; employee leave requirements; child labor; occupational safety and health; plant closings; employee whistle-blowing; immigration and employment eligibility verification; employee privacy; defamation; background checks and other consumer reports regarding employees and applicants; employment practices; negligent hiring or retention; affirmative action and other employment-related obligations on federal contractors and subcontractors; classification of employees, consultants and independent contractors; labor relations; collective bargaining; unemployment insurance; the collection and payment of withholding and/or social security taxes and any similar tax; employee benefits; and workers’ compensation (collectively, “Employment Matters”), except where the failure to so comply would not have a Company Material Adverse Effect.

(b) Neither the Company nor any of the Acquired Companies is a party to, or bound by, any labor agreement, collective bargaining agreement, work rules or practices, or any other labor-related agreement or arrangement with any labor union, trade union, works council, or labor organization. No employees of the Company or any of the Acquired Companies is currently represented by a labor union, trade union, works council, or labor organization. No labor union, trade union, works council, labor organization or group of employees of the Company or any of the Acquired Companies has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There is not, to the Knowledge of the Company, any union organizing activity with respect to any employees of the Company or the Acquired Companies. No strike, slowdown, picketing, work stoppage or other material labor dispute by the employees of the Company or the Acquired Companies is or has been pending during the past three (3) years, or, to the Knowledge of the Company, threatened in writing.

(c) There are no, and in the past three (3) years there have been no, pending, or to the Knowledge of the Company, threatened Legal Proceedings or arbitrations against or concerning the Company or any of the Acquired Companies relating to any Employment Matters.

(d) To the Knowledge of the Company, (i) no employee or independent contractor of the Company or any of the Acquired Companies is in violation, in any material respect, of any material term of any employment contract, consulting contract, non-disclosure agreement, common law non-disclosure obligation, non-competition agreement, non-solicitation agreement, proprietary information agreement or any other agreement relating to confidential or proprietary information, intellectual property, competition, or related matters; and (ii) the continued employment by the Company and the Acquired Companies of their respective employees, and the performance of the contracts with the Company and the Acquired Companies by their respective independent contractors, will not result in any such violation. Neither the Company nor any of the Acquired Companies has received any notice alleging that any such violation has occurred within the past three (3) years.

(e) Within the past three (3) years, none of the Company or the Acquired Companies has effectuated (i) a “plant closing” (as defined in the WARN Acts) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of the Acquired Companies; or (ii) a “mass layoff” (as defined in the WARN Acts) affecting any site of employment or facility of the Company or any of the Acquired Companies. Except as set forth on Section 4.12(e) of the Company Disclosure Schedule, no employee of any of the Company or any of the Acquired Companies has suffered an “employment loss” (as defined in the WARN Acts) within the preceding ninety (90) days.

(f) The Company and the Acquired Companies are not a party to any contract or subcontract with the United States government or any department or agency thereof that, individually or in the aggregate, trigger any obligations under Executive Order 11246, Section 503 of the Rehabilitation Act of 1973, or the Vietnam Era Veterans’ Readjustment Assistance Act, and, to the Knowledge of the Company, no customers are using the products or services of the Company and the Acquired Companies to perform services or provide goods for the United States government or any department or agency thereof, or have included any reference to federal contracting, subcontracting or supplying, or otherwise referenced Executive Order 11246, Section 503 of the Rehabilitation Act of 1973, or the Vietnam Era Veterans’ Readjustment Assistance Act, in any Contract with the Company and the Acquired Companies.

(g) In the last three (3) years, (i) to the Company’s Knowledge, no allegations of sexual harassment, sexual assault, sexual misconduct, gender discrimination or similar behavior (a “Sexual Misconduct Allegation”) have been made against any employee or independent contractor of the Company or any of the Acquired Companies, and (ii) neither the Company nor any of the Acquired Companies has entered into any settlement agreement, tolling agreement, non-disparagement agreement, confidentiality agreement or non-disclosure agreement, or any contract or provision similar to any of the foregoing, relating directly or indirectly to any Sexual Misconduct Allegation.

Section 4.13 Environmental Matters. Except for such matters that individually or in the aggregate would not have a Company Material Adverse Effect: (i) each of the Company and the Acquired Companies is, and for the past five (5) years has been in compliance with all applicable Environmental Laws and possesses and is in compliance with all required Environmental Permits, (ii) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened against the Company or the Acquired Companies, (iii) none of the Company or the Acquired Companies has received any written claim or written notice of violation from any Governmental Entity alleging that the Company or such Acquired Company is in violation of, or liable under, any Environmental Law, and to the Knowledge of the Company, no such claim or notice has been threatened, (iv) to the Knowledge of the Company, (A) none of the Company, the Acquired Companies, or any corporate or legal predecessor has released any Hazardous Materials at any location currently or formerly owned, leased or operated by the Company, any Acquired Company, or any corporate or legal predecessor or to which the Company, any Acquired Company, or any corporate or legal predecessor has disposed of (or arranged for the disposal of) any Hazardous Materials, (B) none of the Company, Acquired Companies, or corporate or legal predecessors have treated, stored, disposed of, arranged for or permitted the disposal of, transported, or handled any Hazardous Materials, and (C) there has been no release of any Hazardous Materials at any Company Property, in the case of each of (A), (B) and (C), in an amount or manner that would reasonably be expected to result in an Environmental Claim against or Liability of any of the Company or the Acquired Companies, (v) neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will require any notice to or consent of any Governmental Entity pursuant to any applicable Environmental Law or Environmental Permit, and (vi) none of the Company or Acquired Companies have entered into any agreement that requires it to indemnify any other person with respect to Liabilities arising out of Environmental Laws. All Environmental Permits, environmental reports, assessments and audits in the possession of the Company and the Acquired Companies, in each case containing information that would reasonably be expected to be material to the Company and the Acquired Companies, taken as a whole, have been made available to Parent. This Section 4.13 contains the sole and exclusive representations and warranties of the Company with respect to environmental matters, Environmental Laws or Hazardous Materials.

Section 4.14 Insurance. Section 4.14(i) of the Company Disclosure Schedule sets forth a true and complete list of the material insurance policies held by, or for the benefit of the Company and the Acquired Companies as of the date hereof (“Company Insurance Policies”), including the insurer under such policies and the type of and amount of coverage thereunder. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (a) the Company and the Acquired Companies own or hold the Company Insurance Policies, or are self-insured, in amounts providing reasonably adequate coverage against all risks customarily insured against by companies in similar lines of business as the Company, (b) all Company Insurance Policies are in full force and effect as of the date hereof in accordance with their respective terms and such Company Insurance Policies (or extension, renewal, replacement thereof with comparable policies) shall be in full force and effect without interruption until the Closing Date, (c) all premiums due and payable thereon have been paid in full, (d) no written notice of cancelation, termination, dispute or denial of coverage or modification has been received other than in connection with ordinary renewals, (e) there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder, and (f) there are no pending claims under which an insurer has made any reservation of rights or rejected to cover all or any portion of such claim. Section 4.14(ii) of the Company Disclosure Schedule sets forth a list of all claims made under any insurance policy held by the Company or any Acquired Company since January 1, 2019. As of the date hereof, there is no pending material claim by the Company or any Acquired Company against any insurance carrier under any insurance policy held by the Company or any Acquired Company.

Section 4.15 Authority; Binding Nature of Agreement.

(a) The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to the adoption of this Agreement by the holders of at least a two-thirds majority in combined voting power of the outstanding shares of Company Common Stock (the “Company Stockholder Approval”), to consummate the Transactions. The Company Board has duly adopted resolutions (a) approving and declaring advisable this Agreement and the Transactions, including the Company Merger, (b) approving the execution, delivery and performance of this Agreement and, subject to obtaining the Company Stockholder Approval, the consummation by the Company of the Transactions, including the Company Merger, (c) directed that, subject to the terms and conditions of this Agreement, the Company Merger be submitted to the stockholders of the Company for their approval and (d) resolved to, subject to the terms and conditions of this Agreement, recommend the approval of the Company Merger by the stockholders of the Company (the “Board Recommendation”), which resolutions, except as permitted under Section 6.2, have not been subsequently rescinded, withdrawn or modified in a manner adverse to Parent. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Company Merger have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery or performance by the Company of this Agreement other than, with respect to consummation of the Company Merger, obtaining the Company Stockholder Approval. This Agreement has been duly executed and delivered on behalf of the Company and, assuming the due authorization, execution and delivery of this Agreement on behalf of the Parent Parties, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b) The Operating Partnership has all necessary limited partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions, including the

Partnership Merger. The execution, delivery and performance by the Operating Partnership of this Agreement, and the consummation by it of the Transactions, including the Partnership Merger, have been duly and validly authorized by the Company in its capacity as the sole general partner of the Operating Partnership and no other limited partnership action on the part of the Operating Partnership, pursuant to the DRULPA or otherwise, is necessary to authorize the execution and delivery by the Operating Partnership of this Agreement, and the consummation by it of the Partnership Merger and other Transactions. This Agreement has been duly executed and delivered by the Operating Partnership and, and, assuming the due authorization, execution and delivery of this Agreement on behalf of the Parent Parties, constitutes the valid and binding obligation of the Operating Partnership, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 4.16 Takeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 5.5, no “business combination”, “control share acquisition”, “fair price”, “moratorium” or other anti-takeover Laws (“Takeover Statutes”) apply or will apply to this Agreement, the Mergers or other Transactions contemplated by this Agreement.

Section 4.17 Non-Contravention; Consents. Except for violations and defaults that would not have a Company Material Adverse Effect, the execution and delivery of this Agreement by the Company and the Operating Partnership, the consummation by the Company of the Company Merger and the Operating Partnership of the Partnership Merger will not: (a) cause a violation of any of the provisions of the Organizational Documents of the Company or any Acquired Company or of any of the provisions in any Ground Lease; (b) cause a violation by the Company or Operating Partnership of any Law applicable to the business of the Company or any Acquired Company; or (c) cause a default on the part of the Company or any Acquired Company under any Material Contract. Except as may be required by the Exchange Act, the MGCL, the DRUPLA or the listing requirements of the NYSE, none of the Company or the Acquired Companies is required to make any filing with or to obtain any consent from any Person at or prior to the Effective Time in connection with the execution and delivery of this Agreement by the Company Parties or the consummation by the Company Parties of the Mergers, except where the failure to make any such filing or obtain any such consent would not have a Company Material Adverse Effect.

Section 4.18 Opinion of Financial Advisor. The Company Board has received the opinion of Jones Lang LaSalle Securities, LLC, dated as of March 2, 2022, to the effect that (among other things, and subject to various qualifications, limitations and assumptions set forth in such opinion) the Merger Consideration was fair, from a financial point of view, to the holders of Company Common Stock, other than Parent and any Subsidiary of Parent. The Company has provided to Parent, solely for informational purposes, a true and correct copy of such opinion.

Section 4.19 Brokers. Except for BofA Securities, Inc. and Jones Lang Lasalle Americas, Inc. and Jones Lang LaSalle Securities, LLC, the fees and expenses of which will be paid by the Company, no broker, finder or investment banker is entitled to any brokerage, finder’s or other similar fee or commission in connection with the Mergers based upon arrangements made by or on behalf of the Company or Operating Partnership.

Section 4.20 Intellectual Property. Set forth in Section 4.20(i) of the Company Disclosure Schedule is a complete and accurate list, as of the date of this Agreement, of all Company Intellectual Property, including for each item of Registered Company Intellectual Property the registration or application number, registration or application date and the applicable filing jurisdiction (or in the case of an internet domain name, the applicable domain name registrar).

Except as set forth in Section 4.20(ii) of the Company Disclosure Schedule and as would not have a Company Material Adverse Effect:

(a) the Company or an Acquired Company exclusively owns and/or controls the Registered Company Intellectual Property and the Unregistered Company Intellectual Property, free and clear of all Encumbrances (other than Permitted Encumbrances) and all such Company Intellectual Property is subsisting, valid and enforceable and not the subject of any pending or, to the Knowledge of Company, threatened Legal Proceeding and the Company or an Acquired Company possess all right, title and interest in and to, or has the right pursuant to a valid and enforceable license, to use Company Intellectual Property for the operation of its businesses as presently conducted and as proposed to be conducted;

(b) all Registered Company Intellectual Property assets have been duly maintained (including the payment of maintenance fees) and are not expired, cancelled or abandoned and, to the Knowledge of the Company, are valid and enforceable, except for issuances, registrations or applications that the Company or applicable Company Subsidiary has permitted to expire or has cancelled or abandoned in its reasonable business judgment and as are specifically set forth in Section 4.20(b) of the Company Disclosure Schedule;

(c) there are no pending or, to the Knowledge of the Company, threatened claims against the Company or a Company Subsidiary alleging that the operation of the business of the Company or the applicable Company Subsidiary as currently conducted or as proposed to be conducted infringes the rights of any Person in or to any Intellectual Property or that any of the Company Intellectual Property is invalid or unenforceable;

(d) to the Knowledge of the Company, the operation of the business of the Company and the Company Subsidiaries as currently conducted and as proposed to be conducted does not infringe the rights of any Person in or to any Intellectual Property and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company Intellectual Property or impair the right of Parent to make, use, sell, license or dispose of or to bring any Legal Proceeding for the infringement of, any Company Intellectual Property;

(e) to the Knowledge of the Company, there is no infringement by any Person of any of the Company Intellectual Property;

(f) the Company and each Company Subsidiary has taken commercially reasonable measures to protect the confidentiality of all Trade Secrets included in the Company Intellectual Property and, to the Knowledge of the Company, such Trade Secrets have not been used, disclosed to or discovered by any Person except for disclosures to employees or consultants bound by written, valid and appropriate confidentiality obligations or non-disclosure agreements which, to the Knowledge of the Company, have not been breached;

(g) the Company and/or the Acquired Companies have obtained from all parties (including current or former employees, officers, directors, consultants and contractors) who have created or developed any portion of, or otherwise who would have any rights in or to, any Company Intellectual Property (including Company Software (defined below)) written and valid assignments in favor of the Company or such Acquired Company of all such Intellectual Property (including, but not limited to, Software) comprising Company Intellectual Property;

(h) the IT Assets (a) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company and each Subsidiary in connection with its business, (b) have not materially malfunctioned, failed or been in a continued state of substandard performance within the past five (5) years, (c) are free from material privacy, security or other technological vulnerabilities, from material bugs and from other material defects, and (d) do not contain any Malicious Code. The Company and each Acquired Company has implemented and maintains in compliance with applicable Privacy Laws written policies concerning information security and privacy, including a publicly available privacy policy and a comprehensive written information security and privacy program (collectively, the “Privacy and Security Policies”). As part of the Privacy and Security Policies, the Company and each of the

Acquired Companies (x) have implemented and maintain in compliance with applicable Privacy Laws reasonable security and privacy policies, procedures and practices, appropriate to the nature of the information (including but not limited to implementing and monitoring compliance with adequate measures with respect to organizational, administrative, technical and physical security, as well as compliance with applicable Privacy Laws), designed to protect PII, Trade Secrets, and other confidential data or materials against loss, misuse, unauthorized or unlawful Processing, or unauthorized access, and against acts or omissions that compromise the security or confidentiality of such data or the IT Assets (each, a “Security Breach”), and (y) have implemented and maintain in compliance with applicable Privacy Laws appropriate incident response policies, procedures and practices designed to protect against, monitor for, detect and respond to Security Breaches. As of the date of this Agreement, neither the Company nor any Company Subsidiary (nor any Third Party contractor working on behalf of the Company or any Company Subsidiary) has experienced any Security Breach that has resulted or could reasonably be expected to result in material liability to the Company or the Acquired Companies or the unauthorized disclosure, access or Processing of any Trade Secrets or other sensitive or confidential data or materials of the Company, the Company Subsidiaries or any of their respective employees or customers (including any PII). Each of the Company and the Acquired Companies has implemented and maintain in compliance with applicable Privacy Laws commercially reasonable backup, business continuity, and disaster recovery technologies, policies and processes. Each of the Company and the Acquired Companies has timely and reasonably remediated and addressed in compliance with applicable Privacy Laws any and all findings relating to the implementation of administrative, physical, and technical safeguards from any security or privacy audit, review, or risk assessment;

(i) the Company and each of the Acquired Companies (a) are, and at all times have been, in compliance with applicable Privacy Laws in all material respects, (b) have complied with all Contracts and fiduciary obligations or requirements relating to the Privacy Laws and/or otherwise concerning the Processing or security of PII, Trade Secrets or other sensitive or confidential information in all material respects, and (c) are, and at all times have been, in compliance with all Privacy and Security Policies. As of the date of this Agreement, the Company and the Company Subsidiaries have not received any written notice of any Legal Proceedings alleging violations of Privacy Laws by the Company or any Company Subsidiary, or with respect to PII Processed by, or under the control of, the Company or any Company Subsidiary. To the Knowledge of the Company, there are no facts or circumstances that could form the basis for any such Legal Proceedings, and, as of the date of this Agreement, neither the Company, the Company Subsidiaries nor, to the Knowledge of the Company or the Company Subsidiaries, their respective customers have received any written complaints or claims from any Person with respect to the Processing of PII by the Company and any of the Company Subsidiaries;

(j) Section 4.20(j) of the Company Disclosure Schedule contains a complete and correct list of all (a) Software owned by the Company or any Acquired Company (“Company Software”) and (b) Software licensed to the Company or any Acquired Company, in each case, which is material to the conduct of the Company’s or any Acquired Company’s business and excluding licenses granted to the Company of any of the Acquired Companies for generally commercially available, non-customized Software entered into in the ordinary course of business. The Company or an Acquired Company owns the entire right, title and interest in the Company Software listed in Section 4.20(l) of the Company Disclosure Schedule, free and clear of Encumbrances (except for Permitted Encumbrances);

(k) no Company Software contains, incorporates, embeds, links with or to, or directly or indirectly calls from, any Open Source Software and accordingly no Company Software is subject to any obligation or condition under any license that is or was identified as an open source license by the Open Source Initiative (www.opensource.org/) that (a) imposes a requirement or condition that the licensee or any Third Party grant a license under its patent rights, (b) would require that any Company Software: (1) be disclosed or distributed in source code form; (2) be licensed for the purpose of making modifications or derivative works; or (3) be redistributable at no charge, or (c) would impose a limitation, restriction or condition on the use, distribution or control of all or any portion of the Company Software; and

(l) no source code for any Company Software has been delivered, licensed, made available to, or otherwise accessed by, any escrow agent or other Third Party who was not, as of such time (a) an employee or contractor of the Company or an Acquired Company, and (b) subject to a confidentiality agreement with or similar confidentiality obligation to, the Company or an Acquired Company. None of the Company nor any of the Company Subsidiaries has any duty or obligation (whether present, contingent, or otherwise) to deliver, license, or make available the source code for any Company Software to any escrow agent or other Third Party. No event has occurred, and no circumstance or condition exists, that will, or would reasonably be expected to, result in an obligation of any of the Company or Company Subsidiaries to deliver, license, or disclose the source code for any Company Software to any Third Party.

Section 4.21 COVID-19. For the avoidance of doubt, Parent acknowledges and agrees that (a) due to the global pandemic caused by COVID-19, one or more of the Company Properties were closed or limited, in whole or in part, for extended periods of time during 2020 and 2021, and (b) the closures referred to in clause (a) will not in and of themselves be deemed to constitute a breach or inaccuracy of any representation, warranty or covenant hereunder. The Company make no representations or warranties of any kind hereunder with respect to the effects on the Company Properties or any part thereof to the extent arising out of such closures or the ongoing effects, events, occurrences, facts, conditions or changes arising out of any action or inaction taken by the Company or any of its Subsidiaries, whether before, on or after the date of this Agreement, which is or was at such time (i) the Company’s or such Subsidiary’s business judgment, within commercially reasonable standards for participants operating in the shopping center industry, (ii) required by Law or judicial action, or (iii) recommended or required by any federal Authority or any Authority in the State or locality in which a Company Property is located, in each case (i)-(iii) to respond to COVID-19 or the direct or indirect effects thereof.

Section 4.22 Excluded Asset Transactions.

(a) None of the Excluded Asset Companies owns or has any rights to any of the assets or properties used in the business conducted by the Company or the Acquired Companies other than the Excluded Assets. Except as set forth in Section 4.22 of the Company Disclosure Schedule, none of the Excluded Asset Companies has any Liabilities with respect to the Company Properties or under any Contract, understanding or arrangement. Except as set forth in Section 4.22 of the Company Disclosure Schedule, neither the Company nor any Acquired Company has any Liabilities with respect to the Excluded Assets or under any contract or arrangement of any Excluded Asset Company.

(b) Except as set forth in Section 4.22 of the Company Disclosure Schedule, as of the date hereof and upon the consummation of the Excluded Asset Transactions, each Excluded Asset Company (i) is and will be Solvent, (ii) has and will have sufficient capital for carrying on its business and (iii) is and will be able to pay its debts as they mature. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (A) the present fair market value (or present fair saleable value) of the assets of each Excluded Asset Company is not less than the total amount required to pay the Liabilities of such Excluded Asset Company on its total existing Liabilities (including contingent Liabilities) as they become absolute and matured; (B) each Excluded Asset Company is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (C) no Excluded Asset Company is incurring Liabilities beyond its ability to pay as such Liabilities mature; (D) no Excluded Asset Company is engaged in any business or transaction, or proposes to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which any Excluded Asset Company is engaged; and (E) no Excluded Asset Company is otherwise insolvent under the standards set forth in applicable Laws.

(c) The Company has provided Parent with true and complete copies of the Excluded Asset Purchase Agreements in effect as of the date hereof and all schedules, annexes, exhibits and amendments thereto. As of the date hereof, no term of any such Excluded Asset Purchase Agreement has been amended, modified or waived in a manner adverse to the rights and obligations of the Surviving Company or the Acquired Companies in any material respect, without the prior written consent of Parent.

(d) Each of the Excluded Asset Sellers had (or will have) as of the date of the Excluded Asset Purchase Agreements and continues (or will continue) to have the requisite organizational power and authority to execute and deliver the Excluded Asset Purchase Agreements, and has the requisite organizational power and authority to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Excluded Asset Purchase Agreements by each of the Excluded Asset Sellers, and the consummation by each of the Excluded Asset Sellers of the transactions contemplated thereby, have been duly and validly authorized by all necessary organizational action, and no other organizational proceedings on the part of each of the Excluded Asset Sellers is necessary to authorize the Excluded Asset Purchase Agreements or the consummation of the transactions contemplated thereby. Each of the Excluded Asset Purchase Agreements in effect as of the date hereof has been duly executed and delivered by each of the relevant Excluded Asset Sellers and, assuming such Excluded Asset Purchase Agreements were duly authorized, executed and delivered by the other parties thereto, constitutes a legally valid and binding obligation of each of the Excluded Asset Sellers, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(e) The execution and delivery of the Excluded Asset Purchase Agreements by any of the Excluded Asset Sellers does not, and the performance of the Excluded Asset Purchase Agreements and the consummation of the transactions contemplated thereby by any of the Excluded Asset Sellers will not, (i) conflict with or violate any provision of the Company’s Organizational Documents or any equivalent organizational documents of any Company Subsidiary, (ii) conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, or result in the triggering of any payments pursuant to, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other legally binding obligation to which the Company or any Company Subsidiary is a party, except as to clauses (ii) and (iii), respectively, for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

Parent, Merger Sub and OP Merger Sub hereby jointly and severally represent and warrant to the Company that:

Section 5.1 Corporate Organization and Good Standing. Each Parent Party is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of the jurisdiction of their formation, has full corporate or limited liability company power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and is duly qualified or licensed to do business as a foreign corporation or company and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except in each case as would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.2 Legal Proceedings; Orders.

(a) There is no Legal Proceeding pending (or, to the knowledge of Parent, being overtly threatened) against a Parent Party that would adversely affect any Parent Party’s ability to perform any of its obligations under, or consummate any of the Transactions.

(b) There is no court Order or judgment to which any Parent Party is subject that would adversely affect any Parent Party’s ability to perform any of its obligations under, or consummate any of the Transactions contemplated by this Agreement.

(c) No investigation by any Governmental Entity with respect to any Parent Party’s or any other Affiliate of Parent is pending or, to the knowledge of Parent, is being overtly threatened, other than any investigation that would not materially and adversely affect any Parent Party’s ability to consummate any of the Transactions.

Section 5.3 Authority; Binding Nature of Agreement.

(a) Each of Parent, Merger Sub and OP Merger Sub has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Mergers and the other Transactions. The execution and delivery of this Agreement by each of Parent, Merger Sub and OP Merger Sub and the consummation by each of Parent, Merger Sub and OP Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate, limited liability company and limited partnership action, and no other corporate, limited liability company or limited partnership proceedings on the part of Parent, Merger Sub and OP Merger Sub, as applicable, are necessary to authorize this Agreement or the Mergers or to consummate the Transactions, subject, with respect to the Mergers, to the filing of the Company Articles of Merger with the SDAT and the Partnership Certificate of Merger with the DSOS. The board of directors of Merger Sub has (i) determined that the Transactions are fair to, and in the best interests of, Merger Sub and its stockholder, (ii) declared that this Agreement is advisable, and (iii) authorized and approved the execution, delivery and performance of this Agreement by Merger Sub.

(b) This Agreement has been duly executed and delivered on behalf of each Parent Party and, assuming the due authorization, execution and delivery of this Agreement on behalf of the Company and Operating Partnership, constitutes the valid and binding obligation of each such Parent Party, enforceable against such Parent Party in accordance with its terms, subject to (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 5.4 Non-Contravention; Consents. Except for violations and defaults that would not adversely affect any Parent Party’s ability to perform any of its obligations under, or consummate any of the Transactions, the execution and delivery of this Agreement by each Parent Party, and the consummation of the Transactions contemplated by this Agreement, will not: (i) cause a violation of any of the provisions of the Organizational Documents of any Parent Party; (ii) cause a violation by a Parent Party of any Law applicable to it; or (iii) cause a default on the part of any Parent Party under any Material Contract to which it is a party. Except as may be required by the Exchange Act or the MGCL and the CLLCA, no Parent Party, nor any of Parent’s other Affiliates, is required to make any filing with or to obtain any consent from any Person at or prior to the Effective Time in connection with the execution and delivery of this Agreement by the Parent Parties or the consummation by the Parent Parties of any of the Transactions contemplated by this Agreement, except where the failure to make any such filing or obtain any such consent would not adversely affect any Parent Party’s ability to perform any of its obligations under, or consummate any of the Transactions contemplated by, this Agreement. No vote of Parent’s equityholders is necessary to adopt this Agreement or to approve any of the Transactions. Parent, as the sole stockholder of Merger Sub, and Merger Sub, as the sole member of OP Merger Sub, have approved this Agreement and the Transactions by written consent simultaneously with the execution and delivery of this Agreement.

Section 5.5 Not an Interested Stockholder. None of Parent nor Parent’s Affiliates, within the past five years, has been, an “interested stockholder” or an affiliate of an “interested stockholder” of the Company (as such term is defined in the MGCL). No “business combination”, “control share acquisition”, “fair price”, “moratorium” or other anti-takeover Laws apply or will apply to any Parent Party as a result of this Agreement, the Mergers or other Transactions contemplated by this Agreement.

Section 5.6 Available Funds.

(a) Parent is a party to and has accepted a fully executed commitment letter dated March 2, 2022 (as amended, modified, supplemented, replaced or extended from time to time after the date hereof in compliance with Section 6.12, together with all exhibits and schedules thereto, the “Commitment Letter”), pursuant to which the Financing Entities named therein have agreed, subject to the terms and conditions thereof, to provide debt financing in the amounts set forth therein. The debt financing committed to be funded on the Closing Date pursuant to the Commitment Letter is collectively referred to in this Agreement as the “Financing.” Parent has delivered to the Company a true, complete and correct copy of the fully executed Commitment Letter.

(b) Except as expressly set forth in the Commitment Letter, there are no conditions precedent to the obligations of the Financing Entities to provide the Financing or any contingencies that could permit the Financing Entities to reduce the total amount of the Financing, including any condition or other contingency relating to the amount of availability of the Financing pursuant to any “flex” provision. Assuming satisfaction or waiver (to the extent permitted by applicable Law) of the conditions in Section 7.1 and Section 7.2, as of the date hereof, Parent does not have any reason to believe that it will be unable to satisfy on a timely basis all material terms and conditions to be satisfied by it in the Commitment Letter on or prior to the Closing Date or that the Financing will not be available to Parent on the Closing Date, nor does Parent have knowledge that any of the Financing Entities will not perform its obligations thereunder. There are no side letters, understandings or other agreements, contracts or arrangements of any kind relating to the Commitment Letter that could affect the availability, conditionality, enforceability, termination or amount of the Financing.

(c) The Financing, when funded in accordance with the Commitment Letter and giving effect to any “flex” provision in or related to the Commitment Letter (including with respect to fees and original issue discount), shall provide Parent with cash proceeds on the Closing Date sufficient for the satisfaction of all of the respective Parent Parties’ payment obligations required to be paid on the Closing Date under this Agreement and under the Commitment Letter, including the payment of the Merger Consideration and any fees and expenses of or payable on the Closing Date by a Parent Party pursuant to the terms of this Agreement and the Commitment Letter and to prepay, repay, refinance or satisfy and discharge all outstanding indebtedness of the Company and the Company Subsidiaries (if any) that is required pursuant to its terms to be prepaid, repaid, refinanced or satisfied and discharged at the Closing (such amounts, collectively, the “Merger Amounts”).

(d) The Commitment Letter constitutes a legal, valid, binding and enforceable obligation of Parent and, to the knowledge of Parent, the other party thereto and is in full force and effect, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar applicable Laws affecting creditors’ rights generally and by general principles of equity. To the knowledge of Parent, as of the date hereof, no event has occurred which, with or without notice, lapse of time, or both, constitutes, or could reasonably be expected to constitute, a default, breach or a failure to satisfy a condition precedent on the part of Parent under the terms and conditions of the Commitment Letter. Parent or an Affiliate thereof on its behalf has paid in full any and all commitment fees and other fees required to be paid on or before the date of this Agreement pursuant to the terms of the Commitment Letter, and will pay in full any such amounts due after the date of this Agreement and through and including the Closing Date as and when due. The Commitment Letter has not been materially modified, amended or altered as of the date hereof; the Commitment Letter will not be amended, modified or altered at any time through the Closing, except as permitted by Section 6.12 (with any such amendment, modification or alteration promptly notified in writing to the Company to the extent required by Section 6.12); and, as of the date hereof, to the knowledge of Parent, the commitment under the Commitment Letter has not been terminated, reduced, withdrawn or rescinded in any respect, and no termination, reduction, withdrawal or rescission thereof is contemplated.

(e) The obligations of the Parent Parties under this Agreement are not subject to any conditions regarding the Parent Parties’, their respective Affiliates’ or any other Person’s (including, for the avoidance of doubt, the Company’s or any Subsidiary of the Company’s) ability to obtain the Financing.

Section 5.7 Solvency. Assuming (a) satisfaction of the conditions to Parent’s obligation to consummate the Merger, and after giving effect to the Transactions, including the Financing and the payment of the Merger Consideration, (b) any repayment or refinancing of debt contemplated in this Agreement or the Commitment Letters, (c) the accuracy of the representations and warranties of the Company set forth in Article 4 hereof, (d) payment of all amounts required to be paid on the Closing Date in connection with the consummation of the Transactions, and (e) payment of all related fees and expenses, each of Parent, the Surviving Company and the Surviving Partnership will be Solvent as of the Effective Time and immediately after the consummation of the Transactions contemplated by this Agreement. For purposes of this paragraph, the term “Solvent” when used with respect to any Person, means that, as of any date of determination (x) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the value of all “Liabilities of such Person, including contingent and other Liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable Liabilities of such Person on its existing debts (including contingent and other Liabilities) as such debts become absolute and mature, (y) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (z) such Person will be able to pay its Liabilities, including contingent and other Liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its Liabilities, including contingent and other Liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

Section 5.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the Mergers or the other Transactions based upon arrangements made by or on behalf of any Parent Party or any of their respective directors, officers or employees, for which the Company or Operating Partnership may become liable.

Section 5.9 Merger Sub and OP Merger Sub. Each of Merger Sub and OP Merger Sub was formed solely for the purpose of engaging in the Transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations and has not incurred any Liabilities other than in connection with such Transactions. As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which shares are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent. As of the date hereof, all of the membership interests of OP Merger Sub are validly issued and outstanding. All of the issued and outstanding membership interests of OP Merger Sub are, and at the Effective Time will be, owned by merger Sub.

Section 5.10 Absence of Certain Agreements. As of the date hereof, no Parent Party nor any of their respective Affiliates has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written), (i) pursuant to which any stockholder of the Company or holder of OP Units would be entitled to receive, in respect of any share of Company Common Stock or OP Unit, consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company has agreed to vote to adopt this Agreement or has agreed to vote against any Superior Proposal or (ii) pursuant to which any stockholder of the Company or any of its Subsidiaries has agreed to make an investment in, or contribution to, Parent, Merger Sub or OP Merger Sub in connection with the Transactions, in each case that would not terminate and be void concurrently with any termination of this Agreement. As of the date hereof, there are no agreements, arrangements or understandings (in each case, whether oral or written) between any Parent Party or any of their respective Affiliates, on the one hand, and any member of the Company’s management or directors, on the other hand, that relate in any way to, or are in connection with, the Transactions.

Section 5.11 No Knowledge of Misrepresentations or Omissions. No Parent Party has any knowledge that any of the representations and warranties of the Company set forth in this Agreement is not true and correct in all material respects. No Parent Party has any knowledge of any material errors in, or material omissions from, the Company Disclosure Schedule.

Section 5.12 No Other Company Representations or Warranties. The Parent Parties agree and acknowledge that, except for the representations and warranties made by the Company in Article 4, neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Company and its Subsidiaries, notwithstanding the delivery or disclosure to the Parent Parties or any of their respective Representatives of any documentation, forecasts or other information (in any form or through any medium) with respect to any one or more of the foregoing, and each Parent Party acknowledges the foregoing. Without limiting the generality of the foregoing, except for the representations and warranties made by the Company in Article 4 neither the Company nor any other Person makes or has made any express or implied representation or warranty to the Parent Parties or any of their respective Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or (b) any oral, written, video, electronic or other information presented to the Parent Parties or any of their respective Representatives in the course of their due diligence investigation of the Company, the Operating Partnership, the negotiation of this Agreement or the course of the Transactions.

Section 5.13 Information in Proxy Statement. None of the information supplied or to be supplied by or on behalf of any Parent Party in writing for inclusion or incorporation by reference in the Proxy Statement (including any amendments or supplements thereto) will, at the time the Proxy Statement (or any amendment or supplement thereto) is first sent or given to the stockholders of the Company or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no Parent Party makes any representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company or any Affiliates thereof for inclusion or incorporation by reference in the Proxy Statement.

ARTICLE 6

COVENANTS

Section 6.1 Interim Operations of the Company. The Company agrees that, during the period from the date hereof through the earlier of the Effective Time or the date of termination of this Agreement, to use commercially reasonable efforts to conduct the operations of the Acquired Companies in the ordinary course of business consistent with past practice in all material respects and to use its best efforts to maintain its status as a REIT for U.S. federal income tax purposes. Without limiting the foregoing, except (i) as set forth in Section 6.1 of the Company Disclosure Schedule, (ii) as contemplated or permitted by this Agreement, (iii) as may be necessary or appropriate to carry out the Transactions, (iv) as may be required to facilitate compliance with any Law or Contract, or (v) as required by the rules or regulations of NYSE, the Company shall not, nor shall it permit any of its Subsidiaries to, do or offer or become bound to do, any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):

(a) amend the Company Articles of Amendment and Restatement, the Company Bylaws or other comparable charter or Organizational Documents of the Acquired Companies (whether by merger, consolidation or otherwise);

(b) (i) split, combine or reclassify any capital stock of the Company or any Acquired Company (other than such split, combination or reclassification that would not reasonably have an adverse effect on Parent, the Surviving Company or any Acquired Company), (ii) except as otherwise provided in this Section 6.1, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of any Acquired Company, or (iii) purchase, redeem or otherwise acquire any Company securities, except for acquisitions of shares of Company Common Stock by the Company in satisfaction by holders of Company Compensatory Awards of the applicable exercise price and/or withholding taxes;

(c) (i) issue, deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), sell, grant, pledge, transfer, subject to any lien or dispose of any Company securities or Operating Partnership securities or any other securities convertible into or exchangeable for Company securities or Operating Partnership securities, other than (v) the issuance of shares of Company Common Stock in exchange for OP Units pursuant to the terms of the Operating Partnership’s limited partnership agreement, (w) the issuance of shares of Company Common Stock upon the settlement of Company Performance RSU Awards that are outstanding on the date hereof, in accordance with the terms of any such awards as in effect on the date hereof, (x) grants or awards of Company securities made in the ordinary course of business, (y) grants or awards of Company securities to new hires made in the ordinary course of business, or (z) grants or awards of Company securities required to be made pursuant to the terms of existing employment or other compensation agreements or arrangements in effect as of the date hereof, or (ii) amend any term of any security of the Acquired Companies (in each case, whether by merger, consolidation or otherwise);

(d) adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, each with respect to the Company or any of the Acquired Companies;

(e) acquire any business, assets or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), other than one or more acquisitions in the ordinary course of business consistent with past practice that, individually, involve a purchase price of not more than $500,000;

(f) sell, lease, license, pledge, transfer, subject to any lien or otherwise dispose of any material assets or material properties except (i) pursuant to existing Contracts or commitments; (ii) pursuant to any Excluded Asset Purchase Agreement, or (iii) Permitted Encumbrances incurred in the ordinary course of business;

(g) change any of the accounting methods used by the Company materially affecting its assets, liabilities or business, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act or as otherwise specifically disclosed in the Company SEC Documents filed prior to the date of this Agreement;

(h) (i) incur, refinance, guarantee or assume any long-term or short-term indebtedness except (x) for borrowings under the Company’s current credit facilities in the ordinary course of business or (y) in respect of indebtedness owing by any wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company or (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than any Acquired Company);

(i) enter into, terminate, or, other than in the ordinary course of business, amend in any material respect any Material Contract or any Contract which if entered into prior to the date hereof would be a Material Contract, except that prior to the Closing Date the Company shall, and shall cause the Acquired Companies to, take all actions necessary to terminate all Contracts evidencing or relating to Indebtedness and such other Contracts specified in writing by Parent no less than 30 days prior to the anticipated Closing Date;

(j) settle or compromise any pending or threatened Legal Proceeding against the Company or any Acquired Company (or for which the Company or any Acquired Company would have any Liability), whether or not commenced prior to the date of this Agreement, other than settlements of any pending or threatened Legal Proceeding (A) in which the Company or any Acquired Company is named as a nominal defendant, (B) in the ordinary course of business, (C) providing solely for payment of amounts less than $250,000 in cash individually, or $500,000 in cash in the aggregate (net of any amount covered by insurance) or (D) reflected or reserved against in the Most Recent Balance Sheet for an amount not materially in excess of the amount so reflected or reserved (excluding any amount that may be paid under insurance policies or indemnification agreements); provided, that the Company may settle or agree to settle any legal Proceeding without Parent’s prior written consent if such settlement or compromise (i) includes an unconditional release of the Parent Parties and their directors, officers, employees, agents and Affiliates from all liability in respect of such claim, (ii) does not include any statement as to, or any admission of, fault, culpability or a failure to act on the part of the any Company Party, Parent Party or any of their respective directors, officers, employees, agents or Affiliates, (iii) does not contain any equitable order, judgment or term that in any manner affects, restrains or interferes with the business of any Parent Party or any of its Subsidiaries (including the Surviving Company or the Acquired Companies following the Effective Time), and (iv) consists solely of the payment of monetary relief that is either paid in full prior to, or reserved against in, the calculation of the Closing Dividend Amount and would not provide for any other Liabilities or restrictions on the business of the Company;

(k) (i) make any capital expenditures other than capital expenditures set forth in the capital expenditure budget set forth on Section 6.1(m) of the Company Disclosure Schedule, or (ii) fail to make capital expenditures set forth in the capital expenditure budget set forth on Section 6.1(m) of the Company Disclosure Schedule; provided, however, in each case that the Company shall not commit capital of $250,000 or more to any project referred to in such capital expenditure budget without the prior written consent of Parent;

(l) fail to maintain in full force and effect material insurance policies or comparable replacement policies covering the Acquired Companies and their respective properties, assets and businesses in a form and amount consistent with past practice;

(m) (i) change any method of Tax accounting, (ii) make, change or rescind any election with respect to Taxes, (iii) amend any Tax Return, (iv) settle or compromise any Tax liability, claim or assessment, (v) enter into any closing or other agreement with a Governmental Authority related to Taxes, (vi) consent to any extension or waiver of a statute of limitations with respect to any Tax Return or surrender any right to claim a refund of Taxes, except, in each case, (A) in the ordinary course of business or (B) to the extent necessary to preserve the Company’s qualification as a REIT under the Code or the status of any Subsidiary as a partnership or disregarded entity for U.S. federal income tax purposes or as a qualified REIT subsidiary, a taxable REIT subsidiary or a REIT under the applicable provision of Section 856 of the Code, as the case may be;

(n) take any action, or fail to take any action, which could reasonably be expected to cause (i) the Company to fail to qualify as a REIT or (ii) any of the Company Subsidiaries to cease to be treated as a partnership or disregarded entity for U.S. federal income tax purposes or as a qualified REIT subsidiary, a taxable REIT subsidiary or a REIT under the applicable provision of Section 856 of the Code, as the case may be; or

(o) authorize, commit or agree to take any of the foregoing actions;

provided, that none of the foregoing provisions of this Section 6.1 shall in any way restrict the ability of the Company or any of the Company Subsidiaries to consummate the Excluded Asset Transactions pursuant to the express terms of the Excluded Asset Purchase Agreements. In addition, notwithstanding the foregoing, (i) nothing contained in this Agreement shall give to any Parent Party, directly or indirectly, rights to control or direct the operations of the Company or the Acquired Companies prior to the Effective Time, and (ii) nothing in this Section 6.1 shall restrict the Company and the Acquired Companies from, or require the consent of Parent prior to, engaging in any transaction or entering into any agreement exclusively among the Company and the Acquired Companies.

Section 6.2 No Solicitation.

(a) The Company shall, and shall cause each of its Subsidiaries to, and shall use commercially reasonable efforts to cause its representatives to (i) immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Person, theretofore conducted by the Company, its Subsidiaries or their respective representatives with respect to an Acquisition Proposal or Acquisition Inquiry, and promptly following the date hereof, the Company shall request that all non-public information previously provided by or on behalf of the Company or any of its Subsidiaries to any such Person be returned or destroyed in accordance with the applicable confidentiality agreement and (ii) the Company will not, and shall cause each of its Subsidiaries not to and will use commercially reasonable efforts to cause its representatives not to (A) solicit, initiate, or knowingly encourage the submission or announcement of any Acquisition Proposal or Acquisition Inquiry (including by approving any transaction, or approving any Person becoming an “interested stockholder,” for purposes of the MGCL), (B) furnish any information regarding the Company to any Person in connection with, or in response to, an Acquisition Proposal or Acquisition Inquiry, (C) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry, or (D) release or permit the release of any Person from, or to waive or permit the waiver or termination of any provision of, any standstill or similar agreement to which any of the Company or any Subsidiary of the Company is a party, other than to the extent the Company Board or any committee thereof determines in good faith, after consultation with outside legal counsel, that failure to provide such waiver, release or termination would reasonably be expected to be inconsistent with its fiduciary duties under Law; or (E) resolve, propose or agree to do any of the foregoing; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, prior to the adoption of this Agreement by the Company Stockholder Approval, the Company and its representatives may engage in any such discussions or negotiations and provide any such information in response to a bona-fide written Acquisition Proposal if: (A) prior to providing any material non-public information regarding the Company to any third party in response to an Acquisition Proposal, the Company receives from such third party (or there is then in effect with such party) an executed Acceptable Confidentiality Agreement; and (B) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and its financial advisor, that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal. Prior to or concurrent with providing any material non-public information to such third party, the Company shall make such material non-public information available to Parent (to the extent such material non-public information has not been previously made available by the Company to Parent or Parent’s representatives).

(b) Neither the Company Board nor any committee thereof shall, except as permitted by this Section 6.2: (i) withdraw, withhold, modify, amend or qualify, in a manner adverse to Parent, the Board Recommendation; (ii) adopt, endorse, approve, recommend or declare advisable any Acquisition Proposal; (iii) fail to include the Board Recommendation in the Proxy Statement; (any action described in clauses (i)-(iii) being referred to as a “Change in Recommendation”); or (iv) cause the Company to enter into any contract (other than an Acceptable Confidentiality Agreement entered into in compliance with Section 6.2(a) contemplating an Acquisition Proposal (any such contract, an “Alternative Acquisition Agreement”).

(c) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the Company Stockholder Approval, the Company Board may:

(i) make a Change in Recommendation in response to an Acquisition Proposal and/or cause the Company to enter into an Alternative Acquisition Agreement concerning an Acquisition Proposal if: (A) such Acquisition Proposal did not result from a material breach of Section 6.2(a); (B) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and its financial advisor, (1) that such Acquisition Proposal would, if this Agreement were not amended or an alternative transaction with Parent were not entered into, constitute or could reasonably be expected to lead to a Superior Proposal and (2) that in light of such Acquisition Proposal, a failure to make a Change in Recommendation and/or to cause the Company to enter into such Alternative Acquisition Agreement would reasonably be expected to be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable Law; (C) the Company delivers to Parent a written notice (the “Superior Proposal Notice”) stating that the Company Board intends to take such action and (in the event the Company Board contemplates causing the Company to enter into an Alternative Acquisition Agreement) including a copy of such Alternative Acquisition Agreement; (D) during the four (4) Business Day period commencing on the date of the delivery of the Superior Proposal Notice, the Company shall have made its representatives reasonably available for the purpose of engaging in negotiations with Parent (to the extent Parent desires to negotiate) regarding a possible amendment of this Agreement or a possible alternative transaction so that the Acquisition Proposal that is the subject of the Superior Proposal Notice ceases to be a Superior Proposal; (E) after the expiration of the negotiation period described in clause “(D)” above, the Company Board shall have determined in good faith, after consultation with its outside legal counsel and its financial advisor, and after taking into account any amendments to this Agreement that the Parent Parties have irrevocably agreed in writing to make as a result of the negotiations contemplated by clause “(D)” above, that (1) such Acquisition Proposal constitutes a Superior Proposal, and (2) the failure to make a Change in Recommendation and/or enter into such Alternative Acquisition Agreement would reasonably be expected to be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable Law; and (F) if the Company enters into an Alternative Acquisition Agreement concerning such Superior Proposal, the Company terminates this Agreement in accordance with Section 8.1(h); provided, however, that it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Superior Proposal Notice, which shall require a new notice period of two Business Days, and compliance with this Section 6.2(c) with respect to such new notice; or

(ii) make a Change in Recommendation in response to a Change in Circumstances if: (A) the Company Board determines in good faith, after consultation with its outside legal counsel, that, in light of such Change in Circumstances, a failure to effect a Change in Recommendation would reasonably be expected to be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable Law; (B) such Change in Recommendation is not effected prior to the fourth Business Day after Parent receives written notice from the Company confirming that the Company Board intends to effect such Change in Recommendation, which notice includes a reasonably detailed description of the Change in Circumstances; (C) during such four (4) Business Day period, if requested by Parent, the Company engages in good faith negotiations with Parent to amend this Agreement or enter into an alternative transaction; and (D) at the end of such four (4) Business Day period, the Company Board determines in good faith, after consultation with its outside legal counsel and after taking into account any amendments to this Agreement that the Parent Parties have irrevocably agreed in writing to make as a result of the negotiations contemplated by clause “(C)” above, that, in light of such Change in Circumstances, a failure to effect a Change in Recommendation would reasonably be expected to be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable Law; provided, however, that after compliance with clauses “(B)” through “(D)” of this Section 6.2(c)(ii) with respect to any Change in Circumstances, the Company shall have no further obligations under clauses “(B)” through “(D)” of this Section 6.2(c)(ii), and the Company Board shall not be required to comply with such obligations with respect to any other Change in Circumstances.

(d) Except to the extent the Company is prohibited from giving Parent such notice by any confidentiality agreement in effect as of the date hereof, if the Company receives an Acquisition Proposal or Acquisition Inquiry, then the Company shall promptly (and in no event later than twenty-four (24) hours after receipt of such Acquisition Proposal or Acquisition Inquiry) notify Parent in writing of such Acquisition Proposal or Acquisition Inquiry (which notification shall include the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry and the financial terms and other material terms and conditions thereof), and shall thereafter keep Parent reasonably informed of any material change to the terms of such Acquisition Proposal or Acquisition Inquiry.

(e) Nothing contained in this Section 6.2 or elsewhere in this Agreement shall prohibit the Company, the Company Board or their representatives from: (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9(f) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder, provided that any such disclosure does not contain an express Change in Recommendation; (ii) disclosing to the Company’s stockholders any factual information regarding the business, financial condition or results of operations of the Company or the fact that an Acquisition Proposal has been made, the identity of the party making such Acquisition Proposal or the material terms of such Acquisition Proposal (and no such disclosure shall, taken by itself, be deemed to be a Change in Recommendation); or (iii) furnishing a copy or excerpts of this Agreement to any Person (or the representatives of such Person) that makes any Acquisition Proposal or Acquisition Inquiry or communicating with such Person to the extent necessary to direct such Person to the provisions of this Section 6.2; provided, however, that the Company Board shall not make any express Change in Recommendation except in accordance with Section 6.2(c).

Section 6.3 Filings; Other Action.

(a) Each of the Company and the Parent Parties shall: (i) promptly (and in no event later than the date that is ten (10) Business Days after the date hereof) make and effect all registrations, filings and submissions required to be made or effected by it pursuant to the Exchange Act and other applicable Law with respect to the Mergers; (ii) use commercially reasonable efforts to obtain all consents and approvals required from third parties in connection with the Transactions; and (iii) use reasonable best efforts to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the Transactions; provided, however, that in no event shall the Company be required to pay, prior to the Effective Time, any fee, penalty or other consideration to any Person for any consent or approval required for the consummation of any of the Transactions.

(b) Without limiting the generality of anything contained in Section 6.3(a), subject to applicable Law, each party hereto shall: (i) give the other parties prompt written notice of the making or commencement of any request, inquiry, investigation, action or Legal Proceeding by or before any Governmental Entity with respect to the Mergers or any of the other Transactions; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or Legal Proceeding; and (iii) promptly inform the other parties of (and provide copies of) any communication to or from any Governmental Entity regarding the Mergers and keep the other parties reasonably informed regarding any substantive communications to or from a third party regarding the Mergers. Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any such request, inquiry, investigation, action or Legal Proceeding. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation, action or Legal Proceeding, each party hereto will permit authorized representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation, action or Legal Proceeding.

(c) In the event that any litigation or other administrative or judicial action or Legal Proceeding is commenced challenging the Mergers or any of the other Transactions and such litigation, action or Legal Proceeding seeks, or would reasonably be expected to seek, to prevent the consummation of the Mergers or the other Transactions, the Parent Parties and the Company shall use reasonable best efforts to resolve any such litigation, action or Legal Proceeding and each of the Company and the Parent Parties shall cooperate with each other and use its respective best efforts to contest any such litigation, action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Mergers or the other Transactions.

Section 6.4 Access. Upon reasonable advance written notice, the Company and each of the Acquired Companies shall afford Parent’s representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to the Company’s books and records, properties and facilities (in each case, as related to the Acquired Companies and Company Properties) and, during such period, the Company shall furnish promptly to Parent all readily available information concerning the Company’s and the Acquired Companies’ business as Parent may reasonably request; provided, however, that the Company shall not be required to permit any inspection or other access, or to disclose any information, that in the reasonable judgment of the Company could reasonably be expected to: (a) result in the disclosure of any Trade Secrets of third parties; (b) violate any obligation of the Acquired Companies with respect to confidentiality, non-disclosure or privacy; (c) jeopardize protections afforded the Company under the attorney-client privilege or the attorney work product doctrine; (d) violate any Law; or (e) materially interfere with the conduct of the Company’s or the Acquired Companies’ business. No physically invasive or destructive testing or soil investigations, including, without limitation, soil borings or Phase II environmental testing, shall be performed without the prior written approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed. While on the Company Properties, Parent will comply, and will cause any of its representatives to comply, in all material respects with all applicable governmental laws and regulations. Parent shall repair any damage to the Company Properties or any adjacent property caused by such actions to the substantially same condition as existed prior to Parent’s action and does hereby agree to indemnify, defend, save and hold Company and, as the case may be, its subsidiaries, members, managers, partners, trustees, shareholders, directors, officers, employees and agents of the Company and its members (collectively, “Company Parties”) harmless of and from any and all claims, damages, losses, costs, expenses and liabilities (collectively, “Claims”) which Company or Company Parties may suffer, or to which they may be subject, by reason of, or in any manner directly as a result of, the inspections of Parent and its representatives at the Company Properties except (i) to the extent such claim or damage was caused by the gross negligence or willful misconduct of the Company or any Company Party, and/or (ii) for any existing conditions merely discovered by Parent or its representatives, unless exacerbated by Parent’s negligence or willful misconduct (in which case Parent shall be responsible solely to the extent of such exacerbation). Notwithstanding anything to the contrary in this Agreement, Parent shall not be entitled to recover from the Company or any direct or indirect owner or affiliate thereof (and in no event shall any of the foregoing be responsible for) consequential, special or any other indirect damages arising from this Section 6.4 unless such damages are payable by a Company Party to an unaffiliated third party. Parent specifically acknowledges and agrees not to utilize any such access for, or to otherwise engage (before the Closing Date) in, any marketing of all or any part of the Company Properties. In the event Parent discovers a preexisting condition at the Property, Parent hereby covenants that it shall not disclose such condition to any person (other than to its representatives) or governmental authority, except as otherwise required by applicable law or legal process; provided, however, Parent shall first notify the Company of such legal requirement and shall give the Company the opportunity to defend against or attempt to limit such disclosure through appropriate proceedings (and Parent shall cooperate in good faith with the Company, at the Company’s sole cost and expense, in connection therewith) or make the disclosure itself. Prior to Parent’s or its representative’s entry on the Company Properties, Parent shall furnish (or caused to be furnished) to the Company a certificate naming the Company and each of the applicable Company Subsidiaries as additional insureds on Parent’s commercial general liability insurance policy, which such commercial general liability (occurrence) insurance is in an amount of not less than One Million Dollars ($1,000,000) per occurrence, Two Million Dollars ($2,000,000) in the aggregate, and with excess umbrella coverage of Five Million Dollars ($5,000,000). Parent shall also maintain, with respect to its employees, if any, workers compensation insurance in an amount required by law, together with employer’s liability, with a waiver of subrogation. Parent agrees to maintain such coverages until the Closing Date. No investigation pursuant to this Section 6.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All requests for access pursuant to this Section 6.4 must be directed to the General Counsel of the Company or another person designated in writing by the Company. Notwithstanding anything herein to the contrary, the Parent Parties shall not, and shall cause their respective representatives not to, contact any tenant, customer or supplier of the Company in connection with the Mergers or any of the other Transactions without the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), and the Parent Parties acknowledge and agree that any such contact shall be arranged by and with a representative of the Company participating. All information obtained by Parent and its representatives pursuant to this Section 6.4 shall be treated as “Evaluation Material” of the Company for purposes of the Confidentiality Agreement.

Section 6.5 Interim Operations of Merger Sub and OP Merger Sub. During the period from the date hereof through the earlier of the Effective Time or the date of termination of this Agreement, Merger Sub and OP Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement. Notwithstanding anything herein to the contrary, the Parent Parties shall not, and shall cause their respective representatives not to, contact any customer or supplier of the Company in connection with the Mergers or any of the other Transactions without the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), and the Parent Parties acknowledge and agree that any such contact shall be arranged and supervised by representatives of the Company.

Section 6.6 Publicity. The Company and Parent shall consult with each other before issuing any press release or making any other public announcements or scheduling a press conference or conference calls with investors or analysts, with respect to this Agreement or the transactions contemplated by the Transaction Documents and shall not issue any such press release or make any such other public announcement without the consent of the other parties hereto, which consent shall not be unreasonably withheld, conditioned or delayed; provided that (i) a party hereto may, without the prior consent of the other parties hereto, issue any press release or make any public statement as may be required by Law or Order or the applicable rules of NYSE if it has used its commercially reasonable efforts to consult with the other parties hereto and to obtain such parties’ consent but has been unable to do so prior to the time such press release or public statement is so required to be issued or made, and (ii) the Company will not be obligated to engage in such consultation or obtain any such consent with respect to any communication (1) that is principally directed to employees, customers, partners or vendors so long as such communications are consistent with previous releases, public disclosures or public statements made jointly by the parties (or individually, if approved the other party), or (2) relating to an Acquisition Proposal, Superior Proposal, Change in Recommendation or “stop-look-and-listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.

Section 6.7 Employee Benefits.

(a) The Company Parties shall take all necessary action to cause all employees of the Company and the Acquired Companies to cease to be employed by the Company and the Acquired Companies as of the Closing. Except as set forth in Section 6.7(b), the Company and the Acquired Companies shall pay, prior to the Closing, any and all severance, accrued benefits and all other Liabilities associated with the termination of its employees, in each case as set forth on Section 6.7(a) of the Company Disclosure Schedule.

(b) Without prejudice to the foregoing, no later than 30 days after the date of this Agreement, Parent shall send a notice to the Company specifying which of the Company and/or Acquired Companies’ employees (1) Parent or Parent’s Affiliate plans to make offers of employment to at Closing (the “Continuing Employees”) and (2) Parent or Parent’s Affiliate does not plan to make offers of employment to at Closing (the “Non-

Continuing Employees”). Following the date of this Agreement, the Company shall allow Parent and its Affiliates reasonable access, during normal business hours and upon reasonable advance notice, to meet with and interview applicable employees to facilitate the determinations by Parent contemplated in this Section 6.7. Prior to the Closing Date, Parent or Parent’s Affiliate may, at its sole discretion, offer employment to any Continuing Employees on the terms and conditions as it deems appropriate. For the avoidance of doubt, whether employees are Continuing Employees or non-Continuing Employees, all employment with the Company and the Acquired Companies shall cease as of the Closing. To the extent that the termination of employment of some or all Non-Continuing Employees results in or contributes to the existence of a qualifying event under any WARN Act, Parent shall be responsible for all notice and payment requirements under such WARN Act.

(c) If directed by Parent at least five (5) Business Days prior to the Company Effective Time, the Company shall terminate any and all Company Benefit Plans, including any Company Benefit Plans intended to qualify under Section 401(k) of the Code, effective not later than the Business Day immediately preceding the Company Effective Time. In the event that Parent or its Affiliate requests that such Company Benefit Plans be terminated, the Company shall provide Parent or its Affiliate with evidence that such Company Benefit Plans have been terminated pursuant to resolutions of the Company Board (the form and substance of which shall be subject to review and reasonable approval by Parent or its Affiliate).

(d) Prior to the Closing Date, the Company shall (at its cost) obtain a prepaid insurance policy, reasonably satisfactory to Parent, providing extended run-off coverage for the Company’s obligations for workers’ compensation insurance, and employee practice liability insurance for all employees of the Company and/or the Acquired Companies.

(e) Nothing in this Section 6.7 or elsewhere in this Agreement is intended nor shall be construed to (i) be treated as an amendment to any particular Company Benefit Plan, (ii) prevent Parent from amending or terminating any of its benefit plans in accordance their terms, (iii) create a right in any employee to employment with Parent or the Surviving Company, or (iv) create any third-party beneficiary rights in any employee of the Company or any Acquired Company with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent or the Company or under any benefit plan which Parent, the Company or the Surviving Company may maintain.

Section 6.8 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, Parent shall, and shall cause the Acquired Companies, and the Surviving Company to, fulfill and honor in all respects the obligations of the Company and the Acquired Companies pursuant to (i) each indemnification agreement in effect between the Company and any Acquired Company, on the one hand, and any Indemnified Party, on the other hand and (ii) any indemnification, exculpation from liability or advancement of expenses provision set forth in the Organizational Documents of the Company and the Acquired Companies, in each case as in effect on the date hereof, including in respect of any Legal Proceeding that arises directly or indirectly out of or pertains directly or indirectly to (A) any action or omission or alleged action or omission in such Indemnified Party’s capacity as a director, officer, employee or agent of the Company or any Acquired Company (regardless of whether such action or omission or alleged action or omission, occurred prior to, at or after the Effective Time) or (B) any of the Transactions. The Organizational Documents of the Surviving Company shall contain the provisions with respect to indemnification, exculpation from liability and advancement of expenses set forth in the Company’s and the Acquired Companies’ Organizational Documents on the date hereof and, from and after the Effective Time, such provisions shall not be amended, repealed or otherwise modified in any manner that could adversely affect the rights thereunder of any Indemnified Party.

(b) The Company shall put in place and fully prepay immediately prior to the Effective Time, “tail” insurance policies with a claims reporting period of at least six years from the Effective Time from insurance carriers with the same or better credit rating as the Company’s current insurance carriers with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as the Company’s existing policies with respect to matters, acts or omissions existing or occurring at or prior to the Effective Time. Parent shall and shall cause the Acquired Companies, and the Surviving Company to, cause any such tail policies to be maintained in full force and effect, for their full term, and cause all obligations thereunder to be honored.

(c) In the event the Parent, any Acquired Company or the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or Surviving Company or Entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall ensure that the successors and assigns of the Parent, Company or the Surviving Company, or at Parent’s option, Parent, shall assume the obligations set forth in this Section 6.8.

(d) Parent, the Acquired Companies and the Surviving Company jointly and severally agree to pay or advance, upon written request of an Indemnified Party, all costs, fees and expenses, including attorneys’ fees, that may be incurred by the Indemnified Parties in enforcing their indemnity rights and other rights provided in this Section 6.8.

(e) The rights of each Indemnified Party under this Section 6.8 shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the Organizational Documents of the Company or the Surviving Company, under any other indemnification arrangement, under the MGCL or otherwise. This Section 6.8 shall survive the Effective Time and shall also survive consummation of the Mergers and the Effective Time. This Section 6.8 is intended to benefit, and may be enforced by, the Indemnified Parties and their respective heirs, representatives, successors and assigns, and shall be binding on all successors and assigns of Parent, the Acquired Companies and the Surviving Company. This Section 6.8 may not be amended, altered or repealed after the Effective Time without the prior written consent of the affected Indemnified Party.

(f) For purposes of this Agreement, each individual who is or was an officer or director of the Company or any Acquired Company at any time prior to the Effective Time shall be deemed to be an “Indemnified Party.”

Section 6.9 Section 16 Matters. Prior to the Effective Time, the Company shall, and shall be permitted to, take all such steps as may reasonably be necessary to cause the Transactions, including any dispositions of shares of Company Common Stock (including any shares subject to Company Restricted Stock Awards or Company Performance RSU Awards) by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 under the Exchange Act.

Section 6.10 Transaction Litigation. The Company shall promptly advise Parent in writing of any Transaction Litigation and shall keep Parent informed on a reasonably prompt basis regarding any such Transaction Litigation. The Company shall give Parent the opportunity to (a) participate in the defense of any Transaction Litigation, and (b) consult with counsel to the Company regarding the defense, settlement or compromise with respect to any such Transaction Litigation. For purposes of this Section 6.10, “participate” means that Parent will be kept reasonably apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise adversely affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith, but Parent will not be afforded any decision making power or other authority over such Transaction Litigation; provided that the Company shall not settle or compromise or agree to settle or compromise any Transaction Litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), provided, further that the Company may settle or agree to settle any Transaction Litigation without Parent’s prior written consent if such settlement or compromise (i) includes an unconditional release of the Parent Parties and their directors, officers, employees, agents and Affiliates from all liability in respect of such claim, (ii) does not include any statement as to, or any admission of, fault, culpability or a failure to act on the part of the any Company Party, Parent Party or any of their respective directors, officers, employees, agents or Affiliates, (iii) does not contain any equitable order, judgment or term that in any manner affects, restrains or interferes with the business of any Parent Party or any of its Subsidiaries (including the Surviving Company or the Acquired Companies following the Effective Time), and (iv) consists solely of the payment of monetary relief that is either paid in full prior to, or reserved against in, the calculation of the Closing Dividend Amount and would not provide for any other Liabilities or restrictions on the business of the Company. Following the Effective Time, the Indemnified Parties may continue to retain counsel retained prior to the Effective Time to defend any Transaction Litigation; provided, however, that, in no event shall Parent be required to retain more than one pre-Effective Time counsel for all the Indemnified Parties as a group, unless required by conflicts of interest between or among the Indemnified Parties.

Section 6.11 Preparation of Proxy Statement; Stockholders’ Meeting.

(a) As promptly as reasonably practicable after the execution of this Agreement (and in any event, within 20 Business Days), the Company shall prepare and file with the SEC a proxy statement in preliminary form for the Stockholder Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the “Proxy Statement”). The Company shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any comments received from the SEC or its staff concerning the Proxy Statement. The Company shall notify Parent promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement and shall supply the others with copies of all correspondence between it or any of its representatives, on the one hand, and the SEC, or its staff, on the other hand, with respect to the Proxy Statement. Without limiting the generality of the foregoing, each of the Parent Parties shall cooperate, and shall cause their Affiliates to cooperate, with the Company in connection with the preparation and filing of the Proxy Statement, including promptly furnishing to the Company in writing upon request any and all information relating to the Parent Parties and their respective Affiliates as may be required, or otherwise reasonably requested by the Company, to be set forth in the Proxy Statement under applicable Law. Parent shall ensure that such information supplied by it and its Affiliates in writing for inclusion in the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Stockholder Meeting or filed with the SEC (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto), or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and comment on such document or response and shall consider Parent’s comments in good faith. The Company shall ensure that the Proxy Statement (i) will not on the date it is first mailed to stockholders of the Company and at the time of the Stockholder Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company assumes no responsibility with respect to information supplied in writing by or on behalf of the Parent Parties or their Affiliates for inclusion or incorporation by reference in the Proxy Statement.

(b) As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, the Company shall, in accordance with applicable Law and the Company’s governing documents, duly set a record date for, call, give notice of, convene and hold a special meeting of the Company’s stockholders (including any adjournments and postponements thereof, the “Stockholder Meeting”) for the purpose of obtaining the Company Stockholder Approval; provided that notwithstanding anything else to the contrary herein, that the Company may postpone or adjourn the Stockholder Meeting (A) with the consent of Parent, (B) for the absence of a quorum, (C) to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the holders of shares of Company Common Stock within a reasonable amount of time in advance of the Stockholder Meeting, or (D) to allow additional solicitation of votes in order to obtain the Company Stockholder Approval. Unless the Company Board or any committee thereof has withdrawn the Board Recommendation in compliance with Section 6.2, the Company shall use its commercially reasonable efforts to cause the definitive Proxy Statement to be mailed to the Company’s stockholders and to solicit from stockholders of the Company proxies in favor of the adoption of this Agreement and shall take all other action necessary or advisable to secure the vote of the holders of shares of Company Common Stock required by applicable Law to effect the Merger.

(c) If at any time prior to the Stockholder Meeting any event or circumstance relating to the Company or Parent or any of their respective Subsidiaries, or their respective officers, trustees or directors, should be discovered by the Company or Parent, as the case may be, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company or Parent, as the case may be, shall promptly inform the other party hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Company’s shareholders. All such documents that the Company is responsible for filing with the SEC in connection with the Mergers will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

(d) Notwithstanding the foregoing or any other provision of this Agreement, the parties hereto acknowledge and agree that it is the Company’s intent to include approval of the Excluded Asset Purchase Agreements and Excluded Asset Transactions in the Proxy Statement for voting on by holders of Company Common Stock at the same Stockholder Meeting. The Company’s obligations and efforts under this Section 6.11 (including filing and mailing the Proxy Statement, soliciting the Company Stockholder Approval and/or convening the Stockholder Meeting) are expressly contingent on the timing, rights and obligations of the Company under the corresponding section(s) of the Excluded Asset Purchase Agreements and the Company’s ability (including clearance by the SEC) to include approval for such agreements and transactions in the Proxy Statement on the timing and terms otherwise described in this Section 6.11.

Section 6.12 Financing.

(a) Each of the Parent Parties shall use, and shall cause its Affiliates to use, its commercially reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and consummate the Financing on the terms and conditions (including, to the extent required, the full exercise of any “flex” provisions) described in the Commitment Letter, and shall not permit any amendment, supplement or modification to be made to, or any waiver of any provision under, the Commitment Letter to the extent that such amendment, supplement, modification or waiver (A) reduces (or could have the effect of reducing) the aggregate amount of the Financing below an amount necessary for the Parent to be able to satisfy the Merger Amounts on the Closing Date, or (B) imposes new or additional material conditions or otherwise materially expands upon any of the conditions to the consummation of the Financing on the Closing Date, or (C) expands, amends or modifies any other provision, in a manner materially adverse to the Company or that would reasonably be expected to (x) delay or prevent or make materially less likely the funding of the Financing (or satisfaction of the conditions to the Financing) on the Closing Date or (y) materially adversely impact the ability of any Parent Party to enforce its rights against other parties to the Commitment Letter or the definitive agreements with respect thereto (provided that, notwithstanding the foregoing subject to compliance with the other provisions of this Section 6.12(a), the Parent Parties may amend or otherwise modify the Commitment Letter to add additional lenders, arrangers, bookrunners and agents). Parent shall promptly deliver to the Company copies of any material amendment, supplement, waiver, consent, modification or replacement in respect of the Commitment Letter, and, at the request of the Company, provide the Company with such information and documentation to allow the Company to reasonably monitor the progress of such financing activities. The Parent Parties shall not agree to the withdrawal, termination, repudiation, reduction or rescission of any commitment in respect of the Financing, and shall not release or consent to the termination of the obligations of the financing sources under the Commitment Letter, in each case, without the prior written consent of the Company. For purposes of this Section 6.12, (i) references to “Financing” shall include the financing contemplated by the Commitment Letter as permitted to be amended, modified, supplemented or replaced by this Section 6.12(a) and (ii) references to “Commitment Letter” shall include any amendments, modifications, supplements or replacements permitted by this Section 6.12(a).

(b) Each of the Parent Parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to arrange and obtain the Financing on the terms (including the market “flex” provisions) and subject only to the conditions set forth in the Commitment Letter, including using commercially reasonable efforts (A) to maintain in effect the Commitment Letter; (B) to promptly negotiate and enter into definitive agreements with respect to the Financing on the terms and conditions (including, as necessary, agreeing to any requested changes to the commitments thereunder in accordance with any “flex” provisions) contained in the Commitment Letter; (C) to promptly satisfy on a timely basis all conditions to funding in the Commitment Letter and such definitive agreements thereto and to consummate the Financing at or prior to the Closing, including using its commercially reasonable efforts to cause the lenders party to the Commitment Letter and the other Persons committing to fund the Financing to fund the Financing at the Closing; (D) to promptly, diligently and reasonably enforce its rights under the Commitment Letter and (E) to comply in all material respects with (or obtain the waiver of) its obligations under the Commitment Letter. Parent shall, upon request, keep the Company informed, in reasonable detail, of the status of its efforts to arrange and consummate the Financing and of all material developments in respect thereof. Parent shall provide the Company, upon request therefor, such other information regarding the Financing as shall be reasonably necessary to allow the Company to monitor the progress of such financing activities. Without limiting the generality of the foregoing, the Parent Parties shall give the Company prompt notice (x) of any breach or default by any party to any Commitment Letter or definitive agreements related to the Financing of which Parent becomes aware, (y) of the receipt of (A) any written notice or (B) other written communication, in each case from any Financing Entities with respect to any (1) actual or threatened breach, default, termination or repudiation by any party to the Commitment Letter of any provisions of the Commitment Letter or (2) material dispute or disagreement between or among any parties to any of the Commitment Letter or definitive agreements related to the Financing with respect to the obligation to fund the Financing at Closing, and (z) if at any time for any reason Parent believes in good faith that it will not be able to obtain all or any portion of the Financing on the terms and conditions, in the manner or from the sources contemplated by any of the Commitment Letter or definitive agreements related to the Financing. As soon as reasonably practicable, but in any event within two (2) Business Days of the date the Company delivers to Parent a written request, the Parent Parties shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (x), (y) or (z) of the immediately preceding sentence or the status of the Financing. Upon the occurrence of any circumstance referred to in clause (x), (y) or (z) of the second preceding sentence with respect to the Financing or if any portion of the Financing otherwise becomes unavailable, and such portion is necessary to enable the Parent to satisfy the Merger Amounts on the Closing Date, the Parent Parties shall (x) use commercially reasonable efforts to arrange and obtain in replacement thereof alternative financing from alternative sources to replace the Financing in an amount sufficient to enable the Parent to satisfy the Merger Amounts on the Closing Date with terms and conditions that are in compliance with Section 6.12(a) of this Agreement as promptly as reasonably practicable following the occurrence of such event and (y) deliver to the Company true, correct and complete copies of any new commitment letter and all additional agreements, arrangements or understandings (to the extent that they could affect the availability, conditionality, termination or amount of the alternative financing (subject to customary redactions, so long as such redactions do not cover terms that affect the conditionality, amount, availability or termination of the alternative financing)) related to any such alternative debt financing (any such financing, “Alternative Financing”). The Parent Parties acknowledge and agree that the obtaining of the Financing, or any Alternative Financing, is not a condition to Closing. In addition, for the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, Parent Parties acknowledge and agree that in the event the net proceeds of the Financing available to Parent Parties at Closing are not sufficient to enable the Parent to satisfy the Merger Amounts on the Closing Date (whether due to lender holdbacks, reserves, or for any other reason), Parent shall still be obligated to satisfy the payment of the Merger Amounts in full at the Closing from any and all alternative sources of funds available to the Parent Parties. Without prejudice to the foregoing, to the extent (and only to the extent) of any shortfall in aggregate funds available to Parent at the Closing to pay the Merger Amounts in full, the Company shall have the right, to the full extent permitted by Law (and notwithstanding any covenant or condition in Article 6 hereof), to increase the Closing Dividend Amount as necessary to compensate for any such shortfall, whereupon the Merger Consideration shall be reduced by an amount per share equal to (x) the aggregate amount of such increase in the Closing Dividend Amount divided by (y) the sum of (A) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus (B) the aggregate number of OP Units outstanding and held by Persons other than the Company immediately prior to the Effective Time.

(c) Prior to the Closing Date, the Company shall use its commercially reasonable efforts to provide, and shall cause each of its Subsidiaries to use its commercially reasonable efforts to provide, to the Parent Parties and the Financing Entities, in each case at Parent’s sole expense, all cooperation reasonably necessary and customary in connection with the arrangement of the Financing and any Alternative Financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or its Subsidiaries), including using commercially reasonable efforts to (i) upon reasonable notice, participate in a reasonable number of meetings and presentations with prospective lenders at reasonable times and locations mutually agreed (which meetings may be virtual), (ii) assist with the preparation of materials for bank information memoranda and similar documents reasonably necessary in connection with the Financing or any other information reasonably requested by the Financing Entities in connection with the Financing, (iii) furnish Parent reasonably promptly with the historical financial statements of the Company provided, however, that the Company shall only be obligated to deliver such financial statements and information to the extent that (A) such information is required by any Financing Entity as a condition to closing on the Financing or an Alternative Financing (and such information is customarily required in similar financings) or (B) such information may be obtained from the books and records of the Company and its Subsidiaries or may otherwise be obtained through commercially reasonable efforts of the Company or its Subsidiaries, (iv) assist with the preparation of customary definitive loan documentation contemplated by the Financing (including schedules), including executing and delivering any customary guarantee, pledge and security documents and insurance certificates and endorsements (provided that any such documents or agreements; and any obligations contained in such documents shall be effective no earlier than as of the Effective Time), (v) at least five (5) Business Days prior to the Closing Date, provide to Parent upon written request all documentation and other information with respect to the Company and the Acquired Companies required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act in connection with the Financing, (vi) provide reasonably timely and customary access to diligence materials reasonably available to the Acquired Companies and their properties and appropriate personnel (if any) during normal business hours and on reasonable advance notice to allow Financing Entities and their representatives to complete all reasonable and customary due diligence, (vii) provide reasonable and customary assistance with respect to attempting to obtain any consents associated therewith (effective no earlier than the Effective Time), (viii) cooperate in requesting estoppels and certificates from tenants, lenders, managers, counterparties to reciprocal easement agreements and PILOT agreements, and other similar counterparties in form and substance reasonably satisfactory to Parent, (ix) to the extent reasonably requested by Parent, cooperate in obtaining customary accountants’ comfort letters and consents to the use of accountants’ audit reports relating to the Company and its Subsidiaries, (x) subject to Section 6.4 hereof, cooperate with obtaining title commitments with respect to each Company Property and (xi) as may be reasonably requested by Parent to facilitate the Financing or the Alternative Financing, form new direct and indirect Company Subsidiaries pursuant to documentation reasonably satisfactory to Parent and the Company, (xii) cooperating in connection with the repayment or defeasance of any existing indebtedness of the Company or any Company Subsidiaries as of the Effective Time and the release of related Encumbrances, including delivering such payoff, defeasance or similar notices under any existing loans of the Company or any Company Subsidiaries as are reasonably requested by Parent (provided that the Company and the Company Subsidiaries shall not be required to deliver any notices that are not conditioned on the occurrence of the Effective Time), (xiii) permitting Parent and its representatives to conduct non-invasive inspections of each

Company Property and, subject to obtaining required third party consents with respect thereto (which the Company shall use commercially reasonable efforts to obtain), leased by the Company or any of the Company Subsidiaries; provided that (A) Parent shall schedule and coordinate all inspections with the Company in accordance with Section 6.4 and (C) the Company shall be entitled to have representatives present at all times during any such inspection, and (xiv) reasonably cooperating with the marketing efforts of Parent and the Financing Entities for any Financing or Alternative Financing to be raised by Parent to complete the Mergers and the other transactions contemplated by this Agreement. The Company shall not be required to provide, or cause its Subsidiaries to provide, cooperation under this Section 6.12 that: (A) unreasonably interferes with the ongoing business of the Company or its Subsidiaries; (B) causes any covenant, representation or warranty in this Agreement to be breached; (C) causes any closing condition set forth in Article 7 to fail to be satisfied or otherwise causes the breach of this Agreement or any Material Contract to which the any of the Company or its Subsidiaries is a party; (D) requires the Company or its Subsidiaries to incur any liability (including any commitment fees and expense reimbursement) in connection with the Financing prior to the Closing Date (except those fees or expenses that are reimbursed promptly or advanced by Parent and those liabilities for which the Company and the Company Subsidiaries are indemnified hereunder); (E) except with respect to the foregoing subclauses (iv) and (ix), requires the Company or its Subsidiaries or their respective directors, officers, managers or employees to execute, deliver or enter into, or perform any agreement, document, certificate or instrument with respect to the Financing (other than with respect to customary authorization letters with respect to bank information memoranda) or adopt resolutions approving the agreements, documents and instruments pursuant to which the Financing is obtained; (F) requires the Company or its Subsidiaries to give any legal opinion or other opinion of counsel; (G) requires the Company or its Subsidiaries to provide any information that is prohibited or restricted by applicable Law or applicable confidentiality undertaking or that constitutes privileged information or attorney-client work product, it being agreed that, in each case, the Company shall use commercially reasonable efforts to cause such information to be provided in a manner that would not reasonably be expected to violate such restriction or waive the applicable privilege or protection; (H) results in any officer or director of the Company or its Subsidiaries incurring personal liability with respect to any matter relating to the Financing; or (I) requires the Company or its Subsidiaries or their representatives, as applicable, to waive or amend any terms of this Agreement. In no event shall the Company be in breach of this Agreement because of the failure to deliver any financial or other information that is not (A) required by a Financing Entity as a condition to closing on the Financing or an Alternative Financing and customarily required in similar financings or (B) currently available to the Company and its Subsidiaries on the date hereof or is otherwise available to the Company or its Subsidiaries through commercially reasonable efforts. In no event shall the Company or its Subsidiaries be required to pay any commitment or other fee or give an indemnity or incur any liability (including due to any act or omission by the Company, its Subsidiaries or any of their respective Affiliates or representatives) or expense (including legal and accounting expenses) in connection with assisting the Parent Parties in arranging the Financing or as a result of any information provided by the Company, its Subsidiaries or any of their respective Affiliates or representatives in connection with the Financing (except those fees or expenses that are reimbursed promptly or advanced by Parent and those liabilities for which the Company and the Company Subsidiaries are indemnified hereunder). For the avoidance of doubt, the parties hereto acknowledge and agree that the provisions contained in this Section 6.12(c) represent the sole obligation of the Company and its Subsidiaries and their respective Affiliates with respect to cooperation in connection with the Financing. Notwithstanding anything to the contrary, the condition precedent set forth in Section 7.2(b), as it applies to the Company’s obligations under this Section 6.12, shall be deemed satisfied unless the Financing has not been obtained substantially as a result of the Company’s breach of its obligations under this Section 6.12(c). The Parent Parties agree that any information regarding the Company or any of its Subsidiaries or Affiliates contained in any presentations, offering documents, teasers or other materials in connection with the general marketing of the Financing to the public prior to the Closing Date shall be subject to the prior review of the Company.

(d) The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.

(e) The Company shall use commercially reasonable efforts to obtain and deliver to Parent prior to the Closing an executed estoppel letter from the ground lessor under each Ground Lease certified to the applicable Acquired Company that is the ground lessee under such Ground Lease and to each Financing Entity and otherwise in form and substance reasonably satisfactory to Parent and each Financing Entity (the “Estoppel”). Parent acknowledges and agrees that the failure to obtain the Estoppel shall not be, and shall not be construed to be, a breach or default by the Company, and delivery of such Estoppel shall not be a condition precedent to Closing. The Company shall provide Parent with a copy of the executed Estoppel promptly following the Company’s receipt thereof.

(f) Parent shall (i) upon request by the Company, reimburse the Company promptly for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ and accountants’ fees) actually incurred by the Company or any of its Subsidiaries or representatives in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.12 and (ii) indemnify and hold harmless the Company, its Subsidiaries and their respective Affiliates and representatives (collectively, the “Financing Indemnitees”) from and against any and all actual out-of-pocket losses, damages, judgments, fines, claims, losses, penalties, interest, awards and Liabilities directly or indirectly suffered or incurred by any of them in connection with the arrangement and consummation of the Financing (or any Alternative Financing) and any information used in connection therewith; provided, however, that the foregoing shall not apply with respect (i) to the Financing Indemnitees’ fraud, gross negligence or willful misconduct, (ii) any information provided in writing by the Company or the Company’s Subsidiaries hereunder, or (iii) special, incidental, exemplary, consequential, punitive or similar damages unless actually imposed on the Financing Indemnitees by a court of competent jurisdiction. This Section 6.12(e) shall survive the consummation of the Mergers and the Closing and any termination of this Agreement, and is intended to benefit, and may be enforced by, the Financing Indemnitees and their respective heirs, executors, estates, personal representatives, successors and assigns who are each third party beneficiaries of this Section 6.12(e).

Section 6.13 Confidentiality . Parent and the Company hereby acknowledge and agree to continue to be bound by the Confidentiality Agreement. All information provided by or on behalf of the Company or its Subsidiaries pursuant to this Agreement (including in connection with the Financing) will be kept confidential in accordance with the Confidentiality Agreement, provided, however, that the Parent Parties will be permitted to disclose such information to any financing sources or prospective financing sources that may become parties to the Financing (and, in each case, to their respective counsel and auditors) so long as each such Person (a) agrees for the benefit of the Company to be bound by the Confidentiality Agreement as if a party thereto or (b) is subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a third-party beneficiary.

Section 6.14 Officer Resignations. At or prior to the Closing, the Company shall deliver to Parent resignations executed by each officer of the Operating Partnership in office immediately prior to the Partnership Merger Effective Time, which resignations shall be effective at the Partnership Merger Effective Time.

Section 6.15 Excluded Asset Transactions.

(a) Subject to the terms of this Agreement, including Section 6.2 hereof, and to the terms of the Excluded Asset Purchase Agreements, the Company shall use its commercially reasonable best efforts to cause the Excluded Asset Sellers and the Excluded Asset Companies to cause the Excluded Asset Closings to occur in full on or prior to the Closing Date in accordance with the terms of the Excluded Asset Purchase Agreements. The Company shall not amend, modify or waive, or agree to amend, modify or waive, any term, condition or obligation of any Excluded Asset Purchase Agreement or enter into any new Excluded Asset Purchase Agreement without providing prior written notice thereof to Parent (which notice shall include the proposed amendment, modification, waiver or new Excluded Asset Purchase Agreement) and a reasonable opportunity for Parent to review and comment on such amendment, modification, waiver or new agreement. If any such proposed amendment, modification or waiver would be adverse to, or the terms of any new Excluded Asset

Purchase Agreement shall be adverse to, the rights and obligations of the Surviving Company or the Acquired Companies in any material respect, the Company shall request the prior written consent of Parent, which consent may be denied for any reason (without prejudice to the rights of either party under Section 8.1(i)). In the event that any Excluded Asset Purchase Agreement is terminated by any party thereto, the Company shall provide prompt notice of such termination to Parent and shall use its reasonable best efforts to, and to cause the Excluded Asset Sellers and the Excluded Asset Companies to, enter into one or more substitute purchase agreements and keep Parent reasonably apprised of the status and expectations related to any substitute purchase agreements (in which case, for the avoidance of doubt, all references herein to “Excluded Asset Purchase Agreements” shall be deemed to include any such substitute purchase agreements); provided, that in the event that any such substitute Excluded Asset Purchase Agreement is less favorable in any material respect with respect to the rights and obligations of the Surviving Company or the Acquired Companies, prior to it or any of its Subsidiaries entering into any such substitute Excluded Asset Purchase Agreements the Company shall request the written consent of Parent, which may be denied for any reason (without prejudice to the rights of either party under Section 8.1(i)). The Company shall promptly deliver to Parent a true, correct and complete copy of any amendment or documentation evidencing any modification or waiver to, or any new, replacement or substitute Excluded Asset Purchase Agreement.

(b) Without prejudice to the foregoing, in the event that by the scheduled End Date all conditions to Closing set forth in Article 7 shall have been satisfied (or be capable of being satisfied at Closing) other than that an Excluded Asset Closing shall not have occurred with respect to one or more of the Excluded Assets shown on Schedule 1.1 of the Company Disclosure Schedule as being a “Redevelopment Asset”, then (i) the Company shall have the right, by written notice to Parent, to extend the End Date by up to 60 days to facilitate such Excluded Asset Closing(s) to occur on or prior to the Closing Date, and (ii) the parties hereto shall otherwise cooperate in good faith with each other as necessary to reach a mutually satisfactory resolution to such delayed Excluded Asset Closing(s) and to ensure that each party receives its respective rights and benefits set forth in this Agreement.

Section 6.16 Closing Dividend Calculation. At least five (5) Business Days prior to the Closing Date, the Company shall provide a detailed calculation of the Closing Dividend Amount (the “Closing Dividend Calculation”) to Parent. Subject to Section 6.4, the Company shall provide reasonable and timely access to the work papers and other books and records, information and personnel as reasonably necessary for Parent to review the Closing Dividend Calculation. Within two (2) Business Days of receipt, Parent shall deliver to the Company either a written acceptance of the Closing Dividend Calculation or a statement setting forth any proposed adjustments to the Closing Dividend Calculation. If Parent proposes adjustments to the Closing Dividend Calculation, the parties shall work in good faith to resolve the differences and come to an agreed to Closing Dividend Amount. If Parent and the Company fail to reach such an agreement within two (2) Business Days of the Company’s receipt of Parent’s proposed adjustment, an independent accounting firm mutually acceptable to Parent and the Company shall make the final determination with respect to the Closing Dividend Amount. The costs and expenses of the independent accounting firm shall be split equally between the parties.

Section 6.17 Cooperation on Certain Matters. The Company agrees that it will reasonably cooperate, and cause its officers and relevant employees to reasonably cooperate, with respect to certain matters set forth in Section 6.17 of the Company Disclosure Schedule; provided, for the avoidance of doubt, that, the none of the consummation, financing or any other action or inaction relating to the sale, financing, transfer or other disposition of any such assets shall be a condition to Closing hereunder or relieve any party of their respective obligations hereunder.

Section 6.18 Tax Matters.

(a) Ownership of the Company Common Stock by Parent will not result in (i) the Company becoming “closely held” within the meaning of Section 856(h) of the Code at any time during the taxable year of the Company that includes the Closing Date, or (ii) any income of any Company failing to qualify as rents from real property for purposes of Section 856 of the Code. Parent shall take all steps, or forbear from taking steps (including causing the Company and the Company Subsidiaries to take all steps or forbear from taking steps), as necessary after the Closing to ensure that the Company qualifies for taxation as a REIT for the U.S. federal income taxable year of the Company beginning on January 1, 2022 and includes the Closing Date. Parent’s covenant to maintain the Company’s REIT status will continue even if Parent transfers, directly or indirectly, any of the Company Common Stock after the Closing Date. In furtherance of the foregoing, Parent shall cause the Company to make distributions that qualify for the dividends paid deduction set forth in Section 857(b)(2)(B) of the Code to the extent necessary to ensure that the Company satisfies the minimum distribution requirements of Section 857(a) of the Code for the taxable year that includes the Closing. Following the Closing Date, Parent shall cause the existing Tax Return preparers of the Company and the Company Subsidiaries to prepare and file all income Tax Returns of the Company and the Company Subsidiaries with respect to taxable periods (or portions thereof) ending on or prior to the Closing Date in a manner generally consistent with past practices of the Company and the Company Subsidiaries and in accordance with the other provisions of this Agreement, including Section 2.5 of this Agreement, except as otherwise required by Law.

(b) Prior to the Closing Date, the Company, at its sole cost and expense, shall prepare or cause to be prepared and file or cause to be filed, all Tax Returns of the Company and the Company Subsidiaries for Tax periods that end on or prior to December 31, 2021, and all such Tax Returns shall be prepared in a manner consistent with past practice unless otherwise required by applicable Law. The Company shall provide drafts of each such Tax Return that is an income or other material tax return to Parent for Parent’s review and comment at least thirty (30) days prior to the earlier of the due date for filing such Tax Return (including any applicable extensions) or the Closing Date, and the Company shall consider in good faith all reasonable comments made in writing by Parent at least fifteen (15) days prior to the earlier of the due date for filing such Tax Return or the Closing Date.

(c) Prior to the Closing, the Company agrees to cooperate fully, to the extent reasonably requested by Parent, in providing information relating to it and the Company Subsidiaries reasonably necessary to permit Parent to determine the impact of the Transactions on it and the Company’s compliance with the REIT qualification requirements under Section 856 and 857 of the Code following the Closing.

ARTICLE 7

CONDITIONS TO EACH PARTY’S OBLIGATION TO EFFECT THE MERGER

Section 7.1 Conditions to the Obligations of Each Party. The obligation of each party hereto to consummate the Mergers is subject to the satisfaction or, to the extent permitted by applicable Law, waiver of, on or prior to the Closing, of the following conditions:

(a) the Company Stockholder Approval shall have been obtained; and

(b) no temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Mergers shall have been issued by any Governmental Entity of competent jurisdiction and remain in effect, and there shall not be any Law enacted or deemed applicable to the Mergers that makes consummation of the Mergers illegal.

Section 7.2 Conditions to the Obligations of the Parent Parties. The obligation of the Parent Parties to consummate the Mergers is subject to the satisfaction, at or prior to Closing, of the following conditions:

(a) the representations and warranties of the Company (i) set forth in Section 4.2 (Organizational Documents), Section 4.15 (Authority; Binding Nature of Agreement), Section 4.19 (Brokers) and Section 4.22 (Excluded Asset Transactions) shall be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the

Closing Date with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of a specified date, in which case as of such specified date), (ii) set forth in Section 4.3 (Capitalization) shall, except for any de minimis inaccuracies, be true and correct in all respects as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of a specified date, in which case as of such specified date), and (iii) set forth in this Agreement, other than those Sections specifically identified in clause (i) and clause (ii) of this paragraph, shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of a specified date, in which case as of such specified date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) the Company shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date;

(c) since the date of this Agreement, there shall not have been any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

(d) the Excluded Asset Closings shall have occurred in accordance with the terms of the Excluded Asset Purchase Agreements;

(e) Parent shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company certifying (i) that the conditions set forth in Section 7.2(a), Section 7.2(b), Section 7.2(c) and Section 7.2(d) have been satisfied; and

(f) Parent shall have received a tax opinion of Goodwin Procter LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent and the Company), dated as of the Closing Date (which such opinion shall be subject to customary assumptions, qualifications and representations, including representations made by the Company and the Company Subsidiaries, and which may contain such changes or modifications from the language set forth on such exhibits as may be deemed necessary or appropriate by Goodwin Procter LLP or the applicable REIT counsel) and in form and substance reasonably satisfactory to Parent to the effect that beginning with its taxable year ended December 31, 2017 and until the Closing, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code; provided that the opinion will not address whether the Company will satisfy the distribution requirement described in Code Section 857(a)(1) for its actual taxable year beginning January 1, 2022, or has satisfied such requirement for its hypothetical short taxable year beginning January 1, 2022, and ending at the effective time of the Closing.

Section 7.3 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Mergers is subject to the satisfaction, at or prior to Closing, of the following conditions:

(a) the representations and warranties of the Parent Parties set forth in this Agreement shall be true and correct on the date hereof and on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality” or words of similar import) would not, individually or in the aggregate, prevent, materially delay or materially impair any Parent Party’s ability to consummate the Transactions;

(b) the Parent Parties shall each have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

(c) the Company shall have received at the Closing a certificate signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied;

(d) the Excluded Asset Closings shall have occurred; and

(e) the Closing Dividend shall have been paid in full. For the avoidance of doubt, the Closing Dividend to be received prior to the Closing by holders of the Company Common Stock and OP Units is in addition to (and shall not reduce) their respective rights to receive the Merger Consideration in full hereunder.

Section 7.4 Frustration of Closing Conditions. No Parent Party, on the one hand, nor the Company, on the other hand, may rely on the failure of any condition set forth in Section 7.1, Section 7.2, or Section 7.3, as the case may be, to be satisfied (or to be able to be satisfied) to excuse it from its obligation to effect the Mergers if such failure (or inability to be satisfied) was caused by such party’s failure to comply with or perform its obligations under this Agreement.

ARTICLE 8

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Closing:

(a) by mutual written agreement of the Company and Parent (notwithstanding any approval of this Agreement by the stockholders of the Company);

(b) by Parent or the Company upon prior written notice to the other party, if the Closing Date has not occurred on or before August 30, 2022 (the “End Date”) (notwithstanding any approval of this Agreement by the stockholders of the Company), subject to Section 6.15; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose (or whose Affiliate’s) material breach of any provision of this Agreement has been the cause of, or resulted in, the failure of the Mergers to be consummated by the End Date;

(c) by Parent or the Company upon prior written notice to the other party, if any Governmental Entity of competent jurisdiction shall have issued a final and non-appealable Order or taken any other action enjoining, restraining or otherwise prohibiting the consummation of the Transactions (notwithstanding any approval of this Agreement by the stockholders of the Company); provided, however, that the party seeking to terminate this Agreement shall have used its reasonable best efforts to have such Order lifted if and to the extent required by Section 6.3;

(d) by Parent or the Company upon written notice to the other party, if the Company Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Stockholder Meeting (or any adjournment or postponement thereof);

(e) by Parent, upon written notice to the Company, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.2 not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the 30th day following Parent’s delivery of written notice describing such breach to the Company; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.1(e) if any Parent Party is in breach of its obligations under this Agreement such that the Company would be entitled to terminate this Agreement pursuant to Section 8.1(f);

(f) by the Company, upon written notice to Parent, in the event of a breach by a Parent Party of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.3 not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the 30th day following the Company’s delivery of written notice describing such breach to Parent; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(f) if the Company is in breach of its obligations under this Agreement such that Parent would be entitled to terminate this Agreement pursuant to Section 8.1(e);

(g) by Parent, upon written notice to the Company, (i) if prior to the Company Stockholder Approval, the Company Board shall have effected a Change in Recommendation, (ii) if, prior to the Company Stockholder Approval and following the public announcement of an Acquisition Proposal that has not been withdrawn, the Company Board shall have failed to publicly reaffirm the Board Recommendation upon Parent’s written request within 10 Business Days after receipt of such request, (iii) the Company fails to include the Board Recommendation in the Proxy Statement, (iv) the Company Board approves, adopts, or publicly endorses or recommends any Acquisition Proposal, or the Company enters into or allows any Acquired Company to enter into an Alternative Acquisition Agreement, or (v) the Company shall have breached any of the provisions set forth in Section 6.2 in any material respect;

(h) by the Company, upon written notice to Parent, if prior to the Company Stockholder Approval the Company Board shall have effected a Change in Recommendation in respect of a Superior Proposal in accordance with Section 6.2, and the Company Board has approved, and substantially concurrently with such termination the Company enters into a definitive agreement with respect to such Superior Proposal;

(i) by Parent or the Company, upon written notice to the other party, if, without Parent’s prior written consent, (i) any Excluded Asset Purchase Agreements shall have been terminated and not replaced with one or more substitute Excluded Asset Purchase Agreements that, collectively, are no less favorable in any material respect with respect to the rights and obligations of the Surviving Company or the Acquired Companies, or (ii) any term, condition or obligation under any Excluded Asset Purchase Agreement shall have been amended, modified or waived in a manner adverse to, or any new Excluded Asset Purchase Agreement shall have been entered into having terms that are adverse to, the rights and obligations of the Surviving Company or the Acquired Companies in any material respect; or

(j) by the Company, upon written notice to Parent, if (A) the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing; provided that each such condition is then capable of being satisfied at a Closing on such date) have been satisfied or waived, (B) the Company has irrevocably notified Parent in writing that the Company is ready, willing and able to consummate the Merger, and (C) Parent, Merger Sub and OP Merger Sub fail to consummate the Mergers within three Business Days after the delivery by the Company to Parent of such notice and the Company stood ready, willing and able to effect the Closing through the end of such three Business Day period.

Section 8.2 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall be of no further force or effect without liability of any party (or any representative of such party) to each other party hereto; provided, however, that the provisions of (i) this Section 8.2, (ii) the last sentence of Section 6.11(a), (iii) the last sentence of Section 6.4, (iv) the last sentence of Section 6.3(a), (v) Section 6.12(e), (vi) Section 6.13, (vii) Section 6.6, and (viii) Article 9 shall survive any termination hereof pursuant to Section 8.1. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, no Parent Party or the Company shall be relieved or released from any liabilities or damages (which the parties hereto acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include, to the extent proven, the benefit of the bargain lost by such party or such party’s equity holders (taking into consideration relevant matters, including the Merger Consideration, other combination opportunities and the time value of money), which shall be deemed to be damages of such party) arising out of its knowing or intentional breach of any provision of this Agreement or any other agreement delivered in connection herewith, subject only, with respect to any such Liabilities of the Company, to Section 8.3(b) and Section 9.11, and with respect to any such Liabilities of the Parent Parties, to Section 9.11. For the avoidance of doubt, (a) the failure of the Parent Parties to consummate the Mergers on the date required by Section 2.3 after the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing and which are capable of being satisfied on the Closing Date, assuming for purposes hereof that the date of termination is the Closing Date) have been satisfied or waived shall constitute a knowing and intentional breach by the Parent Parties, and Parent shall be liable to the Company for such breach as provided herein notwithstanding any termination of this Agreement, subject only to Section 9.11(a) and (b) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms. Notwithstanding anything to the contrary provided in this Agreement, including in the foregoing provisions of this Section 8.2, nothing shall relieve any party for fraud.

Section 8.3 Expenses; Termination Fee.

(a) Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b) In the event that:

(i) this Agreement is terminated pursuant to Section 8.1(g);

(ii) this Agreement is terminated pursuant to Section 8.1(h);

(iii) this Agreement is terminated pursuant to Section 8.1(b), and prior to such termination the Excluded Asset Closings have not occurred, or pursuant to Section 8.1(i); or

(iv) this Agreement is terminated pursuant to Section 8.1(d) or Section 8.1(e) and (A) an Acquisition Proposal shall have been received by the Company or its representatives, is made directly to the Company’s stockholders or is otherwise publicly disclosed or is otherwise communicated to the Company Board, or any Person has publicly announced an intention (whether or not conditional) to make an Acquisition Proposal and (B) within 12 months after the date of such termination, the Company enters into a definitive agreement in respect of, or consummates, any Acquisition Proposal (provided that for purposes of this subsection (iii), each reference to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%”);

then the Company shall pay Parent the Company Termination Fee by wire transfer of same-day funds (x) in the case of Section 8.3(b)(i) and Section 8.3(b)(iii), within three Business Days after such termination, (y) in the case of Section 8.3(b)(ii), prior to or concurrently with the termination of this Agreement pursuant to Section 8.1(h) and (z) in the case of Section 8.3(b)(iv), substantially concurrently with the consummation of the Acquisition Proposal. For the avoidance of doubt, any payment made by the Company under this Section 8.3(b) shall be payable only once with respect to Section 8.3(b) and not in duplication, even though such payment may be payable under one or both provisions hereof. In the event that Parent shall receive full payment pursuant to this Section 8.3(b), the receipt of the Company Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Parent Parties, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, the Company shall have no further liability, whether pursuant to a claim at law or in equity, to the Parent Parties or any of their respective Affiliates in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, OP Merger Sub any of their respective Affiliates or any other Person shall be entitled to bring or maintain any Legal Proceeding against the Company or any of its Subsidiaries or Affiliates for damages or any equitable relief arising out of or in connection with this Agreement (other than equitable relief to require payment of the Company Termination Fee), any of the Transactions or any matters forming the basis for such termination; provided that if the Company fails to pay the Company Termination Fee and Parent and/or Merger Sub or OP Merger Sub commences a suit which results in a final, non-appealable judgment against the Company for the Company Termination Fee or any portion thereof, then the Company shall pay Parent, Merger Sub and OP Merger Sub their costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the Company Termination Fee at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding).

Section 8.4 Payment of Amount or Expense.

(a) In the event that the Company is obligated to pay Parent the Company Termination Fee, plus any costs and expenses (including reasonable attorney’s fees and disbursements) that shall be paid by the Company to Parent in connection with a lawsuit commenced by Parent which results in a final, non-appealable judgment against the Company for the Company Termination Fee or any portion thereof, then the Company shall pay Parent its costs and expenses (in connection with such suit, together with interest on the Company Termination Fee at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding) (the “Recovery Costs”). The Company shall pay to Parent from the Company Termination Fee, plus the Recovery Costs deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Company Termination Fee, plus the Company Recovery Costs and (ii) the sum of (1) the maximum amount that can be paid to Parent without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Disqualifying Income, as determined by Parent’s independent certified public accountants, plus (2) in the event Parent receives either (X) a letter from Parent’s counsel indicating that Parent has received a ruling from the IRS described in Section 8.4(b)(ii) or (B) an opinion from Parent’s outside counsel as described in Section 8.4(b)(ii), an amount equal to the Company Termination Fee, plus the Recovery Costs less the amount payable under clause (1) above. To secure the Company’s obligation to pay these amounts, the Company shall deposit into escrow an amount in cash equal to the Company Termination Fee, plus the Recovery Costs with an escrow agent selected by the Company and on such terms (subject to Section 8.4(d)) as shall be mutually agreed upon by the Company, Parent and the escrow agent. The payment or deposit into escrow of the Company Termination Fee, plus the Recovery Costs pursuant to this Section 8.4(c) shall be made at the time the Company is obligated to pay Parent such amount pursuant to Section 8.3 by wire transfer.

(b) The escrow agreement shall provide that the Company Termination Fee, plus the Recovery Costs in escrow or any portion thereof shall not be released to Parent unless the escrow agent receives any one or combination of the following: (i) a letter from the Parent’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to Parent without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A) through (H) or 856(c)(3)(A) through (I) of the Code (“Qualifying Income”) or a subsequent letter from Parent’s accountants revising that amount, in which case the escrow agent shall release such amount to Parent, or (ii) a letter from Parent’s counsel indicating that Parent received a ruling from the IRS holding that the receipt by Parent of the Company Termination Fee plus the Recovery Costs should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, indicating that Parent’s outside counsel has rendered a legal opinion to the effect that the receipt by Parent of the Company Termination Fee, plus the Recovery Costs should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Company Termination Fee, plus the Recovery Costs to Parent. The Company agrees to amend this Section 8.4 at the request of Parent in order to (x) maximize the portion of the Company Termination Fee, plus the Recovery Costs that may be distributed to Parent hereunder without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve Parent’s chances of securing a favorable ruling described in this Section 8.4(b) or (z) assist Parent in obtaining a favorable legal opinion from its outside counsel as described in this Section 8.4(b). The escrow agreement shall also provide that any portion of the Company Termination Fee, plus the Recovery Costs held in escrow for five years shall be released by the escrow agent to the Company. The Company shall not be a party to such escrow agreement and shall not bear any cost of or have liability resulting from the escrow agreement.

ARTICLE 9

MISCELLANEOUS PROVISIONS

Section 9.1 Amendment. Prior to the Effective Time, this Agreement may be amended with the mutual agreement of the Company and Parent at any time, whether before or after the Company Stockholder Approval has been obtained; provided, however, that after the Company Stockholder Approval has been obtained, no amendment may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 9.2 Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given; provided, however, that after the Company Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption.

Section 9.3 No Survival of Representations and Warranties. None of the representations and warranties of the Company contained in this Agreement, or contained in any certificate, schedule or document delivered pursuant to this Agreement or in connection with any of the Transactions, shall survive the Effective Time.

Section 9.4 Entire Agreement. This Agreement, the Confidentiality Agreement, the exhibits and schedules to this Agreement and the Company Disclosure Schedule constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. Without limiting the generality of the foregoing: (a) Parent, Merger Sub and OP Merger Sub acknowledge and agree that the Company has not made and is not making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 4 (including the Company Disclosure Schedule), that they are not relying and have not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 4 (including the Company Disclosure Schedule), and that no employee, agent, advisor or other representative of the Company has made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement; (b) without limiting the foregoing, Parent, Merger Sub and OP Merger Sub acknowledge and agree that neither the Company nor any of its representatives has made any representation or warranty, whether express or implied, as to the accuracy or completeness of any information regarding the Company or its Affiliates furnished or made available to Parent, Merger Sub or OP Merger Sub and its representatives except as expressly set forth in this Agreement, and neither the Company nor any other Person shall be subject to any liability to Parent, Merger Sub or OP Merger Sub or any other Person resulting from the Company’s making available to Parent, Merger Sub or OP Merger Sub, their respective use of such information, or any information, documents or material made available to Parent, Merger Sub or OP Merger Sub in any due diligence materials provided to Parent, Merger Sub or OP Merger Sub, including in the “data room,” management presentations (formal or informal) or in any other form in connection with the Transactions; (c) without limiting the foregoing, Parent, Merger Sub and OP Merger Sub acknowledge and agree that the Company has not made and is not making any representations or warranties whatsoever regarding any forecasts, projections, estimates or budgets discussed with, delivered to or made available to Parent, or otherwise regarding the future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company or the future business and operations of the Company; and (d) the Company acknowledges and agrees that the Parent Parties have not made and are not making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 5, that it is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 5, and that no representative of Parent, Merger Sub or OP Merger Sub has made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement.

Section 9.5 Applicable Law; Jurisdiction. This agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Maryland applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. Each of the Parties hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the Circuit Court for Baltimore City (Maryland), Business and Technology Case Management Program (the “Maryland Court”) for any litigation arising out of this Agreement and the Transactions (and agree not to commence any litigation relating thereto except in such court), waive any objection to the laying of venue of any such litigation in the Maryland Court and agree not to plead or claim in the Maryland Court that such litigation brought therein has been brought in any inconvenient forum. Each of the Parties hereby irrevocably and unconditionally agrees to request and/or consent to the assignment of any such proceeding to the Maryland Court’s Business and Technology Case Management Program. Nothing in this Agreement shall limit or affect the rights of any Party to pursue appeals from any judgments or order of the Maryland Court as provided by Law. Each of the Parties agrees, (a) to the extent such Party is not otherwise subject to service of process in the State of Maryland, to appoint and maintain an agent in the State of Maryland as such Party’s agent for acceptance of legal process, and (b) that service of process may also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such Party personally within the State of Maryland.

Section 9.6 Assignability; Parties in Interest. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by any party without the express written consent of the other parties hereto, and any attempt to make any such assignment without such consent shall be null and void. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for the provisions of Article 3 concerning payment of the Merger Consideration, Section 6.8, Section 6.12(e) and Section 8.2, which provisions shall inure to the benefit of the Persons or entities benefiting therefrom who shall be third-party beneficiaries thereof and who may enforce the covenants contained therein; provided, however, that, prior to the Effective Time, the rights and remedies conferred on the Company’s equity holders pursuant to Article 3 concerning payment of the Merger Consideration may only be enforced by the Company acting on the behalf of the Company’s equity holders (including holders of Company Compensatory Awards).

Section 9.7 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date delivered or sent if delivered in person or sent by facsimile transmission or email (provided no automated notice of delivery failure is received by the sender), (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, or (c) on the next Business Day if transmitted by nationally recognized overnight courier, in each case as follows:

if to Parent, Merger Sub, OP Merger Sub, the Surviving Company or Surviving Partnership, to:

Wheeler Real Estate Investment Trust, Inc.

2529 Virginia Beach Boulevard

Virginia Beach, Virginia 23452

Attention: M. Andrew Franklin

Facsimile: 757-627-9081

E-mail: afranklin@whlr.com

with a copy to (which shall not constitute notice) to:

Alston & Bird LLP

950 F Street NW

Washington, DC 20004

Attention: David E. Brown, Jr.

Facsimile: 202-654-4945

E-mail: david.brown@alston.com

if to the Company or Operating Partnership (prior to the Merger), to:

Cedar Realty Trust, Inc.

928 Carmans Road

Massapequa, New York 11758

Attention: Bruce J. Schanzer

Facsimile: 516-883-5975

E-mail: bschanzer@cdrrt.com

with a copy to (which shall not constitute notice) to:

Goodwin Procter LLP

620 8th Avenue

New York, New York 10018

Attention: Yoel Kranz

Facsimile: 617-649-1471

E-mail: ykranz@goodwinlaw.com

Section 9.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Section 9.9 Counterparts. This Agreement may be executed and delivered (including by facsimile or other form of electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 9.10 Parent Guarantee. Parent shall cause Merger Sub and OP Merger Sub to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub and OP Merger Sub in accordance with the terms of this Agreement, the Merger, and the other Transactions. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and payment by Merger Sub and OP Merger Sub of each of the covenants, obligations and undertakings required to be performed by Merger Sub and OP Merger Sub under this Agreement and the Transactions, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub and OP Merger Sub shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against any or all of Parent, Merger Sub and OP Merger Sub in the first instance. As applicable, references in this Section 9.10 to “OP Merger Sub” shall also include the Surviving Partnership following the Partnership Merger Effective Time, and references in this Section 9.10 to “Merger Sub” shall also include the Surviving Company following the Effective Time.

Section 9.11 Specific Performance. Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable harm would occur and the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the valid and effective termination of this Agreement in accordance with Article 8, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity. Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to seek specific performance to cause Parent and Merger Sub to consummate the Mergers and the Closing and to make the payments contemplated by this Agreement unless (A) the conditions to Closing set forth in Section 7.1 and Section 7.2 have been satisfied or waived (other than those conditions that, by their terms, are to be satisfied at the Closing; provided, that those conditions are then capable of being satisfied at the Closing), and (B) the Company has confirmed by written notice that the Company is ready, willing and able to consummate the Mergers on the date of such written notice. In any Legal Proceeding seeking monetary damages against a party or to compel a party to specifically perform its obligations hereunder, the non-prevailing party in such Legal Proceeding (after a final, non-appealable judgment of a court of competent jurisdiction) shall promptly reimburse the prevailing party its costs and expenses (including reasonable attorneys’ fees and disbursements) in connection with such Legal Proceeding.

Section 9.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.13 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) All references in this Agreement to any statute shall be deemed to include all rules, regulations and interpretations promulgated thereunder.

(e) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement.

(f) All references in this Agreement to “$” are intended to refer to U.S. dollars.

Section 9.14 Financing Provisions. The Company hereby (a) agree that any legal action, whether in Law or in equity, whether in contract or in tort or otherwise, involving the Financing Entities, arising out of or relating to, this Agreement, the Financing or any of the agreements (including the Commitment Letter) entered into in connection with the Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, and any appellate court thereof, and each party hereto irrevocably submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such court, and agrees not to bring or support any such legal action against any Financing Entity in any forum other than such courts, (b) agrees that any such legal action shall be governed by the Laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the Laws of another state), except as otherwise provided in any agreement relating to the Financing, (c) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable Law trial by jury in any such legal action brought against the Financing Entities in any way arising out of or relating to, this Agreement, the Financing or any of the agreements (including the Commitment Letter) entered into in connection with the Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (d) agrees that none of the Financing Entities shall have any liability to the Company, the Company Subsidiaries and each of their respective Affiliates relating to or arising out of this Agreement, the Financing or any of the agreements (including the Commitment Letter) entered into in connection with the Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder (subject to the last sentence of this Section 9.14), and (e) agrees that the Financing Entities are express third party beneficiaries of, and may enforce, any of the provisions of this Section 9.14 and that this Section 9.14 may not be amended without the written consent of the Financing Entities. Notwithstanding the foregoing, nothing in this Section 9.14 shall in any way limit or modify the rights and obligations of Parent under this Agreement, or any Financing Entity’s obligations to Parent under the Commitment Letter.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President and Chief Executive Officer

CEDAR REALTY TRUST PARTNERSHIP, L.P.

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President and Chief Executive Officer

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: Chief Executive Officer

WHLR MERGER SUB INC.

By:	/s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: President

WHLR OP MERGER SUB LLC

By: WHLR Merger Sub Inc., its sole member

By:	/s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: President

FIRST AMENDMENT TO MERGER AGREEMENT

This FIRST AMENDMENT TO MERGER AGREEMENT (this “Amendment”), dated as of April 19, 2022, is entered into by and among Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (“Parent”), WHLR Merger Sub Inc., a Maryland corporation and a wholly owned subsidiary of Parent (“Merger Sub”), WHLR OP Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Merger Sub (“OP Merger Sub”, and together with Parent and Merger Sub, the “Parent Parties”), Cedar Realty Trust, Inc., a Maryland corporation (the “Company”), and Cedar Realty Trust Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”, and together with the Company, the “Company Parties”). Each entity listed above is referred to as a “Party” and collectively the “Parties”.

RECITALS

A. The Parties entered into that certain Agreement and Plan of Merger, dated as of March 2, 2022 (the “Merger Agreement”), pursuant to which the Parent Parties intend to acquire the Company Parties by means of the mergers described therein.

B. All initially capitalized terms used in this Amendment not expressly defined in this Amendment shall have the meanings ascribed to them in the Merger Agreement.

C. The Parties wish to amend certain provisions of the Merger Agreement as set forth herein.

For and in consideration of the promises contained herein and other good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, the Parties acknowledge and agree as follows with respect to the Merger Agreement:

1. Amendment. Section 2.4(a) of the Merger Agreement is hereby deleted and replaced with the following:

“(a) From and after the Effective Time, the charter of the Company, as in effect immediately prior to the Effective Time, shall be the charter of the Surviving Company until thereafter amended as provided therein or by applicable Law. The bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Company until thereafter amended as provided therein or by applicable Law.”

2. Merger Agreement Still in Force. Notwithstanding any other provision of this Amendment, or any claim of any Party or any other Person or entity to the contrary, all of the terms and conditions of the Merger Agreement not specifically modified by Section 1 above of this Amendment are in full force and effect; provided, that all references to “this Agreement” in the Merger Agreement (including all exhibits and schedules attached thereto) shall be deemed to refer to the Merger Agreement as amended hereby. Except as specifically amended hereby, the Merger Agreement shall remain unchanged and shall continue in full force and effect in accordance with the provisions thereof, all of which are ratified and affirmed in all respects. In the case of any conflict between the Merger Agreement and this Amendment, this Amendment shall control.

3. Advice from Independent Counsel/Voluntary Agreement. Each of the Parties represents that it has retained or had the opportunity to retain legal counsel of its choice regarding this Amendment, it is fully aware of and understands the effect of and the terms and conditions contained herein, and it has voluntarily and without coercion or duress of any kind entered into this Amendment.

4. Miscellaneous. Each Party represents and warrants that it has the full authority and legal power to enter into and deliver this Amendment. This Amendment may only be amended in writing signed by the Parties. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Copies of originals, including copies delivered by facsimile, .pdf or other electronic means, shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Amendment. Signatures executed electronically using DocuSign or similar signature software shall be regarded as original signatures for all purposes hereunder. The headings in this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Should any provisions of this Amendment require judicial interpretation, it is expressly acknowledged and agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Party hereto by reason of the rule of construction that a document is to be construed more strictly against the Party who itself or through its counsel or agent prepared the same, it being expressly acknowledged and agreed that both Parties hereto have participated in the preparation of this Amendment.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Parties have each executed this Amendment as of the date appearing on the first page of this Amendment.

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President and Chief Executive Officer

CEDAR REALTY TRUST PARTNERSHIP, L.P.

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President and Chief Executive Officer

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: Chief Executive Officer

WHLR MERGER SUB INC.

By:	/s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: President

WHLR OP MERGER SUB LLC

By: WHLR Merger Sub Inc., its sole member

By:	/s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: President

[Signature Page to First Amendment to Merger Agreement]

Annex C

[Letterhead of Jones Lang LaSalle Securities, LLC]

March 2, 2022

The Board of Directors

Cedar Realty Trust, Inc.

928 Carmans Road

Massapequa, New York 11758

Members of the Board of Directors:

We understand that Cedar Realty Trust, Inc., a Maryland corporation (the “Company”), proposes to enter into definitive agreements providing for the sale of the Company and substantially all of its assets in a series of related transactions. Specifically, we understand that the Company proposes to enter into an Asset Purchase and Sale Agreement, dated March 2, 2022 (the “Asset Purchase and Sale Agreement”), by and among the Company, DRA Fund X-B LLC and KPR Centers LLC (collectively, “DRA-KPR”), DRA Growth and Income Master Fund X-B, LLC (“DRA”) and certain seller parties named therein (collectively, with the Company, the “Seller Parties”), pursuant to which DRA-KPR will purchase certain properties from the Seller Parties (the “DRA-KPR Asset Sale”) for a total purchase price of $840,000,000 (the “DRA-KPR Asset Purchase Price”). We further understand that prior to the consummation of the DRA-KPR Asset Sale, the Company anticipates entering into certain asset purchase and sale agreements with certain third parties (together with the Asset Purchase and Sale Agreement, the “Asset Purchase Agreements”) pursuant to which such third parties will purchase certain development properties (the “Development Properties”) from the Seller Parties (together with the DRA-KPR Asset Sale, the “Asset Sales”) for an aggregate purchase price of $80,500,000 (cumulatively with the DRA-KPR Asset Purchase Price, the “Asset Purchase Price”). Pursuant to the Asset Purchase and Sale Agreement, if any of the Development Properties are not sold to third parties prior to the closing of the DRA-KPR Asset Sale, the Asset Purchase Price shall be increased by the applicable amount, such that the Asset Purchase Price will remain constant, and such property or properties will be acquired by DRA-KPR. We also understand that the Asset Purchase Price is subject to certain adjustments pursuant to the Asset Purchase and Sale Agreement. We express no opinion on the impact or quantum of any such adjustment.

We further understand that concurrently with the Asset Purchase and Sale Agreement, the Company proposes to enter into an Agreement and Plan of Merger, dated as of March 2, 2022 (the “Merger Agreement”), by and among Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (“Parent”), WHLR Merger Sub Inc., a Maryland corporation and a wholly owned subsidiary of Parent (“Merger Sub”), WHLR OP Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Merger Sub (“OP Merger Sub”), the Company and Cedar Realty Trust Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”). Pursuant to the terms of the Merger Agreement, OP Merger Sub will merge with and into the Operating Partnership, with the Operating Partnership being the surviving entity (the “Partnership Merger”) and Merger Sub will then merge with and into the Company, with the Company being the surviving entity immediately following the consummation of the Partnership Merger (together with the Partnership Merger, the “Mergers”). The closings or series of closings contemplated by the Asset Purchase Agreements are a condition to the consummation of the Mergers. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

We further understand that the aggregate consideration with respect to the transactions described above to be received by holders of the Company’s common stock, par value $0.06 per share (the “Company Common Stock”) and holders of common units of the Operating Partnership (the “OP Units”) will consist of the following:

A. Pursuant to the terms of the Merger Agreement, the Company will pay to the holders of the Company Common Stock and holders of OP Units the net proceeds available for distribution from the Asset Sales (the “Closing Dividend Amount”) pursuant to one or more special dividends (collectively, the

The Board of Directors

Jones Lang LaSalle Securities, LLC

March 2, 2022

“Closing Dividend”) that the Company will declare payable to holders of the Company Common Stock and holders of OP Units on or before the close of business on the day immediately prior to the consummation of the Mergers. We understand that the Closing Dividend Amount is subject to certain adjustments pursuant to the terms of the Merger Agreement. We express no opinion on the impact or quantum of any such adjustment; and

B. Pursuant to the terms of the Merger Agreement, each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically canceled and converted into the right to receive an amount of cash equal to the quotient (rounded to the nearest cent) obtained by dividing (x) $130,000,000 by (y) the sum of (A) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus (B) the aggregate number of OP Units outstanding and held by Persons other than the Company immediately prior to the Effective Time per share of Company Common Stock, without interest (the “Merger Consideration” and together with the Closing Dividend Amount, the “Consideration”).

The transactions contemplated by the Asset Purchase Agreement and the Merger Agreement, including the distribution to holders of the Company Common Stock and OP Units of the Closing Dividend and Merger Consideration, are referred to collectively herein as the “Transaction”.

You have asked for our opinion, as of the date hereof, as to the fairness from a financial point of view to the holders of the Company Common Stock (other than shares of Company Common Stock held by any direct or indirect wholly owned subsidiary of Parent, Merger Sub or any wholly owned subsidiary of the Company immediately prior to the Effective Time) of the Consideration to be paid to such holders in the Transaction.

For purposes of the opinion set forth herein, we have:

(i)

reviewed documentation provided by the management of the Company, including historical audited financial statements and certain internal financial statements and other operating data concerning the Company prepared by the management of the Company;

(ii)

analyzed certain financial forecasts prepared by the management of the Company, which forecasts the Company has represented to us are consistent with the best judgments of the Company’s management as to the future financial performance of the Company and are the best currently available forecasts with respect to such future financial performance of the Company, including the Company’s corporate model;

(iii)	reviewed documents filed by the Company with the Securities and Exchange Commission and other publicly available business and financial information, including research analyst reports;

(iv)	reviewed rent rolls and Argus files of the Company’s properties that were presented to us by the management of the Company;

(v)	discussed the past and current operations, capitalization and financial condition and the prospects of the Company with senior executives of the Company;

(vi)

reviewed the financial terms, to the extent publicly available, of certain publicly traded shopping center and other retail real estate investment trusts that we considered to be generally relevant and comparable to the Company;

(vii)	reviewed third-party research on the retail real estate sector from reputable sources;

The Board of Directors

Jones Lang LaSalle Securities, LLC

March 2, 2022

(viii)	reviewed the financial terms, to the extent publicly available, of certain transactions that we considered to be relevant;

(ix)

reviewed a draft of the Asset Purchase and Sale Agreement, dated March 2, 2022, a draft of the Merger Agreement, dated March 2, 2022, and other definitive documentation related to the Transaction, that were presented to us by the management of the Company;

(x)	compared the operating performance of the Company with that of certain other publicly traded companies that we considered to be generally relevant;

(xi)	analyzed precedent portfolio and single-asset retail transactions as deemed relevant; and

(x)	performed such other analyses, studies and investigations, and considered such other factors, as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information provided to, reviewed by or discussed with us (including information that is available from generally recognized public sources) for the purposes of this opinion. With respect to the financial projections provided to us, with your consent, we have assumed that they have been reasonably prepared and are consistent with the best currently available estimates and judgments of senior management of the Company as to the future financial performance of the Company and the other matters covered thereby. We assume no responsibility for and express no view as to such forecasts or any other forward-looking information or the assumptions on which they are based, and we have relied upon the assurances of the senior management of the Company that they are unaware of any facts that would make the information provided to or reviewed by us incomplete or misleading. In rendering our opinion, we express no view as to the reasonableness of such forward-looking information or any estimate, judgment or assumption on which it is based. We have not performed any independent valuation or appraisal of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company or its subsidiaries nor have we been furnished with any such valuations or appraisals. In particular, we do not express any opinion as to the value of any asset or liability of the Company or any of its subsidiaries, whether at current market prices or in the future. We have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company. In arriving at our opinion, we have not taken into account any litigation that is pending or may be brought against the Company or any of its affiliates or representatives. In addition, we have not evaluated the solvency of any party to the Asset Purchase Agreements or the Merger Agreement under any state or federal laws or rules, regulations, guidelines or principles relating to bankruptcy, insolvency or similar matters.

For purposes of rendering our opinion, we have assumed that there has not occurred any material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or any of its subsidiaries since the respective dates on which the most recent financial statements or other information, financial or otherwise, relating to the Company or any of its subsidiaries, were made available to us. We have also assumed, with your consent, that the final executed Asset Purchase and Sale Agreement and Merger Agreement will not differ in any material respect from the draft Asset Purchase and Sale Agreement and Merger Agreement reviewed by us, that the representations and warranties of each party set forth in the Asset Purchase and Sale Agreement and Merger Agreement are true and correct, that each party to the Asset Purchase and Sale Agreement and Merger Agreement will perform all of the covenants and agreements required to be performed by it thereunder and that all conditions to the Transaction set forth in the Asset Purchase and Sale Agreement and Merger Agreement will be timely satisfied and not modified or waived and that the Transaction will be consummated in accordance with the terms set forth in the Asset Purchase and Sale Agreement and Merger Agreement without modification, waiver or delay, except, in each case, as would not be material to our analyses.

The Board of Directors

Jones Lang LaSalle Securities, LLC

March 2, 2022

We have assumed that the Asset Sales will be consummated, prior to the consummation of the Mergers. We have also assumed that, prior to the consummation of the Mergers, the proceeds from the Asset Sales will be used to pay the holders of the Company Common Stock and holders of OP Units the Closing Dividend Amount. In addition, we have assumed, with your consent, that any governmental, regulatory or third-party consents, approvals or agreements necessary for the consummation of the Transaction will be obtained without any imposition of a delay, limitation, restriction or condition that would, in any respect material to our analyses, have an adverse effect on the Company or the contemplated benefits of the Transaction. In addition, we are not legal, accounting, regulatory or tax experts and with your consent we have relied, without independent verification, on the assessment of the Company and its advisors with respect to such matters. We do not express any opinion as to the transaction expenses incurred by the Company in the Transaction. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that, although subsequent developments may affect this opinion and the assumptions used in preparing it, we do not have any obligation to update, revise or reaffirm this opinion. We do not express any view or opinion as to the price at which any share of Company Common Stock or any other security may trade at any time, including subsequent to the date of our opinion. The credit, financial and stock markets as well as the industries in which the Company operates have experienced and continue to experience volatility and we express no opinion or view as to any potential effects of such volatility on the Company or the Transaction.

Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Common Stock (other than shares of Company Common Stock held by any direct or indirect wholly owned subsidiary of Parent, Merger Sub or any wholly owned subsidiary of the Company immediately prior to the Effective Time) of the Consideration to be paid to such holders in the Transaction, and we do not express any view as to the fairness of the Transaction to, or any consideration of, the holders of any other class of securities of the Company, including the holders of Series B Preferred Stock and Series C Preferred Stock of the Company, creditors or other constituencies of the Company or its subsidiaries or any other term of the proposed Transaction or the other matters contemplated by the Asset Purchase and Sale Agreement and Merger Agreement. We have not been asked to, nor do we, offer any opinion as to any other term or aspect of the Asset Purchase and Sale Agreement and Merger Agreement, or any other agreement or instrument contemplated by or entered into in connection with the Transaction or the form or structure of the Asset Purchase and Sale Agreement and Merger Agreement, or the likely timeframe in which the Transaction will be consummated. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the Transaction, or any class of such persons, relative to the Consideration to be received by the holders of Company Common Stock in the Transaction or with respect to the fairness of any such compensation. We do not express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Asset Purchase and Sale Agreement and Merger Agreement nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand the Company has received such advice as it deems necessary from qualified professionals, and which advice we have relied upon in rendering our opinion. We express no view or opinion as to the financing of the Transaction or the terms or conditions upon which it is obtained. Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction, as compared to any strategic alternatives that may be available to the Company.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We have not acted as financial advisor to any party with regard to the Transaction other than the Board of Directors of the Company. We will receive a fee for our services as financial advisor to the Board of Directors of the Company in connection with the Transaction, payable upon the rendering of this opinion, no portion of which is contingent upon the completion of the Transaction. No part of our fee is conditioned upon the

The Board of Directors

Jones Lang LaSalle Securities, LLC

March 2, 2022

conclusion expressed in this opinion. In addition, the Company has agreed to reimburse certain of our expenses and indemnify us for liabilities relating to or arising out of our engagement.

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. During the two years preceding the date of this opinion our capital markets affiliates have engaged in financial and real estate advisory relationships with the Company and its affiliates for which we and such affiliates have received fees in connection with such services. Such relationships have included (i) acting as investment sales advisors on behalf of the Company in connection with a sale of assets in December 2021 and May 2021, (ii) acting as financing advisors to the Company in connection with the financing of a property in May 2021, (iii) acting as advisor on behalf of the Company in connection with securing a joint venture equity partner in May 2021. During the two years preceding the date of this opinion, we have not been engaged to provide financial advisory or other services to Parent. During the two years preceding the date of this opinion we and our affiliates have engaged in financial and real estate advisory relationships with affiliates of DRA, for which we and our affiliates have received customary fees in connection with such services. Such relationships have included (i) acting as investment sales advisors on behalf of affiliates of DRA in connection with eight separate sales of assets between September 2020 and October 2021, and (ii) acting as financing advisors to affiliates of DRA in connection with the financing of a property in December 2021. We and our affiliates may in the future provide, financial advice and services to the Company, Parent, DRA, their affiliates, or any other party that may be involved in the Transaction for which we and our affiliates would expect to receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, DRA or any of their respective affiliates, or any other party that may be involved in the Transaction.

Our opinion expressed herein is provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with its consideration of the Transaction and does not constitute a recommendation as to whether the Board of Directors of the Company should recommend or proceed with the Transaction, nor does it constitute a recommendation to any holder of Company Common Stock as to how such holder should vote or act with respect to the Transaction or any matter related thereto. This opinion has been approved by the Fairness Committee of Jones Lang LaSalle Securities, LLC in accordance with our customary practice.

Based upon and subject to the foregoing and such other matters as we consider relevant, we are of the opinion that, as of the date hereof, the Consideration to be paid to the holders of Company Common Stock (other than shares of Company Common Stock held by any direct or indirect wholly owned subsidiary of Parent, Merger Sub or any wholly owned subsidiary of the Company immediately prior to the Effective Time) in the Transaction is fair, from a financial point of view, to such holders.

Very truly yours,

JONES LANG LASALLE SECURITIES, LLC

CEDAR REALTY TRUST, INC. 928 CARMANS ROAD MASSAPEQUA, NEW YORK 11758

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 26, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CDR2022SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 26, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
[ ]	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CEDAR REALTY TRUST, INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1, 2 AND 3.

			For	Against	Abstain

1. To approve the sale of the Company and substantially all of its assets, including the Grocery-Anchored Portfolio Sale and the Mergers (the “Transactions”).			☐	☐	☐

2.  To approve, on a non-binding advisory basis, the compensation to be paid or that may become payable by the Company to its named executive officers that is based on or otherwise relates to the Transactions.

			☐	☐	☐

3. To approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if we have not obtained sufficient affirmative stockholder votes to approve the Transactions.			☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Meeting and Proxy Statement are available at www.cedarrealtytrust.com.

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[                ]

CEDAR REALTY TRUST, INC.

Special Meeting of Stockholders to be held on May 27, 2022

This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of CEDAR REALTY TRUST, INC., a Maryland corporation, hereby appoints Bruce J. Schanzer and Jennifer Bitterman, and each of them the proxies of the undersigned, with the full power of substitution to vote at the Special Meeting of the Company to be held virtually via live audio webcast at www.virtualshareholdermeeting.com/CDR2022SM, on May 27, 2022, at 10:00 a.m. Eastern Time, and at any adjournment or adjournments thereof, with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the accompanying proxy statement for the Special Meeting and instructs the proxies to vote as directed on the reverse side.

This proxy, when properly signed, will be voted in the manner directed. If no specification is made, this proxy will be voted “FOR” Proposals 1, 2 and 3. Continued and to be signed on reverse side